As filed with the Securities and Exchange Commission on August 2, 1999

                                                     Registration No. 333-81125
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         EVERTRUST FINANCIAL GROUP, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


         Washington                         6036                  91-1613658
-------------------------------      ------------------      -------------------
(State or other jurisdiction of      (Primary SICC No.)       (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                          2707 Colby Avenue, Suite 600
                            Everett, Washington 98201
                                 (425) 258-3645
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)


     John F. Breyer, Jr., Esquire              Beth A. Freedman, Esquire
        BREYER & ASSOCIATES PC              SILVER, FREEDMAN & TAFF, L.L.P.
            Suite 700 East                          Suite 700 East
      1100 New York Avenue, N.W.              1100 New York Avenue, N.W.
        Washington, D.C. 20005                  Washington, D.C. 20005
            (202) 737-7900                         (202) 414-6100
     ----------------------------           -------------------------------
                     (Name and address of agent for service)


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


=======================================================================================================
                                     Calculation of Registration Fee
=======================================================================================================
                                    Proposed Maximum   Proposed   Proposed Maximum
Title of Each Class of Securities   Amount Being       Offering   Aggregate Offering   Amount of
Being Registered                    Registered(1)      Price(1)   Price(1)             Registration Fee
-------------------------------------------------------------------------------------------------------
Common Stock, No Par Value          8,986,250        $10.00       $89,862,500           $24,982(1)
Participation interests                77,408            --                --(2)             --(3)
=======================================================================================================

(1) Previously paid. Estimated solely for purposes of calculating the registration fee. Includes shares to be issued to The EverTrust Foundation. As described in the Prospectus, the actual number of shares to be issued and sold are subject to adjustment based upon the estimated pro forma market value of the registrant and market and financial conditions.

(2) In addition, this registration statement also covers an undeterminate amount of interest to be offered or sold pursuant to the Everett Mutual Bank 401(k) Savings Plan.

(3) The securities of EverTrust Financial Group, Inc. to be purchased by the Everett Mutual Bank 401(k) Savings Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.


     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

          Cross Reference Sheet showing the location in the Prospectus of the Items of Form S-1


 1.  Forepart of the Registration    Forepart of the Registration Statement;
     Statement and Outside Front     Outside Front Cover Page
     Cover of Prospectus

 2.  Inside Front and Outside Back   Inside Front Cover Page; Outside Back
     Cover Pages of Prospectus       Cover Page

 3.  Summary Information, Risk       Summary; Risk Factors
     Factors and Ratio of Earnings
     to Fixed Charges

 4.  Use of Proceeds                 How EverTrust Financial Group, Inc. Intends
                                     to Use the Conversion Offering Proceeds;
                                     Capitalization

 5.  Determination of Offering       Market for EverTrust Financial Group,
     Price                           Inc.'s Common Stock

 6.  Dilution                        *

 7.  Selling Security Holders        *

 8.  Plan of Distribution            Mutual Bancshares' Conversion

 9.  Description of Securities to    Description of Capital Stock of EverTrust
     be Registered                   Financial Group, Inc.

10.  Interests of Named Experts      Legal and Tax Opinions; Experts
     and Counsel

11.  Information with Respect to
     the Registrant

     (a) Description of Business     Business of Mutual Bancshares

     (b) Description of Property     Business of the Mutual Bancshares --
                                     Properties

     (c) Legal Proceedings           Business of the Mutual Bancshares -- Legal
                                     Proceedings

     (d) Market Price of and         Outside Front Cover Page; Market for
         Dividends on the            EverTrust Financial Inc.'s Common Stock;
         Registrant's Common         EverTrust Financial Group, Inc.'s Dividend
         Equity and Related          Policy
         Stockholder Matters

     (e) Financial Statements        Consolidated Financial Statements;
                                     Pro Forma Data

     (f) Selected Financial Data     Selected Consolidated Financial Information

     (g) Supplementary Financial     *
         Information

     (h) Management's Discussion     Management's Discussion and Analysis
         and Analysis of Financial   of Financial Condition and Results of
         Condition and Results of    Operations
         Operations

     (i) Changes in and              *
         Disagreements with
         Accountants on Accounting
         and Financial Disclosure

     (j) Directors and Executive     Management of EverTrust Financial Group,
         Officers                    Inc.; Management of Everett Mutual Bank

     (k) Executive Compensation      Management of EverTrust Financial Group,
                                     Inc.; Management of Everett Mutual Bank --
                                     Benefits -- Executive Compensation

     (l) Security Ownership of       *
         Certain Beneficial Owners
         and Management

     (m) Certain Relationships and   Management of Everett Mutual Bank -- Loans
         Related Transactions        and Other Transactions with Officers and
                                     Directors

12.  Disclosure of Commission        Part II - Item 17
     Position on Indemnification
     for Securities Act Liabilities

----------
* Item is omitted because answer is negative or item inapplicable.

                                  Interests in

                         EVERTRUST FINANCIAL GROUP, INC.
            401(k) Employee Savings and Profit Sharing Plan and Trust

                                       and
                          Offering of 77,408 Shares of

                         EVERTRUST FINANCIAL GROUP, INC.
                                  Common Stock


                                   ----------


       In connection with Everett Mutual Bank and EverTrust Financial Group, Inc.'s conversion and the simultaneous offering of EverTrust common stock, EverTrust has amended the Everett Mutual Bank 401(k) Employee Savings Profit Sharing Plan and Trust (hereinafter referred to as the 401(k) Plan with regard to the 401(k) portion of the plan) to permit participants to direct the trustee of the 401(k) Plan to invest their 401(k) Plan accounts in the common stock of EverTrust through the EverTrust Financial Group, Inc. Common Stock Fund subject to the terms and provisions of the 401(k) Plan, effective on and after September 1, 1999. Based upon the value of the 401(k) Plan assets at April 30, 1999, the trustee of the 401(k) Plan could purchase up to 77,408 shares of the common stock (assuming a purchase price of $10.00 per share). This prospectus supplement relates to the initial election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest a portion of their 401(k) Plan accounts in the Common Stock Fund at the time of the conversion. All references to common stock refer to EverTrust common stock.

       The prospectus dated [___________], 1999, of EverTrust, which we have attached to this prospectus supplement, includes detailed information regarding the conversion, the common stock and the financial condition, results of operations and business of EverTrust. This prospectus supplement provides you with information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

       Please refer to "Risk Factors" beginning on page [___] of the prospectus.


       The date of this Prospectus Supplement is August [___], 1999.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE WASHINGTON DEPARTMENT OF FINANCIAL INSTITUTIONS, THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR ANY OTHER STATE OR FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

       This prospectus supplement may be used only in connection with offers and sales by EverTrust of interests or shares of common stock pursuant to the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the 401(k) Plan.

       EverTrust has not authorized any person to give any information or to make any representations other than those contained in the prospectus or this prospectus supplement, and, if given or made, no one may rely on such information or representations as having been authorized by EverTrust or the 401(k) Plan. This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances create any implication that there has been no change in the affairs of EverTrust or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
THE OFFERING ...........................................................   1
     Securities Offered ................................................   1
     Election to Purchase EverTrust Financial Group, Inc.
           Common Stock in the Conversion ..............................   1
     Value of Participation Interests ..................................   2
     Method of Directing Transfer ......................................   2
     Time for Directing Transfer .......................................   2
     Irrevocability of Transfer Direction ..............................   2
     Direction to Purchase EverTrust Financial Group, Inc.
           Common Stock After the Conversion ...........................   2
     Purchase Price of EverTrust Financial Group, Inc. Common Stock ....   3
     Nature of a Participant's Interest in EverTrust
           Financial Group, Inc. Common Stock ..........................   3
     Voting and Tender Rights of EverTrust Financial Group, Inc.
           Common Stock ................................................   3

DESCRIPTION OF THE PLAN.................................................   4
     Introduction ......................................................   4
     Eligibility and Participation .....................................   4
     Contributions Under the Plan ......................................   5
     Limitations on Contributions ......................................   5
     Investment of Contributions .......................................   7
     Benefits Under the Plan ...........................................   9
     Withdrawals and Distributions from the Plan .......................   9
     Administration of the Plan ........................................  10
     Reports to Plan Participants ......................................  10
     Plan Administrator ................................................  10
     Amendment and Termination .........................................  10
     Merger, Consolidation or Transfer .................................  11
     Federal Income Tax Consequences ...................................  11
     ERISA and Other Qualification .....................................  13
     Restrictions on Resale ............................................  13
     Securities and Exchange Commission Reporting
          and Short-Swing Profit Liability .............................  14
     Financial Information Regarding Plan Assets .......................  15

LEGAL OPINIONS .........................................................  15

EVERTRUST FINANCIAL GROUP, INC. 401(k) PLAN FINANCIALS .................  16

INVESTMENT ELECTION FORM ...............................................  17

                                  THE OFFERING


Securities Offered

       The securities offered in connection with this prospectus supplement are participation interests in the 401(k) Plan. Assuming a purchase price of $10.00 per share, the trustee of the 401(k) Plan may acquire up to 77,408 shares of common stock for the Common Stock Fund known as the EverTrust Financial Group, Inc. Common Stock Fund. EverTrust, the holding company for Everett Mutual Bank, is the issuer of the common stock. Only eligible employees, previously eligible employees, alternate payees and beneficiaries of the preceding parties may participate in the Plan. The interests offered under this prospectus supplement are conditioned on the consummation of the conversion. Your investment in the Common Stock Fund in connection with the conversion is subject to priorities set forth in the plan of conversion of EverTrust.

       This prospectus supplement contains information regarding the 401(k) Plan. The attached prospectus contains information regarding the conversion and the financial condition, results of operations and business of EverTrust. You may contact EverTrust at the following address: EverTrust Financial Group, Inc., 2707 Colby Avenue, Suite 600, Everett, Washington 98201. The telephone number of EverTrust is (425) 258-3645.

Election to Purchase EverTrust Financial Group, Inc. Common Stock in the Conversion

       In connection with the conversion of Everett Mutual Bank, EverTrust has amended the 401(k) Plan to permit you to direct the trustee to transfer a portion of the funds which represent your beneficial interest in the assets of the 401(k) Plan to the Common Stock Fund. The trustee of the 401(k) Plan will subscribe for common stock offered for sale in connection with the conversion in accordance with each participant's timely direction. In the event the conversion offering is oversubscribed and some or all of your funds cannot be used to purchase common stock in the conversion offering, the trustee will reallocate the amount not invested in common stock on a proportionate basis to the other investment options you have selected. If you fail to direct the investment of your account, your account balance will remain in the other investment options of the 401(k) Plan.

       Your ability to invest in the Common Stock Fund is based on your status as an eligible account holder, supplemental eligible account holder or depositor of Commercial Bank of Everett. An eligible account holder is a depositor whose account totaled $50.00 or more on December 31, 1997. A supplemental eligible account holder is a depositor whose account totaled $50.00 or more on June 30, 1999. A depositor of Commercial Bank of Everett is a depositor who had $50.00 or more on deposit with Commercial Bank of Everett as of December 31, 1997. To the extent you fall into one of the subscription offering categories, you have subscription rights to purchase shares of common stock in the subscription offering and you may use funds in your 401(k) Plan account to pay for the common stock for which you subscribe.

Value of Participation Interests

       As of April 30, 1999, the market value of the assets of the 401(k) Plan equaled $3.3 million. The plan administrator informed each participant of the value of his or her beneficial interest in the 401(k) Plan as of April 30, 1999. The value of plan assets represents the past contributions to the 401(k) Plan by the participants of EverTrust, plus or minus earnings or losses on the contributions, less previous withdrawals plus forfeitures.

Method of Directing Transfer

       The last page of this prospectus supplement contains a form for you to direct a transfer to the Common Stock Fund, the investment election form. If you wish to conduct a transfer (in multiples of not less than 1%) of your beneficial interest in your available account balance of the 401(k) Plan to the Common Stock Fund, you should complete the investment election form. If you do not wish to make such an election at this time, you do not need to take any action.

Time for Directing Transfer

       The deadline for submitting a direction to transfer amounts to the Common Stock Fund in connection with the conversion is September [__], 1999. You must return the investment election form to Nancy Elliott in the Human Resources Department at 3:00 p.m. on this date.

Irrevocability of Transfer Direction

       Your 1999 direction to transfer amounts credited to such account in the 401(k) Plan to the Common Stock Fund cannot be changed after the deadline date.

Direction to Purchase EverTrust Financial Group, Inc. Common Stock After the Conversion

       After the conversion, you may direct the trustee of the 401(k) Plan to transfer a certain percentage (in multiples of not less than 1%) of the net value of your available account balance in the 410(k) Plan to the Common Stock Fund or to the other investment funds available under the 401(k) Plan. You may also direct the trustee of the 401(k) Plan to transfer a certain percentage of your available account balance in the Common Stock Fund to the trust fund and invest it in accordance with the terms of the 401(k) Plan. You may direct the trustee to invest future contributions made to the 401(k) Plan on your behalf in the Common Stock Fund. Following your initial election, you may change the allocation of your investments in the Common Stock Fund on the first day of any following calendar trimester by submitting an appropriate form to the plan administrator. You may obtain a form from the Human Resources Department of EverTrust. Special restrictions may apply to transfers directed by those participants who are officers, directors and principal shareholders of EverTrust who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934.

Purchase Price of EverTrust Financial Group, Inc. Common Stock

       The trustee will use the funds transferred to the Common Stock Fund to purchase shares of common stock in the conversion. The trustee will pay the same price for shares of common stock as all other persons who purchase shares of the common stock in the conversion.

       The trustee will acquire common stock after the conversion in open market transactions. The prices paid by the trustee for shares of the common stock will not exceed "adequate consideration" as defined in the Employee Retirement Income Security Act, most commonly referred to as "ERISA", the primary federal law governing retirement plans. The trustee will pay transaction fees associated with the purchase, sale or transfer of the common stock after the conversion.

Nature of a Participant's Interest in EverTrust Financial Group, Inc. Common
Stock

       The trustee will hold common stock in the name of the 401(k) Plan. The trustee will allocate shares of common stock acquired at your direction to your account under the 401(k) Plan. Therefore, earnings with respect to your account are not affected by the investment designations of other participants in the 401(k) Plan.

Voting And Tender Rights of EverTrust Financial Group, Inc. Common Stock

       The plan administrator generally will exercise voting rights attributable to all of the common stock held by the Common Stock Fund. With respect to matters involving tender offers for EverTrust, the plan administrator will vote shares allocated to participants in the 401(k) Plan, as directed by participants with interests in the Common Stock Fund. The trustee will allocate to you voting instruction rights reflecting your proportion interest in the Common Stock Fund. The number of shares of common stock held in the Common Stock Fund that the trustee votes in the affirmative and negative on each matter shall be proportionate to the number of voting instruction rights exercised in the affirmative and negative, respectively. For matters not involving a tender offer, the plan administrator will direct the vote of allocated shares and Participants will not have an opportunity to direct the voting of shares.

                             DESCRIPTION OF THE PLAN

I. Introduction

       Effective January 1, 1986, Everett Mutual Bank adopted the Mutual Bancshares 401(k) Employee Savings and Profit Sharing Plan & Trust. EverTrust intends for the 401(k) Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and ERISA. As a plan subject to ERISA, federal law provides you with various rights and protections as a plan participant. However, your benefits under the plan are not guaranteed and are not required to be guaranteed by the Pension Benefit Guaranty Corporation.

       EverTrust may amend the 401(k) Plan from time to time in the future to ensure continued compliance with all applicable laws. EverTrust may also amend the 401(k) Plan from time to time in the future to add, modify, or eliminate certain features of the plan, subject to applicable laws. Most recently, EverTrust amended the 401(k) Plan to include a common stock fund as an investment choice. The Common Stock Fund will consist of common stock of EverTrust and cash.

       APPLICABLE FEDERAL TAX LAW IMPOSES SUBSTANTIAL RESTRICTIONS ON YOUR ABILITY TO WITHDRAW AMOUNTS HELD UNDER THE 401(k) PLAN PRIOR TO YOUR TERMINATION OF EMPLOYMENT WITH EVERTRUST. FEDERAL LAW MAY ALSO IMPOSE AN EXCISE TAX ON WITHDRAWALS MADE FROM THE 401(k) PLAN PRIOR TO THE TIME YOU REACH AGE 59-1/2, REGARDLESS OF WHETHER THE WITHDRAWAL OCCURS DURING YOUR EMPLOYMENT WITH EVERTRUST OR AFTER TERMINATION OF YOUR EMPLOYMENT WITH EVERTRUST AND SUBSIDIARIES.

       Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. EverTrust qualifies these summaries in their entirety by the full text of the 401(k) Plan, which shall have priority. You may obtain copies of the 401(k) Plan document by sending a request to: Plan Administrator, Everett Mutual Bank, 2707 Colby Avenue, Suite 600, Everett, Washington, 98201. You should carefully read the full text of the 401(k) Plan document to understand your rights and obligations under the plan.

II. Eligibility and Participation

       Any employee of EverTrust may participate in the 401(k) Plan as of the first day of the month following completion of one "year of service" and attainment of age 21 with the exception of non-resident aliens and union employees, unless a collective bargaining agreement expressly provides for union participation. For purposes of the 401(k) Plan, you generally earn one "year of service" if you complete 1,000 hours of service with EverTrust within the applicable 12-consecutive-month computation period.

       As of June 30, 1999, approximately 75 out of 81 then eligible employees had elected to participate in the 401(k) Plan.

III. Contributions Under the Plan

       401(k) Plan Participant Contributions. The 401(k) Plan permits you to annually defer receipt of up to 10% of the compensation that EverTrust and/or its affiliates would otherwise pay to you. For purposes of calculating your deferrals, the 401(k) Plan considers compensation to include your total pay reportable on Internal Revenue Service Form W-2 (excluding bonuses and overtime) for purposes of income-tax withholding. However, by law, the 401(k) Plan may not consider more than $160,000 of compensation for purposes of determining deferrals for 1999. You may modify the rate of your future contributions to the plan, by filing a new deferral agreement with the plan administrator at least 15 days prior to the effective date of the modification. Modifications of your rate of deferral take effect at the beginning of each trimester, i.e., January 1, May 1 and September 1.

       EverTrust Contributions. EverTrust has discretion whether or not to make matching contributions for you under the 401(k) Plan. For 1998, EverTrust made matching contributions to the 401(k) Plan equal to $94,010.

IV. Limitations on Contributions

       Limitation on Employee Salary Deferral. Although the 401(k) Plan allows you to defer receipt of up to 15% of your compensation each year, federal law limits your total deferrals under the 401(k) Plan, and any similar plans to $10,000 for 1999. The Internal Revenue Service will periodically increase this annual deferral limitation. Contributions in excess of this limitation ("excess deferrals") will be included in an affected participant's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the 401(k) Plan to the participant, unless the excess deferral (together with any income allocable thereto) is distributed to the participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the participant in the taxable year in which the distribution is made.

       Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Internal Revenue Code, the 401(k) Plan provides that the total amount of contributions and forfeitures (annual additions) allocated to participants during any plan year may not exceed the lesser of 25% of the participant's compensation for the plan year, for 1999, or $30,000. The 401(k) Plan will also limit annual additions to the extent necessary to prevent the limitations set forth in the Internal Revenue Code for all of the qualified defined benefit plans and defined contribution plans maintained by EverTrust from being exceeded.

       Limitation on Plan Contributions for Highly Compensated Employees. Sections 401(k) and 401(m) of the Internal Revenue Code limit the amount of deferred compensation that may be made to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation made by or on behalf of all other employees eligible to participate in the Plan. Specifically, the percentage of elective deferrals made on behalf of a Participant who is a Highly Compensated Employee shall be limited so that the Average Actual Deferral Percentage for the group of such Highly Compensated Employees for the Plan Year does not exceed the greater of (i) the Average Actual Deferral Percentage for the group of eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or (ii) the Average Actual Deferral Percentage for the group of eligible Employees who are Non-Highly Compensated Employees for the Plan Year, multiplied by two (2); provided that the difference in the Average Actual Deferral Percentage for eligible Non-Highly Compensated Employees does not exceed 2%. Use of this alternative limitation shall be subject to the provisions of Income Tax Regulations Section 1.401(m)-2 regarding the multiple use of the alternative deferral test set forth in Sections 401(k) and 401(m) of the Internal Revenue Code.

       In general, a Highly Compensated Employee includes any employee who, (1) was a 5% owner of the Employer at any time during the year or preceding year; or
(2) had compensation for the preceding year in excess of $80,000 and, if the Employer so elects, was in the top 20% of employees by compensation for such year. The dollar amounts in the foregoing sentence are for 1998. Such amounts are adjusted annually to reflect increases in the cost of living.

       In order to prevent the disqualification of the Plan, any amount contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Employer will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate.

       Top-Heavy Plan Requirements. If for any Plan Year the Plan is a Top-Heavy Plan (as defined below), then (i) Everett Mutual Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined benefit plan maintained by EverTrust or its subsidiaries.

       In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year, the aggregate balance of the Accounts of participants who are Key Employees (as defined below) exceeds 60% of the aggregate balance of the Accounts of all participants. Key Employees generally include any employee who, at any time during the Plan Year or any of the four preceding Plan Years, is (1) an officer of EverTrust or its subsidiaries having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in EverTrust, (3) a 5% owner of EverTrust, (i.e., owns directly or indirectly more than 5% of the stock of EverTrust, or stock possessing more than 5% of the total combined voting power of all stock of EverTrust) or (4) a 1% owner of EverTrust having annual compensation in excess of $150,000. The dollar amounts in the foregoing sentence are for 1998.

V. Investment of Contributions

       All amounts credited to participants' accounts under the 401(k) Plan are held in trust. A trustee appointed by the board of directors of EverTrust administers the trust.

       As of June 30, 1999, the 401(k) Plan offers the following investment choices for your accounts under the plan:

          Aggressive. This fund is diversified among large U.S. stocks, international stocks, and stocks of smaller growth companies. It uses a multiple manager, multiple style approach to provide long-term growth. Approximately 99% of the fund is invested in stocks, with the remaining 1% invested in a money market fund.

          Moderate. This fund is designed to provide growth over time. While it is likely to produce good growth over the long term, it can produce moderate fluctuations in value in the short term. It uses a multiple manager, multiple style approach. Approximately 81% of the fund is invested in stocks, 18% in bonds, and 1% in a money market fund.

          Conservative. This fund is intended to provide growth and income over time by investing in stocks and bonds. It uses a multiple manager, multiple style approach to investing. Approximately 53% of the fund is invested in stocks, 46% in bonds, and 1% in a money market fund.

          Money Market. This fund is designed to provide maximum stability of principal and generate moderate current income. 100% of this fund is invested in a money market fund.

       In addition to these investment choices, the 401(k) Plan, as amended, will provide a Common Stock Fund as an additional investment alternative. The Common Stock Fund will invest in the common stock of EverTrust. As with the other investments choices, you may direct the trustee of the 401(k) Plan to invest a portion of your 401(k) Plan account balance in the Common Stock Fund. Such portion may not exceed the lesser of: 100% of your voluntary employee account or more than 25% of the fair market value of your combined vested account balance in the EverTrust 401(k) Plan.

       You may elect (in increments of 5%), to have both past and future contributions and additions to your 401(k) Plan accounts invested in the Common Stock Fund. Your election becomes effective as of the last day of each calendar trimester for which you make the election, provided you file written notice with the plan administrator at least 15 days in advance. The trustee will invest any amounts credited to your 401(k) Plan accounts for which you have not given investment directions in the money market account.

       A. Previous Funds.

       For the 1998, 1997, and 1996 Plan years, the investments returned the following annual percentages on investments:


                                      1998          1997           1996
                                      ----          ----           ----
       a.  Aggressive                 3.39%        17.18%         17.92%
       b.  Moderate                   5.14%        16.38%         15.72%
       c.  Conservative               6.71%        13.82%         11.81%
       d.  Money Market               4.97%         5.55%          5.05%


       B. The Common Stock Fund.

       The Common Stock Fund will consist of investments in the common stock of EverTrust made on and after the effective date of the conversion. After the conversion, the trustee of the 401(k) Plan will, to the extent practicable, use all amounts held by it in the Common Stock Fund, including cash dividends paid on the common stock held in the fund, to purchase shares of common stock of EverTrust. EverTrust anticipates that the trustee will make all purchases of common stock at prevailing market prices. Pending investment in common stock, the trustee will place cash held in the Common Stock Fund in the money market account.

       As of the date of this prospectus supplement, none of the shares of common stock have been issued or are outstanding and there is no established market for the common stock. Accordingly, there is no record of the historical performance of the Common Stock Fund. Performance of the Common Stock Fund will depend on a number of factors, including without limitation the financial condition and profitability of EverTrust and its subsidiaries and market conditions for the common stock generally.

       Investments in the Common Stock Fund may involve certain special risks in investments in the Common Stock of EverTrust. For a discussion of these risk factors, see "Risk Factors" in the prospectus.

VI. Benefits Under the Plan

       Vesting. At all times, you have a fully vested, nonforfeitable interest in your 401(k) account under the 401(k) Plan, subject to the Plan's vesting schedule.

VII. Withdrawals and Distributions from the Plan

       Withdrawals Prior to Termination of Employment. You may receive in-service distributions from the 401(k) Plan under limited circumstances in the form of hardship distributions and loans. You can apply for a loan from the 401(k) Plan by contacting the Human Resources Department of Everett Mutual Bank. All loans from the 401(k) Plan are repaid by payroll withholding. You cannot have more than one loan outstanding at a time. You can apply for a minimum loan of $1,000 and a maximum loan of the lesser of $50,000 or 50% of your total vested account balance, less the highest outstanding loan balance in the immediately preceding 12- month period. You may also be eligible for hardship withdrawals. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution pro rata from the investment funds in which you have invested your account balances. You may not receive more than one hardship withdrawal in any calendar year.

       Distribution Upon Retirement or Disability. Unless you have elected an optional form of benefit, the automatic form of benefit payable to you upon retirement or disability shall be a life annuity (for married participants, a qualified joint and survivor annuity). However, you may elect to receive a lump sum payment or installments from the 401(k) Plan.

       Distribution Upon Death. If you die prior to your benefits being paid from the 401(k) Plan, your benefits will be paid to your surviving spouse or beneficiary under one or more of the forms available under the 401(k) Plan.

       Distribution Upon Termination for any Other Reason. If you terminate employment for any reason other than retirement, disability or death and your account balances exceeds $5,000, the trustee will make your distribution on your normal retirement date, unless you request otherwise. If your account balances do not exceed $5,000, the trustee will generally distribute your benefits to you as soon as administratively practicable in a lump sum following termination of employment.

       Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

Administration of the Plan

       The trustee with respect to the Plan is the named fiduciary of the 401(k) Plan for purposes of ERISA.

       Trustees. The Savings Plan Administration Committee of EverTrust appoints the trustee to serve at its pleasure. The Savings Plan Administration Committee has appointed U.S. Bancorp or its successor in interest as trustee of the Common Stock Fund.

       The trustee receives, holds and invests the contributions to the 401(k) Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust.

Reports to Plan Participants

       The plan administrator will furnish you a statement at least quarterly showing (i) the balance in your account as of the end of that period, (ii) the amount of contributions allocated to your account for that period, and (iii) the adjustments to your account to reflect earnings, losses, or forfeitures (if any).

Plan Administrator

       Currently, the plan administrator of the 401(k) Plan is Everett Mutual Bank Plan Administration Savings Committee, 2707 Colby Avenue, Everett, Washington 98201, (425) 258- 3645. The plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under ERISA.

Amendment and Termination

       EverTrust intends to continue the 401(k) Plan indefinitely. Nevertheless, EverTrust may terminate the 401(k) Plan at any time. If EverTrust terminates the 401(k) Plan in whole or in part, then regardless of other provisions in the plan, all participants affected by such termination shall become fully vested in their accounts. EverTrust reserves the right to make, from time to time, any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that EverTrust may amend the plan as it determines necessary or desirable, with or without retroactive effect, to comply with ERISA or the Internal Revenue Code.

Merger, Consolidation or Transfer

       In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the plan requires that you would (if either the plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer (if the plan had then terminated).

Federal Income Tax Consequences

       The following is only a brief summary of certain federal income tax aspects of the 401(k) Plan. You should not rely on this survey as a complete or definitive description of the federal income tax consequences relating to the 401(k) Plan. Statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Before making an election, you are urged to consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the plan.

       As a "qualified retirement plan," the Internal Revenue Code affords the 401(k) Plan special tax treatment, including: (1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the plan each year; (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) earnings of the plan are tax-deferred thereby permitting the tax-free accumulation of income and gains on investments. EverTrust will administer the 401(k) Plan to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law.

       Lump Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump sum distribution if it is made: (i) within one taxable year; (ii) on account of the participant's death, disability or separation from service, or after the participant attains age 59-1/2; and (iii) consists of the balance to the credit of the participant under this plan and all other profit sharing plans, if any, maintained by EverTrust. The portion of any lump sum distribution required to be included in your taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such lump sum distribution less the amount of after-tax contributions, if any, you have made to any other profit sharing plans maintained by EverTrust which is included in the distribution.

       Averaging Rules. The portion of the total taxable amount of a lump sum distribution attributable to participation after 1973 in the 401(k) Plan or in any other profit-sharing plan maintained by EverTrust (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, if you have completed at least five years of participation in the 401(k) Plan before the taxable year in which the distribution is made, or receive a lump sum distribution on account of your death (regardless of the period of your participation in this plan or any other profit-sharing plan maintained by EverTrust), you may elect to have the ordinary income portion of such lump sum distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one lump sum distribution you or your beneficiary receive, provided such amount is received on or after you attain age 59-1/2 and the recipient elects to have any other lump sum distribution from a qualified plan received in the same taxable year taxed under the special averaging rule (however, for taxable years commencing after December 31, 1999, the five-year averaging rule for lump sum distributions is repealed). Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their lump sum distribution taxed under either the five-year averaging rule or under the prior law using the ten-year averaging rule. These individuals also may elect to have that portion of the lump sum distribution attributable to the participant's pre-1974 participation in the plan taxed at a flat 20% rate as gain from the sale of a capital asset.

       The Common Stock Included in Lump Sum Distribution. If a lump sum distribution includes the common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to the common stock that is the excess of the value of the common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of the common stock for purposes of computing gain or loss on its subsequent sale equals the value of the common stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of the common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain regardless of the holding period of the common stock. Any gain on a subsequent sale or other taxable disposition of the common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered long-term capital gain regardless of the holding period of the common stock. Any gain on a subsequent sale or other taxable disposition of the common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term or long-term capital gain depending upon the length of the holding period of the common stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution to the extent allowed by the regulations to be issued by the Internal Revenue Service.

       Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to a standard individual retirement account without regard to whether the distribution is a lump sum distribution or a partial distribution. You have the right to elect to have the trustee transfer all or any portion of an "eligible rollover distribution" directly to another qualified retirement plan (subject to the provisions of the recipient qualified plan) or to an Individual Retirement Account. If you do not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an Individual Retirement Account, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments (not less frequently than annually) made for your life (or life expectancy) or the joint lives of you and your designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of lump sum distributions that you do not roll over or transfer. In other words, the change does not affect forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

ERISA and Other Qualification

       As noted above, the 401(k) Plan is subject to certain provisions of ERISA and is intended to be a qualified retirement plan under the Internal Revenue Code.

       We have provided you with a brief description of certain federal income tax aspects of the 401(k) Plan which are of general application under the Internal Revenue Code. It is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the 401(k) Plan. Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the 401(k) Plan.

Restrictions on Resale

       Any person receiving a distribution of shares of common stock under the 401(k) Plan who is an "affiliate" of EverTrust under Rules 144 and 405 under the Securities Act of 1933, as amended (e.g., directors, officers and substantial shareholders of Everett Mutual Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act of 1933 assuming the availability of a registration statement, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act of 1933. Any person who may be an "affiliate" of EverTrust may wish to consult with counsel before transferring any common stock they own. In addition, participants are advised to consult with counsel as to the applicability of Section 16 of the Securities Act of 1934 which may restrict the sale of common stock acquired under the 401(k) Plan, or other sales of common stock.

       Persons who are not deemed to be "affiliates" of EverTrust at the time of resale will be free to resell any shares of common stock distributed to them under the 401(k) Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933 or compliance with the restrictions and conditions contained in the exemptive rules under federal law. An "affiliate" of EverTrust is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with EverTrust. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of EverTrust at the time of a proposed resale will be permitted to make public resales of the common stock only pursuant to a "reoffer" prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act of 1933 or some other exemption from registration, and will not be permitted to use this prospectus in connection with any such resale. In general, the amount of the common stock which any such affiliate may publicly resell pursuant to Rule 144 in any three-month period may not exceed the greater of one percent of the common stock then outstanding or the average weekly trading volume reported on the National Association of Securities Dealers Automated Quotation System during the four calendar weeks prior to the sale. Such sales may be made only through brokers without solicitation and only at a time when EverTrust is current in filing the reports required of it under the Securities Act of 1934.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

       Section 16 of the Securities Act of 1934 imposes reporting and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as EverTrust. Section 16(a) of the Securities Act of 1934 requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of
Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of EverTrust's fiscal year. Participation in the Common Stock Fund of the 401(k) Plan by officers, directors and persons beneficially owning more than 10% of common stock of EverTrust must be reported to the Securities and Exchange Commission annually on a Form 5 by such individuals.

       In addition to the reporting requirements described above, Section 16(b) of the Securities Act of 1934 provides for the recovery by EverTrust of profits realized by any officer, director or any person beneficially owning more than 10% of the common stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the common stock within any six-month period.

       The Securities and Exchange Commission has adopted rules that exempt many transactions involving the 401(k) Plan from the "short-swing" profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of
Section 16(b) Persons.

       Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, Section 16(b) Persons may, under limited circumstances involving the purchase of common stock within six months of the distribution, be required to hold shares of the common stock distributed from the 401(k) Plan for six months following such distribution.

Financial Information Regarding Plan Assets

       The financial statements and schedules of the 401(k) Plan as of December 31, 1998 and 1997 and for the years then ended have been included herein.

                                 LEGAL OPINIONS

       The validity of the issuance of EverTrust common stock will be passed upon by Breyer & Associates PC, 1100 New York Avenue, N.W., Washington, D.C., which firm acted as special counsel for EverTrust in connection with its conversion.

                         EVERTRUST FINANCIAL GROUP, INC.
                             401(K) PLAN FINANCIALS
                      (AS REPORTED ON THE PLAN'S FORM 5500)

                                                         Year Ended December 31,
                                                         -----------------------
                                                             1998        1997
                                                             ----        ----
ASSETS:
 Cash
 Receivables .........................................   $    8,760   $       --
 Investments:
   U.S. Government securities ........................           --           --
   Corporate debt and equity instruments .............           --           --
   Real estate and mortgages (other than
    to participants) .................................           --           --
   Loans to participants:
       Mortgages .....................................           --           --
       Other .........................................           --           --
   Other .............................................    2,766,946    2,535,830
                                                         ----------   ----------
       Total investments .............................   $2,775,706   $2,535,830
                                                         ==========   ==========
 Buildings and other property used in plan
  operations .........................................   $       --   $       --
 Other assets ........................................           --           --
   Total assets ......................................           --           --
LIABILITIES:
 Payables ............................................           --        1,466
 Acquisition indebtedness ............................           --           --
 Other liabilities ...................................           --           --
 Total liabilities ...................................           --        1,466
                                                         ----------   ----------
 Net assets ..........................................   $2,775,706   $2,534,364
                                                         ==========   ==========
INCOME:
 Contributions received or receivable in
  cash from:
   Employer(s) .......................................   $   84,560   $   68,672
   Employees .........................................      214,547      140,743
   Other .............................................           --           --
                                                         ----------   ----------
       Total .........................................      299,107      209,415
 Noncash contributions ...............................           --           --
 Earnings from investments ...........................           --           --
 Net realized gain (loss) on sale or
  exchange of assets .................................           --           --
 Other income ........................................      123,897      356,238
                                                         ----------   ----------
   Total income ......................................   $  423,004   $  565,653
                                                         ==========   ==========
EXPENSES:
 Distribution of benefits and payments to
  provide benefits:
   Directly to participants or their beneficiaries ...   $  164,803   $  305,856
   Other .............................................           --           --
   Total distribution of benefits and payments to
          provide benefits ...........................           --           --
                                                         ----------   ----------
 Administrative expense ..............................       16,859       15,513
 Other expenses ......................................           --           --
   Total expenses ....................................      181,662      321,369
                                                         ----------   ----------
       Net income (loss) .............................   $  241,342   $  244,284
                                                         ==========   ==========

                            INVESTMENT ELECTION FORM

                        PARTICIPANT ELECTION TO INVEST IN
                      EVERTRUST FINANCIAL GROUP, INC. STOCK
                             ("EMPLOYER STOCK FUND")

                               EVERETT MUTUAL BANK
            401(k) Employee Savings and Profit Sharing Plan and Trust
                                  as adopted by
                         EverTrust Financial Group, Inc.

If you would like to participate in the offering using amounts currently in your account in Everett Mutual Bank's 401(k) plan as of April 30, 1999, please complete this form and return it to Nancy Elliott in the Human Resources Department by no later than 3:00 PM on [_____________________], 1999.

Participant's Name (Please Print):______________________________________________
Address:________________________________________________________________________
              Street         City               State           Zip Code
Social Security Number: _______________  Certificate Number: _________________

1. Background Information

       EverTrust will be issuing shares of common stock, par value $0.01 per share (the "Common Stock"), to certain depositors and the public (the "Offering") in connection with its conversion.

       Participants in the Everett Mutual Bank 401(k) Plan (the "Plan") are being given an opportunity to direct the trustee of the plan (the "Trustee") to purchase Common Stock in the Offering with amounts currently in their Plan account. (Employees who would like to directly purchase shares of Common Stock in the offering with funds other than amounts currently in their Plan account may do so by completing the order form that accompanies the prospectus.) In connection therewith, a new investment fund under the Plan -- the "Common Stock Fund" -- comprised of EverTrust Common Stock is being established. Participants are also being given the opportunity, after the offering, to direct future pay deferrals under the Plan to the Common Stock Fund. Because it is actually the Plan that purchases the common stock, participants would acquire a "participation interest" (expressed as units of the Common Stock Fund) in the shares and would not own the shares directly.

       Prior to making a decision to direct the Trustee to purchase common stock, we strongly urge you to carefully review the prospectus and the prospectus supplement that accompany this investment election form. Your decision to direct the transfer of amounts credited to your account balances to the Common Stock Fund in order to purchase shares of common stock in connection with the Offering is irrevocable. Notwithstanding this irrevocability, participants may transfer out some or all of their units in the Common Stock Fund, if any, and into one or more of the Plan's other investment funds at such times as are provided for under the Plan's rules for such transfers.

       Investing in any stock entails some risks and we encourage you to discuss your investment decision with your investment advisor before completing this form. Neither the Trustee, the plan administrator, nor any employee of the employer sponsor is authorized to make any representations about this investment. You should not rely on any information other than information contained in the prospectus and the prospectus supplement in making your investment decision.

       Any shares purchased by the plan based on your election will be subject to the conditions and restrictions otherwise applicable to common stock purchased directly by you in the offering. These restrictions are described in the prospectus and the prospectus supplement.

2. Investment Elections

       If you would like to participate in the Offering with amounts currently in your 401(k) Plan, please complete the box below, indicating what percentage of each of your current funds you would like to transfer into the Common Stock Fund. In calculating the number of shares of common stock that the Trustee will purchase in the Offering based on your election, the Trustee will use your 401(k) Plan account balances as of April 30, 1999. Thus, for example, if your voluntary employee account balance as of April 30, 1999 totals $ 5,000 and you elect in the box below to transfer 20% from your aggressive fund account balance to the Common Stock Fund, the Trustee of the plan will use $ 1,000 (20% of $ 5,000) from your aggressive fund account to purchase 100 shares of common stock at a purchase price of $10.00 per share.

       In the event that the Trustee is unable to use the total amount that you elect in the box below to have transferred into the Common Stock Fund to purchase common stock due to an oversubscription in the offering, the amount that is not invested in the Common Stock Fund will be reallocated on a pro-rata basis among your other 401(k) Plan fund investments. If you elect in the box below to have 100% of your current 401(k) Plan funds transferred into the Common Stock Fund and the Offering is oversubscribed, the amount that is not invested in the Common Stock Fund will be invested in the money market account.

       Indicate the exact percentage to be transferred from one or more of the following funds into the Common Stock Fund:

               Percentage               From Fund
               ----------               ---------
_______% which equal $________.00       Aggressive
_______% which equal $________.00       Moderate
_______% which equal $________.00       Conservative
_______% which equal $________.00       Money Market

Note: If you do not complete this box, you will not participate in the offering by using your 401(k) Plan funds.


3. Purchaser Information. The ability of participants in the Plan to purchase common stock in the conversion and to direct their current account balances into the Common Stock Fund is based upon the participant's status as an eligible account holder or supplemental eligible account holder. Please indicate your status.

          a. [ ] Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Everett Mutual Bank, December 31, 1997.

          b. [ ] Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Everett Mutual Bank as of June 30, 1999, but are not an eligible account holder.

          c. [ ] Depositor with $50 or more on deposit at Commercial Bank of Everett as of December 31, 1997.

4. Participant Signature and Acknowledgment - Required

       By signing this election form, I authorize and direct the plan administrator and trustee to carry out my instructions. I acknowledge that I have been provided with and have read a copy of the prospectus and prospectus supplement relating to the issuance of common stock that accompany this investment election form. I am aware of the risks involved in investing in common stock and understand that the trustee, plan administrator nor any employee of the employer sponsor are not responsible for my choice of investment. I understand that my failure to sign this acknowledgment will make this investment election form null and void.


Participant's Signature: _________________________ Date Signed: ________________


                                      * * *

                This form must be completed and returned to Nancy
              Elliott in the Human Resources Department at Everett
                          Mutual Bank by no later than
                    3:00 PM on [____________________], 1999.

PROSPECTUS                          [LOGO]

                         EVERTRUST FINANCIAL GROUP, INC.
                        8,596,250 SHARES OF COMMON STOCK

EverTrust is a stock company that replaces Mutual Bancshares in the conversion from mutual to stock form and is issuing shares of its common stock in connection with the conversion. EverTrust has never issued any capital stock. The conversion must be approved by a majority of the votes eligible to be cast by the depositors and borrowers of Everett Mutual Bank.

EverTrust will be the holding company for Everett Mutual Bank, Commercial Bank of Everett, I-Pro, Inc. and Mutual Bancshares Capital, Inc.

                                   ----------

                                OFFERING SUMMARY

                             Price Per Share: $10.00
              Proposed Nasdaq National Market trading symbol: EVRT

                                                                                                    Maximum
                                                                                                Without Further
                                                                 Minimum        Midpoint      Regulatory Approval
                                                                 -------        --------      -------------------
Number of shares:                                                5,525,000       6,500,000         7,475,000
Gross offering proceeds:                                       $55,250,000     $65,000,000       $74,750,000
Estimated underwriting  commissions, other offering
   expenses and contribution to The EverTrust Foundation:       $2,605,000      $2,800,000        $2,800,000
Estimated net proceeds:                                        $52,645,000     $62,200,000       $71,950,000
Estimated net proceeds per share:                                    $9.53           $9.57             $9.63

       For a discussion of material risks that you should consider, see "Risk Factors" beginning on page 1.

With the approval of the regulatory agencies, EverTrust may increase the maximum number of shares of common stock by up to 15% to 8,596,250 shares.

Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc., will use its best efforts to assist EverTrust in selling at least the minimum number of shares but does not guarantee that this number will be sold. Charles Webb is not obligated to purchase any shares of common stock in the offering. Keefe, Bruyette & Woods, Inc. intends to make a market in the common stock.


The subscription offering will end at 12:00 Noon, Pacific Time, on ______________, 1999. If the conversion is not completed by _________, 1999, and the regulators give Mutual Bancshares more time to complete the conversion, EverTrust will give all subscribers the opportunity to increase, decrease or cancel their orders. No extension may go beyond __________, 2001. EverTrust will hold all funds received from subscribers in an interest-bearing savings account at Everett Mutual Bank until the conversion is completed or terminated. EverTrust will return all funds promptly with interest if the conversion is terminated.


These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, the Washington Department of Financial Institutions, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For additional information about the conversion and the stock offering, please refer to the more detailed information in this prospectus. For assistance, please contact the stock information center toll free at (888)_____ - ______ or
(425) _____-________.

                        CHARLES WEBB & COMPANY a Division
                        of Keefe, Bruyette & Woods, Inc.

                              ___________ ___, 1999

                  [Map depicting office locations of EverTrust]

                                     SUMMARY

       Because this is a summary, it does not contain all the information that may be important to you. For assistance, please contact the stock information center toll free at (888) ____-_______.


                                     The Companies

EverTrust Financial Group, Inc.      EverTrust is a stock company that replaces
2707 Colby Avenue, Suite 600         Mutual Bancshares as the holding company
Everett, Washington, 98201           for Everett Mutual Bank; Commercial Bank
(425) 258-3645                       of Everett; I-Pro, Inc.; and Mutual
                                     Bancshares Capital Inc. After the
                                     conversion, EverTrust intends to acquire or organize other operating subsidiaries, although it currently has no specific plans or agreements to do so. At March 31, 1999, Mutual Bancshares had assets of $452.1 million, deposits of $375.9 million and retained earnings of $52.1 million.

Everett Mutual Bank                  Everett Mutual Bank's business strategy is
2707 Colby Avenue, Suite 600         to continue operating as a
Everett, Washington, 98201           community-oriented bank dedicated to
(425) 258-3645                       financing residential properties and
                                     providing quality customer service.
                                     Everett Mutual Bank operates out of 11
                                     full service offices located throughout
                                     Snohomish County, Washington. Everett
                                     Mutual Bank considers the communities in Snohomish County, Washington as its primary market area for making loans and attracting deposits. Everett Mutual Bank also makes loans in King and Pierce
                                     Counties and, to a much lesser extent,
                                     other counties in Western Washington.


                                      Everett Mutual Bank's principal business is attracting deposits from the general public and using those funds to originate residential mortgage loans as well as multi-family, commercial real estate and construction loans. At March 31, 1999, Everett Mutual Bank had $426.5 million in assets and $41.5 million in equity. For the year ended March 31, 1999, Everett Mutual Bank had net income of $4.5 million.


                                      For a discussion of Everett Mutual Bank's business strategy and recent results of operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." For a discussion of Everett Mutual Bank's business activities, see "Business of Mutual Bancshares."


Commercial Bank of Everett            Commercial Bank of Everett was recently
2707 Colby Avenue, Suite 715          formed in order to offer business loans
Everett, Washington, 98201            and deposit services to individuals and
(425) 258-0388                        local businesses through its office
                                      located in Everett, Washington. At March
                                      31, 1999, Commercial Bank of Everett
                                      had $19.8 million in assets and $2.8
                                      million in equity. For the year ended
                                      March 31, 1999, Commercial Bank of Everett had a loss of $204,000.


                                       (i)

I-Pro, Inc.                           I-Pro, Inc. provides backroom banking
6838 South 220th Street               services for Everett Mutual Bank and
Kent, Washington 98032                Commercial Bank of Everett, as well as
(253) 872-7976                        other financial institutions and
                                      nonbanking businesses. At March 31, 1999,
                                      I-Pro, Inc. had $628,000 in assets and
                                      $47,000 in equity. For the year ended
                                      March 31, 1999, I-Pro, Inc. had a loss of
                                      $340,000.

Mutual Bancshares Capital, Inc.       Mutual Bancshares Capital, Inc. is a
22020 17th Avenue, S.E., Suite 200    start-up venture capital company organized
Bothell, Washington 98201             to provide equity to regionally-based
(425) 424-0058                        high- technology companies and companies
                                      that make medical instruments at the
                                      beginning or early stages of development.
                                      At March 31, 1999, Mutual Bancshares
                                      Capital, Inc. had $3.2 million in assets and $3.2 million in equity. For the year ended March 31, 1999, Mutual Bancshares
                                      Capital, Inc. had a loss of $64,000.


                               Corporate Structure

       The following table sets forth the organization of EverTrust before and after the conversion.

Before Conversion
-----------------

                                                       Mutual Bancshares
                                                       (Holding Company)
                                                       -----------------

       Everett Mutual Bank             Commercial Bank of Everett          I-Pro, Inc.              Mutual Bancshares
 (Real estate & consumer lending,           (Business banking          (Check processing &            Capital, Inc.
     retail banking services)                   services)             statement rendering)      (Venture capital company)
 ------------------------------        ---------------------------    --------------------       ------------------------
       Sound Financial Inc.
  (Annuity & mutual fund sales)


After Conversion
----------------


                                                          Shareholders
                                                          ------------

                                               EverTrust Financial Group, Inc.
                                                       (Holding Company)
                                               -------------------------------

      Everett Mutual Bank            Commercial Bank of Everett         I-Pro, Inc.             Mutual Bancshares
(Real estate & consumer lending,          (Business banking         (Check processing &           Capital, Inc.
    retail banking services)                  services)            statement rendering)     (Venture capital company)
--------------------------------     --------------------------    --------------------     -------------------------
      Sound Financial Inc.
  (Annuity & mutual fund sales)
  -----------------------------


                                      (ii)

                                      The Conversion

What is the Conversion (page 106)     EverTrust is a stock company that replaces
                                      Mutual Bancshares
                                      in the conversion from mutual to stock
                                      form. In connection with the conversion
                                      EverTrust is offering stock to the
                                      depositors and borrowers of Everett Mutual
                                      Bank and Commercial Bank of Everett.
                                      Voting rights in EverTrust will belong to its stockholders.

                                      The regulators have approved the
                                      conversion, with the condition that Mutual
                                      Bancshares' members approve the
                                      conversion. Mutual Bancshares has called a special meeting of its members for _________, 1999 to vote on the conversion.

Mutual Bancshares' Reasons for        The conversion will be important to
Conversion (page 108)                 EverTrust's future growth and performance
                                      because it will:

                                       o            provide EverTrust
                                                    flexibility to continue to
                                                    diversify its operations,

                                       o            provide a larger capital
                                                    base which will permit
                                                    Everett Mutual Bank and
                                                    Commercial Bank of Everett
                                                    to increase the number and
                                                    amount of loans they can
                                                    make to the people and
                                                    businesses in its market
                                                    area,

                                       o            provide Everett Mutual Bank
                                                    and Commercial Bank of
                                                    Everett the ability to
                                                    expand their financial
                                                    services through the
                                                    addition of new branch
                                                    offices,

                                       o            enhance their ability to
                                                    attract and retain qualified
                                                    management through
                                                    stock-based compensation
                                                    plans,

                                       o            provide Everett Mutual
                                                    Bank's and Commercial Bank
                                                    of Everett's customers and
                                                    communities the ability to
                                                    own stock in their local,
                                                    community-oriented financial
                                                    institution, and

                                       o            enhance their ability to
                                                    expand their financial
                                                    services, especially
                                                    non-banking services, for
                                                    all of their customers.

                                       Presently, EverTrust does not have any
                                       specific plans or arrangements for
                                       diversification or expansion.

Benefits of the Conversion to         EverTrust intends to adopt the following
Management of EverTrust and its       benefit plans and executive officer
Related Entities (pages 85-92)        employment agreements:



                                      (iii)

                                       o            Employee Stock Ownership
                                                    Plan. This plan intends to
                                                    purchase 2% of the shares
                                                    issued in the conversion,
                                                    including shares issued to
                                                    The EverTrust Foundation.
                                                    This would range from
                                                    117,130 shares, assuming
                                                    5,856,500 shares are issued
                                                    in the conversion, to
                                                    157,300 shares, assuming
                                                    7,865,000 shares are issued
                                                    in the conversion. EverTrust
                                                    will allocate these shares
                                                    to employees over a period
                                                    of years in proportion to
                                                    their compensation.

                                       o            Stock Option Plan. Under
                                                    this plan, EverTrust may
                                                    award stock options to key
                                                    employees and directors. The
                                                    number of options available
                                                    under this plan will be
                                                    equal to 10% of the number
                                                    of shares sold in the
                                                    conversion, including shares
                                                    issued to The EverTrust
                                                    Foundation. This would range
                                                    from 585,650 shares,
                                                    assuming 5,856,500 shares
                                                    are issued in the
                                                    conversion, to 786,500
                                                    shares, assuming 7,865,000
                                                    shares are issued in the
                                                    conversion. This plan will
                                                    require shareholder
                                                    approval.

                                       o            Management Recognition and
                                                    Development Plan. Under this
                                                    plan, EverTrust may award
                                                    shares of restricted stock
                                                    to key employees and
                                                    directors at no cost to the
                                                    recipient. The number of
                                                    shares available under this
                                                    plan will equal 4% of the
                                                    number of shares sold in the
                                                    conversion, including shares
                                                    issued to The EverTrust
                                                    Foundation. This would range
                                                    from 234,260 shares,
                                                    assuming 5,856,500 shares
                                                    are issued in the
                                                    conversion, to 314,600
                                                    shares, assuming 7,865,000
                                                    shares are issued in the
                                                    conversion. This plan will
                                                    require shareholder
                                                    approval.


                                       o            Employment Agreements will
                                                    be entered into with three
                                                    executive officers The
                                                    employment agreements will
                                                    provide for severance
                                                    benefits if the executive
                                                    officer is terminated
                                                    following a change in
                                                    control of EverTrust or
                                                    Everett Mutual Bank. If a
                                                    change in control had
                                                    occurred at March 31, 1999,
                                                    the aggregate value of the
                                                    severance benefits available
                                                    to the executive officers
                                                    under the agreements would
                                                    have been approximately $1.1
                                                    million.

                                       o            Employee Severance
                                                    Compensation Plan. This plan
                                                    will provide severance
                                                    benefits to eligible
                                                    employees if there is a
                                                    change in control of
                                                    EverTrust or Everett Mutual
                                                    Bank. In the event the
                                                    provisions of the severance
                                                    plan are triggered, the
                                                    total amount of payments due
                                                    would be approximately
                                                    $914,130.


                                      (iv)

                                       The following table summarizes the total number and dollar value of the shares of common stock, assuming 6,500,000 shares are sold in the conversion and 390,000 shares are issued to The EverTrust Foundation, which the employee stock ownership plan would acquire, and the total number of shares and dollar amount available for award under the stock option plan and the management recognition and development plan. The table assumes the value of the shares is $10.00 per share. The table does not include a value for the options because their value would be equal to the fair market value of the common stock on the day that the options are granted. As a result, financial gains can be realized on an option only if the market price of common stock increases.

                                                                                             Percentage
                                                                Number       Estimated       of Shares
                                                                  of          Value of      Issued in the
                                                                Shares         Shares        Conversion
                                                                ------         ------        ----------
                                       Employee stock
                                         ownership plan......   137,800      $1,378,000          2.0%
                                       Management
                                       recognition and
                                        development..........   275,600       2,756,000          4.0
                                        plan awards
                                       Stock options.........   689,000              --         10.0
                                                              ---------      ----------         -----
                                       Total................. 1,102,400      $4,134,000         16.0%
                                                              =========      ==========         =====


                                       For a discussion of material risks
                                       associated with these plans and
                                       agreements, see "Risk Factors --
                                       Implementation of Benefit Plans Will
                                       Increase Future Compensation Expense and
                                       Will Lower EverTrust's Net Income" and
                                       "-- Employment Agreements and Severance
                                       Plan Could Make Takeover Attempts More
                                       Difficult to Achieve."


                                     The Offering

Subscription Offering (page 110)     EverTrust has granted subscription rights
                                     in the following order of priority to:


                                       1.           Persons with $50 or more on
                                                    deposit at Everett Mutual
                                                    Bank as of December 31,
                                                    1997.

                                       2.           The EverTrust employee stock
                                                    ownership plan.

                                       3.           Persons with $50 or more on
                                                    deposit at Everett Mutual
                                                    Bank as of June 30, 1999.

                                       (v)

                                       4.           Everett Mutual Bank's
                                                    depositors and borrowers as
                                                    of _________ __, 1999.

                                       5.           Persons with $50 or more on
                                                    deposit at Commercial Bank
                                                    of Everett as of December
                                                    31, 1997.

                                       To ensure that EverTrust properly
                                       identifies your subscription rights, you must list all of your deposit accounts and loans as of the eligibility dates on the stock order form. If you fail to do so, your subscription may be reduced or rejected.

                                       The subscription offering will end at
                                       12:00 Noon, Pacific Time, on ________,
                                       1999. If the offering is oversubscribed, EverTrust will allocate shares in order of the priorities described above under a formula contained in the plan of conversion.

Subscription Rights Are Not           Subscription rights are not transferable,
Transferable (page 111)               and persons with subscription rights may
                                      not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your right to purchase shares and may face criminal prosecution and other sanctions.

Community Offering (page 112)         EverTrust may offer shares not sold in the
                                      subscription offering to the general
                                      public in a community offering. If shares are available, EverTrust expects to offer them to the general public immediately after the end of the subscription offering, but may begin a community offering at any time during the subscription offering.

                                      EverTrust may reject orders received in
                                      the community offering either in whole or in part. If your order is rejected in part, you cannot cancel the remainder of your order.

Purchase Price of the Common Stock    The purchase price is $10.00 per share,
(page 116)                            which was determined by the Boards of
                                      Directors of Mutual Bancshares and Everett
                                      Mutual Bank in consultation with Charles
                                      Webb.


                                      (vi)

Number of Shares to be Issued         The amount of common stock that EverTrust
in the Conversion (page 116)          will offer in the conversion is based on
                                      the independent appraisal by RP Financial, LC., dated as June 11, 1999. The independent appraisal established the offering range of $55,250,000 to
                                      $74,750,000 with a midpoint of
                                      $65,000,000, which is the estimated market value of the shares to be sold in the offering. This means that EverTrust will sell between 5,525,000 and 7,475,000 shares of its common stock in this
                                      offering. With regulatory approval,
                                      EverTrust may increase the number of
                                      shares to 8,596,250 without giving you
                                      further notice. The appraisal was based on Mutual Bancshares' and its related entities' financial condition and operations and the effect of the additional capital raised in the offering.
                                      You will not pay a commission to buy any shares in the conversion.

Book Value and Price Earnings         After completion of the conversion and the
Ratios For EverTrust Common           offering, each share of EverTrust common
Stock (page 15)                       stock will have a book value of $15.42, at
                                      the maximum of the offering range. This
                                      means the price paid for each share sold in this offering will be 64.85% of the book value. In addition, the price to earnings ratio at the maximum of the offering range will be 26.32. These ratios are important factors used by RP Financial in determining the appraised value of Mutual Bancshares and its related entities.


Limitations on the Purchase of        The minimum purchase is 25 shares.
Common Stock in the Conversion
(page 118)

                                      The maximum purchase in the subscription offering by any person or group of persons through a single deposit account is $250,000 of common stock, which equals 25,000 shares.

                                      The maximum purchase by any person in the community offering is $250,000 of common stock, which equals 25,000 shares.

                                      The maximum purchase in the subscription offering and community offering combined by any person, related persons or persons acting together is $500,000 of common stock, which equals 50,000 shares.

How to Purchase Common Stock          If you want to subscribe for shares, you
(page 114)                            must complete an original stock order form
                                      and send it together with full payment to Everett Mutual Bank in the postage-paid envelope provided. You must sign the certification that is part of the stock order form. Everett Mutual Bank must receive your stock order form before the end of the subscription offering.

                                      You may pay for shares in any of the
                                      following ways:

                                      (vii)

                                       o            In Cash if delivered in
                                                    person at any branch of
                                                    Everett Mutual Bank or
                                                    Commercial Bank of Everett,
                                                    although we request that you
                                                    exchange cash for a check
                                                    with any teller.

                                       o            By Check or Money Order made
                                                    payable to EverTrust

                                       o            By Withdrawal from an
                                                    account at Everett Mutual
                                                    Bank or Commercial Bank of
                                                    Everett. To use funds in an
                                                    IRA at Everett Mutual Bank
                                                    or Commercial Bank of
                                                    Everett you must transfer
                                                    your account to an
                                                    unaffiliated institution or
                                                    broker. Please contact the
                                                    stock information center as
                                                    early as possible during the
                                                    subscription offering for
                                                    assistance.

                                      Everett Mutual Bank will pay interest on your subscription funds at the rate it pays on savings accounts from the date it receives your funds until the conversion is completed or terminated. All funds authorized for withdrawal from deposit accounts with Everett Mutual Bank will earn interest at the applicable account rate until the conversion is completed. There will be no early withdrawal penalty for subscriptions paid for by withdrawal from certificates of deposit.

                                      After Everett Mutual Bank receives your
                                      order, you cannot cancel or change it
                                      without Everett Mutual Bank's consent. If
                                      EverTrust sells fewer than 5,525,000
                                      shares or more than 8,596,250 shares, all subscribers will be notified and given the opportunity to change or cancel their orders.

EverTrust's and Everett Mutual        EverTrust will invest 50% of the net
Bank's Use of Proceeds From the       conversion proceeds in Everett Mutual
Sale of Common Stock in the           Bank. Everett Mutual Bank will use the net
Conversion (page 8)                   proceeds received from the offering to
                                      invest in short term and intermediate term
                                      U.S. Government and agency obligations and ultimately loan originations consistent with prior lending practices.

                                      In addition, EverTrust will use the
                                      remainder of the proceeds as follows:

                                       o            to contribute $2.3 million
                                                    to Commercial Bank of
                                                    Everett;

                                       o            for general corporate
                                                    purposes, which may include,
                                                    for example, buying back
                                                    shares of its common stock;

                                       o            to loan an amount equal to
                                                    2% of the gross proceeds of
                                                    the offering to the employee
                                                    stock ownership plan to fund
                                                    its purchase of common
                                                    stock; and

                                     (viii)

                                       o            to expand operations through
                                                    acquiring or establishing
                                                    additional non-banking
                                                    entities, although it has no
                                                    specific plans,
                                                    arrangements, agreements or
                                                    understandings, written or
                                                    oral, regarding these
                                                    activities.

                                      Pending such use, the net proceeds will be invested in investment securities with short and intermediate terms or in a deposit account at Everett Mutual Bank.

Purchases of Common Stock by          Mutual Bancshares' directors and executive
Mutual Bancshares; and its Related    officers intend to subscribe for 187,000
Entities' Officers and Directors      shares regardless of the number of shares
(page 20)                             issued in the conversion. This number
                                      equals 2.38% of the 7,865,000 shares that would be issued at the maximum of the offering range, including shares issued to The EverTrust Foundation. If fewer shares are issued in the conversion, then officers and directors will own a greater percentage of EverTrust. Directors and executive officers will pay the same
                                      $10.00 per share price for these shares as everyone else who purchases shares in the conversion.

Plans to List the Common Stock On     EverTrust intends to list the common stock
the Nasdaq National Market System     on the Nasdaq National Market System.
(page 10)                             Keefe Bruyette & Woods, Inc. intends to be
                                      a market maker in the common stock. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares.

EverTrust Does Not Currently          EverTrust does not intend initially to pay
Plan to Pay Dividends                 a cash dividend, however, should it adopt
(page 10)                             a policy in the future of paying periodic
                                      cash dividends, the Board of Directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. Dividends, if any, will be affected by a number of factors, including the prevailing economic, interest rate and stock market conditions, as well as profitability, financial condition, expected growth, compliance with capital requirements, dividend payout ratio and peer group analyses. The establishment, timing and amount of any dividend payments will be determined by the Board of Directors of EverTrust, based on the factors noted above.

Plans to Contribute a Maximum of      Mutual Bancshares currently maintains a
390,000 shares of EverTrust Common    charitable foundation, The Everett Mutual
Stock and a maximum of $1.3 million   Foundation. During the year ended March
in cash to The EverTrust Foundation   31, 1999, Mutual Bancshares contributed
(page 101)                            $3.4 million to The Everett Mutual
                                      Foundation.



                                      (ix)

                                      In connection with the conversion,
                                      EverTrust intends to establish an
                                      additional charitable foundation, The
                                      EverTrust Foundation, in order to further
                                      Mutual Bancshares' commitment to the local community. EverTrust will fund the foundation with cash and stock equal to 8% of the shares issued in the offering at the minimum of the estimated valuation range with a maximum contribution equal to 8% of the shares issued in the offering at the midpoint of the estimated valuation range. A maximum of 390,000 shares or 75% of the contribution will be made to the foundation in stock and $1.3 million or 25% of the total contribution to the foundation will be made in cash. If the foundation is established and funded, then the appraisal will be reduced and EverTrust will sell fewer shares of common stock than if the conversion were completed without the foundation.


                                       (x)

                                  RISK FACTORS

       Before investing in EverTrust's common stock please carefully consider the matters discussed below. EverTrust's common stock is not a savings account or deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency.

Everett Mutual Bank's and Commercial Bank of Everett's Non-Residential Lending Increases Lending Risk Because of the Higher Risk that the Loans Will Not Be Repaid

       Multi-family and Commercial Real Estate and Construction Lending. Multi-family and commercial real estate and construction lending involve larger loan amounts and more risk than residential lending and are subject to a greater extent to adverse conditions in the economy. These loans offer Everett Mutual Bank an opportunity to receive interest at rates higher than those generally available from one- to- four family residential lending. However, multi-family and commercial real estate loans involve a greater degree of risk than one- to-four family residential mortgage loans because they usually have larger principal balances; have unpredictable cash flows; are more difficult to evaluate and monitor, which makes impaired loans difficult to identify early on, and are concentrated in a single geographical area. Additionally, a single loss on a multi-family or commercial real estate loan generally is considered a large loss because of the amount of the loan and has a greater impact on the financial institution. Because payments on loans secured by multi-family and commercial properties often depend upon the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. See "Business of Mutual Bancshares -- Lending Activities -- Multi-Family Lending," "-- Commercial Real Estate Lending" and "-- Construction Lending."


       Business Lending. Business loans involve larger loan amounts and are subject to a greater extent to adverse conditions in the economy. These types of loans are riskier than traditional real estate secured loans because the repayment of the loan depends upon the success of the business, the operations of which may be subject to adverse conditions in the economy. For a discussion of Commercial Bank of Everett's commercial business lending. See "Business of Commercial Bank of Everett -- Business Lending."

Implementation of Stock-Based Benefit Plans Will Increase Future Compensation Expense and Will Lower EverTrust's Net Income

       Additional material employee compensation and benefit expenses from the shares purchased or granted to employees and executives under new stock-based benefit plans will be experienced by EverTrust and may lower its net income. These expenses have been reflected in the pro forma financial information under "Pro Forma Data" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower. Recently proposed accounting rules also require EverTrust to recognize compensation expense for stock options awarded to non-employee directors. For further discussion of these plans, see "Management of Everett Mutual Bank -- Benefits."

Issuance of Shares for Benefit Programs Will Lower Your Ownership Interest


       Your ownership interest in EverTrust could be reduced by up to approximately 3.85% if the shares for the management recognition and development plan are issued from authorized but unissued stock. If the shares for the stock option plan are issued from authorized but unissued stock, your ownership interest could be reduced by up to approximately 9.09%. EverTrust intends to issue shares to its officers and directors through these new stock based benefit programs, if stockholders approve these plans. See "Pro Forma Data."

Loss of Key Personnel May Hurt EverTrust's and Everett Mutual Bank's Operations Because it May Be Difficult to Hire Qualified Replacements

       The loss of the chief executive officer and president and other senior executive officers could have a material adverse impact on the operations of Everett Mutual Bank since they have been instrumental in managing the business affairs of Everett Mutual Bank for up to 20 years. Other officers do not have the experience and expertise to readily replace these individuals. If Everett Mutual Bank were to loose these executive officers, the Board of Directors would have to search outside of Everett Mutual Bank for qualified, permanent replacements. This search may be prolonged and Everett Mutual Bank cannot assure you that it will be able to locate and hire qualified replacements. Neither Everett Mutual Bank nor EverTrust has any plans to obtain a "key man" life insurance policy for any individual. For a discussion of Everett Mutual Bank's management, see "Management of Everett Mutual Bank."

Possible Voting Control by EverTrust's Management and Employees and Provisions in EverTrust's Corporate Documents May Prevent Transactions You Would Like

       EverTrust's management and employees will control a significant percentage of EverTrust's common stock, and if these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. This voting power may prevent takeover attempts that management opposes and other transactions that you would like to see happen. For information about management's intended stock purchases and the number of shares that may be awarded under new benefit plans, see "Shares to be Purchased by Management With Subscription Rights," "Management of Everett Mutual Bank -- Benefits" and "Restrictions on Acquisition of EverTrust Financial Group, Inc."

Employment Agreements and Severance Plan Could Make Takeover Attempts More Difficult to Achieve Because They Will Increase the Costs of Acquiring EverTrust


       The cash severance payments and/or the continuation of health, life and disability benefits that may be triggered by a change in control under the proposed employment agreements for certain executive officers, and the severance plan may have the effect of increasing the costs of acquiring EverTrust. These additional costs may have the affect of discouraging future attempts to take over EverTrust or Everett Mutual Bank. If a change in control had occurred at March 31, 1999, the aggregate value of the severance benefits available to the executive officers under the agreements would have been approximately $1.1 million. In addition, if a change in control had occurred at March 31, 1999 and all eligible employees had been terminated, the aggregate payment due under the severance plan would have been approximately $914,130. For information about the proposed employment agreements and severance plan, see "Management of Everett Mutual Bank -- Executive Compensation."


There May Not Be An Active and Liquid Trading Market for the Common Stock and as a Result You May Have Difficulty in Buying and Selling Shares


       EverTrust has never issued capital stock and, consequently, there is no existing market for the common stock. Although EverTrust has received conditional approval to list the common stock on the National Market System of the Nasdaq Stock Market under the symbol "EVRT," there can be no assurance that an active and liquid trading market for the common stock will develop, or if developed, will continue. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the purchase price. See "Market for EverTrust Financial Group, Inc.'s Common Stock."

Your Subscription Funds Could be Held for an Extended Time Period and Will Be Unavailable to You for Other Investments if Completion of the Conversion Is Delayed

       Your subscription funds could be held for an extended time period if the conversion is not completed by __________, 1999 and the regulators give EverTrust more time to complete this conversion. If this occurs, your funds would not be available to use for other purposes. If the regulators give EverTrust more time to complete the conversion, EverTrust will contact everyone who subscribed for shares to see if they still want to purchase stock. This is commonly referred to as a "resolicitation offering." A material change in the independent appraisal of Mutual Bancshares and its related entities would be the most likely, but not necessarily the only, reason for a delay in completing the conversion. Federal and state regulations permit the regulators to grant one or more time extensions, none of which may exceed 90 days. Extensions may not go beyond __________, 2001. In the resolicitation offering, EverTrust would mail a supplement to this prospectus to you if you subscribed for stock to let you confirm, modify or cancel your subscription. If you fail to respond to the resolicitation offering, it would be as if you had canceled your order and all subscription funds, together with accrued interest, would be returned to you. If you authorized payment by withdrawal of funds on deposit at Everett Mutual Bank or Commercial Bank of Everett, that authorization would terminate. If you affirmatively confirm your subscription order during the resolicitation offering, EverTrust and Everett Mutual Bank would continue to hold your subscription funds until the end of the resolicitation offering. Your resolicitation order would be irrevocable without the consent of EverTrust and Everett Mutual Bank until the conversion is completed or terminated.

Rising Interest Rates Could Hurt Everett Mutual Bank's Profits


       If interest rates rise, Everett Mutual Bank anticipates that its net interest income would decline as interest paid on deposits would increase more quickly than the interest earned on loans and investment securities. Rising interest rates may also cause a decrease in customer demand for loans and a reduction in value of Everett Mutual Bank's securities available for sale. For further discussion of how changes in interest rates could impact Everett Mutual Bank, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Asset and Liability Management and Market Risk."


Return on Equity Will Be Below Average After Conversion Because of High Capital Levels and Operating Losses of Commercial Bank of Everett, I-Pro, Inc. and Mutual Bancshares Capital, Inc.


       As a result of the significant amount of additional capital that will be raised in this offering, EverTrust expects that its return on average equity will decrease. In addition, compensation expense will increase as a result of the new benefit plans. Over time, EverTrust intends to use the net proceeds from this offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity competitive with other publicly traded financial institutions. This goal could take a number of years to achieve and there will be a great deal of discretion by the Board of Directors and management in the investment of this capital so EverTrust cannot assure you that this goal can be attained. In addition, as a result of their recent start-up, Commercial Bank of Everett, I-Pro, Inc. and Mutual Bancshares Capital, Inc. are not currently profitable. Consequently, you should not expect a competitive return on equity in the near future. See "Pro Forma Data" for an illustration of the financial effects of this stock offering.

Layoff Announcement by the Boeing Company May Cause EverTrust to Experience a Reduction in Income

       The Boeing Company has announced company-wide layoffs of 48,000, with 31,000 of the layoffs expected to occur in the State of Washington. The expected layoffs may cause EverTrust to experience a reduction in income because of resulting decreases in customer demand for loans as well as customer ability to make timely loan payments. As home to the largest Boeing assembly plant in the state, Snohomish County is particularly impacted by the layoffs since twenty percent of jobs in the County are in the aerospace industry, including parts manufacturers and other suppliers to Boeing. The Boeing Company announced in December 1998 that a number of commercial aircraft orders had been canceled due to the economic problems in Asia. As a result, management increased the level of reserves allocated to one- to four-family loans to $784,000 at March 31, 1999 from $320,000 at March 31, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Comparison of Operating Results of Mutual Bancshares for the Year Ended March 31, 1998 and 1999 -- Provision for Loan Losses."

Possible Year 2000 Computer Program Problems May Disrupt EverTrust's and Its Related Entities' Business Operations

       If EverTrust's and its related entities' computer systems and the computer systems operated by their respective third party vendors do not properly work on January 1, 2000, then a disruption in business operations could be experienced. As a result of this disruption, EverTrust's and its related entities' financial condition and results of operations could be weakened. For further discussion of EverTrust's and its related entities' year 2000 compliance program, see "Management's Discussion and Analysis of Financial Condition and Results of Operations --Year 2000 Issues."

Plans for Diversification and Expansion of Operations Include the Acquisition of Non-Banking Related Entities Which May Be Difficult to Integrate into EverTrust's Operations

       EverTrust's business plan involves the possible expansion of its operations through the acquisition of non-banking related entities. Any such acquisition would be subject to the negotiation of acceptable terms, and other factors outside the control of EverTrust. It is not known if any opportunities for this type of diversification will become available to EverTrust after the conversion, and if they become available, will be pursued. Additionally, management of EverTrust cannot predict how successfully the operations of any non-banking entity acquired would be integrated with its operations and those of its related entities.


Strong Competition in Everett Mutual Bank's and Commercial Bank of Everett's Primary Market Area May Reduce Their Ability to Attract and Retain Deposits and Originate Loans

       Everett Mutual Bank's and Commercial Bank of Everett's profitability depends upon their continued ability to successfully compete in their market areas. Competition in the banking and financial services industry is intense in Snohomish County, which has one of the largest concentrations of financial institutions in the Pacific Northwest. Everett Mutual Bank and Commercial Bank of Everett must compete for customers by offering excellent service and competitive rates on loans and deposit products. Competition for deposits and loans typically comes from other commercial banks, savings institutions, mortgage banking firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms. Some of these competitors have greater resources than Everett Mutual Bank and Commercial Bank of Everett and may offer services that they do not provide.


The Establishment of The EverTrust Foundation Will Reduce Earnings

       In connection with the conversion, EverTrust intends to establish The EverTrust Foundation and to contribute a maximum of 390,000 of its shares issued in the conversion and a maximum of $1.3 million in cash. This contribution will be a significant expense to EverTrust and will decrease operating results for the year ending March 31, 2000. In addition, the contribution to the foundation will reduce your ownership in EverTrust.

Endangered Chinook Salmon Species May Make it Difficult to Obtain Construction and Land Development Permits and May Restrict Lending Activities


       In May 1999, the chinook salmon was listed as a threatened species under the Endangered Species Act. As a result, there may be severe restrictions on construction and other land development on properties in Everett Mutual Bank's and Commercial Bank of Everett's primary market area. Accordingly, any endeavor that requires a federal permit in an area listed as a salmon habitat will require permission from the National Marine Fisheries Service biologists. This could delay or severely limit the issuance of construction permits, and, as a result, reduce building and new construction lending, which is a major contributor to Mutual Bancshares' interest income.


Earthquakes in Everett Mutual Bank's Primary Market Area May Result in Material Losses Because of Damage to Collateral Properties and Borrowers' Inability to Repay Loans


       A major earthquake could result in material loss to Everett Mutual Bank, although Everett Mutual Bank has not experienced any losses in the past five years due to earthquake damage to collateral securing loans. Snohomish, King and Pierce Counties, where substantially all of the real and personal properties securing Everett Mutual Bank's loans are located, is an earthquake-prone region. In addition to possibly sustaining damage to its own property, a substantial number of Everett Mutual Bank's borrowers do not have insurance for the collateral property which provides for coverage due to losses from earthquakes. Earthquake insurance is generally not required by other lenders in the market area, and as a result in order to remain competitive in the marketplace, earthquake insurance is not required by Everett Mutual Bank as a condition of making a loan. Earthquake insurance is also not always available at a reasonable coverage level and cost because of changing insurance underwriting practices in Everett Mutual Bank's market area resulting from past earthquake activity and the likelihood of future earthquake activity in the region. Additionally, if the collateralized properties are only damaged and not destroyed to the point of total insurable loss, borrowers may suffer sustained job interruption or job loss, which may materially impair their ability to meet the terms of their loan obligations. No assurances can be given that a major earthquake in Everett Mutual Bank's primary market area will not result in material losses to Everett Mutual Bank. See "Business of Mutual Bancshares -- Earthquakes."


Venture Fund Investments in Small, Newly Established Companies With No Operating History May Result in Loss of Principal

       Mutual Bancshares Capital, Inc. through its limited partnerships plans on investing in start-up high-technology and medical instrumentation companies at the beginning or early stages of their development. These investments may involve a high level of risk that the limited partnerships may not be adequately compensated for and may involve a loss of the principal invested. Early stage and development stage companies often experience unexpected problems in the areas of product development, manufacturing, marketing, financing and general management, which cannot be adequately solved. Mutual Bancshares Capital, Inc. and its limited partnerships try to minimize these risks by carefully evaluating the company and its proposed activities and conducting thorough due diligence.

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION


       The following table sets forth information concerning the consolidated financial position of Mutual Bancshares, the predecessor of EverTrust, and its related entities at the dates indicated.


                                                                   At March 31,
                                              --------------------------------------------------------
                                                1999        1998        1997        1996        1995
                                              --------    --------    --------    --------    --------
                                                                  (In thousands)
FINANCIAL CONDITION DATA:
Total assets................................  $452,089    $421,305    $399,158    $384,364    $357,403
Investment securities.......................    75,432      59,694      52,809      41,144      41,472
Loans receivable, net.......................   315,327     311,951     293,134     292,233     295,475
Deposit accounts............................   375,896     350,971     329,770     314,648     297,647
Federal Home Loan Bank advances.............    18,949      15,503      20,057      24,111      18,814
Total equity................................    52,263      51,096      46,143      42,694      38,794

                                                                Year Ended March 31,
                                              --------------------------------------------------------
                                                1999        1998        1997        1996        1995
                                              --------    --------    --------    --------    --------
                                                                  (In thousands)
OPERATING DATA:
Interest income.............................  $ 33,894    $ 33,462    $ 31,049    $ 30,207     $25,877
Interest expense............................    17,837      17,899      17,010      16,781      13,646
                                              --------    --------    --------    --------    --------

Net interest income.........................    16,057      15,563      14,039      13,426      12,231
Provision for loan losses...................       780         420         420         458         319
                                              --------    --------    --------    --------    --------

Net interest income after provision for loan
losses......................................    15,277      15,143      13,619      12,968      11,912

Other operating income......................     1,927       1,792       1,074       1,512       1,021
Other operating expenses....................    15,532      10,287       9,796       9,026       9,475
                                              --------    --------    --------    --------    --------

Income before income taxes..................     1,672       6,648       4,897       5,454       3,458
Provision for income taxes..................       261       2,114       1,387       1,561         864
                                              --------    --------    --------    --------    --------

Net income..................................  $  1,411    $  4,534    $  3,510    $  3,893    $  2,594
                                              ========    ========    ========    ========    ========

                                                   At March 31,
                                   ---------------------------------------------
                                    1999     1998      1997      1996       1995
                                    ----     ----      ----      ----       ----
OTHER DATA:
Number of:
 Loans outstanding ...........     3,505     3,645     3,762     3,875     3,984
 Deposit accounts ............    30,221    29,846    29,751    29,593    29,411
 Full service offices ........        12        11        11        10        10

                                                                                         At or For
                                                                                     Year Ended March 31,
                                                           -------------------------------------------------------------------
                                                             1999            1998           1997          1996           1995
                                                             ----            ----           ----          ----           ----
KEY FINANCIAL RATIOS:
Performance Ratios:
 Return on assets(1)........................                  0.33%          1.11%          0.91%         1.06%          0.76%
 Return on equity(2)........................                  2.71           9.54           8.07          9.53           6.91
 Equity-to-assets ratio(3)..................                 12.18          11.66          11.26         11.13          10.96
 Interest rate spread (4)...................                  3.20           3.27           3.12          3.20           3.20
 Net interest margin(5).....................                  3.83           3.89           3.70          3.75           3.67
 Average interest-earning assets to average
     interest-bearing liabilities...........                114.75         113.85         113.00        111.62         111.36
 Other operating expenses as a percent of
     average total assets...................                  3.64           2.53           2.54          2.46           2.77
 Efficiency ratio (6)(7)....................                 66.74          58.64          64.07         59.81          70.52
Capital Ratios:
 Leverage...................................                 11.80          12.20          11.70         11.30          11.00
 Tier 1 risk-based..........................                 13.70          14.90          14.90         14.40          13.60
 Total risk-based...........................                 14.90          16.10          16.20         15.70          14.90
Asset Quality Ratios:
 Nonaccrual and 90 days or more past due
       loans as a percent of total loans, net                 0.12           0.27           0.35          0.43           1.53
 Nonperforming assets as a percent of total
     assets.................................                  0.08           0.20           0.48          0.59           1.85
 Allowance for losses as a percent of gross
     loans receivable.......................                  1.62           1.48           1.45          1.37           1.25
 Allowance for loan losses as a percent of
     nonperforming loans....................               1500.53         582.28         440.33        329.59          83.30
 Net charge-offs to average outstanding
     loans..................................                 --              0.01           0.03          0.01           0.01

---------------
(1)  Net earnings divided by average total assets.
(2)  Net earnings divided by average equity.
(3)  Average equity divided by average total assets.
(4) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.
(5)  Net interest income as a percentage of average interest-earning assets.
(6) Total other operating expenses divided by total net interest income (on a tax-equivalent basis) before provision for loan losses plus total other operating income.
(7) For the year ended March 31, 1999, other operating expenses included $3.4 million in charitable contributions. With this expense, the efficiency ratio would have been 85.44%.

                       HOW EVERTRUST FINANCIAL GROUP, INC.
                 INTENDS TO USE THE PROCEEDS FROM THIS OFFERING


         The net proceeds from the sale of the common stock which are being offered in the conversion are estimated to range from $55.3 million to $74.8 million, or up to $86.0 million if the estimated valuation range is increased by 15%. See "Pro Forma Data" for the assumptions used to arrive at such amounts.


         The following table presents the estimated net proceeds of the offering, the amounts retained by EverTrust and contributed to its subsidiaries and The EverTrust Foundation, and the amount of EverTrust's loan to the employee stock ownership plan. See "Pro Forma Data" for the assumptions used to arrive at these amounts. The Washington Department of Financial Institutions, Division of Banks must approve, and the Federal Deposit Insurance Corporation must provide its non-objection to, the sale of up to 8,596,250 shares in the conversion.



                                                                                                            8,596,250
                                                  5,525,000           6,500,000           7,475,000      Shares Sold at
                                               Shares Sold at      Shares Sold at      Shares Sold at   $10.00 Per Share
                                              $10.00 Per Share    $10.00 Per Share    $10.00 Per Share     (Maximum of
                                                 (Minimum of        (Midpoint of         (Maximum of     Offering Range
                                               Offering Range)     Offering Range)     Offering Range)    As Adjusted)
                                               ---------------     ---------------     ---------------    ------------
                                                                            (In thousands)
Gross proceeds...........................           $55,250           $65,000              $74,750            $85,963
Less: estimated underwriting commissions
    and other offering expenses..........             1,500             1,500                1,500              1,500
                                                    -------           -------              -------            -------
Net proceeds.............................           $53,750           $63,500              $73,250            $84,463
                                                    =======           =======              =======            =======

Amount to be retained by EverTrust
    Financial Group, Inc.................           $26,875           $31,750              $36,625            $42,231
Amount to be contributed to The EverTrust
    Foundation...........................             1,105             1,300                1,300              1,300
Amount to be contributed to Everett
    Mutual Bank..........................            26,875            31,750               36,625             42,231
Amount to be contributed to Commercial
    Bank of  Everett  ...................             2,300             2,300                 2,300             2,300
Amount to be contributed to I-Pro........                --                --                   --                 --
Amount to be contributed to  Mutual
    Bancshares  Capital Inc. ............                --                --                   --                 --
Amount of loan by EverTrust Financial
   Group,  Inc.  to the employee stock
   ownership plan........................             1,171             1,378                1,573              1,797

         EverTrust has received conditional approval from the Washington Division of Banks and the Federal Deposit Insurance Corporation to invest 50% of the net conversion proceeds in Everett Mutual Bank. In addition, EverTrust will use the remainder of these funds as follows:

          o    to contribute $2.3 million to Commercial Bank of Everett.

          o for general corporate purposes, which may include, for example, if the Board of Directors adopts a dividend policy, paying cash dividends to the stockholders of EverTrust and for future repurchases of common stock to the extent permitted under Washington law and federal regulations.

          o for additional contributions to existing and/or new subsidiaries in the form of debt or equity, to support future diversification or acquisition activities.

          o to lend the employee stock ownership plan the amount necessary to purchase 2% of the shares sold in the conversion and issued to The EverTrust Foundation. The employee stock ownership plan purchases would range between 117,130 shares at the minimum of the offering range and 157,300 shares at the maximum of the offering range, including shares issued to The EverTrust Foundation.

               At the midpoint of the offering range, and including shares issued to The EverTrust Foundation, the employee stock ownership plan would purchase 137,800 shares. If 8,986,250 shares are issued in the conversion, the employee stock ownership plan would purchase 179,725 shares. The Board of Directors of EverTrust has determined that the employee stock ownership plan loan will have a five-year term with interest payable at the prime rate as published in The Wall Street Journal on the closing date of the conversion. The loan will be repaid principally from Everett Mutual Bank's contributions to the employee stock ownership plan and from any dividends paid on shares of common stock held by the employee stock ownership plan.


          o to expand operations and services through acquiring or establishing wealth management and wealth transfer services or acquiring other financial institutions, although it has no specific plans, arrangements, agreements or understandings, written or oral, regarding these activities.


         Pending these uses, the net proceeds will be invested in investment securities with short and intermediate terms to maturity or in a deposit account at Everett Mutual Bank.


         Receipt of 50% of the net proceeds of the sale of the common stock will increase Everett Mutual Bank's capital and will provide it with the ability to expand its financial services. Everett Mutual Bank will use the net proceeds received from the offering as follows:

          o in the short term, to invest in short and intermediate term U.S. Government and agency obligations and ultimately in loan originations.

         Except as described above, neither EverTrust Financial Group, Inc. nor Everett Mutual Bank has specific plans for the investment of the proceeds of this offering. Although Everett Mutual Bank's capital currently exceeds regulatory requirements, it is converting to stock form to structure itself in the form of organization used by commercial banks and most other financial services companies. For a discussion of management's business reasons for undertaking the conversion, see "Mutual Bancshares' Conversion -- Reasons for the Conversion."

         Following the conversion, the Board of Directors will have the authority to adopt plans for repurchases of common stock, subject to statutory and regulatory requirements. Since EverTrust Financial Group, Inc. has not yet issued stock, there currently is insufficient information upon which an intention to repurchase stock could be based. The Board of Directors will consider many facts and circumstances in determining whether to repurchase stock in the future. These factors include:

          o the ability to improve EverTrust Financial Group, Inc.'s return on equity,

          o the ability to increase the book value and/or earnings per share of the remaining outstanding shares,


          o market and economic factors like the price at which the stock is trading in the market,


          o    the volume of trading, and

          o the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment.

         The avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans is another factor that will be considered. The Board of Directors will also consider any other circumstances in which repurchases would be in the best interests of EverTrust Financial Group, Inc. and its stockholders. Before any stock repurchases, the Board of Directors must determine that

EverTrust Financial Group, Inc., Everett Mutual Bank and Commercial Bank of Everett will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that capital will be adequate, taking into account, among other things, Everett Mutual Bank's and Commercial Bank of Everett's level of nonperforming and classified assets, EverTrust Financial Group, Inc.'s, Everett Mutual Bank's and Commercial Bank of Everett's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. For a discussion of the regulatory limitations applicable to stock repurchases, see "Mutual Bancshares' Conversion -- Restrictions on Repurchase of Stock."


                EVERTRUST FINANCIAL GROUP, INC.'S DIVIDEND POLICY

General


         EverTrust does not intend initially to pay a cash dividend, however, should it adopt a policy in the future of paying periodic cash dividends, the Board of Directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. Declarations or payments of dividends, if any, will be affected by a number of factors, including the prevailing economic, interest rate and stock market conditions, as well as profitability, financial condition, expected growth, compliance with capital requirements, dividend payout ratio and peer group analyses. The establishment, timing and amount of any dividend payments will be determined by the Board of Directors of EverTrust, based on the factors noted above.


Current Restrictions


         Dividends from EverTrust may depend, in part, upon receipt of dividends from Everett Mutual Bank because EverTrust initially will have no source of income other than dividends from Everett Mutual Bank, the net proceeds from the offering retained by EverTrust and any earnings from the investment of the net proceeds. As a converted institution, Everett Mutual Bank also will be subject to the regulatory restriction that it will not be permitted to declare or pay a dividend on or repurchase any of its capital stock if the effect thereof would be to cause its regulatory capital to be reduced below the amount required for the liquidation account established in connection with the conversion. Under Washington law, EverTrust is prohibited from paying a dividend if, as a result of its payment, EverTrust would be unable to pay its debts as they become due in the normal course of business, or if EverTrust's total liabilities would exceed its total assets. See "Regulation -- The Banks -- Dividends," "Mutual Bancshares' Conversion -- Effects of Conversion to Stock Form on Depositors and Borrowers of Everett Mutual Bank -- Liquidation Account" and Note 12 of the Notes to Consolidated Financial Statements included in the back of this prospectus.


            MARKET FOR EVERTRUST FINANCIAL GROUP, INC.'S COMMON STOCK


         Since EverTrust has never issued capital stock, there is no existing market for the common stock. Although EverTrust has received conditional approval to list the common stock on the National Market System of the Nasdaq Stock Market under the symbol "EVRT," there can be no assurance that EverTrust will meet Nasdaq National Market System listing requirements, which include a minimum market capitalization, at least three market makers and a minimum number of record holders. Keefe, Bruyette & Woods, Inc. has indicated its intention to act as a market maker for EverTrust's common stock following consummation of the conversion and will assist EverTrust in seeking to encourage at least two additional market makers to establish and maintain a market in the common stock. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of EverTrust, Everett Mutual Bank or any market maker. There can be no assurance that an active and liquid trading market for the common stock will develop or that, if developed, it will continue. The number of active buyers and sellers of the common stock at any particular time may be limited. Under such circumstances, investors in the common stock could have difficulty disposing of their shares on short notice and should not view the common stock as a short-term investment. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the purchase price or that quotations will be available on the National Market System of the Nasdaq Stock Market as contemplated.

                                 CAPITALIZATION

         The following table presents the historical capitalization of Mutual Bancshares at March 31, 1999, and the pro forma consolidated capitalization of EverTrust Financial Group, Inc. after giving effect to the assumptions under "Pro Forma Data," based on the sale of the number of shares indicated in the table. The issuance of 8,596,250 shares would require Washington Department of Financial Institutions and Federal Deposit Insurance Corporation approval of an updated appraisal confirming that valuation. A change in the number of shares to be issued in the conversion may materially affect pro forma consolidated capitalization.


                                                                 EverTrust Financial Group, Inc.
                                                              Pro Forma Consolidated Capitalization
                                                                     Based Upon the Sale of
                                     -------------------------------------------------------------------------------------
                                                                                                              8,596,250
                                                          5,525,000         6,500,000         7,475,000      Shares Sold
                                                         Shares Sold       Shares Sold       Shares Sold       at $10.00
                                     Capitalization       at $10.00          at $10.00        at $10.00      Per Share(2)
                                          as of         Per Share(1)       Per Share(1)      Per Share(1)    (Maximum of
                                        March 31,      (Minimum of        (Midpoint of     (Maximum of       Offering Range,
                                          1999       Offering Range)    Offering Range)   Offering Range)    as Adjusted)
                                          ----       ---------------    ---------------   ---------------    ------------
                                                                            (Dollars in thousands)
Deposits(3)..........................   $375,896          $375,896          $375,896           $375,896         $375,896
Federal Home Loan Bank of
  Seattle advances...................     18,949            18,949            18,949             18,949           18,949
                                        --------          --------          --------           --------         --------
Total deposits and borrowed
  funds..............................   $394,845          $394,845          $394,845           $394,845         $394,845
                                        ========          ========          ========           ========         ========

Stockholders' equity:
   Preferred stock:
      1,000,000 shares, no par
      value per share, authorized;
      none issued or outstanding.....   $      --         $      --         $      --           $     --         $     --
  Common stock:
       49,000,000 shares, no par
       value per share, authorized;
       specified number of shares
       assumed to be issued and
       outstanding(4)................         --                --                --                 --               --
   Additional paid-in capital........         --            53,750            63,500             73,250           84,463
   Shares issued to The EverTrust
     Foundation......................         --             3,315             3,900              3,900            3,900
   Less: Stock contribution to
    The EverTrust Foundation.........         --            (3,315)           (3,900)            (3,900)          (3,900)
   Less: Cash contribution to
    The EverTrust Foundation.........         --            (1,105)           (1,300)            (1,300)          (1,300)
   Retained earnings, substantially
       restricted(5).................     52,147            52,147            52,147             52,147           52,147
   Unrealized gain on securities,
        net of tax...................        116               116               116                116              116
   Plus: tax benefit of contribution to
       The EverTrust Foundation......         --             1,503             1,768              1,768            1,768

Less:
     Common Stock to be acquired by
       employee stock ownership
       plan(6).......................         --            (1,171)           (1,378)            (1,573)          (1,797)
     Common Stock to be acquired by
       management recognition and
       development plan(7)...........         --            (2,343)           (2,756)            (3,146)          (3,595)
                                        --------          --------          --------           --------         --------

Total stockholders' equity...........    $52,263          $102,897          $112,097           $121,262         $131,802
                                         =======          ========          ========           ========         ========
Equity/assets........................      11.56%            20.47%            21.90%             23.27%           24.79%


                          (footnotes on following page)

---------------

(1) Does not reflect the possible increase in the estimated valuation range to reflect material changes in the financial condition or results of operations of Mutual Bancshares or changes in market conditions or general financial, economic and regulatory conditions, or the issuance of additional shares under the stock option plan.

(2) This column represents the pro forma capitalization of EverTrust Financial Group, Inc. in the event the aggregate number of shares of common stock issued in the conversion is 15% above the maximum of the estimated valuation range. See "Pro Forma Data" and footnote 1 to the table under "Pro Forma Data."

(3) Withdrawals from deposit accounts for the purchase of common stock are not reflected. Withdrawals will reduce pro forma deposits by the amounts of the withdrawals.


(4) Everett Mutual Bank's authorized capital consists solely of 1,000 shares of common stock, par value $1.00 per share, all of which were previously issued to Mutual Bancshares, and 9,000 shares of preferred stock, no par value per share, none of which will be issued in connection with the conversion.

(5) Total equity is substantially restricted by applicable regulatory capital requirements. Additionally, Everett Mutual Bank will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of Everett Mutual Bank's eligible account holders and supplemental eligible account holders at the time of the conversion and adjusted downward thereafter as such account holders reduce their balances or when they are no longer depositors. See "Mutual Bancshares' Conversion -- Effects of Conversion to Stock Form on Depositors and Borrowers of Everett Mutual Bank -- Liquidation Account" and Notes 9 and 12 of the Notes to the Consolidated Financial Statements.



(6) Assumes that 2% of the common stock issued in the conversion, including shares issued to The EverTrust Foundation, will be acquired by the employee stock ownership plan in the conversion with funds borrowed from EverTrust Financial Group, Inc. This would range between 117,130 shares, assuming 5,856,500 shares are issued in the conversion, to 179,725 shares, assuming 8,986,250 shares are issued in the conversion. The loan will be repaid principally from Everett Mutual Bank's contributions to the employee stock ownership plan and dividends payable on the common stock held by the employee stock ownership plan over the anticipated five-year term of the loan. Under generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to employee stock ownership plan participants' accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from EverTrust Financial Group, Inc., the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the consolidated financial statements of EverTrust Financial Group, Inc. See "Management of Everett Mutual Bank -- Benefits -- Employee Stock Ownership Plan."


(7) Assumes the purchase in the open market at $10.00 per share of a number of shares equal to 4% of the shares of common stock issued in the conversion at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range, including shares issued to The EverTrust Foundation. This would range between 234,260 shares, assuming 5,856,500 shares are issued in the conversion, to 359,450 shares, assuming 8,986,250 shares are issued in the conversion. The issuance of an additional 4% of the shares of common stock for the management development and recognition plan from authorized but unissued shares would dilute the ownership interest of stockholders by 3.85%. The shares are reflected as a reduction of stockholders' equity. See "Risk Factors -- Issuance of Shares for Benefit Programs Will Lower Your Ownership Interest," "Pro Forma Data" and "Management of Everett Mutual Bank -- Benefits -- Management Recognition and Development Plan." The management development and recognition plan requires stockholder approval, which is expected to be sought at a meeting to be held no earlier than six months following the conversion.

             HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

         At March 31, 1999, Everett Mutual Bank and Commercial Bank of Everett exceeded the minimum regulatory capital requirements. The following table presents Everett Mutual Bank's and Commercial Bank of Everett's historical and pro forma capital positions relative to their capital requirements at March 31, 1999. For purposes of the table below, the amount expected to be borrowed by the employee stock ownership plan and the cost of the shares expected to be acquired by the management recognition and development plan is deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations, see "How EverTrust Financial Group, Inc. Intends to Use the Conversion Offering Proceeds," "Capitalization" and "Pro Forma Data." For a discussion of the capital standards applicable to Everett Mutual Bank and Commercial Bank of Everett, see "Regulation -- The Banks -- Capital Requirements."

                                                                        PRO FORMA AT MARCH  31, 1999
                                                 -----------------------------------------------------------------------------
                                                                                                                    15% above
                                                   Minimum of          Midpoint of           Maximum of            Maximum of
                                                   Estimated           Estimated             Estimated             Estimated
                                                  Valuation Range     Valuation Range     Valuation Range       Valuation Range
                                                 -----------------   -----------------   -----------------     ----------------
                                                  5,525,000 Shares    6,500,000 Shares   7,475,000  Shares     8,596,250 Shares
                                                        at                    at                at                     at
                            March 31, 1999        $10.00 Per Share    $10.00 Per Share    $10.00 Per Share      $10.00 Per Share
                          -------------------     ------------------  -----------------   ------------------    -----------------
                                   Percent of             Percent of          Percent of           Percent of             Percent of
                                   Adjusted               Adjusted            Adjusted             Adjusted               Adjusted
                                    Total                  Total               Total                Total                  Total
                          Amount   Assets (1)   Amount    Assets (1) Amount   Assets (1)   Amount  Assets (1)    Amount   Assets (1)
                          ------  -----------   ------   ----------- ------  -----------   ------  ----------    ------  -----------
                                                                          (Dollars in thousands)
Everett Mutual Bank:
Generally accepted
 accounting principles
 capital................ $41,527       9.74%   $64,888      14.39%  $69,143      15.18%  $73,433     15.96%    $78,367      16.85%
                         =======    =======    =======      =====   =======      =====   =======     ======    =======      =====
Tier I (leverage)
 capital................ $41,404       9.89%   $64,765      14.61%  $69,020      15.42%  $73,310     16.21%    $78,244      17.11%
Tier I (leverage)
 capital requirement....  16,748       4.00     17,729       4.00%   17,908       4.00%   18,087      4.00%     18,293       4.00%
                         -------    -------   --------    -------   -------    -------  --------   -------   ---------    -------
Excess.................. $24,656       5.89%   $47,036      10.61%  $51,112      11.42%  $55,223     12.21%    $59,950      13.11%
                         =======    =======    =======     ======   =======     ======   =======    ======     =======     ======

Tier I risk adjusted
 capital................ $41,404      11.53%   $64,765      17.80%  $69,020      18.92%  $73,310     20.05%    $78,244      21.34%
Tier I risk adjusted
 capital requirement....  14,359       4.00     14,555       4.00%   14,591       4.00%   14,627      4.00%     14,668       4.00%
                         -------    -------   --------    -------   -------    -------  --------   -------   ---------    -------
Excess.................. $27,045       7.53%   $50,210      13.80%  $54,429      14.92%  $58,683     16.05%    $63,576      17.34%
                         =======    =======    =======     ======   =======     ======   =======    ======     =======     ======

Total risk adjusted
 assets................. $46,004      12.82%   $69,365      19.06%  $73,620      20.18%  $77,910     21.31%    $82,844      22.59%
Total capital
 requirement............  28,717       8.00     29,110       8.00%   29,182       8.00%   29,253      8.00%     29,336       8.00%
                         -------    -------   --------   --------   -------    -------  --------   -------   ---------    -------
Excess.................. $17,286       4.82%   $40,255      11.06%  $44,438      12.18%  $48,657     13.31%    $53,508      14.59%
                         =======    =======    =======     ======   =======     ======   =======    ======     =======     ======
Reconciliation of
Capital infused Into
Everett Mutual Bank:
Net Proceeds Infused...                        $26,857              $31,750              $36,625               $42,231
Less: Common Stock
 Acquired by ESOP......                         (1,171)              (1,378)              (1,573)               (1,797)
Less: Common Stock
 Acquired by MRDP......                         (2,343)              (2,756)              (3,146)               (3,595)
Pro Forma Increase in
 GAAP and Regulatory
 Equity................                        $23,361              $27,616              $31,906               $36,840

--------------
(1) Based upon total adjusted assets of $426.5 million at March 31, 1999 and $452.6 million, $457.3 million, $461.8 million and $466.9 million at the minimum, midpoint, maximum and maximum, as adjusted, of the estimated valuation range, respectively, for purposes of leverage capital requirements.

                      (table continued on following page)


                                                                        PRO FORMA AT MARCH  31, 1999
                                                 -----------------------------------------------------------------------------
                                                                                                                    15% above
                                                   Minimum of          Midpoint of           Maximum of            Maximum of
                                                   Estimated           Estimated             Estimated             Estimated
                                                  Valuation Range     Valuation Range     Valuation Range       Valuation Range
                                                 -----------------   -----------------   -----------------     ----------------
                                                  5,525,000 Shares    6,500,000 Shares   7,475,000  Shares     8,596,250 Shares
                                                        at                    at                at                     at
                            March 31, 1999        $10.00 Per Share    $10.00 Per Share    $10.00 Per Share      $10.00 Per Share
                          -------------------     ------------------  -----------------   ------------------    -----------------
                                   Percent of             Percent of          Percent of           Percent of             Percent of
                                   Adjusted               Adjusted            Adjusted             Adjusted               Adjusted
                                    Total                  Total               Total                Total                  Total
                          Amount   Assets (1)   Amount    Assets (1) Amount   Assets (1)   Amount  Assets (1)    Amount   Assets (1)
                          ------  -----------   ------   ----------- ------  -----------   ------  ----------    ------  -----------
                                                                          (Dollars in thousands)
Commercial Bank
 of Everett:
Generally accepted
 accounting
 principles capital.....  $2,822    14.25%     $5,122     23.17%    $5,122    23.17%   $5,122       23.17%     $5,122       23.17%
                          ======    =====      ======     =====     ======    =====    ======       ======     ======       =====

Tier I (leverage)
 capital................  $2,832    17.88%     $5,132     28.28%    $5,132    28.28%   $5,132       28.28%     $5,132       28.28%
Tier I (leverage)
 capital requirement....     634     4.00         726      4.00        726     4.00       726        4.00         726        4.00
                          ------    -----      ------     -----   --------   ------ ---------     -------    --------     -------
Excess..................  $2,198    13.87%     $4,406     24.28%    $4,406    24.28%   $4,406       24.28%     $4,406       24.28%
                          ======    =====      ======     =====     ======    =====    ======       =====      ======       =====

Tier I risk adjusted
 capital................   2,832    18.14%     $5,132     31.94%    $5,132    31.94%   $5,132       31.94%     $5,132       31.94%
Tier I risk adjusted
 capital requirement....     624     4.00         643      4.00        643     4.00       643        4.00         643        4.00
                          ------    -----      ------     -----   --------   ------ ---------     -------    --------     -------
Excess..................  $2,208    14.14%     $4,489     27.94%    $4,489    27.94%   $4,489       27.94%     $4,489       27.94%
                          ======    =====      ======     =====     ======    =====    ======       =====      ======       =====

Total risk adjusted
 assets.................  $3,022    19.35%     $5,322     33.12%    $5,322    33.12%   $5,322       33.12%     $5,322       33.12%
Total capital
 requirement............   1,249     8.00       1,286      8.00      1,286     8.00     1,286        8.00       1,286        8.00
                          ------    -----      ------     -----    -------   ------  --------     -------    --------     -------
Excess..................  $1,773    11.36%     $4,036     25.12%    $4,036    25.12%   $4,036       25.12%     $4,036       25.12%
                          ======    =====      ======     =====     ======    =====    ======       =====      ======       =====

------------
(1) Based upon total adjusted assets of $19.8 million at March 31, 1999 and $22.1 million, $22.1 million, $22.1 million and $22.1 million at the minimum, midpoint, maximum and maximum, adjusted, of the estimated valuation range, respectively, for purposes of the leverage capital requirements.

                                 PRO FORMA DATA

         The conversion requires that the common stock must be sold at a price equal to the estimated market value of Mutual Bancshares, as converted, based upon an independent valuation. The estimated valuation range as of June 11, 1999 is from a minimum of $55,250,000 to a maximum of $74,750,000 with a midpoint of $65,000,000. At a price per share of $10.00, this results in a minimum number of shares of 5,525,000, a maximum number of shares of 7,475,000 and a midpoint number of shares of 6,500,000.

         The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. However, net proceeds indicated on the following table are based upon the following assumptions:


          1. Charles Webb will receive a fixed management fee and a success fee totaling $715,000, as discussed under "Mutual Bancshares' Conversion -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings."


          2. All of the common stock will be sold in the subscription and direct community offerings.


          3. Conversion expenses, including the fees paid to Charles Webb, are $1.5 million.

         The pro forma data that follows was prepared by EverTrust and Everett Mutual Bank with the assistance of RP Financial. The following table summarizes the historical net income and retained earnings of Everett Mutual Bank and the pro forma consolidated net income and stockholders' equity of EverTrust at and for the year ended March 31, 1999. Pro forma consolidated net income has been calculated as if the conversion was completed on April 1, 1998 and the estimated net proceeds had been invested at 4.70% (3.10% after giving effect to federal and state income tax) beginning on that date, which amounts were determined using a 34% federal and a 0% state income tax rate. That percentage yield represents the one-year U.S. Treasury Bill yield as of March 31, 1999. See "Taxation -- Federal Taxation."


         Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the footnotes to the table. Per share amounts have been computed as if the common stock had been outstanding at April 1, 1998 or at March 31, 1999, but without any adjustment of historical or pro forma stockholders' equity per share to reflect the earnings on the estimated net proceeds.

         EverTrust Financial Group, Inc. and Everett Mutual Bank did not figure into this calculation the following four items:


          1. the shares to be reserved for issuance under the stock option plan, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following the conversion;


          2. withdrawals from deposit accounts to purchase common stock in the conversion;

          3. the issuance of shares from authorized but unissued shares to the management development and recognition plan, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following the conversion; or

          4. the liquidation account that Everett Mutual Bank will establish for the benefit of eligible account holders and supplemental eligible account holders. See "Mutual Bancshares' Conversion -- Effects of Conversion to Stock Form on Depositors and Borrowers of Everett Mutual Bank -- Liquidation Account."


         The following pro forma data may not represent the actual financial effects of the conversion or the operating results of EverTrust after the conversion. The pro forma data relies exclusively on the assumptions outlined above. The pro forma data does not represent the fair market value of EverTrust's common stock, the current fair market value of Mutual Bancshares' assets or liabilities, or the amount of money that would be available for distribution to shareholders if EverTrust is liquidated.


                                                             At or For the Year Ended March 31, 1999
                                                 ----------------------------------------------------------------
                                                 Minimum of      Midpoint of      Maximum of      15% Above
                                                 Estimated       Estimated        Estimated       Maximum of
                                                 Valuation       Valuation        Valuation       Estimated
                                                 Range           Range            Range           Valuation Range
                                                 ----------      -----------      ----------      ---------------
                                                 5,525,000       6,500,000        7,475,000       8,596,250(1)
                                                 Shares          Shares           Shares          Shares
                                                 at $10.00       at $10.00        at $10.00       at $10.00
                                                 Per Share       Per Share        Per Share       Per Share
                                                 ---------       ---------        ---------       ---------
                                                         (In thousands, except per share amounts)

Gross proceeds.................................. $  55,250      $  65,000         $  74,750      $  85,963
Plus: Shares issued to The EverTrust
 Foundation.....................................     3,315          3,900             3,900          3,900
                                                 ---------      ---------         ----------     ---------
Pro forma market capitalization................. $  58,565      $  68,900         $   78,650     $  89,863
                                                 =========      =========         ==========     =========
Gross proceeds.................................. $  55,250        $65,000         $   74,750     $  85,963
Less:  Estimated underwriting commissions
   and other offering expenses..................    (1,500)        (1,500)            (1,500)       (1,500)
Management  recognition and development
    plan purchases after one year...............        --             --                 --            --
                                                 ---------      ---------         ----------     ---------
Estimated net proceeds.......................... $  53,750      $  63,500         $   73,250     $  84,463
                                                 =========      =========         ==========     =========
Less: Cash contribution to The EverTrust
 Foundation.....................................    (1,105)        (1,300)            (1,300)       (1,300)
Less: Common stock acquired by employee
   stock ownership plan.........................    (1,171)        (1,378)            (1,573)       (1,797)
Less: Common stock to be acquired by  management
    recognition and  development plan...........    (2,343)        (2,756)            (3,146)       (3,595)
                                                 ---------      ---------         ----------     ----------
        Net investable proceeds.................   $49,131        $58,066            $67,231       $77,771
                                                   =======        =======            =======       =======

Consolidated net income:
    Historical.................................. $   1,411      $   1,411         $    1,411     $   1,411
    Pro forma income on net proceeds(2).........     1,524          1,801              2,086         2,412
    Pro forma employee stock ownership plan
     adjustments(3).............................      (155)          (182)              (208)         (237)
    Pro forma management recognition and
       development plan adjustments(4)..........      (309)          (364)              (415)         (474)
                                                 ---------      ---------         ----------     ----------
      Pro forma net income...................... $   2,471      $   2,666         $    2,874     $   3,112
                                                 =========      =========         ==========     ==========

Consolidated net income per share(5)(6):
    Historical..................................     $0.24          $0.21              $0.18         $0.16
    Pro forma income on net proceeds............      0.26           0.27               0.27          0.27
    Pro forma employee stock ownership plan
 adjustments(3).................................     (0.03)         (0.03)             (0.03)        (0.03)
    Pro forma management recognition and
       development plan adjustments(4)..........     (0.05)         (0.05)             (0.05)        (0.05)
                                                 ---------      ----------        ----------     ---------
      Pro forma net income per share............     $0.42          $0.40              $0.37         $0.35
Purchase price as a multiple of pro forma
   net income per share.........................     23.81x         25.00x             27.03x        28.57x
Shares used in earnings per share
 calculations................................... 5,762,796      6,779,760          7,739,160     8,842,470
                                                 =========      =========         ==========     =========

Consolidated stockholders' equity (book value):
    Historical.................................. $  52,263      $  52,263         $   52,263     $  52,263
    Estimated net proceeds......................    53,750         63,500             73,250        84,463
    Plus: Stock issued to The EverTrust
     Foundation.................................     3,315          3,900              3,900         3,900
    Less: Stock Contribution to The EverTrust
     Foundation.................................    (3,315)        (3,900)            (3,900)       (3,900)
    Less: Cash Contribution to The EverTrust
     Foundation.................................    (1,105)        (1,300)            (1,300)       (1,300)
    Plus: Tax benefit of the contribution to
       The EverTrust Foundation.................     1,503          1,768              1,768         1,768

    Less: Common stock acquired by employee
      stock ownership plan......................    (1,171)        (1,378)            (1,573)       (1,797)
    Less: Common stock to be acquired by
     management recognition and development
     plan(4)....................................    (2,343)        (2,756)            (3,146)       (3,595)
                                                 ---------      ---------         ----------     ----------
        Pro forma stockholders' equity(7)....... $ 102,897      $ 112,097         $  121,262     $  131,802
                                                 =========      =========         ==========     ==========

Consolidated stockholders' equity per
 share(6)(8):
    Historical(6)...............................     $8.92          $7.59              $6.65         $5.82
    Estimated net proceeds......................      9.18           9.22               9.31          9.40
    Plus: Stock issued to The EverTrust
     Foundation.................................      0.57           0.57               0.50          0.43
    Less: Stock contribution to The EverTrust
     Foundation.................................     (0.57)         (0.57)             (0.50)        (0.43)
    Less: Cash contribution to The EverTrust
     Foundation.................................     (0.19)         (0.19)             (0.17)        (0.14)
    Plus: Tax benefit of the contribution to
        The EverTrust Foundation................      0.26           0.26               0.22          0.20
    Less: Common stock acquired by employee
        stock ownership plan....................     (0.20)         (0.20)             (0.20)        (0.20)
    Less: Common stock to be acquired by
     management recognition and development
     plan(4)....................................     (0.40)         (0.40)             (0.40)        (0.40)
                                                 ---------      ---------         ----------      --------
           Pro forma stockholders' equity
            per share(9)........................    $17.57         $16.28             $15.41        $14.68
                                                 =========      =========         ==========      =========
Offering price as a percentage of pro forma
 stockholders' equity per share.................     56.92%         61.43%             64.89%        68.12%

Shares used in book value per share
 calculations................................... 5,856,500      6,890,000          7,865,000     8,986,250



                          (footnotes on following page)

-----------------
(1) Gives effect to the sale of an additional 1,121,250 shares in the conversion, which may be issued to cover an increase in the pro forma market value of EverTrust Financial Group, Inc. and Everett Mutual Bank as converted, without the resolicitation of subscribers or any right of cancellation. The issuance of such additional shares will be conditioned on a determination by RP Financial that such issuance is compatible with its determination of the estimated pro forma market value of EverTrust Financial Group, Inc. and Everett Mutual Bank as converted. See "Mutual Bancshares' Conversion -- Stock Pricing and Number of Shares to be Issued."

(2) No effect has been given to withdrawals from savings accounts for the purpose of purchasing common stock in the conversion. Since funds on deposit at Everett Mutual Bank may be withdrawn to purchase shares of common stock (which will reduce deposits by the amount of such purchases), the net amount of funds available to Everett Mutual Bank for investment following receipt of the net proceeds of the conversion will be reduced by the amount of such withdrawals.

(3) The funds used to acquire such shares will be borrowed by the employee stock ownership plan at an interest rate equal to the prime rate as published in The Wall Street Journal on the closing date of the conversion, which rate is currently 7.75%, from the net proceeds from the conversion retained by EverTrust Financial Group, Inc. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. Everett Mutual Bank intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. EverTrust Financial Group, Inc.'s payment of the employee stock ownership plan debt is based upon equal installments of principal over a five-year period, assuming a federal income tax rate of 34.0%. Interest income earned by Everett Mutual Bank on the employee stock ownership plan debt offsets the interest it will pay on the employee stock ownership plan loan. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. Applicable accounting practices require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. See "Management of Everett Mutual Bank -- Benefits -- Employee Stock Ownership Plan."


(4) In calculating the pro forma effect of the management recognition and development plan, it is assumed that the required stockholder approval has been received, that the shares were acquired at the beginning of the period presented in open market purchases at the $10.00 per share purchase price, that 20% of the amount contributed was an amortized expense during the period, and that the federal income tax rate is 34.0%. The issuance of authorized but unissued shares of the common stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.85% and pro forma net income per share would be $0.43, $0.39, $0.37 and $0.34 at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range for the year ended March 31, 1999, respectively, and pro forma stockholders' equity per share would be $17.30, $16.04, $15.22 and $14.49 at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range at March 31, 1999, respectively. Shares issued under the management recognition and development plan vest 20% per year and for purposes of this table compensation expense is recognized on a straight-line basis over each vesting period. In the event the fair market value per share is greater than $10.00 per share on the date shares are awarded, total management recognition and development plan expense would increase. The total estimated expense was multiplied by 20% (the total percent of shares for which expense is recognized in the first year) resulting in pre-tax management recognition and development plan expense of $468,000, $552,000, $629,000 and $718,000 at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range for the year ended March 31, 1999, respectively. No effect has been given to the shares reserved for issuance under the proposed stock option plan.

(5) Per share amounts are based upon shares outstanding of 5,762,796, 6,779,760, 7,739,160 and 8,842,470 at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range for the year ended March 31, 1999, respectively, which includes the shares of common stock sold in the conversion less the number of shares assumed to be held by the employee stock ownership plan not committed to be released within the first year following the conversion.

(6) Historical per share amounts have been computed as if the shares of common stock expected to be issued in the conversion had been outstanding at the beginning of the period or on the date shown, but without any adjustment of historical net income or historical retained earnings to reflect the investment of the estimated net proceeds of the sale of shares in the conversion, the additional employee stock ownership plan expense or the proposed management recognition and development plan expense, as described above.

(7) "Book value" represents the difference between the stated amounts of Everett Mutual Bank's assets and liabilities. The amounts shown do not reflect the liquidation account which will be established for the benefit of eligible account holders and supplemental eligible account holders in the conversion, or the federal income tax consequences of the restoration to income of Everett Mutual Bank's special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "Mutual Bancshares' Conversion -- Effects of Conversion to Stock Form on Depositors and Borrowers of Everett Mutual Bank" and "Taxation." The amounts shown for book value do not represent fair market values or amounts distributable to stockholders in the unlikely event of liquidation.

(8) Per share amounts are based upon shares outstanding of 5,856,500, 6,890,000, 7,865,000 and 8,986,250 at the minimum, midpoint, maximum and 15% above the maximum of the estimated valuation range, respectively.

(9) Does not represent possible future price appreciation or depreciation of the common stock.

                COMPARISON OF VALUATION AND PRO FORMA INFORMATION
                           WITH AND WITHOUT FOUNDATION


         If EverTrust does not establish the charitable foundation as part of the conversion, RP Financial has estimated that the pro forma aggregate market value of EverTrust would be approximately $74.0 million at the midpoint of the estimated price range. This is approximately $9.0 million greater than the pro forma aggregate market capitalization of EverTrust, including the foundation, and would result in a 900,000 share increase in the amount of common stock offered for sale in the conversion. The pro forma book value ratio would be the same, assuming the mid-point, under both the current appraisal and the estimate of the value of EverTrust without the foundation. The pro forma shareholders' equity per share would also be the same with or without the foundation. EverTrust cannot assure that, in the event the foundation was not formed, the appraisal prepared at that time would have concluded that the pro forma market value of EverTrust would be that same as was estimated. The following information is not based on Mutual Bancshares' existing foundation, the Everett Mutual Foundation, which was formed in 1990.

                                                                                                                At the Maximum,
                                  At the Minimum             At the Midpoint          At the Maximum              As Adjusted
                               ----------------------   -----------------------  -----------------------   ------------------------
                                 With          No         With          No         With          No          With           No
                               Foundation   Foundation  Foundation   Foundation  Foundation   Foundation   Foundation    Foundation
                               ----------   ----------  ----------   ----------  ----------   ----------   ----------    ----------
                                                           (Dollars in thousands, except per share amounts)
Estimated offering
 amount ...................   $ 55,250      $ 62,900      $ 65,000    $ 74,000    $ 74,750      $ 85,100    $ 85,963      $ 97,865
Pro forma market
 capitalization ...........     58,565        62,900        68,900      74,000      78,650        85,100      89,863        97,865
Total assets ..............    503,828       509,715       513,223     520,149     522,388       530,583     532,928       542,582
Total liabilities .........    399,826       399,826       399,826     399,826     399,826       399,826     399,826       399,826
Pro forma
 shareholders' equity .....    102,897       109,889       112,097     120,323     121,262       130,757     131,802       142,756
Pro forma
 consolidated net
 income ...................      2,471         2,701         2,666       2,936       2,874         3,172       3,112         3,443
Pro forma
 shareholders' equity
 per share ................   $  17.57      $  17.47      $  16.28    $  16.26    $  15.41      $  15.36    $  14.68      $  14.59
Pro forma
 consolidated net
 income per share .........   $   0.42      $   0.44      $   0.40    $   0.40    $   0.37      $   0.38    $   0.35      $   0.36
Pro Forma Pricing
 Ratios:
     Offering price as a
      percentage of pro
      forma shareholders'
      equity per share ....      56.92%        57.24%        61.43%      61.50%      64.89%        65.10%      68.12%        68.54%
     Offering price to pro
      forma net income per
      share ....                 23.81x        22.73x        25.00x      25.00x      27.03x        26.32x      28.57x        27.78x
     Pro forma market
      capitalization
      to assets ...........      11.62%        12.34%        13.42%      14.23%      15.06%        16.04%      16.86%        18.04%
Pro Forma Financial
 Ratios:
     Return on assets .....       0.49%         0.53%         0.52%       0.56%       0.55%         0.60%       0.58%         0.63%
     Return on
      shareholders'
      equity ..............       2.40%         2.46%         2.38%       2.44%       2.37%         2.43%       2.36%         2.41%
     Shareholders'
      equity to assets ....      20.42%        21.56%        21.84%      23.13%      23.21%        24.64%      24.73%        26.31%

          SHARES TO BE PURCHASED BY MANAGEMENT WITH SUBSCRIPTION RIGHTS


         The following table sets forth information as to the approximate purchases of common stock by each director and executive officer of EverTrust, Everett Mutual Bank and related entities, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement with respect to these intended purchases, and, therefore, actual purchases could be more or less than indicated below. Directors and officers of Everett Mutual Bank and their associates may not purchase in excess of 27% of the shares sold in the conversion. For purposes of the following table, it has been assumed that sufficient shares will be available to satisfy subscriptions in all categories. Directors, officers, their associates and employees will pay the same price as all other subscribers for the shares for which they subscribe.


                                                                           Percent of           Percent of
                                    Anticipated       Anticipated         Shares at the        Shares at the
                                     Number of           Dollar            Minimum of           Maximum of
                                    Shares to be      Amount to be        the Estimated        the Estimated
Name and Position                   Purchased(1)       Purchased       Valuation Range(2)   Valuation Range(2)
-----------------                   ------------       ---------       ------------------   ------------------
Michael B. Hansen                      25,000          $250,000*              0.43%                0.32%
 President, Chief Executive
  Officer and Director

Michael R. Deller                      10,000           100,000               0.17                 0.13
 Executive Vice President
  and Director

Jeffrey R. Mitchell                    10,000           100,000               0.15                 0.11
 Senior Vice President,
  Chief Financial Officer
  and Treasurer

Lorelei Christenson                    10,000           100,000               0.17                 0.13
 Senior Vice President,
  Chief Information Officer
  and Corporate Secretary

Terry Cullom                           5,000             50,000               0.09                 0.06
 Vice President and
  Credit Administrator

Margaret B. Bavasi                     12,000           120,000               0.20                 0.15
 Director

R. Michael Kight                       10,000           100,000               0.17                 0.13
 Director

Robert A. Leach, Jr.                   20,000           200,000               0.34                 0.25
 Director

George S. Newland                      10,000           100,000               0.17                 0.13
 Director

William J. Rucker                      20,000           200,000               0.34                 0.25
 Director

Thomas J. Gaffney                      20,000           200,000               0.34                 0.25
 Director

Thomas R. Collins                      20,000           200,000               0.34                 0.25
 Director

Dale A. Lyski                           7,500            75,000               0.13                 0.10
 President and Chief
  Operating Officer of
  Commercial Bank of
  Everett

John E. Thoresen                        7,500            75,000               0.13                 0.10
 President of Mutual                   ------          --------               ----                 ----
  Bancshares Capital
  Inc., a subsidiary
  of EverTrust

       Total                          187,000        $1,870,000               3.19                 2.38
                                      =======        ==========               ====                 ====


------------------

*    Maximum amount available for individual purchase.

(1) Does not include any shares to be awarded pursuant to the employee stock ownership plan and management recognition and development plan or options to acquire shares pursuant to the stock option plan.

(2)  Includes shares contributed to The EverTrust Foundation.

                       MUTUAL BANCSHARES AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

         The following Consolidated Statements of Income of Mutual Bancshares and subsidiaries for the fiscal years ended March 31, 1999, 1998 and 1997 have been derived from the audited consolidated financial statements audited by Deloitte & Touche LLP, independent auditors. The report of independent auditors is included herein. These statements should be read in conjunction with the Consolidated Financial Statements and related Notes included in the back of this prospectus.


                                                    Years Ended March 31,
                                             ----------------------------------
                                                1999        1998         1997
                                                ----        ----         ----
                                                      (In thousands)
INTEREST INCOME:
  Loans receivable ......................    $ 28,852     $ 28,625     $ 26,379
  Investment securities:
    Taxable interest income .............       4,204        4,151        4,052
    Tax-exempt interest income ..........         376          367          344
    Dividend income .....................         462          319          274
                                             --------     --------     --------
      Total investment security income...       5,042        4,837        4,670
                                             --------     --------     --------
      Total interest income..............      33,894       33,462       31,049
INTEREST EXPENSE:
  Deposit accounts ......................      16,816       16,762       15,716
  Federal Home Loan Bank advances .......       1,021        1,137        1,294
                                             --------     --------     --------
      Total interest expense.............      17,837       17,899       17,010
                                             --------     --------     --------
         Net Interest Income ............      16,057       15,563       14,039
PROVISION FOR LOAN LOSSES ...............         780          420          420
                                             --------     --------     --------
         Net interest income after
          provision for loan losses .....      15,277       15,143       13,619
                                             ========     ========     ========

OTHER INCOME:
  Loan service fees .....................         781          854          798
  Gain (loss) on sale of securities......         315           (1)          --
  Other, net ............................         831          939          276
                                             --------     --------     --------
         Total other income .............       1,927        1,792        1,074

OTHER EXPENSES:
  Salaries and employee benefits ........       5,436        4,761        4,134
  Occupancy and equipment ...............       3,134        2,388        2,260
  Charitable contributions ..............       3,426          106           70
  Information processing costs ..........         849          653          582
  Other, net ............................       2,687        2,379        2,750
                                             --------     --------     --------
         Total other expenses ...........      15,532       10,287        9,796
                                             --------     --------     --------

BALANCE, earnings before federal
 income taxes ...........................       1,672        6,648        4,897

FEDERAL INCOME TAXES:
  Current ...............................       1,944        2,551        1,598
  Deferred ..............................      (1,683)        (437)        (211)
                                             --------     --------     --------
          Total federal income tax ......         261        2,114        1,387
                                             --------     --------     --------

Net Income ..............................    $  1,411     $  4,534     $  3,510
                                             ========     ========     ========


See Notes to Consolidated Financial Statements.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General


         The following discussion is intended to assist in understanding the financial condition and results of operations of Mutual Bancshares and its subsidiaries. The information contained in this section should be read in conjunction with the Consolidated Financial Statements and the accompanying Notes in the back of this prospectus, the Consolidated Statements of Income on the previous page, as well as the other sections of this prospectus.


         Mutual Bancshares' results of operations depend primarily on its net interest income, which is the difference between the income earned on its interest-earning assets, consisting of loans and investments, and the cost of its interest-bearing liabilities, consisting of deposits and Federal Home Loan Bank of Seattle borrowings. Mutual Bancshares' net income is also affected by, among other things, fee income, provisions for loan losses, operating expenses and income tax provisions. Mutual Bancshares' results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and policies concerning monetary and fiscal affairs, housing and financial institutions and the attendant actions of the regulatory authorities.

Forward-Looking Statements

         This prospectus contains forward-looking statements which are based on assumptions and describe future plans, strategies and expectations of Mutual Bancshares. These forward-looking statements are generally identified by use of the word "believe," "expect," "intend," anticipate," "estimate," "project," or similar words. Mutual Bancshares's ability to predict results of the actual effect of future plans or strategies is uncertain. Factors which could have a material adverse effect on our operations include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market areas and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and you should not rely too much on these statements.

Operating Strategy

         Mutual Bancshares is a bank holding company which was formed in 1993 in connection with the mutual holding company reorganization of Everett Mutual Bank. At March 31, 1999, Mutual Bancshares owned four subsidiaries - Everett Mutual Bank, a Washington state chartered savings bank; Commercial Bank of Everett, a Washington state chartered commercial bank; I-Pro, Inc., a Washington corporation, which is an item processing company; and Mutual Bancshares Capital Inc., a Washington corporation, which is a venture capital firm.


         Everett Mutual Bank's strategy is to operate as a community-based, retail oriented financial institution offering a wide variety of banking products, delivered and distinguished by providing a superior level of customized service to individuals. Everett Mutual Bank attracts retail deposits and generates real estate secured loans through its 11 banking offices using targeted marketing, customer cross-selling, referrals and its longstanding reputation in its market area as a primary means of meeting this strategy. Everett Mutual Bank strives to serve a niche base of higher balance transaction account customers by offering tiered, interest-bearing products, versus a mass market strategy that seeks lower balance/no interest/high fee transaction accounts. In addition to offering one- to four family real estate loans, Everett Mutual Bank focuses on construction and land development loans, as well as multi-family and commercial real estate loans. Since single family lending has become a commodity product, Everett Mutual Bank has sought to diversify its lending activities by emphasizing real estate construction, multi-family and commercial lending. This diversification has allowed for continued customization of its lending products in a highly competitive environment. To a lesser, but increasing extent, Everett Mutual Bank also originates consumer loans and intends to continue to build the consumer lending segment of its loan portfolio through a broadened product line with an emphasis on quality service. See "Business of Mutual Bancshares -- Lending Activities."


         Commercial Bank of Everett's strategy is to operate as a community-based financial institution primarily focused on serving the needs of business banking customers with a high level of customer service. This strategy is accomplished by providing banking services directly at the customer's place of business, including lending and non-cash deposit activities, to the greatest extent possible. Commercial Bank of Everett does not directly compete with Everett Mutual Bank's retail customer focus. Rather, Commercial Bank of Everett and Everett Mutual Bank serve to complement each other through an organized referral network that provides both banks with the opportunity for increased business. Commercial Bank of Everett was formed as a start-up bank under a separate banking charter in order to foster and preserve a true commercial banking culture which is diverse from the historical operating strategy of Everett Mutual Bank. Commercial Bank of Everett's business consists primarily of attracting non-cash deposits from business customers and, to a lesser extent, the general public, and using those funds to originate commercial loans to a wide variety of small businesses and professional service companies in the local market. As an accommodation to its business customers and other contacts made during the normal course of business, Commercial Bank of Everett originates consumer loans, and acts as a broker to Everett Mutual Bank on one- to four-family residential loans, multi-family and commercial real estate loans. See "Business of Commercial Bank of Everett."


         The operating strategy of Mutual Bancshares' other minor subsidiaries, I-Pro, Inc. and Mutual Bancshares Capital, Inc. is to complement and enhance the efficiencies of Everett Mutual Bank and Commercial Bank of Everett through cross-marketing and referral opportunities and by producing additional sources of noninterest income that are not generally subject to the same cyclical influences of the banking business. I-Pro, Inc.'s operating strategy is to provide superior quality backroom check processing and electronic imaging services for banks, with the long-term objective of supplying this technology to non-financial businesses for similar applications. The company employs state of the art check and statement imaging technology and customized services to accomplish this objective. At March 31, 1999, I-Pro, Inc.'s sole clients included Everett Mutual Bank and Commercial Bank of Everett. The operating strategy of Mutual Bancshares Capital, Inc. is to provide, through an organizational structure more fully explained in "Business of Mutual Bancshares Capital, Inc.," management services and limited partnership venture capital investments under licensing by the Small Business Administration as a Small Business Investment Company. These management and investment opportunities are expected to result in an additional source of non-interest income to the consolidated operations of Mutual Bancshares and provide for potential cross-selling opportunities with the other subsidiaries of Mutual Bancshares as well. See "Business of I- Pro, Inc." and "Business of Mutual Bancshares Capital, Inc."

         Mutual Bancshares does not presently engage in any activities outside of serving as a shell parent company for its subsidiaries. The operating strategy of Mutual Bancshares has been to invest dividends received from Everett Mutual Bank into additional operating subsidiaries, which currently consist of Commercial Bank of Everett, I-Pro, Inc. and Mutual Bancshares Capital, Inc., in an effort to expand and diversify the consolidated operations of Mutual Bancshares across a variety of companies that are engaged in complementary, but different, businesses and/or operating strategies. As a result of the additional capital that will be retained by EverTrust Financial Group, Inc. from the conversion, we anticipate that this diversification strategy will continue and accelerate, although there are no specific acquisitions or new business formations planned at this time.

Comparison of Financial Condition of Mutual Bancshares at March 31, 1999 and March 31, 1998

         Total assets increased 7.3% from $421.3 million at March 31, 1998 to $452.1 million at March 31, 1999, primarily as a result of an increase in loans receivable, net, which was funded by increased deposits, Federal Home Loan Bank advances and retained net income.

         Cash and cash equivalents decreased 30.9% from $19.1 million at March 31, 1998 to $13.2 million at March 31, 1999, primarily as a result of a decrease in overnight Fed Funds and Federal Home Loan Bank investments that were reinvested in securities available for sale in generally the one to three year maturity range at a higher yield as short-term interest rates fell during the year. Lower short term interest rates throughout the year precipitated the move from short-term to intermediate term securities to increase yield and net interest income.


         Securities available for sale increased 58.1% from $38.9 million at March 31, 1998 to $61.6 million at March 31, 1999, as management employed a strategy of shifting from shorter term investments to longer term corporate bond investments in order to increase yield. Approximately $13.4 million of this increase was funded by the reinvestment of maturing held to maturity securities and overnight Fed Funds and Federal Home Loan Bank investments. The remaining $9.3 million of the increase was funded by increased deposits and Federal Home Loan Bank advances. Management intends to place most new investment purchases in the available for sale category which allows for active management of the securities portfolio to meet liquidity and asset/liability management needs. See "Business of Mutual Bancshares -- Investment Activities."

         Loans receivable, net, including loans held-for-sale, increased 5.9% from $325.7 million at March 31, 1998 to $345.0 million at March 31, 1999, primarily as a result of loans held for sale which increased $15.9 million from March 31, 1998 to March 31, 1999. Total loans, before deducting undisbursed loan proceeds, deferred loan fees, and reserves for loan losses, increased 7.2% from $356.4 million at March 31, 1998 to $382.1 million at March 31, 1999. Although a higher level of one- to four family saleable loans was held as of March 31, 1999, total one- to four family loans increased only $6.3 million or 6.6%, as many existing loans in this category were paid off as a result of heavy refinancing activity triggered by historically low mortgage interest rates. Commercial and multi-family construction/permanent loans increased $14.7 million or 125.1% as Everett Mutual more actively marketed this loan product. See "Business of Mutual Bancshares -- Construction and Land Development Lending." The combined outstanding balance of permanent commercial and multifamily loans was unchanged from March 31, 1998 to March 31, 1999, despite gross loan originations of $32.0 million in these two categories during the fiscal year, as a result of an increase in payoffs and refinancings. The commercial and multi-family portfolios also experienced strong payoffs from refinancings triggered by historically low interest rates and increased market competition. Business loans increased $2.7 million or 43.7% as originations by the Commercial Bank of Everett increased. Competition for real estate secured and business loans is considered intense and is indicative of the modest growth in the loan portfolio from March 31, 1998 to March 31, 1999.


         Loans held-for-sale on the secondary market increased from $13.7 million at March 31, 1998 to $29.6 million at March 31, 1999. This 116.3% increase resulted primarily from holding saleable loans to absorb liquidity and provide interest income at a higher rate than comparable investment securities. Many of these loans were originated from refinance activity and have very low loan to value ratios, making them high quality assets. Management may continue to hold saleable loans for longer periods as part of Mutual Bancshares' asset/liability strategy. Changes in interest rates impact the market value of loans held-for-sale, which are carried on the consolidated financial statements at the lower of cost or market value on an aggregate basis. Rising interest rates would result in decreased market value which would be recognized as a component of net income in the event that the aggregate market value decreased below the cost of loans held-for-sale.

         Premises and equipment, net, decreased 9.2% from $8.8 million at March 31, 1998 to $8.0 million at March 31, 1999, as a result of depreciation expense. During the year ended March 31, 1999 Mutual Bancshares and its subsidiaries reevaluated and shortened the estimated life of certain electronic equipment, consisting principally of personal computers and related software and I-Pro's item processing hardware and software, and as a result, incurred additional depreciation expenses of approximately $450,000. For the years ended March 31, 1999 and 1998, depreciation expense was $1.5 million and $1.1 million, respectively. See "Business of Mutual Bancshares -- Properties."

         Deposits increased 7.1% from $351.0 million at March 31, 1998 to $375.9 million at March 31, 1999, primarily as a result of interest credited back to accounts and a general growth in deposits brought about by the opening of the new Stanwood branch of Everett Mutual Bank.


         Federal Home Loan Bank of Seattle advances increased 22.2% from $15.5 million at March 31, 1998 to $18.9 million at March 31, 1999, primarily as a result of asset/liability objectives to obtain longer-term, fixed rate, funding at historically low interest rates. In the future, as one of its strategies to leverage excess capital, EverTrust may engage in "wholesale leveraging" by investing Federal Home Loan Bank of Seattle advances in investment securities of the type in which Mutual Bancshares currently invests, with the goal of recognizing income on the difference between the interest rate paid on the advance and the interest rate earned on the securities, although EverTrust currently has no specific plans to do so.


         Total capital increased 2.3% from $51.1 million at March 31, 1998 to $52.3 million at March 31, 1999, primarily as a result of retained net income for the year ended March 31, 1999.

Comparison of Operating Results of Mutual Bancshares for the Year Ended March 31, 1998 and 1999

         Net Income. Net income decreased 68.9% from $4.5 million for the year ended March 31, 1998 to $1.4 million for the year ended March 31, 1999 primarily as a result of $3.4 million, pre-tax, in charitable contributions (primarily to the Everett Mutual Foundation), higher loan loss provisions and increased noninterest expenses for salaries and benefits and occupancy that were not fully offset by higher net interest income and higher noninterest income.

         Net Interest Income. Net interest income increased 3.2% from $15.6 million for the year ended March 31, 1998 to $16.1 million for the same period in 1999 as total interest income increased more than total interest expense.


         Total interest income increased 1.3% from $33.5 million for the year ended March 31, 1998 to $33.9 million for the year ended March 31, 1999 primarily as a result of an increase in the average balance of loans receivable, net, which more than offset a decline in the average yield. The average balance of loans receivable, net, increased from $322.8 million for the year ended March 31, 1998 to $334.9 million for the year ended March 31, 1999 as a result of increased loan demand. The average yield earned on loans declined from 8.87% for the year ended March 31, 1998 to 8.62% for the year ended March 31, 1999 primarily as a result of loan refinancings and new loan originations at lower market interest rates. Interest earned on investment and mortgage-backed securities increased from $4.8 million for the year ended March 31, 1998 to $5.0 million for the year ended March 31, 1999 as average balances increased from $64.0 million for the year ended March 31, 1998 to $71.6 million for the year ended March 31, 1999 as a result of investing cash from deposit increases.


         Total interest expense remained virtually unchanged from $17.9 million for the year ended March 31, 1998 to $17.8 million for the year ended March 31, 1999. The average balance of total deposits increased $15.5 million but the weighted average cost of deposits decreased 20 basis points due to a general decline in market interest rates. The average balance of certificates of deposit increased from $177.9 million for the year ended March 31, 1998 to $182.0 million for the year ended March 31, 1999 as a result of interest credited to accounts and deposit increases at the new Stanwood branch office. Interest expense on Federal Home Loan Bank advances decreased $100,000 from $1.1 million at March 31, 1998 to $1.0 million at March 31, 1999 primarily as a result of a decrease in average balances.

         Mutual Bancshares' interest rate spread was 3.27% for the year ended March 31, 1998 and 3.20% for the same period in 1999. The net interest margin declined from 3.89% for the year ended March 31, 1998 to 3.83% for the same period in 1999 as the yield on interest earning assets decreased more than the cost of interest bearing liabilities. It is anticipated that the net interest margin may be subject to decline as a result of intense pricing competition for both loans and deposits in the market area.

         Provision for Loan Losses. Provisions for loan losses are charges to earnings to bring the total allowance for loan losses to a level considered by management as adequate to provide for known and inherent risks in the loan portfolio, based on management's continuing analysis of factors underlying the quality of the loan portfolio. These factors include changes in portfolio size and composition, actual loan loss experience, current economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and determination of the existence and realizable value of the collateral and guarantees securing the loans. See "Business of Mutual Bancshares -- Lending Activities -- Nonperforming Assets and Delinquencies" and Note 1 of Notes to Consolidated Financial Statements.

         The provision for loan losses was $780,000 for the year ended March 31, 1999 compared to $420,000 for the year ended March 31, 1998. This resulted from management's ongoing consistent application of its formula analysis methodology which measures changes in loan portfolio composition by collateral categories, including loan commitments and classified loans. The formula analysis is supplemented by management's ongoing assessment of overall credit quality of the portfolio, including loan delinquencies and peer group analysis, adjusted for current economic conditions. The allowance for loan losses was $5.7 million, or 1.62% of total loans at March 31, 1999, compared to $4.9 million or 1.48% of total loans at March 31, 1998. The unallocated portion of the allowance for loan losses was $377,000 and $329,000 at March 31, 1999 and March 31, 1998,
respectively. The increased allowance level resulted from continued loan portfolio growth in the higher-risk lending categories of commercial and multi-family construction/permanent loans, business loans and credit card loans during the period, which comprised $224.5 million, or 58.8% of the portfolio at March 31, 1999, versus $206.2 million, or 57.9% of the portfolio at March 31, 1998. The allocated portion of the allowance for loan losses for these loan types was $3.3 million at March 31, 1999 and $2.9 million at March 31, 1998. In addition, commercial and multi-family loans have larger individual loan amounts, which have a greater single impact on the total portfolio quality in the event of delinquency or default. There have been significant negative changes in the economic environment and governmental regulations from March 31, 1998. In particular, the Boeing Company has announced company-wide layoffs of 48,000, with 31,000 of the layoffs expected to occur in the State of Washington. As home to the largest Boeing assembly plant in the state, Snohomish County is particularly impacted by the layoffs since twenty percent of jobs in the County are in the aerospace industry, including parts manufacturers and other suppliers to Boeing. As a result of the foregoing, the level of reserves allocated to one- to four-family loans increased to $784,000 at March 31, 1999 from $320,000 at March 31, 1998. In addition, the listing of chinook salmon as an endangered species and the resulting impact that designation has on the ability of Everett Mutual Bank's commercial construction and spec construction borrowers' abilities to complete projects, warranted higher reserve levels. See "Risk Factors."


         Noninterest Income. Total noninterest income increased 7.5% from $1.8 million for the year ended March 31, 1998 to $1.9 million for the year ended March 31, 1999. This increase resulted primarily from the gain on sale of equity securities and, to a lesser extent, increased earnings on automated teller machine operations as a result of the expanded network of owned machines. The increases were partially offset by lower earnings on the sale of other real estate owned and residential mortgage loans.


         Noninterest Expense. Total noninterest expense increased 51.0% from $10.3 million for the year ended March 31, 1998 to $15.5 million for the year ended March 31, 1999 primarily as a result of $3.4 million of charitable contributions, primarily to The Everett Mutual Foundation, as compared to a $106,000 during fiscal 1998. Also contributing to the increase in noninterest expenses were increases in salaries and employee benefits, occupancy and fixed assets, and Y2K preparation and testing costs. Salaries and employee benefits increased from $4.8 million for the year ended March 31, 1998 to $5.4 million for the year ended March 31, 1999 as a result of increased staffing levels, general salary increases and related payroll tax cost. Occupancy and equipment expense increased from $2.4 million for the year ended March 31, 1998 to $3.1 million for the year ended March 31, 1999 primarily as a result of expenses associated with accelerated depreciation on electronic equipment. Noninterest expense can be expected to increase in subsequent periods following the consummation of the conversion as a result of increased costs associated with operating as a public company and increased compensation expense as a result of the adoption of the employee stock ownership plan and, if approved by EverTrust's stockholders, the management recognition plan. After the contribution being made as part of the conversion, Mutual Bancshares does not intend to make significant contributions to The Everett Mutual Foundation in the future. See "Risk Factors -- Return on Equity Will Be Below Average After Conversion Because of High Capital Levels and Operating Losses of Subsidiaries" and "-- Implementation of Benefit Plans Will Increase Future Compensation Expense and May Lower EverTrust Financial Group, Inc.'s Net Income."

         Provision for Income Taxes. The provision for income taxes decreased from $2.1 million for the year ended March 31, 1998 to $261,000 for the year ended March 31, 1999 as a result of lower income before income taxes. The effective tax rate was 31.8% for the year ended March 31, 1998 and 15.6% for the year ended March 31, 1999. The effective tax rate was lower primarily as a result of tax-exempt interest and federal low income housing tax credits. For the year ended March 31, 1998, tax-exempt interest and federal low income housing tax credits lowered the effective tax rate 160 basis points and 320 basis points, respectively. For the year ended March 31, 1999, these same items lowered the effective tax rate 770 basis points and 1,290 basis points, respectively.

         The deferred portion of the provision for income taxes was ($437,000) for the year ended March 31, 1998 and ($1.7) million for the year ended March 31, 1999. The change in the deferred portion is primarily attributable to expenses for bad debts, depreciation and charitable contributions, that were not fully deductible in the current tax year, offset by income deferred into future years which was comprised primarily of Federal Home Loan Bank stock dividends.


Comparison of Operating Results of Mutual Bancshares for the Years Ended March 31, 1997 and 1998

         Net Income. Net income increased 29.2% from $3.5 million in fiscal 1997 to $4.5 million in fiscal 1998 primarily as a result of increased net interest income and noninterest income.

         Net Interest Income. Net interest income increased 10.9% from $14.0 million in fiscal 1997 to $15.6 million in fiscal 1998 as total interest income increased more than total interest expense.


         Total interest income increased 7.8% from $31.0 million in fiscal 1997 to $33.5 million in fiscal 1998 primarily as a result of an increase in the average balance of loans receivable, net, from $303.0 million in fiscal 1997 to $322.8 million in fiscal 1998 as a result of increased loan demand. The average yield earned on loans receivable, net, increased from 8.70% in fiscal 1997 to 8.87% in fiscal 1998 primarily because of the increased balances in higher yielding loan products such as speculative construction, multi-family and commercial loans, combined with accelerated amortization of deferred loan fees as a result of increases in both loan payoffs and sales. Interest earned on investment and mortgage-backed securities increased from $4.7 million in fiscal 1997 to $4.8 million in fiscal 1998 as average balances increased from $53.4 million in fiscal 1997 to $64.0 million in fiscal 1998 as a result of investing funds from deposit increases.


         Total interest expense increased 5.2% from $17.0 million in fiscal 1997 to $17.9 million in fiscal 1998 primarily as a result of an increase in the average balance of deposits from $315.3 million in fiscal 1997 to $333.8 million in fiscal 1998, coupled with a slight increase in the average rate paid from 4.98% in fiscal 1997 to 5.02% in fiscal 1998, as a result of a change in the deposit mix to higher yielding products.

         The interest rate spread increased from 3.12% in fiscal 1997 to 3.27% in fiscal 1998. The net interest margin increased from 3.70% for the year ended March 31, 1997 to 3.89% for the same period in 1998. This increase is primarily attributable to commercial banking activities and increased yields on interest earning assets above interest bearing liabilities.

         Provision for Loan Losses. The provision for loan losses was $420,000 for the year ended March 31, 1998, the same level as the year ended March 31, 1997. This resulted from management's ongoing application of its formula analysis methodology which measures changes in loan portfolio composition by collateral categories, including unfunded loan commitments and classified loans, which, as discussed above, has been consistently applied year to year. The formula analysis is supplemented by management's ongoing assessment of overall credit quality of the portfolio, including loan delinquencies and peer group analysis, adjusted for current economic conditions. The allowance for loan losses was $4.9 million, or 1.48% of total loans at March 31, 1998, compared to $4.5 million or 1.45% of total loans at March 31, 1997. The unallocated portion of the allowance for loan losses was $329,000 and $618,000 at March 31, 1998 and March 31, 1997, respectively. The increased allowance level resulted from continued loan portfolio growth in the higher-risk lending categories of commercial and multi-family construction/permanent loans, business loans and credit card loans during the period, which comprised $206.2 million, or 57.9% of the portfolio at March 31, 1998, versus $185.2 million, or 57.5% of the portfolio at March 31, 1997. The allocated portion of the allowance for loan losses for these loan types was $2.9 million at March 31, 1998 and $2.5 million at March 31, 1997. The unallocated portion of the reserve declined due to exceptionally strong economic conditions in the market area. For further information, see the discussion on the allowance and related methodology contained in "Business of Mutual Bancshares -- Allowance for Loan Losses." See "Business of Mutual Bancshares -- Lending Activities -- Nonperforming Assets and Delinquencies" and Note 1 of Notes to Consolidated Financial Statements.


         Noninterest Income. Total noninterest income increased 66.9% from $1.1 million in fiscal 1997 to $1.8 million in fiscal 1998. The increase resulted primarily from gains on the sale of two other real estate owned properties (commercial real estate and land development properties); the sale of residential mortgage loans; and higher fees earned on checking accounts as a result of the implementation of a new fee structure. Also, in fiscal 1997 noninterest income included losses on the sale and disposition of fixed assets of $175,000.


         Noninterest Expense. Total noninterest expense increased 5.0% from $9.8 million in fiscal 1997 to $10.3 million in fiscal 1998 primarily as a result of increases in salaries and employee benefits. This change was the result of annual salary increases combined with increased staffing levels. Profit sharing costs also increased in fiscal 1998 because of operating results.


         Provision for Income Taxes. The provision for income taxes increased from $1.4 million in fiscal 1997 to $2.1 million in fiscal 1998 as a result of higher income before income taxes. The effective tax rate was 28.3% in fiscal 1997 and 31.8% in fiscal 1998.

Average Balances, Interest and Average Yields/Cost

         The earnings of Everett Mutual Bank and Commercial Bank of Everett depend largely on the spread between the yield on interest-earning assets, which consist primarily of loans and investments, and the cost of interest-bearing liabilities, which consist primarily of deposit accounts and borrowings, as well as the relative size of Everett Mutual Bank's and Commercial Bank of Everett's interest-earning assets and interest-bearing liabilities.

         The following table sets forth, on a consolidated basis for Mutual Bancshares for the periods indicated, information regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities, resultant yields, interest rate spread, net interest margin, and ratio of average interest-earning assets to average interest-bearing liabilities. Average balances have been calculated using the average of daily balances during the period.

                                                                                   Year Ended March 31,
                                 ---------------------------------------------------------------------------------------------------
                                              1999                             1998                               1997
                                 ----------------------------      -----------------------------      ------------------------------
                                            Interest                         Interest                           Interest
                                 Average       and     Yield/      Average      and       Yield/      Average      and        Yield/
                                 Balance    Dividends   Cost       Balance   Dividends     Cost       Balance   Dividends     Cost
                                 -------    ---------   ----       -------   ---------     ----       -------   ---------     ----
                                                                      (Dollars in thousands)
Interest-earning assets:
   Loans receivable, net(1).....  $334,896    $28,852     8.62%    $322,811     $28,625      8.87%    $303,036     $26,379   8.70%
   Investment securities........    67,771      4,058      5.99      60,493       3,807       6.29      50,118       3,184    6.35
   Federal Home Loan Bank stock.     3,787        291      7.68       3,488         273       7.83       3,232         250    7.74
   Cash and cash equivalents....    12,892        693      5.38      13,699         757       5.53      23,281       1,236    5.31
                                    ------   --------      ----    --------    --------       ----    --------     -------    ----
      Total interest-earning
       assets...................   419,346     33,894      8.08     400,491      33,462       8.36     379,667      31,049    8.18
                                             --------      ----                --------       ----                 -------    ----

Noninterest-earning assets......     7,580                            6,493                              6,598
                                  --------                         --------                            -------

      Total average assets......  $426,926                         $406,984                           $386,265
                                  ========                         ========                           ========

Interest-bearing liabilities:
   Savings accounts............. $  11,454   $    316      2.76%  $  10,373    $    309       2.98%   $ 10,842     $   336    3.10%
   NOW accounts.................    32,227        845      2.62      29,992         839       2.80      27,143         753    2.77
   Money market deposit
    accounts....................   123,469      5,354      4.34     115,514       5,264       4.56     107,214       4,796    4.47
   Certificates of deposit......   182,016     10,301      5.66     177,877      10,350       5.82     170,097       9,831    5.78
                                 ---------   --------      ----   ---------    --------       ----    --------   ---------    ----
     Total deposits.............   349,216     16,816      4.82     333,756      16,762       5.02     315,296      15,716    4.98
   Federal Home Loan Bank
    advances....................    16,215      1,021      6.30      18,003       1,137       6.32      20,682       1,294    6.26
                                ----------  ---------      ----  ----------   ---------       ----    --------   ---------    ----
        Total interest-bearing
         liabilities............   365,431     17,837      4.88     351,759      17,899       5.09     335,978      17,010    5.06
                                             --------      ----                --------       ----                --------    ----

   Noninterest-bearing
    liabilities.................     9,449                             7,713                             6,779
                                ----------                       -----------                          --------

         Total average
          liabilities...........   374,880                          359,472                            342,757

Average equity..................    52,046                           47,512                             43,508
                                ----------                       ----------                           --------

          Total liabilities
           and equity...........  $426,926                         $406,984                           $386,265
                                  ========                         ========                           ========

Net interest income.............              $16,057                           $15,563                            $14,039
                                              =======                           =======                            =======
Interest rate spread............                           3.20%                              3.27%                           3.12%
                                                           ====                               ====                            ====
Net interest margin.............                           3.83%                              3.89%                           3.70%
                                                           ====                               ====                            ====
Ratio of average interest-
 earning assets to average
 interest-bearing liabilities...               114.75%                           113.85%                            113.00%
                                               ======                             ======                             ======

------------
(1) Average loans includes non-performing loans and loans held for sale. Interest income does not include interest on loans 90 days or more past due.

Rate/Volume Analysis

         The following table sets forth the effects of changing rates and volumes on net interest income of Mutual Bancshares. Information is provided with respect to effects on interest income attributable to changes in volume, which are changes in volume multiplied by prior rate; effects on interest income attributable to changes in rate, which are changes in rate multiplied by prior volume; and changes in rate/volume, which are changes in rate multiplied by change in volume.

                                                          Year Ended March 31, 1999                Year Ended March 31, 1998
                                                    Compared to year Ended March 31, 1998     Compared to year Ended March 31, 1997
                                                       Increase (Decrease) Due to                Increase (Decrease) Due to
                                                ----------------------------------------     ---------------------------------------
                                                           Rate/                                        Rate/
                                                Rate       Volume     Volume       Total     Rate       Volume    Volume      Total
                                                ----       ------     ------       -----     ----       ------    ------      -----
                                                                        (In thousands)
Interest-earning assets:
  Loans receivable, net ....................   $ 1,072    $  (814)   $   (30)   $   228    $ 1,721    $   492    $    32    $ 2,245
  Investment securities ....................       458       (185)       (22)       251        659        (30)        (6)       623
  Federal Home Loan Bank
      stock ................................        23         (5)        --         18         20          3         --         23
  Interest-bearing deposits ................       (45)       (21)         1        (65)      (509)        50        (21)      (480)
                                               -------    -------    -------    -------    -------    -------    -------    -------
     Total net change in income on
     interest-earning assets ...............   $ 1,508    $(1,025)   $   (51)   $   432    $ 1,891    $   515    $     5      2,411
                                               =======    =======    =======    -------    =======    =======    =======    -------

Interest-bearing liabilities:
  Savings accounts .........................   $    32    $   (23)   $    (2)         7    $   (15)   $   (13)   $     1        (27)
  NOW accounts .............................        64        (54)        (4)         6         79          6          1         86
  Money market deposit .....................       363       (255)       (18)        90        371         90          7        468
      accounts
  Certificates of deposit ..................       241       (283)        (7)       (49)       450         66          3        519
                                               -------    -------    -------    -------    -------    -------    -------    -------
      Total average deposits ...............       700       (615)       (31)        54        885        149         12      1,046
  Federal Home Loan Bank
      advances .............................      (113)        (3)        --       (116)      (168)        12         (2)      (158)
                                               -------    -------    -------    -------    -------    -------    -------    -------
     Total net change in expense on
     interest-bearing liabilities ..........   $   587    $  (618)   $   (31)       (62)   $   717    $   161    $    10        888
                                               =======    =======    =======    -------    =======    =======    =======    -------
Net change in net interest
     income ................................                                    $   494                                     $ 1,523
                                                                                =======                                     =======

Yields Earned and Rates Paid

         The following table sets forth, on a consolidated basis, for the periods and at the date indicated, the weighted average yields earned on Mutual Bancshares' assets and the weighted average interest rates paid on Mutual Bancshares' liabilities, together with the net yield on interest-earning assets.

                                                       For the Year
                                                      Ended March 31,
                                      At March 31 ----------------------
                                         1999     1999     1998     1997
                                         ----     ----     ----     ----
Weighted average yield on:
  Loans receivable, net (1) .........    7.99%    8.62%    8.87%    8.70%
  Investment securities .............    5.98     5.99     6.29     6.35
  Federal Home Loan Bank stock ......    7.75     7.68     7.83     7.74
  Cash and cash equivalents .........    5.00     5.38     5.53     5.31
     Total interest-earning assets ..    7.63     8.08     8.36     8.18

Weighted average rate paid on:
  Savings accounts ..................    2.77     2.76     2.98     3.10
  NOW accounts ......................    2.61     2.62     2.80     2.77
  Money market deposit accounts .....    4.20     4.34     4.56     4.47
  Certificates of deposit ...........    5.50     5.66     5.82     5.78
     Total average deposits .........    4.60     4.82     5.02     4.98
  Federal Home Loan Bank advances ...    6.19     6.30     6.32     6.26
     Total interest-bearing
      liabilities ...................    4.75     4.88     5.09     5.06

Interest rate spread (spread
 between weighted average rate
 on all interest-earning assets
 and all interest-bearing
 liabilities) .......................    2.88     3.20     3.27     3.12

Net interest margin (net
 interest income (expense)
 as a percentage of average
 interest-earning assets) ...........      --     3.83     3.89     3.70

-------------
(1) Weighted average rate earned on loans does not include earnings from deferred loan fees at March 31, 1999. Earnings from the amortization of loan fees was included in the weighted average rate calculations for the years ended March 31, 1999, 1998 and 1997.

Asset and Liability Management and Market Risk


         Mutual Bancshares' Risks When Interest Rates Change. Mutual Bancshares's profitability depends primarily on its net interest income, which is the difference between the income it receives on its loan and investment portfolio and its cost of funds, which consists of interest paid on deposits and borrowings. Net income is further affected by gains and losses on loans held for sale, which can be affected by changes in interest rates. Net interest income is also affected by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. Mutual Bancshares' profitability is also affected by the level of non-interest income and expenses. Non-interest income includes service charges and fees on accounts and gains on sale of investments. Non-interest income includes service charges and fees on accounts and gain on sale of investments. Non-interest expenses primarily include compensation and benefits, occupancy and equipment expenses, deposit insurance premiums and data processing expenses. Mutual Bancshares's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and regulation and monetary and fiscal policies.

         The following table sets forth at March 31, 1999, the estimated percentage change in Everett Mutual Bank's net interest income over a four-quarter period and market value of portfolio equity based on the indicated changes in interest rates. Management of Mutual Bancshares believes that analysis of interest rate sensitivity set forth below for Everett Mutual Bank would be materially different for Mutual Bancshares on a consolidated basis.


                                               Estimated Change in
  Change (In Basis Points ("bp"))     Net Interest Income      Market Value of
       in Interest Rates (1)          (next four quarters)     Portfolio Equity
  -------------------------------     --------------------    -----------------

                 400   bp                      1.55%               (34.36)%
                 300                          (3.82)               (24.80)
                 200                          (8.69)               (15.38)
                 100                          (6.88)                (7.15)
                 0                               --                    --
                 (100)                         5.57                  6.17
                 (200)                        (0.36)                11.45
                 (300)                       (12.14)                15.91
                 (400)                       (24.22)                19.61

--------------
(1) Assumes an instantaneous uniform change in interest rates at all maturities.

         The assumptions used by management to evaluate the vulnerability of Everett Mutual Bank's operations to changes in interest rates in the preceding table are described below. Although management believes these assumptions are reasonable, the interest rate sensitivity of Everett Mutual Bank's assets and liabilities and the estimated effects of changes in interest rates on Everett Mutual Bank's (and hence Mutual Bancshares') net interest income and market value of portfolio equity indicated in the preceding table could vary substantially if different assumptions were used or actual experience differs from such assumptions. Although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types of assets and liabilities lag behind changes in market interest rates. Non-uniform changes and fluctuations in market interest rates across various maturity horizons will also affect the results presented. In addition, certain assets, such as adjustable rate mortgage loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate from those assumed in calculating the table.

         The assumptions used by management were based upon proprietary data and are reflective of historical results or current market conditions. These assumptions relate to interest rates, prepayments, deposit decay rates, and the market value of certain assets under the various interest rate scenarios.

         Prepayments for mortgage loans were based on management's evaluation of its current loan portfolio. Prepayments were estimated to double from the base at the -400bp rate shock and to decrease to 0.1% of the base at the +400bp rate shock. Everett Mutual Bank's loans are the only assets or liabilities which management assumed possess optionality for purpose of determining market value changes.

         Management assumed the non-maturity deposits could be maintained with rate adjustments not directly proportionate to the change in market interest rate. These assumptions are based upon management's analysis of its customer base, competitive factors and historical review of Everett Mutual Bank's deposit mix.

         The net interest income and net market value table presented above is predicated upon a stable balance sheet with no growth or change in asset or liability mix. In addition, the net market value is based upon the present value of discounted cash flows using management's estimates of current replacement rates to discount the cash flows. The net interest income table is based upon a cash flow simulation of Everett Mutual Bank's existing assets and liabilities. It was also assumed that delinquency rates would not change as a result of changes in interest rates although there can be no assurance that this will be the case. Even if interest rates change in the designated amounts, there can be no assurance that Everett Mutual Bank's assets and liabilities would perform as set forth above. Also, a change in the U.S. Treasury rates in the designated amounts accompanied by a change in the shape of the Treasury yield curve would cause changes to the net market value and net interest income other than those indicated above.

         The following table sets forth at March 31, 1999 the estimated percentage change in Commercial Bank of Everett's net interest income over a four-quarter period and market value of portfolio equity based on the indicated changes in interest rates.


                                             Estimated Change In
   Change (in Basis Points)        Net Interest Income     Market Value of
     in Interest Rates (1)        (next four quarters)    Portfolio Equity
   ------------------------       --------------------    ----------------

             400 bp                      17.91%                (8.13)%
             300                         13.56                 (6.18)
             200                          9.26                 (4.14)
             100                          4.80                 (2.01)
              0                           0.00                  0.00
            (100)                        (4.99)                 1.45
            (200)                       (10.06)                 2.26
            (300)                       (15.42)                 3.17
            (400)                       (21.10)                 4.20

-------------
(1) Assumes an instantaneous uniform change in interest rates at all maturities.

         Certain assumptions utilized by management in assessing the interest rate risk of Commercial Bank of Everett were employed in preparing data included in the preceding table. These assumptions were based upon proprietary data selected by management and are reflective of historical results or current market conditions. These assumptions relate to interest rates, repayment rates, deposit decay rates, and the market value of certain assets under the various interest rate scenarios.

         Prepayment assumptions for mortgage-backed securities and the loan portfolio were based upon industry standards for prepayments. Commercial Bank of Everett's mortgage-backed securities and loan portfolio are the only assets or liabilities which management assumed possess optionality for purposes of determining market value changes.

         Management assumed that the majority of non-maturity deposits had estimated lives ranging from 0 to 5 years, while only 6.0% of non-maturity deposits had estimated lives ranging from 5 to 20 years. These assumptions are based upon management's analysis of its customer base and competitive factors.

         The net interest income and market value table presented above is predicated upon a stable balance sheet with no growth or change in asset or liability mix. In addition, the net market value is based upon the present value of discounted cash flows using management's estimates of current replacement rates to discount the cash flows. The net interest income table is based upon a cash flow simulation of Commercial Bank of Everett's existing assets and liabilities. It was also assumed that delinquency rates would not change as a result of changes in interest rates although there can be no assurance that this will be the case. Even if interest rates change in the designated amounts, there can be no assurance that Commercial Bank of Everett's assets and liabilities would perform as set forth above. Also, a change in the U.S. Treasury rates in the designated amounts accompanied by a change in the shape of the Treasury yield curve would cause changes to the net market value and net interest income other than those indicated above.

         How Mutual Bancshares Manages Its Risk of Interest Rate Changes. Mutual Bancshares does not maintain a trading account for any class of financial instrument nor does it purchase high-risk derivative instruments. Everett Mutual Bank is authorized to engage in limited hedging activities for its saleable loan pipeline, however, no such hedges were in place at March 31, 1999. Furthermore, Mutual Bancshares has no commodity price risk, and only a limited amount of foreign currency exchange rate risk as a result of holding Canadian currency in the normal course of business. For information regarding the sensitivity to interest rate risk of Mutual Bancshares's interest-earning assets and interest-bearing liabilities, see the tables under "Business of Mutual Bancshares -- Lending Activities -- Loan Maturity and Repricing," "-- Investment Activities" and "-- Deposit Activities and Other Sources of Funds -- Deposit Accounts -- Time Deposits by Maturities."

         Mutual Bancshares has sought to reduce the exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. The principal element in achieving this objective is to increase the interest-rate sensitivity of Mutual Bancshares's interest-earning assets by originating for its portfolio loans with interest rates that periodically adjust to market conditions. Mutual Bancshares relies on retail deposits as its primary source of funds, supplemented by Federal Home Loan Bank borrowings. Other approved funding sources include brokered deposits and reverse repurchase agreements, although no such deposits or reverse repurchase agreements were used as of March 31, 1999. Management believes that retail deposits, compared to Federal Home Loan Bank borrowings, brokered deposits and reverse repurchase agreements, reduces the effects of interest rate fluctuations because they generally represent a more stable source of funds.

         The only hedging activity currently authorized by the Board of Everett Mutual Bank is related to the hedging of loans originated for resale to the secondary market. Everett Mutual Bank's hedging policy permits the forward sale of loans and investments with a high correlation factor to the asset being hedged. Everett Mutual Bank does not currently have any open hedges as secondary market loan sale activity has been limited. However, Everett Mutual Bank may use hedges in the future if loan sale activity accelerates.

         Commercial Bank of Everett does not currently nor does it plan to use instruments with hedging characteristics.

         Should Mutual Bancshares deem it necessary to engage in additional hedging activities, management would authorize the development of necessary in-house expertise and/or engage qualified outside consultants to implement appropriate Board-approved policies and procedures, which would comply with all relevant regulations.

Liquidity and Capital Resources

         Mutual Bancshares' primary sources of funds are deposits and proceeds from principal and interest payments on loans and securities, and Federal Home Loan Bank of Seattle advances. While maturities and scheduled amortization of loans and securities are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

         The primary investing activity of Mutual Bancshares is the origination of one- to four-family, commercial and multi-family mortgage loans. During the years ended March 31, 1999 and 1998, Mutual Bancshares originated $124.4 million and $103.9 million of these loans, respectively.

         A secondary, but increasing activity of Mutual Bancshares is the origination of business loans. During the years ended March 31, 1999 and 1998, Mutual Bancshares originated $4.5 million and $5.1 million of these loans, respectively. Other investing activities during these periods include the purchase of investment securities to provide liquidity and yield. These activities were funded primarily by principal repayments on loans and deposits.

         Everett Mutual Bank and Commercial Bank of Everett must maintain adequate levels of liquidity to ensure the availability of sufficient funds to support loan growth and deposit withdrawals, to satisfy financial commitments and to take advantage of investment opportunities. The sources of funds include deposits and principal and interest payments from loans and investments and Federal Home Loan Bank of Seattle advances. During fiscal years 1999 and 1998, Everett Mutual Bank and Commercial Bank of Everett used these sources of funds primarily to fund loan commitments and to pay maturing savings certificates and deposit withdrawals. At March 31, 1999, Everett Mutual Bank and Commercial Bank of Everett had combined loan commitments, excluding loans in process, of $12.1 million.

         At March 31, 1999, Mutual Bancshares had $176,000 of unrealized gains on securities classified as available for sale, which amount represented 0.3% of the amortized cost basis, or $61.4 million, of the related securities. Movements in market interest rates will affect the unrealized gains and losses in these securities. However, assuming that the securities are held to their individual dates of maturity, even in periods of increasing market interest rates, as the securities approach their dates of maturity, the unrealized gain or loss will begin to decrease and eventually be eliminated.

         At March 31, 1999, certificates of deposit amounted to $188.9 million, or 50.3%, of Mutual Bancshares' total deposits, including $125.9 million which were scheduled to mature by March 31, 2000. Historically, Mutual Bancshares has been able to retain a significant amount of its deposits as they mature. Management of Mutual Bancshares believes it has adequate resources to fund all loan commitments by deposits and, if necessary, Federal Home Loan Bank of Seattle advances and sale of mortgage loans and that it can adjust the offering rates of savings certificates to retain deposits in changing interest rate environments.

Year 2000 Readiness Disclosure

         Mutual Bancshares and its subsidiaries are users of computers, computer software and equipment utilizing embedded microprocessors that will be effected by the year 2000 issue. The year 2000 issue exists because many computer systems and applications use two-digit date fields to designate a year. As the century date change occurs, date-sensitive systems may recognize the year 2000 as 1900, or not at all. This inability to recognize or properly treat the year 2000 may cause erroneous results, ranging from system malfunctions to incorrect or incomplete processing.

         Mutual Bancshares' Y2K Task Force is chaired by Senior Vice President Lorelei Christenson, and includes a cross-section of bank managers and the internal auditor. The Board of Directors is charged with oversight of the

Y2K readiness effort. Mrs. Christenson makes a monthly progress report to the Board of Directors of the subsidiary banks. Management has been active in promoting customer confidence and public education on Y2K issues.

         The Y2K Task Force has developed and is implementing a comprehensive plan to make all information and non-information technology assets year 2000 compliant. The plan is comprised of the following phases:

          1. Awareness - Educational initiatives on year 2000 issues and concerns. This phase is complete.

          2. Assessment - Develop a plan, identify and evaluate all vital systems of Everett Mutual Bank, Commercial Bank of Everett and I-Pro, Inc. This phase was completed as of June 30, 1998.

          3. Renovation - Upgrade or replace any critical system that is non-year 2000 compliant. This phase was substantially completed as of December 31, 1998.

          4. Validation - Testing all critical systems and third-party vendors for year 2000 compliance. The validation phase was substantially complete as of March 31, 1999 and will be complete by June 30, 1999. Everett Mutual Bank, Commercial Bank of Everett and I-Pro, Inc. have upgraded or replaced all in-house equipment, such as teller station equipment, etc., with year 2000 compliant equipment. A third-party service bureau processes all customer transactions and has completed upgrades to its systems to be year 2000 compliant. Everett Mutual Bank, Commercial Bank of Everett and I-Pro, Inc. are relying on the results of proxy testing by its third-party service bureau for certain date sensitive testing. The proxy testing, which involved the use of test client data, tested the results of transactions at various test dates before and after the year 2000 date change and covered all of the applications used by Everett Mutual Bank and Commercial Bank of Everett. This proxy testing will be completed by June 30, 1999.

          5. Implementation - Placement of renovated systems on-line. Everett Mutual Bank, Commercial Bank of Everett and I-Pro, Inc. have already implemented all necessary remedial actions and have verified the year 2000 compliance of its computer hardware and other equipment containing embedded microprocessors. Mutual Bancshares' plan provides for year 2000 readiness to be completed by June 30, 1999.

         Everett Mutual Bank and Commercial Bank of Everett estimate their total cost to identify, fix and replace computer equipment, software programs or other equipment containing embedded microprocessors that were not year 2000 compliant, exclusive of internal labor costs to be $200,000 of which $112,900 has been incurred as of March 31, 1999. System maintenance or modification costs are charged to expense as incurred, while the cost of new hardware, software or other equipment is capitalized and amortized over their estimated useful lives. Everett Mutual Bank and Commercial Bank of Everett do not separately track the internal costs and time that their own employees spend on year 2000 issues, which are principally payroll costs.

         Because Everett Mutual Bank and Commercial Bank of Everett depend substantially on their computer systems and those of third parties, the failure of these systems to be year 2000 compliant could cause substantial disruption of Everett Mutual Bank's and Commercial Bank of Everett's business and could have a material adverse financial impact on each of their operations. Failure to resolve year 2000 issues presents the following risks to Everett Mutual Bank and Commercial Bank of Everett: Everett Mutual Bank and Commercial Bank of Everett could lose customers to other financial institutions, resulting in a loss of revenue, if Everett Mutual Bank's and Commercial Bank of Everett's third party service bureau is unable to properly process customer transactions; governmental agencies, such as the Federal Home Loan Bank of Seattle, and correspondent institutions could fail to provide funds to Everett Mutual Bank and Commercial Bank of Everett, which could materially impair Everett Mutual Bank's and Commercial Bank of Everett's liquidity and affect their ability to fund loans and deposit withdrawals; concern on the part of depositors that year 2000 issues could impair access to their deposit account balances could result in Everett Mutual Bank and Commercial Bank of Everett experiencing deposit outflows prior to December 31, 1999; and Everett Mutual Bank and Commercial Bank of Everett could incur increased personnel costs if additional staff is required to perform functions that inoperative systems would have otherwise performed.

         TransAlliance, L.P. is a regional third party electronic funds transfer service company that provides services, including automated teller machine and point-of-sale services, and transaction switching and routing services to banks and bank holding companies. During the second calendar quarter of 1999, TransAlliance, L.P.'s systems were determined to not be Year 2000 compliant based on the results of the most recent review by the federal banking agencies and the State of Washington, Department of Financial Institutions. These agencies have entered into an agreement with TransAlliance, L.P. to protect the interests of its financial institution customers, including Everett Mutual Bank and Commercial Bank of Everett, and set milestone dates and other provisions to ensure the adequate review, renovation, testing, remediation, management and contingency planning of mission- critical systems. Everett Mutual Bank and Commercial Bank of Everett intend to fully inform their customer base should it appear that a disruption may occur over the year change date. Alternative funding methods, such as check cashing at the branches or asking merchants to run their debit card as a credit card when making a point-of-sale purchase, will be presented to customers through a direct mailing sent during the fourth quarter of 1999.

         If deficiencies discovered during the review are not adequately addressed, the ability of Everett Mutual Bank and Commercial Bank of Everett customers to access their funds from automated teller machines, other than those owned and operated by Everett Mutual Bank, and make purchases through point-of-sale services using the debit card option could be disrupted.

         Mutual Bancshares has developed a Y2K Contingency Master Plan to minimize disruption of service and risk of loss from safety and soundness, profitability and customer confidence concerns for all subsidiaries. The Contingency Master Plan is further defined in two specific types of contingency plans: the Business Resumption Plan and the Remediation Contingency Plan.

         The Business Resumption Contingency Plan addresses the actions Everett Mutual Bank and Commercial Bank of Everett would take if core business processes, such as paying and receiving, cannot be carried out in the normal manner through the century date change due to system or vendor failure. Everett Mutual Bank's and Commercial Bank of Everett's Business Resumption Contingency Plan follows an industry-recognized four phase approach:

         o    Organization Planning
         o    Business Impact Analysis
         o    Contingency Planning
         o    Validation

         Based on its current assessments, and remediation plans, which are based in part on certain representations of third-party service providers, Mutual Bancshares does not expect that it will experience a significant disruption of its operations as a result of the change to the new millennium. Although the Mutual Bancshares has no reason to conclude that a failure will occur, the most reasonably likely worst-case Year 2000 scenario would entail a disruption or failure of its power supply or voice and data transmission suppliers, a third-party service provider, or a facility. If such a failure were to occur, Mutual Bancshares would implement its contingency plans, which are expected to be substantially completed and validated by August 31, 1999, including back-up solutions for mission-critical operations and business continuation plans for significant vendors and other business partners. For example, Mutual Bancshares has reserve power supplies at three of its branch sites, and will have back-up account data and alternative manual processes for certain business line functions. Mutual Bancshares also has developed a liquidity management plan to address potential increased funding needs that may arise as the millennium approaches. While Mutual Bancshares has contingency plans to address a temporary disruption in services, there can be no assurance that any disruption or failure will be only temporary, that the contingency plans will function as anticipated, or that Mutual Bancshares results of operations will not be adversely affected in the event of a prolonged disruption or failure.

         The first three phases are complete and the validation phases will be complete by September 30, 1999. The Continuity Planning Workgroup of EverTrust, which is comprised of members of the Y2K Task Force and the existing Disaster Recovery Team of EverTrust, has identified the interdependency between all critical systems and core business processes, and has completed a risk assessment of possible failure scenarios. An individual business resumption plan has been drafted for each core business process under every failure scenario rated medium or high risk.

         A Remediation Contingency Plan is in place and will be implemented in the event that a critical system will not meet regulatory deadlines for renovation, validation or implementation. Management of EverTrust is confident that the Remediation Contingency Plan will not need to be implemented, as all critical systems have been renovated, validated and implemented within required time frames.

         Mutual Bancshares' Year 2000 project contingency plans are designed to mitigate the potential effects of system failures in the event of reasonably likely worst case scenarios. These contingency plans, which are expected to be substantially completed and validated by August 31, 1999, include back-up solutions for mission-critical operations and business continuation plans for significant vendors and other business partners. For example, Mutual Bancshares has reserve power supplies at three of its branch sites, and will have back-up account data and alternative manual processes for certain business line functions. Mutual Bancshares also has developed a liquidity management plan to address potential increased funding needs that may arise as the millennium approaches. Notwithstanding Mutual Bancshares' efforts and such contingency plans, however, given the unprecedented nature of the Year 2000 computer problem, there can be no assurance that Year 2000 issues will not arise, or that any such issues will be fully mitigated.


         Everett Mutual Bank's loan portfolio consists of loans to individuals primarily secured by real estate, rather than business loans secured by accounts receivable, inventory, furniture, fixtures and equipment and other non-real estate collateral. Management has conducted a Y2K readiness survey of borrowers and borrowing entities with loans on individual properties having balances of $500,000 or more secured by multi-family, commercial and land development projects via a customer questionnaire. If no response was received from the borrower, Y2K readiness was assessed based on information already on file, if any. Based on the findings of this limited survey, management has reason to believe, but cannot be assured, that year 2000 issues will not significantly impair the ability of Everett Mutual Bank's borrowers to repay their debts.


         Commercial Bank of Everett's loan portfolio consists of loans primarily to commercial business borrowers secured by accounts receivable, inventory, furniture, fixtures and equipment and other non-real estate collateral. Management has conducted a Y2K readiness survey of borrowers and borrowing entities with aggregate loan balances of $100,000 or more via a customer questionnaire. If no response was received from the borrower, Y2K readiness was assessed based on information already on file, if any. Based on the findings of this limited survey, management believes, but cannot be assured, that year 2000 issues will not significantly impair the ability of Commercial Bank of Everett's borrowers to repay their debt.

         There can be no assurances that Mutual Bancshares' year 2000 plan will effectively address the year 2000 issue, that Mutual Bancshares' estimates of the timing and costs of completing the plan will ultimately be accurate or that the impact of any failure of Mutual Bancshares or its third-party vendors and service providers to be year 2000 compliant will not have a material adverse effect on Mutual Bancshares' business, financial condition or results of operations. However, management of Mutual Bancshares is confident of its ability to complete the transition into the next century with minimal disruption of normal service levels.

Impact of Accounting Pronouncements and Regulatory Policies

         Accounting For Derivative Instruments And Hedging Activities. Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," issued in June 1998, standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts. Under Statement of Financial Accounting Standards No. 133, entities are required to carry all derivative instruments in the statement of financial position at fair value. The accounting for changes in the fair value (i.e., gains and losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, on the reasons for holding it. If certain conditions are met, entities may elect to designate a derivative instrument as a hedge of exposures to changes in fair value, cash flows or foreign currencies. See Notes 1 and 3 of the Notes to Consolidated Financial Statements included in the back of this prospectus for further information. Statement of Financial Accounting Standards No. 133 is effective for financial statements issued for periods beginning after June 15, 1999, although earlier adoption is permitted. Mutual Bancshares will adopt this statement effective April 1, 2000. The impact of the adoption of the provisions of this statement on the results of operations or financial condition of Mutual Bancshares has not been determined. On May 20, 1999, an exposure draft was issued, which if finalized would amend Statement of Financial Accounting Standards No. 133 to extend the implementation by one year.

         Accounting for Mortgage-backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise. Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage-Backed Securities Retained After the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise," issued in October 1998, amends Statement of Financial Accounting Standards No. 65, "Accounting for Certain Mortgage Banking Activities," and Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," for years beginning after December 15, 1998. Statement of Financial Accounting Standards No. 134 requires that when a mortgage banking company securitizes mortgage loans held for sale, that the security be classified as either trading, available for sale, or held to maturity according to the company's intent, unless the company has already committed to sell the security before or during the securitization process. This statement is not expected to have a material impact on the results of operations or financial condition of Mutual Bancshares.

Effect of Inflation and Changing Prices

         The Consolidated Financial Statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles, which generally require the measurement of financial position and operating results in terms of historical dollars, without considering the changes in relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of Mutual Bancshares' operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                               RECENT DEVELOPMENTS

         The following tables set forth certain information concerning the consolidated financial position and results of operations of EverTrust and its related entities at the dates and for the periods indicated. Information at June 30, 1999 and the three months ended June 30, 1999 and 1998 are unaudited, but, in the opinion of management, contain all adjustments (none of which were other than normal recurring entries) necessary for a fair presentation of the results of such periods. This information should be read in conjunction with the Consolidated Financial Statements and related Notes included in the back of this prospectus.

                                                                         At                  At
                                                                      June 30,            March 31,
                                                                        1999                1999
                                                                 ------------------   --------------
                                                                               (Unaudited)
                                                                              (In Thousands)
SELECTED FINANCIAL CONDITION DATA:

Total assets.............................................         $  464,035          $  452,089
Investment securities....................................             75,213              75,432
Loans receivable, net....................................            331,819             315,327
Deposit accounts.........................................            388,751             375,896
Federal Home Loan Bank advances..........................             18,936              18,949
Total equity.............................................             52,658              52,263

                                                                             Three Months
                                                                             Ended June 30,
                                                                       1999                 1998
                                                                       ----                 ----
                                                                              (Unaudited)
                                                                             (In Thousands)
OPERATING DATA:

Interest income..........................................           $  8,787            $  8,471
Interest expense.........................................              4,614               4,445
                                                                   ---------           ---------

Net interest income......................................              4,173               4,026
Provision for loan losses................................                275                 105
                                                                  ----------          ----------

Net interest income after provision for loan losses......              3,898               3,921

Other operating income...................................                108                 552
Other operating expenses.................................              3,157               3,036
                                                                   ---------           ---------

Income before income taxes...............................                849               1,437
Provision for income taxes...............................                208                 415
                                                                  ----------          ----------

Net income...............................................          $     641            $  1,022
                                                                   =========            ========

                                                                     Three Months
                                                                    Ended June 30,
                                                                 1999            1998
                                                                 ----            ----
OTHER DATA:

Number of:
   Loans outstanding.....................................        3,615           3,580
   Deposit accounts......................................       30,715          29,918
   Full service offices..................................           12              12

                                                                     At or For the
                                                                     Three Months
                                                                     Ended June 30,
                                                                 1999            1998
                                                                 ----            ----
KEY FINANCIAL RATIOS:

Performance Ratios:
  Return on average assets (1)...........................         0.56%           0.98%
  Return on average equity (2)...........................         4.94%           8.08%
  Equity-to-assets ratio (3).............................        11.39%          12.17%
  Interest rate spread (4)...............................         3.17%           3.31%
  Net interest margin (5)................................         3.74%           3.95%
  Average interest-earning assets to average interest-
    bearing liabilities..................................       113.67%         114.63%
  Other operating expenses as a percent of average
    total assets.........................................         2.77%           2.92%
Efficiency ratio(6)......................................        72.85%          65.66%

Capital Ratios:

Leverage.................................................        11.58%          12.41%
Tier 1 risk-based .......................................        13.25%          15.26%
Total risk-based.........................................        14.53%          16.51%

---------------------
(1)      Net earnings divided by average total assets.
(2)      Net earnings divided by average equity.
(3)      Average equity divided by average total assets.
(4) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.
(5)      Net interest income as a percentage of average interest-earning assets.
(6) Total other operating expenses divided by total net interest income (on a tax-equivalent basis) before provision for loan \losses plus total other operating income.

Regulatory Capital

                  The tables below set forth Everett Mutual Bank's and Commercial Bank of Everett's capital position relative to the FDIC capital requirements at June 30, 1999. The definitions of the terms used in the table are those provided in the capital regulations issued by the Federal Deposit Insurance Corporation. See "Regulation -- The Banks -- Capital Requirements."

                                                                                 At June 30, 1999
                                                                               Percent of Adjusted
                                                                 Amount           Total Assets(1)
                                                                 ------           ---------------
                                                                        (In Thousands)
Everett Mutual Bank:
Tier 1 (leverage) capital................................       $42,309                 9.85%
Tier 1 (leverage) capital requirement....................        17,188                 4.00
                                                               --------               ------
Excess...................................................       $25,121                 5.85%
                                                                =======               ======

Tier 1 risk adjusted capital.............................       $42,309                11.29%
Tier 1 risk adjusted capital requirement.................        14,985                 4.00
                                                               --------               ------
Excess...................................................       $27,324                 7.29%
                                                                =======               ======

Total risk-based capital.................................       $47,120                12.58%
Total risk-based capital requirement.....................        29,971                 8.00
                                                               --------               ------
Excess...................................................       $17,149                 4.58%
                                                                =======               ======

Commercial Bank of Everett:

Tier 1 (leverage) capital................................        $2,816                14.83%
Tier 1 (leverage) capital requirement....................           759                 4.00
                                                               --------               ------
Excess...................................................        $2,057                10.83%
                                                                 ======                =====

Tier 1 risk adjusted capital.............................        $2,816                15.69%
Tier 1 risk adjusted capital requirement.................           718                 4.00
                                                               --------               ------
Excess...................................................        $2,098                11.69%
                                                                 ======                =====

Total risk-based capital.................................        $3,021                16.83%
Total risk-based capital requirement.....................         1,436                 8.00
                                                                -------               ------
Excess...................................................        $1,585                 8.83%
                                                                 ======               ======

-----------------------
(1) For the Tier 1 (leverage) capital and regulatory capital calculations, percent of total average assets of $429.7 million and $19.0 million for Everett Mutual Bank and Commercial Bank of Everett. For the Tier 1 risk-based capital and total risk-based capital calculations, percent of total risk-weighted assets of $374.6 million and $17.9 million for Everett Mutual Bank and Commercial Bank of Everett, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RECENT FINANCIAL INFORMATION

Comparison of Financial Condition at June 30, 1999 and March 31, 1998

         Total assets at June 30, 1999 were $464.0 million compared to $452.1 million at March 31, 1999, an increase of $11.9 million. The primary factor in this increase was a $12.9 million increase in deposits which were used to fund a $16.5 million increase in loans and a $3.0 million increase in cash and cash equivalents. These increases were partially offset by a $8.2 million decrease in loans held for sale. Loans held for sale decreased from $29.6 million at March 31, 1999 to $21.4 million at June 30, 1999 as a result of $9.0 million in loan sales and a mark-to-market adjustment of $448,000.

         At June 30, 1999, EverTrust had $476,000 in loans accounted for on a non-accrual basis ($467,000 in commercial real estate loans and $9,000 in consumer loans) compared to $378,000 at March 31, 1999. At June 30, 1999, EverTrust had $104,000 in accruing loans which were contractually past due 90 days or more, compared to none at March 31, 1999.

         Total deposits of EverTrust increased by $12.9 million from $375.9 million at March 31, 1999 to $388.8 million at June 30, 1999. The increase included interest credited to accounts of $3.6 million.

         Total equity at June 30, 1999 was $52.7 million compared to $52.3 million at March 31, 1999. This is an increase of $395,000 or 0.8%. Net earnings of $641,000 for the three months ended June 30, 1999 were offset by a $246,000 decrease in unrealized gains in securities available for sale, net of deferred income taxes.

Comparison of Operating Results for the Three Months Ended June 30, 1999 and June 30, 1998

         General. Net income decreased 37.2% from $1.0 million for the three months ended June 30, 1998 to $641,000 for the three months ended June 30, 1999 primarily as a result of $448,000, pre-tax, mark-to-market expense of the loans held for sale and an increase of $327,000 in personnel costs.

         Net Interest Income. Net interest income increased 3.7% from $4.0 million for the three months ended June 30, 1998 to $4.2 million for the three months ended June 30, 1999. In comparing the two periods, both interest income and interest expense were higher in 1999 due to higher average balances of both interest-earning assets and interest-bearing liabilities. The average balance of interest-earning assets increased from $407.8 million for the three months ended June 30, 1998 to $446.7 million for the three months ended June 30, 1999. The average balance of interest-bearing liabilities increased from $340.3 million for the three months end June 30, 1998 to $374.0 million for the same period in 1999. This increase was partially offset by lower average yields on both interest-earning assets and interest-bearing liabilities due to lower interest rate levels in general.

         Provision for Loan Losses. The provision for loan losses increased from $105,000 for the three months ended June 30, 1998 to $275,000 for the same period in 1999. This increase resulted from continued loan portfolio growth in the higher-risk lending categories of commercial and multifamily construction/permanent loans, business loans and credit card loans during the period, which when applied to EverTrust loan loss reserve model resulted in the higher provision for loan losses.

         Noninterest Income. Noninterest income declined 80.4% to $108,000 for the three months ended June 30, 1999 compared with $552,000 for the three months ended June 30, 1998. The decline resulted primarily from a $448,000 mark-to-market of the loans held for sale. The decline in the value of the loans held for sale was due primarily to the sharp increase in mortgage rates during June 1999.

         Noninterest Expense. Noninterest expense increased 4.0% from $3.0 million for the three months ended June 30, 1998 compared with $3.2 million for the same period in 1999. The increase in compensation expense (24.9%) is partially offset by lower charitable contributions. Compensation expense increased as the result of increased staffing levels and general salary increases. Charitable contributions decreased due to the large contribution made during the fourth quarter of the fiscal year ended March 31, 1999.

         Provision for Income Taxes. Federal income taxes decreased from $415,000 for the three months ended June 30, 1998 to $208,000 for the three month ended June 30, 1999 due to the reduction in taxable earnings.


                          BUSINESS OF MUTUAL BANCSHARES

         Mutual Bancshares is a bank holding company which owned four subsidiaries at March 31, 1999: Everett Mutual Bank, Commercial Bank of Everett, I-Pro, Inc. and Mutual Bancshares Capital, Inc. The business of Mutual Bancshares is conducted primarily by Everett Mutual Bank, whose operations are enhanced by the activities and operations of Mutual Bancshares' other three subsidiaries. Mutual Bancshares' business activities generally are limited to passive investment activities and oversight of its investment in Everett Mutual Bank. Accordingly, the information regarding Mutual Bancshares' business, including consolidated financial statements and related data, relates primarily to Everett Mutual Bank.

         Reference to Mutual Bancshares in this prospectus refers to the holding company on a historical basis. Reference to EverTrust Financial Group, Inc. in this prospectus refers to the holding company in the future, following the conversion.

General

         Mutual Bancshares. Mutual Bancshares is a bank holding company which was formed in 1993 in connection with the mutual holding company reorganization of Everett Mutual Bank. Mutual Bancshares owns four subsidiaries - Everett Mutual Bank, a Washington state chartered savings bank; Commercial Bank of Everett, a Washington state chartered commercial bank; I-Pro, Inc., a Washington corporation, which is an item processing company; and Mutual Bancshares Capital, Inc., a Washington corporation, which is a venture capital firm.


         Everett Mutual Bank. Everett Mutual Bank was formed in 1916 and is regulated by the Washington Division of Banks and the Federal Deposit Insurance Corporation. The Federal Deposit Insurance Corporation through the Bank Insurance Fund currently insures Everett Mutual Bank's deposits, which have been federally insured since 1934.

         Commercial Bank of Everett. Commercial Bank of Everett was formed by Mutual Bancshares in 1996 in order to offer commercial banking services to small- and medium-sized businesses and professional practices in Snohomish County. Commercial Bank of Everett operates through a single leased office facility in Everett. Commercial Bank of Everett is regulated by the Washington Division of Banks and the Federal Deposit Insurance Corporation. The Federal Deposit Insurance Corporation through the Bank Insurance Fund currently insures Commercial Bank of Everett's deposits, which have been federally insured since 1996.

         I-Pro, Inc. I-Pro, Inc. was organized in 1997 to provide check processing and deposit and loan account statement printing and mailing services for Everett Mutual Bank and Commercial Bank of Everett, as well as other financial institutions and nonbanking businesses in the future, utilizing electronic imaging technology. Currently, Everett Mutual Bank and Commercial Bank of Everett are I-Pro's only clients. However, I-Pro intends to expand its third-party relationships with other regional banking and nonbanking companies during the next year.

         Mutual Bancshares Capital, Inc. Mutual Bancshares Capital, Inc. was formed in late 1998 and through its subsidiary, Bancshares Capital Management, LLC, is the general partner to Bancshares Capital, L.P., an early stage venture fund, which provides early stage equity to regionally-based high-technology and medical instrumentation companies. Mutual Bancshares Capital, Inc. expects to make initial investments in these companies in late 1999 and is reviewing business plans and conducting due diligence for potential investment opportunities. The investment in any single company is expected to be in the range of $50,000 to $600,000 and Bancshares Capital, L.P. may co-invest with other entrepreneurs or venture funds.

Market Area

         Mutual Bancshares, through its subsidiaries, conducts the majority of its lending and deposit operations in Snohomish County, located in Northwest Washington. Snohomish County is located north of King County (Seattle) and south of Skagit County along the I-5 corridor. Snohomish County, the state's third largest county covering 2,098 square miles, has an estimated population of 216,000 for a density of 103 persons per square mile. Everett, the largest city in Snohomish County, is the county seat and serves as the county's economic and cultural center. Everett, a port city, is located approximately 30 miles north of Seattle.


         The market environment in Snohomish County has been highly influenced by prevailing trends in nearby Seattle, and the relatively greater availability of land at affordable prices, until recently, for residential and commercial development. These factors led to Snohomish County's status as one of Washington's fastest growing counties. During the last decade, Snohomish County population grew by one-third and jobs grew by 60%. Many residents and businesses have been attracted to Snohomish County by quality of life considerations given the proximity to the Puget Sound and the Cascade Mountains and more open space than in the Seattle area, principally because of the relatively limited supply and high cost of developable land for new construction in the King County metropolitan area.


         The strong growth of the Puget Sound area, including Snohomish County, led to recent state legislation (the Growth Management Act) to address many of the resulting taxation and infrastructure problems. It is uncertain what the long-term impact from such legislation may have on the impact of future regional growth.


         The favorable economic conditions in Snohomish County over the past decade have undergone considerable change and an economic slowdown is expected. Affordable housing was an attractive feature of Snohomish County in the past; today, however, real estate values, which increased 19% in 1997 and 10% in 1998, have pushed Snohomish County into the top ten least affordable residential real estate markets in the nation. Furthermore, in late 1998 and early 1999, major employer Boeing announced layoffs, many of which will be in the Everett plants, due to delays in orders particularly from Asia. In addition, salmon habitat preservation issues have recently become issues in construction and land development in Snohomish County as seven Washington State salmon species were recently placed under the Federal Endangered Species Act. These factors may slow population growth in Snohomish County, curtail new construction and development and lead to higher unemployment.


         Until the mid to late 1960s, the economy of Snohomish County was based primarily on natural resources, including timber, agriculture and, more recently, aerospace. While the forest products industry is still important, diversification into other major industries over the last 20 years or more has evolved. The forest products industry faces uncertainty in the wake of proposed Federal timber harvest restrictions to protect threatened animal species. The aerospace industry is fostered by Boeing's headquarters in Seattle and large manufacturing plants in Snohomish County. Economic development organizations used the "Boeing Bust" and the ensuing economic upheaval of the early 1970s as incentives to expand the industrial mix in their respective regions to mitigate the impact of future aerospace employment fluctuations. While such initiatives have been successful, a number of the technology companies are tied to Boeing. The more important areas of economic growth include biotechnology, electronics/software industries, led by King County based Microsoft, the Edmonds and Everett ports and the Everett Carrier Home Port. The Everett Carrier Home Port is home to a nuclear aircraft carrier and support ships, which are now based in Everett, however, the Navy is considering the relocation of the carrier to Bremerton and replacing it with several smaller ships. The Everett Carrier Home Port was once targeted for base closure, but it has since been removed from the list.

         Everett Mutual Bank has also increased its lending in King and Pierce Counties. King County, which includes the greater Seattle region, has a well-diversified economy based on a variety of industries and employment sectors. This area is a national center for manufacturing, high technology industries, services and international trade. With more than 1.5 million people, it ranks as the twelfth most populous county in the United States.

         Pierce County, which includes Tacoma, Washington, is led by the electronics, aerospace and shipping/transportation sectors. Additionally, Pierce County is home to two large military bases, McChord Air Force Base and Fort Lewis Army Base. These military bases have increased in size contrary to the general downsizing trend experienced within the U.S. armed forces.

         Regional demographic and economic characteristics and prevailing trends as well as competition in the local market area directly influence the operating strategies of Mutual Bancshares.


Lending Activities

         General. Because Everett Mutual Bank's lending is the most significant business activity of Mutual Bancshares, this section will focus primarily on the lending of Everett Mutual Bank. Historically, the principal lending activity has consisted of the origination of loans secured by first mortgages on owner-occupied, one- to- four family residences and loans for the construction of one- to- four family residences. In recent years, Everett Mutual Bank has increased its origination of loans secured by multi-family properties, construction and land development loans and commercial real estate loans. Everett Mutual Bank's total loans were $368.7 million at March 31, 1999, representing approximately 96.5% of Mutual Bancshares' total loans of $382.1 million.


         Everett Mutual Bank's internal loan policy limits the maximum amount of loans to one borrower to 15% of its capital. At March 31, 1999, the maximum amount which Everett Mutual Bank could have lent to any one borrower and the borrower's related entities was approximately $6.2 million under its policy. At March 31, 1999, Everett Mutual Bank had loans to two builders/developers (including loans for construction, land development and permanent financing) with an aggregate committed balance in excess of this amount which were specifically approved as policy exceptions by the Board of Directors: the first borrower had $12.3 million committed, of which $10.3 million was outstanding, representing 29.6% and 24.8% of Everett Mutual Bank's total capital of $41.5 million, respectively; and the other borrower had $6.9 million committed, of which $5.9 million was outstanding, representing 16.6% and 14.2% of Everett Mutual Bank's total capital, respectively. All loans to these two borrowers were performing according to their terms at March 31, 1999. Loans in excess of 25% of Everett Mutual Bank's capital are participated to Mutual Bancshares on a last-in, first-out basis. There were no participations with Mutual Bancshares outstanding as of March 31, 1999, since no amounts outstanding to any one borrower exceeded 25% of Everett Mutual Bank's capital.

         Loan Portfolio Analysis. The following table sets forth the composition of Mutual Bancshares' consolidated loan portfolio including loans of both Everett Mutual Bank and Commercial Bank of Everett by type of loan as of the dates indicated. At March 31, 1999, Everett Mutual Bank's and Commercial Bank of Everett's total loans receivable were $368.7 million and $13.4 million, respectively.

                                                                        At March 31,
                                     ---------------------------------------------------------------------------------------------
                                            1999              1998               1997                1996               1995
                                     -----------------  -----------------  -----------------  -----------------  -----------------
                                      Amount   Percent   Amount   Percent   Amount   Percent   Amount   Percent   Amount   Percent
                                     --------  -------  --------  -------  --------  -------  --------  -------  --------  -------
                                                                  (Dollars in thousands)
Real Estate:
   One- to four-family
      residential(1)................ $101,649   26.61%  $ 95,305   26.73%  $ 94,612   29.40%  $ 93,544   29.78%  $ 94,820   29.53%
   One- to four-family construction
      and land development..........   34,928    9.14     36,444   10.23     27,226    8.46     39,406   12.54     42,123   13.12
   Income property:
      Commercial construction.......   12,491    3.27      4,620    1.30      1,624    0.50      1,895    0.60        400    0.12
      Commercial real estate........   72,573   19.00     76,121   21.36     70,042   21.76     62,596   19.93     62,341   19.42
      Multi-family construction.....   14,012    3.67      7,153    2.01      2,323    0.72      1,530    0.49      4,009    1.25
      Multi-family residential......  115,972   30.35    111,975   31.42    109,003   33.87    101,831   32.42    104,205   32.45
Consumer:
   Residential mortgages............    4,867    1.27      4,318    1.21      4,299    1.34      4,824    1.54      4,718    1.47
   Home equity and second
      mortgages.....................   13,734    3.59     11,548    3.24      7,888    2.45      6,047    1.92      5,863    1.83
   Credit cards.....................      488    0.13        124    0.03         --      --         --      --         --      --
   Automobiles......................      787    0.21      1,036    0.29      1,190    0.37      1,051    0.33      1,173    0.37
   Other installment loans..........    1,612    0.42      1,524    0.43      1,457    0.45      1,015    0.32      1,040    0.32
Business loans......................    8,949    2.34      6,226    1.75      2,181    0.68        407    0.13        390    0.12
                                     --------  ------   --------  ------   --------  ------   --------  ------   --------  ------
        Total loans.................  382,062  100.00%   356,394  100.00%   321,845  100.00%   314,146  100.00%   321,082  100.00%
                                               ======             ======             ======             ======             ======
Less:
   Undisbursed loan proceeds........  (28,183)           (22,563)            (8,526)            (6,784)           (17,383)
   Deferred loan fees and other.....   (3,239)            (3,278)            (3,243)            (3,207)            (3,490)
   Reserve for loan losses..........   (5,672)            (4,897)            (4,509)            (4,178)            (3,757)
                                     --------           --------           --------           --------           --------
                                      344,968            325,656            305,566            299,977            296,452
Loans receivable held for sale......  (29,641)           (13,705)           (12,432)            (7,744)              (980)
                                     --------           --------           --------           --------           --------
Loans receivable, net............... $315,327           $311,951           $293,134           $292,233           $295,472
                                     ========           ========           ========           ========           ========

----------------
(1) Includes owner/builder construction/permanent loans of $5.5 million $8.4 million, $5.3 million. $5.4 million and $3.7 million at March 31, 1999, 1998, 1997, 1996 and 1995, respectively.

         Residential One- to- Four Family Lending. At March 31, 1999, $101.6 million of Mutual Bancshares' loan portfolio consisted of permanent loans secured by one- to- four family residences. This amount represents 26.6% of total loans of Mutual Bancshares.


         Everett Mutual Bank originates both fixed-rate loans and adjustable-rate loans. Generally, 30 year fixed-rate loans are originated to meet the requirements for sale in the secondary market to Fannie Mae, however, from time to time, a portion of these fixed-rate loans originated by Everett Mutual Bank may be retained in Everett Mutual Bank's loan portfolio to meet Everett Mutual Bank's asset/liability management objectives.


         At March 31, 1999, $68.2 million, or 68.6%, of Mutual Bancshares' one-to- four family loan portfolio consisted of fixed rate one- to- four family mortgage loans, both held for sale and held for investment. Everett Mutual Bank also offers adjustable rate mortgage loans at rates and terms competitive with market conditions. All of Everett Mutual Bank's adjustable rate mortgage loans are retained in its loan portfolio and not with a view toward sale in the secondary market.

         Everett Mutual Bank offers several adjustable rate mortgage products which adjust annually after an initial period ranging from one to seven years. Contractual annual adjustments generally range from 2% to unlimited, subject to a general overall limitation of 6%. These adjustable rate mortgage products have generally utilized the weekly average yield on one year U.S. Treasury securities adjusted to a constant maturity of one year plus a margin of 2.5% to 3.5%. Adjustable rate mortgage loans held in Everett Mutual Bank's portfolio do not permit negative amortization of principal and carry no prepayment restrictions. Borrower demand for adjustable rate mortgage loans versus fixed-rate mortgage loans is a function of the level of interest rates, the expectations of changes in the level of interest rates and the difference between the initial interest rates and fees charged for each type of loan. The relative amount of fixed-rate mortgage loans and adjustable rate mortgage loans that can be originated at any time is largely determined by the demand for each in a competitive environment. At March 31, 1999, $31.3 million, or 31.4%, of Mutual Bancshares' one- to- four family loan portfolio consisted of adjustable rate mortgage loans.

         The retention of adjustable rate mortgage loans in Everett Mutual Bank's loan portfolio helps reduce Everett Mutual Bank's exposure to changes in interest rates. There are, however, credit risks resulting from the potential of increased interest to be paid by the customer due to increases in interest rates. It is possible that, during periods of rising interest rates, the risk of default on adjustable rate mortgage loans may increase as a result of repricing and the increased costs to the borrower. Furthermore, because the adjustable rate mortgage loans originated by Everett Mutual Bank may provide, as a marketing incentive, for initial rates of interest below the rates which would apply were the adjustment index used for pricing initially, these loans are subject to increased risks of default or delinquency. Everett Mutual Bank attempts to reduce the potential for delinquencies and defaults on adjustable rate mortgage loans by qualifying the borrower based on the borrower's ability to repay the loan assuming that the maximum interest rate that could be charged at the first adjustment period remains constant during the loan term. Another consideration is that although adjustable rate mortgage loans allow Everett Mutual Bank to increase the sensitivity of its asset base due to changes in the interest rates, the extent of this interest sensitivity is limited by the periodic and lifetime interest rate adjustment limits. Because of these considerations, Everett Mutual Bank has no assurance that yields on adjustable rate mortgage loans will be sufficient to offset increases in Everett Mutual Bank's cost of funds.

         While fixed-rate, single-family residential mortgage loans are normally originated with 15 to 30 year terms, such loans typically remain outstanding for substantially shorter periods. This is because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. In addition, substantially all mortgage loans in Everett Mutual Bank's loan portfolio contain due-on-sale clauses providing that Everett Mutual Bank may declare the unpaid amount due and payable upon the sale of the property securing the loan. Typically, Everett Mutual Bank enforces these due-on-sale clauses to the extent permitted by law and as business judgment dictates. Thus, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.


         Everett Mutual Bank requires fire and extended coverage casualty insurance to be maintained on all of its real estate secured loans. Everett Mutual Bank is not able to and generally does not require earthquake insurance because of competitive market factors.

         Everett Mutual Bank's lending policies generally limit the maximum loan-to-value ratio on mortgage loans secured by owner-occupied properties to 95% of the lesser of the appraised value or the purchase price. However, Everett Mutual Bank usually obtains private mortgage insurance on the portion of the principal amount that exceeds 80% of the appraised value of the security property. The maximum loan-to-value ratio on mortgage loans secured by non-owner-occupied properties is generally 75%, or 70% for loans originated for sale in the secondary market to Fannie Mae.


         Construction and Land Development Lending. Everett Mutual Bank has an established market niche as an originator of construction and land development loans. Competition from other financial institutions has increased in recent periods and Everett Mutual Bank expects that its margins on construction loans may be reduced in the future.

         Everett Mutual Bank currently originates two types of residential construction loans: speculative construction loans, and owner/builder loans. To a lesser, but increasing, extent, Everett Mutual Bank also originates construction loans for the development of multi-family and commercial properties. Annual originations of construction and land development loans have been $32.1 million, $42.3 million and $27.5 million for the three years ended March 31, 1999, 1998 and 1997, respectively. Subject to market conditions, Everett Mutual Bank intends to continue to emphasize its construction lending activities. See "Risk Factors -- Everett Mutual Bank's and Commercial Bank of Everett's Non-Residential Lending Increases Lending Risk Because of the Higher Risk that the Loans Will Not Be Repaid."

         At March 31, 1999, the composition of Mutual Bancshares' construction and land development loan portfolio was as follows:

                                             Outstanding    Percent of
                                                Balance       Total
                                             -----------    ----------
                                                    (In thousands)
     Speculative construction............     $ 10,539          15.8%
     Owner/builder construction..........        5,464           8.2
     Multi-family........................       14,012          20.9
     Land development....................       24,389          36.4
     Commercial real estate..............       12,491          18.7
                                              --------         -----
       Total.............................      $66,895         100.0%
                                               =======         =====


         Speculative construction loans are made to home builders and are termed "speculative" because the home builder does not have, at the time of loan origination, a signed contract with a home buyer who has a commitment for permanent financing with either Everett Mutual Bank or another lender for the finished home. The home buyer may be identified either during or after the construction period, with the risk that the builder will have to service the debt on the speculative construction loan and finance real estate taxes and other carrying costs of the completed home for a significant time after the completion of construction until the home buyer is identified. Everett Mutual Bank lends to approximately 30 builders located in Everett Mutual Bank's primary market area, each of which generally have two to 25 speculative loans from Everett Mutual Bank during a 12 month period, with approximately five to six loans outstanding at any one time, from Everett Mutual Bank during a 12 month period. Rather than originating lines of credit to home builders to construct several homes at once, Everett Mutual Bank generally originates and underwrites a separate loan for each home. Speculative construction loans are originated for a term of 12 months, with a variable interest rate tied to the Prime rate as published in The Wall Street Journal, plus a margin ranging from 0% to 2%, and with a loan-to-value ratio of no more than 80% of the appraised estimated value of the completed property. During this 12 month period, the borrower is required to make monthly payments of accrued interest on the outstanding loan balance. At March 31, 1999 speculative construction loans totaled $10.5 million, or 15.8%, of the total construction loan portfolio. At March 31, 1999, Everett Mutual Bank had three borrowers each with aggregate outstanding speculative loan balances of more than $1 million, all of which were performing according to their respective terms and the largest of which amounted to $2.2 million.

         Owner/builder construction loans are originated to the home owner rather than the home builder as a single loan that automatically converts to a permanent loan at the completion of construction. The construction phase of a owner/builder construction loan generally lasts six to twelve months. The borrower has three financing options:


         o they may opt for a fixed interest rate during the construction period, with the rate on the permanent loan set at the completion of construction based on the required net yield for Fannie Mae loans, plus a margin;

         o the rate on the construction and permanent loans will be set at the start of construction based on the required net yield for Fannie Mae loans, plus a margin and an additional fixed fee based on the loan amount; or,


         o the borrower may choose an adjustable rate mortgage option during the construction and permanent phases.

Loan-to-value ratios under all three options are up to 80%, or up to 90% with private mortgage insurance, of the appraised estimated value of the completed property or cost, whichever is less. During the construction period, the borrower is required to make monthly payments of accrued interest on the outstanding loan balance. At March 31, 1999, owner/builder construction loans totaled $5.5 million, or 8.2%, of the total construction loan portfolio. At March 31, 1999, the largest outstanding owner/builder construction loan had an outstanding balance of $950,000 and was performing according to its terms.


         For over 15 years, Everett Mutual Bank has originated loans to local real estate developers for the purpose of developing residential subdivisions, which includes installing roads, sewers, water and other utilities for plats generally ranging from 10 to 50 lots. At March 31, 1999, subdivision development loans totaled $24.4 million, or 36.4% of construction and land development loans receivable. Land development loans are secured by a lien on the property and made for a period of one to three years with generally variable interest rates tied to the Prime rate as published in The Wall Street Journal, plus a margin ranging from 0% to 3% , and are made with loan-to-value ratios not exceeding 75%. Monthly interest payments are required during the term of the loan. Land development loans are structured so that Everett Mutual Bank is repaid in full upon the sale by the borrower of approximately 80% of the subdivision lots. Substantially all of Everett Mutual Bank's land development loans are secured by property located in its primary market area. In addition, in the case of a corporate borrower, Everett Mutual Bank also generally obtains personal guarantees from corporate principals and reviews their personal financial statements. At March 31, 1999, Everett Mutual Bank had no nonaccruing land development loans.

         Land development loans secured by land under development involve greater risks than one- to- four family residential mortgage loans because such loans are advanced upon the predicted future value of the developed property. If the estimate of such future value proves to be inaccurate, in the event of default and foreclosure Everett Mutual Bank may be confronted with a property the value of which is insufficient to assure full repayment. Everett Mutual Bank attempts to minimize this risk by limiting the maximum loan-to-value ratio on land loans to 75% of the estimated developed value of the secured property and getting guarantees.

         Everett Mutual Bank also provides construction and construction permanent financing for multi-family and commercial properties. At March 31, 1999, such construction loans amounted to $26.5 million. These loans are typically secured by apartment buildings, condominiums, warehouses, mini-storage facilities, industrial use buildings, office and medical office buildings and retail shopping centers located in Everett Mutual Bank's market area and typically range in amount from $500,000 to $3.0 million. At March 31, 1999, the largest multi-family loan was for $4.3 million secured by a 45 unit apartment building located in Everett Mutual Bank's market area and was performing according to its terms. At March 31, 1999, the largest commercial construction loan was for $3.2 million, secured by a mini-storage facility located in Everett Mutual Bank's market area and was performing according to its terms. Periodically, Everett Mutual Bank purchases, without recourse to the seller other than for fraud, from other lenders participation interests in multi-family and commercial construction loans secured by properties located in Everett Mutual Bank's market area. Everett Mutual Bank underwrites such participation interests according to its own standards. At March 31, 1999, Everett Mutual Bank had no participation in construction loans with other lenders.

         All construction loans must be approved by Everett Mutual Bank's Loan Committee. See "-- Loan Solicitation and Processing." Prior to preliminary approval of any construction loan application, Everett Mutual Bank reviews the existing or proposed improvements, identifies the market for the proposed project and analyzes the pro forma data and assumptions on the project. In the case of a speculative or custom construction loan, Everett Mutual Bank reviews the experience and expertise of the builder and the borrower. After preliminary approval has been given, the application is processed, which includes obtaining credit reports, financial statements and tax returns on the borrowers and guarantors, an independent appraisal of the project, and any other expert reports necessary to evaluate the proposed project. In the event of cost overruns, Everett Mutual Bank requires that the borrower increase the funds available for construction by depositing its own funds into a loans in process account.

         Loan disbursements during the construction period are made to the builder based on a line item budget, which is assessed by periodic on-site inspections by qualified Bank employees or an independent inspection service. Everett Mutual Bank believes that its internal monitoring system helps reduce many of the risks inherent in its construction lending.

         Everett Mutual Bank originates construction loan applications through walk-in customers, customer referrals, contacts in the business community and real estate brokers seeking financing for their clients.

         Construction lending affords Everett Mutual Bank the opportunity to achieve higher interest rates and fees with shorter terms to maturity than does its single-family permanent mortgage lending. Construction lending, however, is generally considered to involve a higher degree of risk than single-family permanent mortgage lending because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated cost of the project. The nature of these loans is such that they are generally more difficult to evaluate and monitor. If the estimate of construction cost proves to be inaccurate, Everett Mutual Bank may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value upon completion proves to be inaccurate, the Bank may be confronted with a project whose value is insufficient to assure full repayment. Projects may also be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. Loans to builders to construct homes for which no purchaser has been identified carry more risk because the payoff for the loan depends on the builder's ability to sell the property prior to the time that the construction loan is due. Everett Mutual Bank has sought to address these risks by adhering to strict underwriting policies, disbursement procedures, and monitoring practices. In addition, because Everett Mutual Bank's construction lending is primarily secured by properties in its market area, changes in the local and state economies and real estate markets could adversely affect Everett Mutual Bank's construction loan portfolio.


         Multi-Family Lending. At March 31, 1999, $129.6 million, or 38% of Everett Mutual Bank's total loan portfolio was secured by multi-family dwelling units, which consist of more than four units, located primarily in its market area.

         Multi-family adjustable rate mortgage loans are originated with variable rates which generally adjust annually after an initial period ranging from one to seven years. Contractual annual adjustments generally range from 2% to unlimited, subject to a overall limitation of 6%. These adjustable rate mortgage loans have generally utilized the weekly average yield on one year U.S. Treasury securities adjusted to a constant maturity of one year plus a margin of 2.50% to 3.50%, with principal and interest payments fully amortizing over terms of up to 30 years. Everett Mutual Bank has also originated fixed rate multi-family loans due in five and ten years, with amortization terms of up to 30 years. Multi-family loans originated since 1993 generally contain prepayment penalties during the first three years. Multi-family loans typically range in principal amount from $500,000 to $3.0 million. At March 31, 1999, the largest multi-family loan was on a 71 unit apartment building with an outstanding principal balance of $3.0 million located in Everett Mutual Bank's market area. At March 31, 1999, this loan was performing according to its terms.

         The maximum loan-to-value ratio for multi-family loans is generally 75%. Everett Mutual Bank requires appraisals of all properties securing multi-family real estate loans. Appraisals are performed by an independent appraiser designated by Everett Mutual Bank, all of which are reviewed by Everett Mutual Bank's review appraiser. Everett Mutual Bank requires its multi-family loan borrowers to submit financial statements and rent rolls on the subject property annually. Everett Mutual Bank also inspects the subject property annually if the balance of the loan exceeds $500,000. Everett Mutual Bank generally imposes a minimum debt coverage ratio of approximately 1.20 times for loans secured by multi-family properties.


         Multi-family mortgage lending affords Everett Mutual Bank an opportunity to receive interest at rates higher than those generally available from one- to- four family residential lending. However, loans secured by such properties usually are greater in amount, more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to- four family residential mortgage loans. Because payments on loans secured by multi-family properties are often dependent on the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. Everett Mutual Bank seeks to minimize these risks by carefully reviewing the financial condition of the borrower, the quality of the collateral and the management of the property securing the loan. Everett Mutual Bank generally obtains loan guarantees from financially capable parties based on a review of personal financial statements, or if the borrower is a corporation, Everett Mutual Bank also generally obtains personal guarantees from corporate principals based on a review of personal financial statements.


         Commercial Real Estate Lending. Commercial real estate loans totaled $83.6 million, or 25% of total loans receivable at March 31, 1999, and consisted of 179 loans. Everett Mutual Bank originates commercial real estate loans primarily secured by warehouses, mini-storage facilities, industrial use buildings, office and medical office buildings and retail shopping centers located in Everett Mutual Bank's market area. Commercial real estate loans typically range in principal amount from $500,000 to $3.0 million. At March 31, 1999, the largest commercial real estate loan had an outstanding balance of $3.0 million and is secured by an office building located in Everett Mutual Bank's market area. This loan was performing according to its terms at March 31, 1999.

         Commercial adjustable rate mortgage loans are originated with variable rates which generally adjust annually after an initial period ranging from one to seven years. Contractual annual adjustments generally range from 2% to unlimited, subject to a overall limitation of 6%. These adjustable rate mortgage loans have generally utilized the weekly average yield on one year U.S. Treasury securities adjusted to a constant maturity of one year plus a margin of 2.75% to 3.50%, with principal and interest payments fully amortizing over terms of up to 30 years. Everett Mutual Bank has also originated fixed rate commercial loans due in five and ten years, with amortization terms of up to 30 years. Commercial loans originated since 1993 generally contain prepayment penalties during the first three years.

         Everett Mutual Bank requires appraisals of all properties securing commercial real estate loans. Appraisals are performed by an independent appraiser designated by Everett Mutual Bank, all of which are reviewed by Everett

Mutual Bank's review appraiser. Everett Mutual Bank requires its commercial loan borrowers to submit financial statements and rent rolls on the subject property annually. Everett Mutual Bank also inspects the subject property annually if the balance of the loan exceeds $500,000. Everett Mutual Bank considers the quality and location of the real estate, the credit of the borrower, the cash flow of the project and the quality of management involved with the property. Everett Mutual Bank generally imposes a minimum debt coverage ratio of approximately
1.30 times for originated loans secured by income producing commercial properties. Everett Mutual Bank generally obtains loan guarantees from financially capable parties based on a review of personal financial statements, or if the borrower is a corporation, Everett Mutual Bank also generally obtains personal guarantees from corporate principals based on a review of personal financial statements.


         Commercial real estate lending affords Everett Mutual Bank an opportunity to receive interest at rates higher than those generally available from one- to- four family residential lending. However, loans secured by such properties usually are greater in amount, more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to- four family residential mortgage loans. Because payments on loans secured by commercial properties often depend upon the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. Everett Mutual Bank seeks to minimize these risks by limiting the maximum loan-to-value ratio to 75% and carefully reviewing the financial condition of the borrower, the quality of the collateral and the management of the property securing the loan.


         Consumer Lending. Consumer lending has traditionally been a secondary, but recently growing part of Everett Mutual Bank's business. Consumer loans generally have shorter terms to maturity and higher interest rates than mortgage loans. Consumer loans include home equity lines of credit, home improvement loans, second mortgage loans, lot acquisition loans, savings account loans, automobile loans, boat loans, recreational vehicle loans and personal unsecured loans. Consumer loans are made with both fixed and variable interest rates and with varying terms. At March 31, 1999, consumer loans amounted to $18.9 million, or 6% of the total loan portfolio.

         At March 31, 1999, the largest component of the consumer loan portfolio consisted of real estate secured loans, such as residential first mortgage loans, second mortgages and home equity lines of credit, which totaled $17.6 million, or 5%, of the total loan portfolio. Home equity lines of credit and second mortgage loans are made for purposes such as the improvement of residential properties, debt consolidation and education expenses, among others. The majority of these loans are made to existing customers and are secured by a first or second mortgage on residential property. Everett Mutual Bank also solicits loans from non-customers. The loan-to-value ratio is typically 80% or less, when taking into account both the first and second mortgage loans. Second mortgage loans typically carry fixed interest rates with a fixed payment over a term between five and fifteen years. Home equity lines of credit allow for a ten year draw period, plus an additional fifteen year repayment period, and the interest rate is tied to the Prime rate as published in The Wall Street Journal, plus a margin.

         Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by rapidly depreciating assets such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans. Everett Mutual Bank believes that these risks are not as prevalent in the case of Everett Mutual Bank's consumer loan portfolio because a large percentage of the portfolio consists of first and second mortgage loans and home equity lines of credit for existing customers that are underwritten in a manner such that they result in credit risk that is substantially similar to one- to-four family residential mortgage loans. Nevertheless, second mortgage loans and home equity lines of credit have greater credit risk than one- to- four family residential mortgage loans because they are secured by mortgages subordinated to the existing first mortgage on the property, which may or may not be held by Everett Mutual Bank. At March 31, 1999, there were $7,000 of consumer loans delinquent in excess of 90 days or in nonaccrual status.

Loan Maturity and Repricing


         The following table sets forth information at March 31, 1999 regarding the dollar amount of loans maturing in Mutual Bancshares' portfolio based on their contractual terms to maturity, but does not include scheduled payments or potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. Loan balances do not include undisbursed loan proceeds, unearned discounts, unearned income and allowance for loan losses.

                                        Within   After One Year    After 3 Years    After 5 Years
                                       One Year  Through 3 Years  Through 5 Years  Through 10 Years  Beyond 10 Years     Total
                                     ----------  ---------------  ---------------  ----------------  ---------------   --------
                                                                     (In thousands)
Real Estate:
   One- to four-family residential..   $ 17,130        $12,605        $ 4,165        $ 7,076          $58,503         $ 99,479
   One- to four-family construction
      and land development..........     21,471            560            624            818               16           23,489
   Income property:
      Commercial construction.......        - -          4,112          3,107            155            2,983           10,356
      Commercial real estate........     37,287         18,329          8,862          6,274            1,822           72,573
      Multi-family construction.....      2,387          2,307          1,827            983               --            7,504
      Multi-family residential......     64,862         32,720         11,663          6,062              666          115,973
Consumer:
   Residential mortgages............        510            294            375          1,151            2,536            4,867
   Home equity and second
      mortgages.....................      2,618             54            717          2,507            4,732           10,627
   Credit cards.....................         90             --             --             --               --               90
   Automobiles......................         35            290            368             91                2              786
   Other installment loans..........        863            214            147             75               60            1,359
Business loans......................      5,495            249            764             88              180            6,776
                                       --------        -------        -------        -------          -------         --------
Total...............................   $152,747        $71,734        $32,618        $25,280          $71,500         $353,879
                                       ========        =======        =======        =======          =======         ========

         The following table sets forth the dollar amount of all loans due after March 31, 1999, which have fixed interest rates and have floating or adjustable interest rates.

                                                            Floating or
                                       Fixed Rates        Adjustable Rates
                                       -----------        ----------------
                                                (In thousands)
Real Estate:
   One- to four-family residential..    $ 68,202              $ 31,277
   One- to four-family construction
      and land development..........         780                22,709
   Income property:
      Commercial construction.......       6,244                 4,112
      Commercial real estate........      12,798                59,775
      Multi-family construction.....       2,824                 4,680
      Multi-family residential......      11,434               104,539
Consumer:
   Residential mortgages............       4,867                    --
   Home equity and second
      mortgages.....................       8,051                 2,576
   Credit cards.....................         - -                    90
   Automobiles......................         786                   - -
   Other installment loans..........         538                   821
Business loans......................       1,494                 5,282
                                        --------              --------
Total...............................    $118,018              $235,861
                                        ========              ========

         Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of loans is substantially less than their contractual terms because of prepayments. In addition, due-on-sale clauses on loans generally give Everett Mutual Bank the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates.

         Loan Solicitation and Processing. Loan originations are obtained from a variety of sources, including walk-in customers, loan brokers for primarily multi-family and commercial loans, and referrals from builders and realtors. Upon receipt of a loan application from a prospective borrower, a credit report and other data are obtained to verify specific information relating to the loan applicant's employment, income and credit standing. An appraisal of the real estate offered as collateral generally is undertaken by an appraiser retained by Everett Mutual Bank and certified by the State of Washington.

         Mortgage loan applications are initiated by loan officers and are required to be approved by Everett Mutual Bank's Management Loan Committee, which presently consists of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Credit Administrator. All loans up to and including $750,000 may be approved by the Management Loan Committee without Board approval; loans in excess of $750,000 and up to $1,500,000 must be approved by the Board Loan Committee; and, loans exceeding $1,500,000, as well as loans of any size granted to a single borrower whose aggregate lending relationship exceeds 15% of total capital, must be approved by Everett Mutual Bank's Board of Directors.

         Loan Originations, Purchases and Sales. During the year ended March 31, 1999, Mutual Bancshares' total gross loan originations were $140.7 million. Periodically, Everett Mutual Bank purchases participation interests in construction and land development loans and multi-family loans, secured by properties located in Everett Mutual Bank's primary market area, from other lenders. Such purchases are underwritten to Everett Mutual Bank's underwriting guidelines and are without recourse to the seller other than for fraud. See "-- Construction and Land Development Lending" and "-- Multi-Family Lending."


         Consistent with its asset/liability management strategy, Everett Mutual Bank's policy has been to retain in its portfolio all of the adjustable rate mortgage loans and mid to shorter-term fixed rate loans. Thirty-year fixed rate loans are originated with a view toward sale in the secondary market to Fannie Mae; however, from time to time, a portion of fixed-rate loans may be retained in Everett Mutual Bank's portfolio to meet its asset/liability objectives. Loans sold in the secondary market are generally sold on a servicing retained basis. At March 31, 1999, Everett Mutual Bank's loan servicing portfolio totaled $73.4 million.


         The following table shows total loans originated, purchased, sold and repaid during the periods indicated.

                                                      Year Ended March 31,
                                                   ----------------------------
                                                    1999       1998      1997
                                                    ----       ----      ----
                                                      (In thousands)
Loans originated:
 Real estate:
   One- to four-family residential.............. $ 39,034   $ 26,267   $ 17,469
   One- to four-family construction and loan
      development...............................   32,063     42,274     27,532
   Income property
      Commercial construction...................    9,941      4,620      1,624
      Commercial real estate....................   11,095     13,100     13,663
      Multi-family construction.................   11,387      4,354      1,840
      Multi-family residential..................   20,892     13,299     15,627
 Consumer:
    Residential mortgages.......................    2,657      1,608      1,050
    Home equity loans...........................    7,421      6,522      4,990
    Credit cards................................      427         --         --
    Automobiles.................................      311        526        854
    Other installment loans.....................      949        742      1,312
 Business loans.................................    4,517      5,092      2,018
                                                 --------   --------   --------
          Total loans originated................  140,694    118,404     87,979
                                                 --------   --------   --------

Loans purchased.................................       --         --         --
                                                 --------   --------   --------

Loans sold:
 Total whole loans sold.........................    3,958      7,206      5,055
 Participation loans............................       --         --         --
                                                 --------   --------   --------
          Total loans sold......................    3,958      7,206      5,055
                                                 --------   --------   --------

Principal repayments............................  113,624     82,264     71,828
Loans securitized...............................       --         --         --
Transfer to real estate owned...................      117        102        795
Increase (decrease) in other items, net.........   (2,908)    (8,354)    (4,381)
                                                 --------   --------   --------
Net increase (decrease) in loans receivable,
  net and loans held for sale................... $ 20,087   $ 20,478   $  5,920
                                                 ========   ========   ========

         Loan Origination and Other Fees. Mutual Bancshares, in some instances, receives loan origination fees. Loan fees are a percentage of the principal amount of the mortgage loan which are charged to the borrower for funding the loan. The amount of fees charged by Mutual Bancshares' subsidiary financial institutions range up to 1.50%. Current accounting standards require fees received, net of certain loan origination costs, for originating loans to be deferred and amortized into interest income over the contractual life of the loan. Net deferred fees or costs associated with loans that are prepaid are recognized as income at the time of prepayment. Mutual Bancshares had $3.2 million of net deferred mortgage loan fees at March 31, 1999.

         Nonperforming Assets and Delinquencies. Everett Mutual Bank generally assesses late fees or penalty charges on delinquent loans of 5% of the monthly loan payment amount. Substantially all fixed-rate and adjustable rate mortgage loan payments are due on the first day of the month; however, the borrower is given a 15 day grace period to make the loan payment. When a mortgage loan borrower fails to make a required payment when due, Everett Mutual Bank institutes collection procedures. The first notice is mailed to the borrower on the sixteenth day requesting payment and assessing a late charge. Attempts to contact the borrower by telephone generally begin upon the thirtieth day of delinquency. If a satisfactory response is not obtained, continuous follow-up contacts are attempted until the loan has been brought current. Before the 90th day of delinquency, attempts to interview the borrower are made to establish the cause of the delinquency, whether the cause is temporary, the attitude of the borrower toward the debt, and a mutually satisfactory arrangement for curing the default.

         If the borrower is chronically delinquent and all reasonable means of obtaining payment on time have been exhausted, foreclosure is initiated according to the terms of the security instrument and applicable law. Interest income on loans is reduced by the full amount of accrued and uncollected interest (i.e. placed on nonaccrual status).

         When a consumer loan borrower fails to make a required payment on a consumer loan by the payment due date, Everett Mutual Bank institutes the same collection procedures as for its mortgage loan borrowers.


         Everett Mutual Bank's Board of Directors is informed monthly as to the status of all mortgage and consumer loans that are delinquent by more than 90 days or nonaccruing, the status on all loans currently in foreclosure, and the status of all foreclosed and repossessed property owned by Everett Mutual Bank.

         The following table sets forth information with respect to Mutual Bancshares' non-performing assets and restructured loans within the meaning of Statement of Financial Accounting Standards No. 15 for the periods indicated.


                                                                    At March 31,
                                                  -----------------------------------------------
                                                  1999      1998       1997       1996       1995
                                                  ----      ----       ----       ----       ----
                                                                (Dollars in thousands)
Loans accounted for on a Nonaccrual basis:
  Mortgage loans:
     One- to four-family residential..........    $  --     $ 517     $  657     $  489     $  975
     Commercial real estate...................      364       293        313        352         --
  Consumer:
  Home equity and second mortgages............       --        27         47         --         10
  Automobiles.................................        7         4          6          3         10
  Other installment loans.....................        7        --         --          5         20
                                                  -----     -----     ------     ------     ------
         Total................................      378       841      1,024        849      1,015
Accruing loans which are contractually past
         due 90 days or more:
  Mortgage loans:
     One- to four-family construction and
         land development.....................       --        --         --        419         --
  Income property:
     Multifamily residential..................       --        --         --         --      3,495
                                                  -----     -----     ------     ------     ------
         Total................................       --        --         --        419      3,495

Total of nonaccrual and 90 days
         past due loans.......................      378       841      1,024      1,268      4,510

Real estate owned acquired in satisfaction
         of debts previously contracted.......       --        --        876        998      2,117

         Total nonperforming assets...........      378       841      1,900      2,266      6,627

Restructured loans............................       --        --         --         --      4,041

Nonaccrual and 90 days or more past due
         loans as a percentage of loans
         receivable, net......................     0.12%     0.27%      0.35%      0.43%     1.53%
Nonaccrual and 90 days or more past due
         loans as a percentage of total assets     0.08%     0.20%      0.26%      0.33%     1.26%
Nonperforming assets as a percentage of
         total assets.........................     0.08%     0.20%      0.48%      0.59%     1.85%

         Additional interest income, which would have been recorded for the year ended March 31, 1999 had nonaccruing loans been current in accordance with their original terms, amounted to approximately $10,400. The amount of interest included in interest income on such loans for the year ended March 31, 1999 was approximately $51,000.


         Real Estate Owned. Real estate acquired by Everett Mutual Bank as a result of foreclosure or by deed-in- lieu of foreclosure is classified as real estate owned until it is sold. When property is acquired it is recorded at the lower of its cost, which is the unpaid principal balance of the related loan plus foreclosure costs, or fair market value. Subsequent to foreclosure, the property is carried at the lower of the foreclosed amount or fair value, less estimated selling costs. At March 31, 1999, Everett Mutual Bank did not have any real estate owned.

         Restructured Loans. Under generally accepted accounting principles, Everett Mutual Bank is required to account for certain loan modifications or restructuring as a "troubled debt restructuring." In general, the modification or restructuring of a debt constitutes a troubled debt restructuring if Everett Mutual Bank for economic or legal reasons related to the borrower's financial difficulties grants a concession to the borrowers that Everett Mutual Bank would not otherwise consider. Debt restructures or loan modifications for a borrower do not necessarily always constitute troubled debt restructures, however, and troubled debt restructures do not necessarily result in nonaccrual loans. Everett Mutual Bank had no restructured loans as of March 31, 1999.

         Asset Classification. Applicable regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, regulatory examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. When an insured institution classifies problem assets as either substandard or doubtful, it is required to establish general allowances for loan losses in an amount deemed prudent by management. These allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities and the risks associated with particular problem assets. When an insured institution classifies problem assets as loss, it charges off the balances of the asset. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated as special mention. Everett Mutual Bank's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the Federal Deposit Insurance Corporation and the Washington Division of Banks which can order the establishment of additional loss allowances.

         Allowance for Loan Losses. Everett Mutual Bank has established a systematic methodology for the determination of provisions for loan losses that takes into consideration the need for an overall general valuation allowance.

         In originating loans, Everett Mutual Bank recognizes that losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. Management recognizes that these losses will occur over the life of the loan and may not necessarily result in current impairment of the loan balance. Management also believes that certain loans may currently be impaired that are not yet evident in the loan's performance. The general valuation allowance for loan losses is maintained to cover these losses inherent in the loan portfolio but not yet apparent. Management reviews the adequacy of the allowance at least quarterly, as computed by a consistently applied formula-based methodology, supplemented by management's assessment of current economic conditions, past loss and collection experience, and risk characteristics of the loan portfolio. At March 31, 1999, Mutual Bancshares had a general allowance for loan losses of $5.7 million, representing 1.62% of total loans, compared to $4.9 million, or 1.48% of total loans at March 31, 1998.

         Mutual Bancshares recorded a $780,000 provision for loan losses for the year ended March 31, 1999, compared to $420,000 for the years ended March 31, 1998 and 1997. Provisions for loan losses are charges to earnings to bring the total allowance for loan losses to a level considered by management as adequate to provide for known and inherent risks in the loan portfolio, including management's continuing analysis of factors underlying the quality of the loan portfolio. These factors include changes in portfolio size and composition, actual loan loss experience, current economic conditions, detailed analysis of individual loans from which full collectibility may not be assured, and determination of the existence and realizable value of the collateral and guarantees securing the loans.

         Mutual Bancshares' net charge-offs as a percentage of average loans outstanding reflected in the following table has been consistent over the past several years, largely the result of extremely favorable economic conditions in the market area. The level of non-performing assets has fluctuated from month to month, and the reserve level of 1500.5% of total loans at March 31, 1999 is considered an anomaly not being indicative of potential loss inherent in the portfolio. During the fiscal year ending March 31, 1999, the loan loss reserve to non-performing asset ratio fluctuated from a low of 780.4% to a high of 3051.2% as the level of nonperforming assets fluctuated from $170,000 to $632,000. The extremely low amount of nonperforming loans at March 31, 1999 cannot reasonably be relied upon to reflect the current level of risk inherent in the loan portfolio, especially given the dollar amount of loans in higher-risk lending categories, including construction, land development, multi-family and commercial loans at March 31, 1999.


         The following table reflects the allowance allocated to each respective loan category using a formula-based approach. Reserve percentages are applied against outstanding loans and certain commitments as follows: single family loans, 0.80%; two- to four-family loans, 1.00%; permanent multi-family loans, 1.25%; permanent commercial loans, 1.50%; construction and land development loans, 2.00%; consumer loans, 1.00% to 2.00% based on collateral type; business loans generally, 1.00% to 2.00% based on credit grade. These reserve factors have been developed based on management's understanding of the relative credit risk which could indicate it is probable that current impairment has occurred in the portfolio, and to a lesser extent, the factors that peers are applying to similar loan categories. With the exception of changing the one- to four-family reserve allocation factor from a 25% risk-weight of principal and a 1.00% reserve, to a 100% risk-weight of principal and a 0.80% reserve in the fiscal year ending March 31, 1999 in order to recognize the impact of employment layoffs in the local market area, these reserve percentages have generally been unchanged over the past five years. The management loan committee reviews the reserve factors in conjunction with the quarterly loan loss allowance analysis and may be adjusted in future periods to reflect changes in delinquency percentages and loss experience. The unallocated portion of the reserve represents the amount management deems necessary to account for estimation risk in the formula method, and to incorporate other critical factors impacting credit quality, such as loan volumes and concentrations, seasoning of the loan portfolio, specific industry conditions within portfolio segments, governmental regulatory actions, recent loss experience in particular segments of the portfolio and the duration of the current business cycle, and the economic conditions described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors."


         Management believes that the amount maintained in the allowances will be adequate to absorb losses inherent in the portfolio. Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations.

         While Mutual Bancshares believes it has established its existing allowance for loan losses in accordance with generally accepted accounting principals, there can be no assurance that regulators, in reviewing Mutual Bancshares' loan portfolio, will not request Mutual Bancshares, or one of its subsidiaries, to increase significantly its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that substantial increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect Mutual Bancshares' financial condition and results of operations.

         The following table sets forth an analysis of Mutual Bancshares' allowance for loan losses at the dates and for the periods indicated.

                                                                Year Ended March 31,
                                               --------------------------------------------------
                                                1999       1998       1997       1996       1995
                                               ------     ------     ------     ------     ------
                                                                   (Dollars in thousands)
Allowance at beginning of period............   $4,897     $4,509     $4,178     $3,757     $3,478
Provision for loan losses...................      780        420        420        458        319
Charge-offs:
   Mortgage loans:
     One- to four-family residential               --         --         43         --         --
     One- to four-family construction and
           land development.................       --         --         38         --          1
   Income property:
     Commercial real estate.................       --        112         --         33         --
   Consumer:
   Home equity and second mortgages.........       --         --          5         --         22
   Automobiles..............................        2         --          4          5         --
   Other installment loans..................        3         --         --         16         17
                                               ------     ------     ------     ------     ------
    Total charge-offs.......................        5        112         90         54         40

Recoveries:
   Income property:
     Commercial construction................       --         79         --         --         --
   Consumer:
   Automobiles..............................       --          1         --          5         --
   Other installment loans..................       --         --          1         12          -
                                               ------     ------     ------     ------     ------
    Total recoveries........................       --         80          1         17         --
                                               ------     ------     ------     ------     ------
    Net charge-offs.........................        5         32         89         37         40
                                               ------     ------     ------     ------     ------
    Balance at end of period................   $5,672     $4,897     $4,509     $4,178     $3,757
                                               ======     ======     ======     ======     ======

Allowance for loan losses as a
    percentage of  total loans
    outstanding at the end of the
    period..................................     1.62%      1.48%      1.45%      1.37%      1.25%

Net charge-offs as a percentage of
    average  loans outstanding during
     the period.............................       --%      0.01%      0.03%      0.01%      0.01%

Allowance for loan losses as a
    percentage of nonperforming
    loans at end of period..................  1500.53%    582.28%    440.33%    329.59%     83.30%

         The following table sets forth the breakdown of Mutual Bancshares' allowance for loan losses by loan category for the periods indicated.

                                                                             At March 31,
                                     -------------------------------------------------------------------------------------------
                                                  1999                           1998                           1997
                                     -----------------------------  -----------------------------  -----------------------------
                                                           Percent                        Percent                        Percent
                                                          of Loans                       of Loans                       of Loans
                                                  Loan       in                  Loan       in                  Loan       in
                                     Amount of   Amount   Category  Amount of   Amount   Category  Amount of   Amount   Category
                                     Loan Loss     by     to Total  Loan Loss     by     to Total  Loan Loss     by     to Total
                                     Allowance  Category    Loans   Allowance  Category    Loans   Allowance  Category    Loans
                                     ---------  --------  --------  ---------  --------  --------  ---------  --------  --------
                                                                        (Dollars in thousands)
Real Estate:
  One- to four-family residential ..   $  784   $101,649    26.61%    $  320   $ 95,305    26.73%    $  334   $ 94,612    29.40%
  One- to four-family construction
    and land development ...........      838     34,928     9.14      1,008     36,444    10.23        778     27,226     8.46
  Income property:
    Commercial construction ........      271     12,491     3.27         71      4,620      1.3         42      1,624      0.5
    Commercial real estate .........    1,073     72,573    19.00      1,142     76,121    21.36      1,051     70,042    21.76
    Multifamily construction .......      267     14,012     3.67        138      7,153     2.01          4      2,323     0.72
    Multifamily residential ........    1,450    115,972    30.35      1,399    111,975    31.42      1,377    109,003    33.87
Consumer:
  Residential mortgages ............      134      4,867     1.27        121      4,318     1.21        102      4,299     1.34
  Home equity and second
    mortgages ......................      207     13,734     3.59        186     11,548     3.24        137      7,888     2.45
  Credit cards .....................       16        488     0.13          6        124     0.03         --         --       --
  Automobiles ......................       16        787     0.21         22      1,036     0.29         22      1,190     0.37
  Other installment loans ..........       43      1,612     0.42         31      1,524     0.43         33      1,457     0.45
Business loans .....................      196      8,949     2.34        125      6,226     1.75         11      2,181     0.68
      Total allocated ..............    5,295         --       --      4,568         --       --      3,891         --       --
Unallocated ........................      377         --       --        329         --       --        618         --       --
                                       ------   --------   ------     ------   --------   ------     ------   --------   ------
      Total ........................   $5,672   $382,062   100.00%    $4,897   $356,394   100.00%    $4,509   $321,845   100.00%
                                       ======   ========   ======     ======   ========   ======     ======   ========   ======

                                                            At March 31,
                                     ------------------------------------------------------------
                                                  1996                           1995
                                     -----------------------------  -----------------------------
                                                           Percent                        Percent
                                                          of Loans                       of Loans
                                                  Loan       in                  Loan       in
                                     Amount of   Amount   Category  Amount of   Amount   Category
                                     Loan Loss     by     to Total  Loan Loss     by     to Total
                                     Allowance  Category    Loans   Allowance  Category    Loans
                                     ---------  --------  --------  ---------  --------  --------
                                                       (Dollars in thousands)
Real Estate:
  One- to four-family residential ..   $  324   $ 93,544    29.78%    $  312   $ 94,820    29.53%
  One- to four-family construction
    and land development ...........      838     39,406    12.54        918     42,123    13.12
  Income property:
    Commercial construction ........       35      1,895      0.6          8        400     0.12
    Commercial real estate .........      949     62,596    19.93        897     62,341    19.42
    Multifamily construction .......       24      1,530     0.49         81      4,009     1.25
    Multifamily residential ........    1,273    101,831    32.42      1,263    104,205    32.45
Consumer:
  Residential mortgages ............       92      4,824     1.54         86      4,718     1.47
  Home equity and second
    mortgages ......................      107      6,047     1.92        117      5,863     1.83
  Credit cards .....................       --         --       --         --         --       --
  Automobiles ......................       21      1,051     0.33         23      1,173     0.37
  Other installment loans ..........       99      1,015     0.32         44      1,040     0.32
Business loans .....................        8        407     0.13          8        390     0.12
      Total allocated ..............    3,770         --       --      3,757         --       --
Unallocated ........................      408         --       --        (--)        --       --
                                       ------   --------   ------     ------   --------   ------
      Total ........................   $4,178   $314,146   100.00%    $3,757   $321,082   100.00%
                                       ======   ========   ======     ======   ========   ======

Investment Activities

         The investment policies of Mutual Bancshares, Everett Mutual Bank and Commercial Bank of Everett are substantially the same with the exception of the dollar limitations of individual investments. Under Washington law, banks are permitted to invest in various types of marketable securities. Authorized securities include but are not limited to U.S. Treasury obligations, securities of various federal agencies, mortgage-backed securities, certain certificates of deposit of insured banks and savings institutions, banker's acceptances, repurchase agreements, federal funds, commercial paper, corporate debt and equity securities and obligations of states and their political sub-divisions. The investment policies of the Mutual Bancshares are designed to provide and maintain adequate liquidity and to generate favorable rates of return without incurring undue interest rate or credit risk. Mutual Bancshares' policies generally limit investments to U.S. Government and agency securities, municipal bonds, certificates of deposit, marketable corporate debt obligations and mortgage-backed securities. Investment in mortgage-backed securities includes those issued or guaranteed by Federal Home Loan Mortgage Corporation, Federal National Mortgage Association and Government National Mortgage Association.


         At March 31, 1999, Mutual Bancshares' consolidated investment portfolio totaled $79.3 million and consisted principally of U.S. Government and agency obligations, municipal bonds, corporate debt obligations, equity securities, mutual funds, and Federal Home Loan Bank stock. From time to time, investment levels may be increased or decreased depending upon yields available on investment alternatives, and management's projections as to the demand for funds to be used in Mutual Bancshares' loan originations, deposits and other activities.

         Mortgage-Backed Securities. Mutual Bancshares mortgage-backed securities, which at March 31, 1999, totaled $2.8 million at estimated fair value, was comprised of Federal National Mortgage Association and Government National Mortgage Association mortgage backed securities.

         State and Municipal Bonds. Mutual Bancshares' tax exempt municipal bond portfolio, which at March 31, 1999, totaled $12.0 million at estimated fair value, or $11.9 million at amortized cost, was comprised of general obligation bonds (i.e., backed by the general credit of the issuer) and revenue bonds (i.e., backed by revenues from the specific project being financed) issued by various housing authorities, hospitals, schools, water and sanitation districts and other authorities located in the State of Washington. At March 31, 1999, general obligation bonds and revenue bonds had total estimated fair values of $3.2 million and $8.8 million, respectively. Most of the municipal bonds are not rated by a nationally recognized credit rating agency such as Moody's or Standard and Poor's. Non-rated municipal bonds held in portfolio are generally comprised of housing bonds issued by various local housing authorities in Mutual Bancshares' market area. At March 31, 1999, Mutual Bancshares' municipal bond portfolio had a weighted average maturity of approximately 10.8 years and a weighted average coupon rate of 5.3%. The largest security in the portfolio was a Snohomish County Housing Authority bond issued by Snohomish County, Washington, with an amortized cost of $1.2 million and a fair value of $1.2 million.

         Corporate Bonds. Mutual Bancshares' corporate bond portfolio, which totaled $47.9 million at fair value ($47.8 million at amortized cost) at March 31, 1999, was composed of short to intermediate-term fixed-rate securities from issuers rated Baa by Moody's or BBB by Standard and Poor's, or better. A high credit rating indicates only that the rating agency believes there is a low risk of loss or default. However, all of Mutual Bancshares' investment securities, including those that have high credit ratings, are subject to market risk and credit risk in so far as a change in market rates of interest or other conditions may cause a change in an investment's market value. In addition, credit ratings are also subject to change at the discretion of the rating agencies, which could also impact the market value of the investment. At March 31, 1999, the portfolio had a weighted average maturity of 1.9 years and a weighted average coupon rate of 6.5%. The longest term bond has an amortized cost of $502,000 and a term to maturity of 4.8 years.

         At March 31, 1999, the holdings of the largest single issuer totaled $3.7 million at amortized cost or 7.8% of the total portfolio. Issuers in the financial sector comprised 51% of the total portfolio.

         The following tables set forth the maturity and rating of the corporate bonds held in Mutual Bancshares' investment portfolio at March 31, 1999.

                                                          Moody Rating
                  -----------------------------------------------------------------------------------------------------
Maturity                    Aaa                 Aa                 A                   Baa                  Total
--------          -----------------    -----------------    -----------------    -----------------    -----------------
                  Amortized   Fair     Amortized   Fair     Amortized   Fair     Amortized   Fair     Amortized   Fair
                    Cost      Value      Cost      Value      Cost      Value      Cost      Value      Cost      Value
                  ---------   -----    ---------   -----    ---------   -----    ---------   -----    ---------   -----
                                                                   (In thousands)
1 year or less...     --         --    $ 3,199   $ 3,223    $ 7,654   $ 7,661    $ 1,017    $1,021    $11,870    $11,905
Over 1-3 years...     --         --      8,520     8,583     17,030    17,028      1,262     1,263     26,812     26,874
Over 3-5 years...     --         --      2,064     2,020      7,094     7,090         --        --      9,158      9,110
Over 5-10 years..     --         --         --        --         --        --         --        --         --         --
                  -------     -----    -------   -------    -------   -------    -------    ------    ------------------
Totals...........     --         --    $13,783   $13,826    $31,778   $31,779    $ 2,279    $2,284    $47,840    $47,889
                  =======     =====    =======   =======    =======   =======    =======    ======    =======    =======


                                                             Standard and Poors Rating
                  -----------------------------------------------------------------------------------------------------
Maturity                  AAA                  AA                  A                   BBB                  Total
--------          -----------------    -----------------    -----------------    -----------------    -----------------
                  Amortized   Fair     Amortized   Fair     Amortized   Fair     Amortized   Fair     Amortized   Fair
                    Cost      Value      Cost      Value      Cost      Value      Cost      Value      Cost      Value
                  ---------   -----    ---------   -----    ---------   -----    ---------   -----    ---------   -----
                                                                   (In thousands)
1 year or less...     --         --    $ 2,470   $ 2,483    $ 8,383   $ 8,401    $ 1,017    $1,021    $11,870    $11,905
Over1-3 years....     --         --      5,561     5,572     16,137    16,174      5,114     5,128     26,812     26,874
Over 3-5 years...     --         --      1,773     1,728      6,384     6,393      1,001       989      9,158      9,110
Over 5-10 years..     --         --         --        --         --        --         --        --         --         --
                  ------      -----    -------   -------    -------   -------    -------    ------    -------    -------
Totals...........     --         --    $ 9,804   $ 9,783    $30,904   $30,968    $ 7,132    $7,138    $47,840    $47,889
                  ======      =====    =======   =======    =======   =======    =======    ======    =======    =======



         Equity Securities. Mutual Bancshares' equity investments totaled $6.2 million at fair value, or $6.0 million at cost, at March 31, 1999. The equity portfolio consists primarily of trust preferred stocks, common stocks of companies included in the Dow Jones Industrial Average and has typically included other mid to large cap companies, and mutual funds.


         U.S. Government and Agency Obligations. Mutual Bancshares' portfolio of U.S. Government and agency obligations had a fair value of $6.4 million, or $6.3 million at amortized cost, at March 31, 1999. The longest term bond has an amortized cost of $1.0 million and a term to maturity of 5.9 years.

         Off Balance Sheet Derivatives. Derivatives include "off balance sheet" financial products whose value is dependent on the value of an underlying financial asset, such as a stock, bond, foreign currency, or a reference rate or index. Such derivatives include "forwards," "futures," "options" or "swaps." Mutual Bancshares generally has not invested in "off balance sheet" derivative instruments, although investment policies authorize such investments to hedge the saleable loan pipeline of Everett Mutual Bank. On March 31, 1999, Mutual Bancshares had no off balance sheet derivatives and no outstanding commitments to purchase or sell securities.

         The following table sets forth the composition of Mutual Bancshares' investment portfolio at the dates indicated.


                                                             At March 31,
                                   ------------------------------------------------------------------
                                          1999                   1998                    1997
                                   -----------------      -------------------      ------------------
                                   Carrying    Fair       Carrying     Fair        Carrying    Fair
                                     Value     Value        Value      Value         Value     Value
                                   --------   ------      --------     -----       --------    ------
                                                             (Dollars in thousands)
Available for sale:
Investment securities:
  U.S. Treasury obligations......  $    --    $    --      $ 2,085    $ 2,093      $ 6,555    $ 6,554
  U.S. Government Agency
    obligations..................    3,751      3,749        8,846      8,866        9,100      9,090
  Corporate obligations..........   45,875     45,841       23,650     23,787       12,721     12,650
  Municipal obligations..........    5,097      5,080          800        798           --         --
  Equity securities..............    5,978      6,203        2,498      2,880          353        342
  Certificates of deposit........      175        175           --         --           --         --
Mortgage-backed securities:
  Federal National Mortgage
     Association.................      514        518          520        520          304        307
                                   -------    -------      -------    --------     -------    -------
      Total available for sale...  $61,390    $61,566      $38,399    $38,944      $29,033    $28,943
                                   =======    =======      =======    =======      =======    =======

Held to maturity:
Investment securities:
  U.S. Treasury obligations......       --         --        4,026      4,191        4,030      4,086
  U.S. Government Agency
    obligations..................    2,520      2,684           --         --           --         --
  Corporate obligations..........    1,965      2,048        4,438      4,572        5,907      6,012
  Municipal obligations..........    6,773      6,876        7,057      7,196        7,383      7,456
  Certificates of deposit........      455        455          872        950          889        867
Mortgage-backed securities:
  Federal National Mortgage
     Association.................    2,153      2,254        4,357      4,561        5,657      5,795
                                   -------    -------      -------    -------      -------    -------
      Total held to maturity ....  $13,866    $14,317      $20,750    $21,470      $23,866    $24,216
                                   =======    =======      =======    =======      =======    =======
      Total......................  $75,256    $75,883      $59,149    $60,414      $52,899    $53,159
                                   =======    =======      =======    =======      =======    =======

         The table below sets forth information regarding the carrying value, weighted average yields and maturities or periods to repricing of Mutual Bancshares' investment portfolio at March 31, 1999.

                                                                      At March 31, 1999
                                                               Amount Due or Repricing within:
                                 ---------------------------------------------------------------------------------------------------
                                                         Over One to         Over Five to
                                  One Year or Less        Five Years           Ten Years          Over Ten Years          Totals
                                 ------------------   ------------------   -----------------   -----------------   -----------------
                                           Weighted             Weighted            Weighted            Weighted            Weighted
                                 Carrying   Average   Carrying   Average   Carrying  Average   Carrying  Average   Carrying  Average
                                   Value     Yield      Value     Yield      Value    Yield      Value    Yield      Value    Yield
                                 --------  --------   --------  --------   -------- --------   -------- --------   -------- --------
                                                                (Dollars in thousands)
Available for sale:
Investment securities:
  U.S. Government Agency
        obligations...........     $ 1,141    5.95%    $ 2,610     5.51%    $   --       --%     $   --       --%    $ 3,751   5.64%
  Corporate obligations.......      11,372    7.04      34,503     6.26         --       --          --       --      45,875   6.46
  Municipal obligations.......       1,835    5.05       1,796     4.51        966     4.14         500     5.55       5,097   4.74
  Equity securities...........       2,328    4.15          --       --         --       --       3,650     2.58       5,978   3.19
  Certificates of deposit.....          --      --         175     5.20         --       --          --       --         175   5.20
Mortgage-backed securities:
  Federal National Mortgage
    Association...............          --      --          --       --        468        6          46     9.52         514   6.31
                                   -------    ----     -------    -----     ------    -----      ------    -----     -------   ----
      Total available for sale     $16,676    6.34%    $39,084     6.12%    $1,434     4.75%     $4,196     3.01%    $61,390   5.94%
                                   =======    ====     =======    =====     ======    =====      ======    =====     =======   ====

Held to maturity:
Investment securities:
  U.S. Government Agency
       obligations............     $    --      --%    $ 1,514     7.69%    $1,006     7.46%     $   --       --%    $ 2,520   7.60%
  Corporate obligations.......         498    7.23       1,467     7.07         --       --          --       --       1,965   7.11
  Municipal obligations.......         735    5.31       1,839     5.73      1,372     5.11       2,827     6.18       6,773   5.75
  Certificates of deposit.....          --      --         455     5.66         --       --          --       --         455   5.66
Mortgage-backed securities:
  Federal National Mortgage
  Association.................          --      --          --     6.50          6       --       2,147     8.13       2,153   8.13
                                   -------   -----     -------    -----     ------    -----      ------    -----     -------   ----
      Total held to maturity..     $ 1,233    6.08%    $ 5,281     6.66%    $2,378     6.11%     $4,974     7.02%    $13,866   6.64%
                                   =======   =====     =======    =====     ======    =====      ======    =====     =======   ====
    Total....................      $17,909    6.33%    $44,365     6.19%    $3,812     5.60%     $9,170     5.18%    $75,256   6.07%
                                   =======   =====     =======    =====     ======    =====      ======    =====     =======   ====

Deposit Activities and Other Sources of Funds

         General. Deposits and loan repayments are the major sources of Everett Mutual Bank's funds for lending and other investment purposes. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Borrowings through the Federal Home Loan Bank of Seattle or Fed Funds lines may be used to compensate for reductions in the availability of funds from other sources.

         Everett Mutual Bank's deposit composition reflects a deposit mixture with certificates of deposit accounting for approximately one-half of total deposits and negotiable order of withdrawal/checking accounts comprising a relatively modest portion of total deposits. On the other hand, Commercial Bank of Everett's community bank operating strategy with a focus on small business lending and relationship banking has resulted in a deposit structure is heavily weighted towards checking and negotiable order of withdrawal accounts while certificates of deposit comprise approximately one-third of the total deposit base. Many of Commercial Bank of Everett's deposits are tied to lending relationships. Thus, as Commercial Bank of Everett continues to build the loan portfolio and number of commercial account relationships it is anticipated that deposit balances will also increase.

         Deposit Accounts. Substantially all of Everett Mutual Bank's depositors are residents of Washington. Deposits are attracted from within Everett Mutual Bank's market area through the offering of a broad selection of deposit instruments, including checking accounts, money market deposit accounts, savings accounts and certificates of deposit. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of its deposit accounts, Everett Mutual Bank considers current market interest rates, profitability to Everett Mutual Bank, matching deposit and loan products and its customer preferences and concerns. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         At March 31, 1999 Mutual Bancshares had $40.4 million of jumbo certificates of deposit, including $1.9 million in public unit funds, which represents 0.5% of total deposits at March 31, 1999. Everett Mutual Bank is also authorized to utilize brokered deposits as a funding source, but has not done so to date. Management believes that its jumbo certificates of deposit and the use of brokered deposits present similar interest rate risk to its other deposit products.

         In the unlikely event Everett Mutual Bank is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts prior to any payment being made to EverTrust Financial Group, Inc., as the sole stockholder of Everett Mutual Bank. See "Mutual Bancshares' Conversion -- Effects of Conversion to Stock Form on Depositors and Borrowers of Everett Mutual Bank -- Liquidation Rights."

         The following table sets forth information concerning Mutual Bancshares' time deposits and other non-interest and interest-bearing deposits at March 31, 1999.


Weighted
Average                                                                           Percentage
Interest                                                             Minimum       of Total
 Rate     Term           Category                          Amount    Balance       Deposits
--------  ----           --------                          ------    ----------   ----------
                                                                  (In thousands)
  0.0%    N/A            Non-interest bearing accounts    $  7,782    $   --         2.1%
  2.8     N/A            Savings accounts                   11,798       300         3.1
  2.6     N/A            Checking accounts                  33,655       300         9.0
  4.2     N/A            Money market deposit accounts     133,748     1,000        35.6

                         Certificates of Deposit

  4.8     1-11 months    Fixed-term, fixed-rate             32,660       500         8.7
  5.2     12-23 months   Fixed-term, fixed-rate             62,536       500        16.6
  5.5     24-35 months   Fixed-term, fixed-rate             23,767       500         6.3
  5.7     36-59 months   Fixed-term, fixed-rate             19,461       500         5.2
  6.2     60-84 months   Fixed-term, fixed rate             50,489       500        13.4
                                                          --------                 -----
                            TOTAL                         $375,896                 100.0%
                                                          ========                 =====

         The following table indicates the amount of Mutual Bancshares' jumbo certificates of deposit by time remaining until maturity as of March 31, 1999. Jumbo certificates of deposit are certificates in amounts of $100,000 or more.


                                            Certificates
      Maturity Period                       of Deposits
      ---------------                      -------------
                                         (In thousands)
Three months or less.................       $  9,222
Over three through six months........          8,561
Over six through twelve months.......         10,691
Over twelve months...................         11,959
                                            --------
    Total............................        $40,433
                                             =======

Deposit Flow

         The following table sets forth the balances of savings deposits in the various types of savings accounts offered by Mutual Bancshares at the dates indicated.

                                                                        At March 31,
                                     ----------------------------------------------------------------------------------------------
                                             1999                            1998                                1997
                                     ----------------------    ----------------------------------    ------------------------------
                                                 Percent of               Percent of    Increase              Percent of   Increase
                                       Amount      Total        Amount      Total      (Decrease)     Amount    Total     (Decrease)
                                     ---------   ----------    --------   ----------   ----------    -------- ----------  ---------
                                                                 (Dollars in thousands)
Savings accounts....................  $ 11,798      3.14%      $ 10,510       2.99%      $ 1,288     $ 10,830      3.28%   $   968
Demand deposit accounts.............    41,437     11.02         37,422      10.66         4,015       32,683      9.91      8,754
Money market deposit accounts.......   133,748     35.58        122,969      35.05        10,779      110,910     33.64     22,838
Fixed-rate certificates which
 mature in the year ending:
  Within 1 year.....................   125,923     33.50        112,290      31.99        13,633      108,532     32.91     17,391
  After 1 year, but within
        2 years.....................    28,186      7.50         33,881       9.65        (5,695)      28,900      8.76       (714)
  After 2 years, but within
        5 years.....................    32,241      8.58         31,769       9.05           472       37,039     11.23     (4,798)
  Certificates maturing
        thereafter..................     2,563      0.68          2,130       0.61           433          876      0.27      1,687
                                      --------    ------       --------     ------       -------     --------    ------    -------
     Total..........................  $375,896    100.00%      $350,971     100.00%      $24,925     $329,770    100.00%   $46,126
                                      ========    ======       ========     ======       =======     ========    ======    =======

Deposit Accounts

         Deposit accounts consisted of the following at March 31, 1999.

                                Weighted
                               Average Rate        1999               1998
                               at March 31,  ---------------    ---------------
                                   1999       Amount      %      Amount       %
                               ------------  --------  -----    --------   -----
Noninterest-bearing accounts..      --%      $  7,782    2.1%   $  6,064    1.7%
Savings accounts..............     2.8         11,798    3.1      10,510    3.0
Checking accounts.............     2.6         33,655    9.0      31,358    8.9
Money market accounts.........     4.2        133,748   35.6     122,969   35.1
Time deposits:
   1 to 11 months.............     4.8         32,660    8.7      26,665    7.6
   12 to 23 months............     5.2         62,536   16.6      59,723   17.0
   24 to 35 months............     5.5         23,767    6.3      23,191    6.6
   36 to 59 months............     5.7         19,461    5.2      19,986    5.7
   60 to 84 months............     6.2         50,489   13.4      50,505   14.4
                                  ----      --------   -----    --------  -----
                                   5.5        188,913   50.2     180,070   51.3
                                  ----       --------  -----    --------  -----
                                   4.6%      $375,896  100.0%   $350,971  100.0%
                                   ===       ========  =====    ========  =====

Time Deposits by Rates

         The following table sets forth the time deposits of Mutual Bancshares classified by rates as of the dates indicated.


                                                At March 31,
                            --------------------------------------------------
                                 1999              1998               1997
                            ------------      -------------        -----------
                                           (Dollars in thousands)

0.00 - 0.99%...............    $    273          $      --          $     100
1.00 - 1.99%...............           1                 --                 --
2.00 - 2.99%...............         374                123                181
3.00 - 3.99%...............          79                111                 --
4.00 - 4.99%...............      44,666                109                392
5.00 - 5.99%...............     106,603            135,244            118,698
6.00 - 6.99%...............      33,282             40,272             51,397
7.00 - 7.99%...............       3,621              4,198              4,555
8.00 - 8.99%...............          14                 13                 24
                               --------           --------           --------
     Total.................    $188,913           $180,070           $175,347
                               ========           ========           ========

         The following table sets forth the amount and maturities of time deposits at March 31, 1999.


                                           Amount Due
                    ------------------------------------------------------------
                     Less Than    1-2      2-3       3-4      After
                     One Year    Years    Years     Years    4 Years     Total
                    ---------   -------  -------   -------   -------    --------
                                      (Dollars in thousands)
0.00 - 0.99%......    $   223  $    50   $    --   $    --   $    --    $    273
1.00 - 1.99%......          1       --        --        --        --           1
2.00 - 2.99%......        374       --        --        --        --         374
3.00 - 3.99%......         79       --        --        --        --          79
4.00 - 4.99%......     42,432    1,815       381         7        31      44,666
5.00 - 5.99%......     64,398   20,418     7,868     5,796     8,123     106,603
6.00 - 6.99%......     14,975    5,709     4,605     4,822     3,171      33,282
7.00 - 7.99%......      3,427      194        --        --        --       3,621
8.00 - 8.99%......         14       --        --        --        --          14
                    ---------  -------   -------   -------   -------    --------
     Total........   $125,923  $28,186   $12,854   $10,625   $11,325    $188,913
                     ========  =======   =======   =======   =======    ========


Deposit Activities

         The following table sets forth the savings activities of Mutual Bancshares for the periods indicated.


                                                    Year Ended March 31,
                                            ------------------------------------
                                              1999          1998         1997
                                            --------      --------     --------
                                                          (In thousands)
Beginning balance.......................    $350,971      $329,770     $314,648
Net deposits (withdrawals) before
     interest credited..................       8,170         4,720         (507)
Interest credited.......................      16,755        16,481       15,629
                                            --------      --------     --------
Net increase (decrease) in deposits.....      24,925        21,201       15,122
                                            --------      --------     --------
Ending balance..........................    $375,896      $350,971     $329,770
                                            ========      ========     ========


Borrowings

         Savings deposits are the primary source of funds for Everett Mutual Bank's lending and investment activities and for general business purposes. Everett Mutual Bank has the ability to use advances from the Federal Home Loan Bank of Seattle to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank of Seattle functions as a central reserve bank providing credit for savings and loan associations and certain other member financial institutions. As a member of the Federal Home Loan Bank of Seattle, Everett Mutual Bank is required to own capital stock in the Federal Home Loan Bank of Seattle and is authorized to apply for advances on the security of such stock and certain of its mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the U.S. Government) provided certain creditworthiness standards have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. At March 31, 1999, Everett Mutual Bank maintained a committed credit facility with the Federal Home Loan Bank of Seattle that provided for immediately available advances up to an aggregate of 20% of total assets, or $85.3 million, of which $18.9 million was outstanding. In addition, Everett Mutual Bank has a $10 million unsecured Fed Funds line from a commercial bank at March 31, 1999, of which none was outstanding.

         Everett Mutual Bank may engage, as one of its capital management strategies to leverage its extra capital, in wholesale leveraging to leverage the strong post-conversion capital provided attractive arbitrage opportunities exist and depending upon the retail banking activity and capitalization. Everett Mutual Bank will consider and/or undertake such a leverage strategy only after a complete review of any applicable regulatory requirements or restrictions that may be imposed upon it as a result of the intended leveraging strategy. The decision to implement such a leverage strategy will only be taken following this review. Such borrowings would be expected to primarily consist of Federal Home Loan Bank advances or reverse repurchase agreements. Everett Mutual Bank may consider limited wholesale leveraging prior to the offering to reduce the exposure of investing such a large amount of funds at any one point in the interest rate cycle.

         The following table sets forth information regarding Federal Home Loan Bank advances by Everett Mutual Bank and Commercial Bank of Everett at the end of and during the periods indicated. The table includes both short-term and long-term borrowings unless noted otherwise.

                                                                    For the Year Ended March 31,
                                                                 ---------------------------------
                                                                  1999          1998         1997
                                                                 -------      --------     -------
                                                                        (Dollars in thousands)
Maximum amount of borrowings outstanding at any month end.....   $20,954      $20,052      $24,106

Approximate average borrowings outstanding with respect to....   $16,215      $18,003      $20,682

Approximate weighted average rate paid on.....................      6.30%        6.32%        6.26%

                                                                             At March 31,
                                                                 -----------------------------------
                                                                  1999          1998         1997
                                                                 -------      --------     -------
                                                                         (Dollars in thousands)

Balance outstanding at end of period..........................   $18,949      $15,503      $20,057

Weighted average rate paid on.................................      6.19%        6.37%        6.27%


Competition

         Everett Mutual Bank operates in an intensely competitive market for the attraction of savings deposits, which is its primary source of funds, and in the origination of loans. Historically, its most direct competition for savings deposits has come from credit unions, mutual funds and, to a lesser extent, community banks, large commercial banks and thrift institutions in its primary market area. Particularly in times of extremely low or extremely high interest rates, Everett Mutual Bank has faced additional significant competition for investors' funds from short-term money market securities and other corporate and government securities. Everett Mutual Bank's competition for loans comes principally from mortgage bankers, commercial banks, other thrift institutions and insurance companies. Such competition for deposits and the origination of loans may limit Everett Mutual Bank's future growth and earnings prospects.

Subsidiary Activities


         Everett Mutual Bank maintains three subsidiaries including Sound Financial, Inc., Colby Crest Partners, L.P. and Alpine Ridge Associates, L.P. Sound Financial, Inc. has two principal activities: it owns the Arlington Branch and leases the facility back to Everett Mutual Bank; and through a turnkey contract with Invest Financial

Services, it sells annuities and mutual funds. Sound Financial, Inc. currently operates with one full time and one part-time registered investment representative.


         Colby Crest Partners, L.P. is a partnership formed in 1992 to construct and operate a 66 unit low income housing project in downtown Everett. The project was financed, in part, by housing tax credits which are received by Colby Crest Partners, L.P. over a ten year period. At March 31, 1999, Everett Mutual Bank's book value in Colby Crest Partners, L.P. was $284,400. The estimated remaining tax credit receivable equals $543,000, if fully realized.

         Alpine Ridge Associates, L.P. was formed in 1993 by Everett Mutual Bank and Key Bank of Washington to construct and operate a 60 unit low income retirement apartment in Mount Vernon, Washington. The project was financed, in part, by housing tax credits which are received by Alpine Ridge Associates, L.P. over a ten year period. At March 31, 1999, Everett Mutual Bank's book value in Alpine Ridge Associates, L.P. was $90,900. The estimated tax credit receivable equals $345,000, if fully realized.

         Commercial Bank of Everett and I-Pro do not have any active subsidiaries and none are contemplated at the present time. Mutual Bancshares Capital, Inc. will have an interest in a partnership formed for the purpose of providing capital to start-up technology companies. See "Business of Mutual Bancshares Capital, Inc."

Charitable Foundation


         The Everett Mutual Foundation is a charitable organization established in 1990 and funded by Everett Mutual Bank and Mutual Bancshares. At March 31, 1999, The Everett Mutual Foundation had $3.2 million in assets. The assets, liabilities, income and expenses of the Foundation are not included in the consolidated financial statements as they are not part of Mutual Bancshares.


Earthquakes


         Snohomish, King and Pierce Counties, where substantially all of the real and personal properties securing Everett Mutual Bank's loans are located, is an earthquake-prone region. Although Everett Mutual Bank has not suffered any losses in the last five years from earthquake damage to collateral security loans, a major earthquake could result in material loss to Everett Mutual Bank in two primary ways. First, while Everett Mutual Bank maintains adequate insurance coverage on its own properties, if an earthquake damages real or personal properties collateralizing outstanding loans to the point of insurable loss, material loss would be suffered to the extent that the properties are uninsured or inadequately insured. A substantial number of Everett Mutual Bank's borrowers do not have insurance which provides for coverage due to losses from earthquakes. Earthquake insurance is generally not required by other lenders in the market area, and as a result in order to remain competitive in the marketplace, earthquake insurance is not required by Everett Mutual Bank as a condition of making a loan. Earthquake insurance is also not always available at a reasonable coverage level and cost because of changing insurance underwriting practices in Everett Mutual Bank's market area resulting from past earthquake activity and the likelihood of future earthquake activity in the region. Second, if the collateralized properties are only damaged and not destroyed to the point of total insurable loss, borrowers may suffer sustained job interruption or job loss, which may materially impair their ability to meet the terms of their loan obligations. While risk of credit loss can be insured against by, for example, job interruption insurance or "umbrella" insurance policies, such forms of insurance often are beyond the financial means of many individuals. Accordingly, for most individuals, sustained job interruption or job loss would likely result in financial hardship that could lead to delinquency in their financial obligations or even bankruptcy. Accordingly, no assurances can be given that a major earthquake in Everett Mutual Bank's primary market area will not result in material losses to Everett Mutual Bank.

Properties


         The following table sets forth information regarding Mutual Bancshares' and its subsidiaries' offices at March 31, 1999.


                                                                                         Net Book Value of
                          Leased                     Date of            Total         Property or Leasehold       Total Deposits
                            or         Year           Lease          Approximate           Improvement at          at March 31,
 Location                  Owned      Opened       Expiration      Square Footage          March 31, 1999              1999
 --------                -------      ------       ----------   -----------------     ------------------------    --------------
                                                                                           (In thousands)         (In thousands)
Everett Mutual Bank
Administration Office    Leased       1994         12/31/14           27,000(1)                $ 748              $  2,601
2707 Colby Avenue
Suite 600
Everett, WA  98201

Henry Cogswell College   Leased       1991          7/31/11            6,351                    --                      --
   Building Annex
Storage Facility
2801 Wetmore Ave.
Everett, WA  98201

Branch Offices:

Main Branch              Leased       1994         12/31/14        6,000 Office                 410                 74,224
2707 Colby Avenue                                                4,000 Drive-thru
Suite A
Everett, WA  98201

Silver Lake Branch       Owned        1972           N/A              2,916                    1,200                46,760
1902 110th SE
Everett, WA  982008

Monroe Branch            Owned        1973           N/A              1,917                     259                 37,598
214 East Main Street
Monroe, WA  98272

Stanwood Branch          Owned        1998           N/A              3,000                    1,460                 3,956
26606 72nd Avenue NW
Stanwood, WA  98292

Madison Branch           Owned        1976           N/A              2,708                     613                 44,430
6726 Evergreen Way
Everett, WA  98203

Marysville Branch        Owned        1977           N/A              2,916                     713                 40,693
1300 State Avenue
Marysville, WA  98270

Snohomish Branch         Leased       1990         6/30/15            2,788                     410                 33,230
1325 Avenue D
Snohomish, WA  98290


                                                                               Net Book Value of
                         Leased                 Date of         Total       Property or Leasehold   Total Deposits
                           or         Year       Lease       Approximate         Improvement at      at March 31,
Location                  Owned      Opened   Expiration   Square Footage        March 31, 1999          1999
--------                 ------      ------   ----------   --------------   ---------------------   --------------
Arlington Branch         Leased(2)   1981       1/1/06         2,883                 255                20,026
535 North Olympic
Arlington, WA   98223

Arlington Branch         Leased      1991      Month-to         N/A                   --                    --
Parking stalls (seven)                          month
adjacent to branch
535 North Olympic
Arlington, WA   98223

Lake Stevens Branch      Leased      1989      8/27/09         2,685                 249                31,931
633 Highway 9
Lake Stevens, WA  98258

North Creek Branch       Leased      1989      5/31/03         1,863                 150                16,423
18001 Bothell/Everett
Highway
Bothell, WA  98012

Smokey Point Branch      Owned       1994        N/A           2,916                 922                10,119
17021 Smokey Point Blvd.
Arlington, WA  98223

Commercial Bank of       Leased      1996     12/31/04         2,747(3)               92                14,858
Everett
2707 Colby Ave.
Suite 715
Everett, WA 98201

I-Pro, Inc.              Leased      1997      6/30/02         4,398                 405                   N/A
6838 S. 220th Street
Kent, WA 98032

Mutual Bancshares        Leased      1998     10/31/03         1,413                  20                   N/A
Capital, Inc.
22020 17th Ave., SE
Suite 200
Bothell, WA  98021

--------------

(1) 27,000 square feet, of which 2,747 square feet is subleased by Commercial Bank of Everett and 5,600 square feet is subleased by a third party.
(2)  Leased from Sound Financial, Inc., a subsidiary of Everett Mutual Bank.
(3)  Subleased from Everett Mutual Bank.

         The net book value of property includes land, building and leasehold improvements and furniture, fixtures and equipment.

         Everett Mutual Bank also operates nine proprietary automated teller machines that are part of a nationwide cash exchange network, all of which are located at certain offices of Everett Mutual Bank.

Personnel


         At March 31, 1999, Everett Mutual Bank had 110 employees. On that date, Commercial Bank of Everett, Sound Financial, Inc., I-Pro and Mutual Bancshares Capital, Inc. had five, one, six and two employees, respectively. The employees are not represented by a collective bargaining unit and all companies believe that the relationship with their employees is good.


Legal Proceedings

         Periodically, there have been various claims and lawsuits involving Everett Mutual Bank, such as claims to enforce liens, condemnation proceedings on properties in which Everett Mutual Bank holds security interests, claims involving the making and servicing of real property loans and other issues incident to Everett Mutual Bank's business. Everett Mutual Bank is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of Everett Mutual Bank.

                     BUSINESS OF COMMERCIAL BANK OF EVERETT

         Commercial Bank of Everett's strategy is to operate as a community-based financial institution primarily focused on serving the needs of business banking customers with a high level of customer service. This strategy is accomplished by providing banking services directly at the customer's place of business, including lending and non-cash deposit activities, to the greatest extent possible. Inasmuch, Commercial Bank of Everett does not directly compete with Everett Mutual Bank's retail customer focus. Rather, Commercial Bank of Everett and Everett Mutual Bank serve to complement each other through an organized referral network that provides both banks with the opportunity for increased business.

         Commercial Bank of Everett's lending operations are focused on commercial loans which are generally made to a wide variety of small businesses and professionals in the local market. To a lesser extent, Commercial Bank of Everett has also brokered commercial, multi-family and residential mortgage loans to Everett Mutual Bank. Commercial Bank of Everett also purchases participation interests in commercial, multi-family and residential mortgage loans from Everett Mutual Bank under the same underwriting policies and conditions as Everett Mutual Bank. To a lesser extent, Commercial Bank of Everett originates consumer loans for real estate, automobiles, secured and unsecured personal lines of credit and credit cards.

Business Lending

         Commercial Bank of Everett originates business loans to small and medium sized businesses in its primary market area. Business loans are generally made to finance the purchase of seasonal inventory needs, new or used equipment, and for short-term working capital. Such loans are generally secured by equipment, accounts receivable and inventory, although business loans are sometimes granted on an unsecured basis. Such loans are made for terms of seven years or less, depending on the purpose of the loan and the collateral, with loans to finance operating expenses made for one year or less, with interest rates that adjust at least annually at a rate equal to the prime rate, as published in The Wall Street Journal, plus a margin ranging from 0% to 3.50%. At March 31, 1999, the business loans amounted to $7.9 million, or 58.9%, of Commercial Bank of Everett's total loans and 2.1% of the total loans of Mutual Bancshares.


         At March 31, 1999, the largest outstanding business loan was a $750,000 equipment term loan to a door manufacturer. Such loan was performing according to its terms at March 31, 1999.

         Commercial Bank of Everett underwrites its business loans on the basis of the borrower's cash flow and ability to service the debt from earnings rather than on the basis of underlying collateral value, and Commercial Bank of Everett seeks to structure such loans to have more than one source of repayment. The borrower is required to provide Commercial Bank of Everett with sufficient information to allow Commercial Bank of Everett to make its lending determination. In most instances, this information consists of at least three years of financial statements, tax returns, a statement of projected cash flows, current financial information on any guarantor and any additional information on the collateral. Generally, for loans with balances exceeding $100,000, Commercial Bank of Everett requires that borrowers and guarantors provide updated financial information at least annually.

         Commercial Bank of Everett's business loans may be structured as term loans or as lines of credit. Business term loans are generally made to finance the purchase of long-lived assets and have maturities of five years or less. Business lines of credit are typically made for the purpose of providing working capital and are usually approved with a term of between six months and one year.


         Commercial Bank of Everett provides borrowers with secured standby letters of credit based on the same underwriting requirements and conditions as described above. The letters of credit are backed by signed notes payable to Commercial Bank of Everett for like terms of the letter of credit. At March 31, 1999, Commercial Bank of Everett had no outstanding letters of credit. International letters of credit are offered through a correspondent bank who assumes credit and payment risk on the instrument. The Commercial Bank of Everett receives a fee from the borrower and the correspondent bank for arranging the international letters of credit.

         Business loans are often larger than residential loans and may involve greater risk than other types of lending. Because payments on such loans are often dependent on successful operation of the business involved, repayment of such loans may be subject to a greater extent to adverse conditions in the economy. Commercial Bank of Everett seeks to minimize these risks through its underwriting guidelines, which require that the loan be supported by adequate cash flow of the borrower, profitability of the business, collateral and personal guarantees of the individuals in the business. In addition, Commercial Bank of Everett limits this type of lending to its market area.


Commercial and Multi-Family Mortgage Loans

         Commercial Bank of Everett acts as a broker of commercial and multi-family mortgage loans to Everett Mutual Bank for which Commercial Bank of Everett receives a portion of the loan fee as compensation for the processing and referral of the loan. From time to time, Commercial Bank of Everett also purchases participation interests in commercial and multi-family loans from Everett Mutual Bank to hold in its own portfolio for investment. Such purchases are made under the same general underwriting policies and conditions as Everett Mutual Bank. See "Business of Mutual Bancshares -- Lending Activities -- Multi-Family Lending" and "-- Commercial Real Estate Lending." Financing of commercial and multi-family properties provides loan diversification for Commercial Bank of Everett from a collateral and asset/liability perspective. As such, the financing of these types of loans is expected, subject to market conditions, to continue to remain a part of Commercial Bank of Everett's loan portfolio. As of March 31, 1999, commercial and multi-family mortgage loans totaled $1.5 million and $389,000, respectively and together equaled 13.8% of total loans. The majority of loans are for either commercial or mixed-use structures and many are owner occupied. Commercial and multi-family loans are generally extended for up to a 75% loan to value ratio and require a debt service coverage of at least 1.30 and 1.20 times, respectively.

Residential Mortgage Loans

         Residential mortgage loans are primarily offered to Commercial Bank of Everett's business and consumer customers as an accommodation, and may frequently have a business related purpose (i.e., working capital for a sole proprietor is one example). Commercial Bank of Everett also acts a broker of residential mortgage loans to Everett Mutual Bank for which Commercial Bank of Everett receives a portion of the fee as compensation for processing and referral of the loan. From time to time, Commercial Bank of Everett may also purchase participation interests in residential loans from Everett Mutual Bank to hold in its own portfolio for investment. Such purchases are made under the same general underwriting policies and conditions as Everett Mutual Bank. See "Business of Mutual Bancshares -- Residential One- to Four-Family Lending." Financing of residential mortgage loans provides loan diversification for Commercial Bank of Everett from a collateral and asset/liability management perspective. As such, subject to market conditions, the financing of this type is expected to continue to remain a part of Commercial Bank of Everett's loan portfolio The residential mortgage portfolio consists of equal amounts of home equity lines of credit/second mortgage loans and first mortgage loans. Lines of credit equaled $965,000 or 7.2% of total loans at March 31, 1999, while permanent residential mortgage loans totaled $1.1 million or 8.1% of total loans.

Consumer Loans


         Consumer loans consist of installment loans for boats, autos and other purposes and include a modest balance of credit card loans. Consumer loans (other than credit card loans) are underwritten using the same guidelines as Everett Mutual Bank. See "Business of Mutual Bancshares -- Consumer Lending." As of March 31, 1999, consumer loans, excluding credit card loans, totaled $1.1 million or 8.0% of total loans. At March 31, 1999 there was one $7,300 consumer loan 90 days or more past due and in nonaccrual status. The loan is unsecured, but adequately protected by the paying capacity of the guarantor.

         Credit card loans are underwritten using suggested Independent Community Bankers Association guidelines, credit scoring and financial statement analysis. Credit cards are issued primarily to Commercial Bank of Everett's business customers. At March 31, 1999, the credit card portfolio consisted of business credit lines of $345,000 and personal credit card lines of $186,000 for a total of $531,000 or 3.9% of total loans. Commercial Bank of Everett also receives credit card applications referred from Everett Mutual Bank branches. Credit card loans entail greater risk than do other loans especially given their unsecured status. Commercial Bank of Everett attempts to limit this risk by adhering to sound underwriting and collection practices, although there can be no assurances that these will prevent credit card losses. At March 31, 1999, no credit card loans were 90 days or more past due or in nonaccrual status.


Nonperforming Assets and Delinquencies

         Commercial Bank of Everett generally assesses late fees or penalty charges on delinquent loans of 5% of the payment amount. Substantially all business loan payments are due 30 days from disbursement and each 30 days thereafter; however, the borrower is given a 10 day grace period to make the loan payment. Delinquent business loans are monitored on a weekly basis until the delinquency is resolved to management's satisfaction. When a consumer loan borrower fails to make a required payment on a consumer loan by the payment due date, Commercial Bank of Everett generally institutes the same collection procedures as for its business loan borrowers.

         Commercial Bank of Everett's Board of Directors is informed monthly as to the status of all loans that are delinquent by more than 90 days or on nonaccrual, the status on all loans currently in foreclosure or repossession, and the status of all foreclosed and repossessed property owned by Commercial Bank of Everett.

Deposit Accounts

         Commercial Bank of Everett's deposit base is primarily comprised of relatively even percentages of non-interest bearing business deposits, money market deposit accounts and time deposits. As the Commercial Bank of Everett's operating tenure lengthens, business deposits are anticipated to make up a greater overall portion of the deposit mix, although this cannot be assured. Commercial Bank of Everett also offers its business customers the option to sweep excess account balances in non-interest bearing accounts into non-FDIC insured money market funds which allows the customer to earn interest on invested balances. The Commercial Bank of Everett receives a 12b-1 fee from the mutual fund company for providing this service. Deposits are solicited from within Commercial Bank of Everett's market area through existing customers and limited outside advertising. While not intending to compete directly with Everett Mutual Bank for time deposit accounts, customers of Everett Mutual Bank may be referred to Commercial Bank of Everett in those cases were the customer desires a greater amount of FDIC deposit insurance coverage for their funds since both Commercial Bank of Everett and Everett Mutual Bank are separately insured by the FDIC.


Borrowings

         Deposits are the primary source of funds for Commercial Bank of Everett's lending and investment activities and for general business purposes. Commercial Bank of Everett has the ability to use advances from the Federal Home Loan Bank of Seattle to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank of Seattle functions as a central reserve bank providing credit for savings and loan associations and certain other member financial institutions. As a member of the Federal Home Loan Bank of Seattle, Commercial Bank of Everett is required to own capital stock in the Federal Home Loan Bank of Seattle and is authorized to apply for advances on the security of such stock and certain of its mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the U.S. Government) provided certain creditworthiness standards have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit.

         Commercial Bank of Everett's use of borrowings has been relatively limited and primarily for the purpose of supplementing deposit flows and loan fundings. Commercial Bank of Everett maintains a funding line at the Federal Home Loan Bank of Seattle equal to 5% of total assets or $990,300, none of which was outstanding. Commercial Bank of Everett also has available an unsecured letter of credit line of $250,000 and an unsecured federal funds lines of credit of $500,000 from a commercial bank in addition to a $2.5 million unsecured federal funds line of credit from Everett Mutual Bank. As of March 31, 1999, the only borrowing outstanding consisted of federal funds totaling $2.1 million from Everett Mutual Bank, which is eliminated in the Consolidated Financial Statements.

                             BUSINESS OF I-PRO, INC.


         I-Pro was formed in April 1997 by Mutual Bancshares to provide check processing and deposit and loan account statement printing and mailing services to banking and nonbanking companies. I-Pro's objective is to provide these services for Everett Mutual Bank and Commercial Bank of Everett, and to other financial institutions who are seeking to provide a high level of service to their customers in response to requests for copies of checks, account statements and other similar records. I-Pro's focus is to provide customized service and personal attention thereby providing the benefits of an in-house system while:
(1) eliminating a portion of the burden of providing administrative oversight of an in-house system; and (2) spreading the expense of such a system over a larger base.

         I-Pro utilizes electronic imaging technology, versus a traditional paper-based processing and retrieval system, to deliver account research, check processing, and customized account statements to its clients and their customers.

                   BUSINESS OF MUTUAL BANCSHARES CAPITAL, INC.

Overview

         Mutual Bancshares Capital, Inc. was formed in October 1998. Mutual Bancshares Capital, Inc. is a member of Bancshares Capital Management, LLC, which serves as General Partner to Bancshares Capital, L.P., an early stage venture fund providing equity to regionally based high technology and medical instrumentation companies. Bancshares Capital, L.P. is applying for licensing by the U.S. Small Business Administration as a small business investment company
(SBIC) . Bancshares Capital, L.P. anticipates a fund size of $5.0 million to $7.0 million, $2.3 million of which will be invested by Mutual Bancshares Capital, Inc. Subsequent venture funds of similar or larger size are anticipated to be formed in the future. A number of Company directors and officers of Mutual Bancshares Capital, Inc. may also be limited partners.

Investment Strategy

         Bancshares Capital, L.P. will provide equity to regionally based high technology and medical instrumentation companies in the seed, start-up and early stages of development. Bancshares Capital, L.P. will closely monitor and, if possible, add value to those investments, with successful ventures returning cash to the fund over an anticipated three to seven year time frame. It is anticipated that liquidity of the investment will result from acquisition of securities by a strategic partner, merger or acquisition of the subject investment, or by sale of the subject investment in the public markets following an initial public offering. It is anticipated that the investment in any single company will be in the range of $100,000 to $1.0 million and Bancshares Capital, L.P. may co-invest with other entrepreneurs or venture funds as needed or desired.

Targeted Market

         Bancshares Capital, L.P. will be seeking to deploy its venture funds primarily in the Technology Corridor in the Seattle Metropolitan Area although opportunities within the Pacific Northwest may be examined on a limited basis. The corridor that encompasses I-405 and I-5 from Bellevue to Everett is home to over 300 technology companies, has outstanding support services, is within close proximity to university and other research institutions and has been the location of many high technology and medical instrumentation companies start-ups. While there will be no specific bias toward any one industry, Bancshares Capital, L.P. expects to invest in companies whose technologies involve software and digital media, environmental science, medical devices, telecommunications and internet-related technologies among others.

Structure of the Partnership Investments

         Mutual Bancshares Capital, Inc. has formed Bancshares Capital, L.P., which will act as general partner and Bancshares Capital, L.P. will sell limited partnership interests in the venture fund. In its role as general partner, Mutual Bancshares Capital, Inc. will receive a 2% management fee plus 20% of the carried interest (i.e., 3% of the profits of the fund). Mutual Bancshares Capital, Inc. will contribute 31% of the capital and have a 31% equity interest in Bancshares Capital, L.P. while the balance of funds and ownership will be derived from and distributed to the outside limited partners.

Anticipated Timing of Investments

         Subject to market conditions and other factors, Bancshares Capital, L.P. is targeting to make investments equal to $1.0 million in the first year, $2.4 million in the second year and $3.0 million in the third year of operation. As discussed above, Mutual Bancshares Capital, Inc.'s capital contribution will be equal to 31% of the above amounts.

                  MANAGEMENT OF EVERTRUST FINANCIAL GROUP, INC.


         EverTrust Financial Group, Inc.'s board of directors consists of nine persons divided into three classes, with one-third of the directors elected at each annual meeting of stockholders. One class, consisting of Margaret B. Bavasi, Thomas R. Collins and Thomas J. Gaffney, has a term of office expiring at the first annual meeting of stockholders after their initial election by stockholders; a second class, consisting of Michael R. Deller, R. Michael Kight and George S. Newland, has a term of Office expiring at the second annual meeting of stockholders after their initial election by stockholders; and a third class, consisting of Michael B. Hansen, Robert A. Leach, Jr. and William
J. Rucker, has a term of office expiring at the third annual meeting of stockholders after their initial election by stockholders.


         EverTrust Financial Group, Inc.'s executive officers are elected annually and hold office until death, resignation or removal by the board of directors. The executive officers are:



Executive                Position
---------                --------
Michael B. Hansen        Chairman, President and Chief Executive Officer
Jeffrey R. Mitchell      Senior Vice President, Chief Financial Officer
                            and Treasurer
Lorelei Christenson      Senior Vice President and Corporate Secretary


         Information concerning the principal occupations, employment and compensation of the directors and executive officers of EverTrust Financial Group, Inc. is set forth under "-- Management of Everett Mutual Bank" and "-- Executive Officers Who Are Not Directors."

                        MANAGEMENT OF EVERETT MUTUAL BANK

         The board of directors of Everett Mutual Bank presently consists of nine directors divided into three classes, with approximately one-third of the directors elected at each annual meeting of stockholders. Because EverTrust Financial Group, Inc. will own all the issued and outstanding capital stock of Everett Mutual Bank upon the conversion and stock issuance, the board of directors of EverTrust Financial Group, Inc. will elect the directors of Everett Mutual Bank.

                                                     Directors

                                                                                                  Current
                                                                                      Director       Term
Name                            Age(1)   Position with Everett Mutual Bank              Since     Expires
----                            ------   ---------------------------------            --------    -------
Margaret B. Bavasi(2)             44     Chairman of the Board                          1996        2000
Thomas R. Collins                 56     Director                                       1994        2000
Michael R. Deller(2)(3)           48     Executive Vice President, Chief Operating      1999        2001
                                         Officer and Director
Thomas J. Gaffney(4)              51     Director                                       1984        2000
Michael B. Hansen(2)(3)(4)(5)     57     President, Chief Executive Officer and         1981        2002
                                         Director
R. Michael Kight(2)               60     Director                                       1974        2001
Robert A. Leach, Jr.(4)           49     Director                                       1997        2002
George S. Newland(2)              59     Director                                       1985        2001
William J. Rucker(2)              59     Director                                       1976        2002

                                                   (footnotes on following page)

------------
(1)  As of March 31, 1999.
(2)  Also serves as a Director of Commercial Bank of Everett.
(3)  Also serves as a Director of I-Pro, Inc.
(4)  Also serves as a Director of Mutual Bancshares Capital, Inc.
(5) Also serves as Chief Executive Officer and Director of Commercial Bank of Everett.

                    Executive Officers Who Are Not Directors

Name                        Age(1)    Position with Everett Mutual Bank
----                        -----     ---------------------------------
Lorelei Christenson(2)      45        Senior Vice President, Chief Information Officer and Secretary
Terry L. Cullom(3)          56        Vice President and Credit Administrator
Jeffrey R. Mitchell(4)      40        Senior Vice President, Chief Financial Officer and Treasurer
Dale A. Lyski               61        President and Director of Commercial Bank of Everett
John E. Thoresen            48        President of Mutual Bancshares Capital, Inc.

-------------------
(1)  As of March 31, 1999.
(2) Also serves as Senior Vice President, Chief Information Officer and Corporate Secretary of Commercial Bank of Everett; President and Director of I-Pro, Inc.; and Senior Vice President and Corporate Secretary of Mutual Bancshares Capital, Inc.
(3) Also serves as Vice President and Credit Administrator of Commercial Bank of Everett
(4) Also serves as Senior Vice President and Cashier of Commercial Bank of Everett; Senior Vice President, Chief Financial Officer, Treasurer and Director of I-Pro, Inc.; and Senior Vice President, Chief Financial Officer and Treasurer of Mutual Bancshares Capital, Inc.

Biographical Information

         The principal occupation of each of the above individuals for the past five years, as well as other information, is set forth below. All of the individuals reside in Everett, Washington, unless otherwise indicated. No family relationships exist among the individuals except as otherwise noted.

         Margaret B. Bavasi is the former co-owner of the Everett AquaSox Baseball Club, a minor league baseball club. She served as the Club's Vice President from 1984 to 1999.

         Thomas R. Collins is an attorney and a Partner in the Anderson Hunter Law Firm, P.S., which firm he has been associated with for 30 years. Mr. Collins is the brother-in-law of Michael R. Deller, the Executive Vice President and Chief Operating Officer of Everett Mutual Bank. He resides in Mukilteo, Washington.

         Michael R. Deller has been Executive Vice President and Chief Operating Officer of Everett Mutual Bank since 1997 and is responsible for branch administration, marketing and sales. From 1994 to 1997, Mr. Deller was the Executive Director of the Port of Everett. Prior to that, Mr. Deller was the director of the first congressional district under U.S. Representative Maria Cantwell. Mr. Deller is the brother-in-law of Thomas R. Collins. He resides in Mukilteo, Washington.

         Thomas J. Gaffney is the Managing Partner of the Everett office of Moss Adams LLP, a certified public accounting firm, with which he has been associated for 30 years.

         Michael B. Hansen is President and Chief Executive Officer of Everett Mutual Bank and Chief Executive Officer of Commercial Bank of Everett. Mr. Hansen has been employed by Everett Mutual Bank for 20 years. He resides in Mukilteo, Washington.

         R. Michael Kight is an attorney and a partner in the law firm of Newton-Kight, L.L.P., which he joined 32 years ago. The firm serves as general counsel to Everett Mutual Bank and Commercial Bank of Everett. Mr. Kight resides in Marysville, Washington.


         Robert A. Leach, Jr. is an investment executive and senior vice president and branch manager of Ragen Mackenzie, Inc., a financial services company. Mr. Leach has worked in the financial services industry for 17 years. He resides in Mukilteo, Washington.


         George S. Newland is the President and owner of Newland Construction Co., Inc., a general contracting company specializing in commercial, industrial and institutional projects in the greater Northwest area. Mr. Newland has over 37 years of experience in the construction area.


         William J. Rucker is the Chief Executive Officer and owner of H&L Sporting Goods and Soccer West, retail and institutional sporting goods businesses.

         Lorelei Christenson is Senior Vice President, Chief Information Officer and Corporate Secretary of Everett Mutual Bank, positions she has held since 1984. Ms. Christenson has served Everett Mutual Bank in various capacities since 1973.

         Terry L. Cullom has been Vice President and Credit Administrator of Everett Mutual Bank since 1992. Mr. Cullom has over 30 years of experience in lending. He resides in Kirkland, Washington.

         Jeffrey R. Mitchell is Senior Vice President, Treasurer and Chief Financial Officer of Everett Mutual Bank, positions he has held since 1988. He resides in Mukilteo, Washington.

         Dale A. Lyski is President and Chief Operating Officer of Commercial Bank of Everett, positions he has held since 1996. Prior to that, Mr. Lyski was Executive Vice President of Everett Mutual Bank from 1989 to 1996. Mr. Lyski has served Everett Mutual Bank in various capacities since 1986.

         John E. Thoresen is President of Mutual Bancshares Capital, Inc., a position he has held since September 1998. Prior to that time, Mr. Thoresen was employed by the Economic Development Council of Snohomish County, Inc., a regional nonprofit business development organization, from 1986 to September 1998. Mr. Thoresen resides in Edmonds, Washington.

Directors' Compensation

         All directors receive an annual retainer of $10,000 paid quarterly in increments of $2,500. Also, all directors, other than the Chairman of the Board, receive a fee of $550 per board meeting attended and $220 per committee meeting attended. The Chairman of the Board receives a fee of $660 per board meeting attended and the chairman of each committee receives $275 per committee meeting attended. Total fees paid to directors during the year ended March 31, 1999 were $230,151. Following consummation of the conversion, directors' fees will continue to be paid by EverTrust Financial Group, Inc.

Meetings and Committees of the Board of Directors

         Mutual Bancshares. Mutual Bancshares' board of directors meets quarterly and has special meetings as needed. During the year ended March 31, 1999, the Board held eight meetings. No director attended fewer than 75% of the total meetings of the board of directors during this period. Mutual Bancshares maintains an Executive Committee composed of directors Collins, Gaffney, Leach, Hansen and Rucker. The Executive Committee meets in between regular quarterly board meetings.

         Everett Mutual Bank. Everett Mutual Bank's Board of Directors meets monthly and has special meetings as needed. During the year ended March 31, 1999, the Board of Directors met 16 times. No director attended fewer than 75% of the total meetings of the board and committees on which such board members served during this period.

         The Executive Committee of Everett Mutual Bank, comprised of Directors Bavasi, Collins and Leach, sets board policies and reviews the performance and salary of Everett Mutual Bank's Chief Executive Officer. In fiscal 1999, this Committee met twice.

         The Loan Review Committee of Everett Mutual Bank, comprised of Directors Bavasi, Collins, Kight and Newland, meets monthly. This Committee monitors Everett Mutual Bank's lending practices and policies. In fiscal 1999, this Committee met 13 times.

         The Audit and Budget Committee of Everett Mutual Bank, comprised of Directors Leach, Gaffney and Rucker, meets monthly. This Committee reviews internal auditing functions and establishes policies to assure full disclosure of Everett Mutual Bank's financial condition. This Committee also oversees the audit prepared by an external audit firm and the results of the examinations of the Federal Deposit Insurance Corporation and the Washington Division of Banks. In fiscal 1999, this Committee met 12 times.

         The Investment Committee of Everett Mutual Bank, comprised of Directors Kight, Leach, Rucker and Newland, meets quarterly. This Committee reviews the liquidity investments of Everett Mutual Bank. In fiscal 1999, this Committee met four times.

         The Nominating Committee of Everett Mutual Bank, comprised of Directors Bavasi, Gaffney, Hansen and Leach, meets as necessary. This Committee reviews and investigates potential board members when there is a vacancy on the board. In fiscal 1999, this Committee met twice.

         The entire board of directors of Everett Mutual Bank determines the salaries to be paid to officers and employees of Everett Mutual Bank, based on recommendations of the chief executive officer. The board of directors met once during fiscal 1999 to discuss such salary matters.

         Commercial Bank of Everett. Commercial Bank of Everett held 13 meetings of its board of directors during the year ended March 31, 1999. Commercial Bank of Everett has audit, investment and loan committees. All committee meetings are held with regular board meetings, with all board members in attendance.

Executive Compensation

         Summary Compensation Table. The following table sets forth a summary of certain information concerning the compensation paid by Everett Mutual Bank, including amounts deferred to future periods by the officers, for services rendered in all capacities during the fiscal year ended March 31, 1999 to its President and Chief Executive Officer and the five other highest compensated executive officers.


                                                              Annual Compensation(1)
                                          -------------------------------------------------------------------------
Name and                                                                       Other Annual          All Other
Position                                  Year       Salary      Bonus(2)    Compensation(3)(4)   Compensation(5)
--------                                  ----       ------      --------    ------------------   -----------------
Michael B. Hansen                         1999       $185,000     $72,000        $15,625                $7,949
President and Chief  Executive Officer
  of Mutual Bancshares and Everett
  Mutual Bank; Chief Executive Officer
  of Commercial Bank of Everett


                       (table continued on following page)

                                                              Annual Compensation(1)
                                           --------------------------------------------------------------------
Name and                                                                        Other Annual           All Other
Position                                  Year       Salary      Bonus(2)    Compensation(3)(4)     Compensation(5)
--------                                  ----       ------      --------    ------------------     ---------------
Michael R. Deller                         1999       $120,000    $ 51,000         $217                  $ 4,723
Executive Vice President and Chief
   Operating Officer of Everett
   Mutual Bank

Jeffrey R. Mitchell                       1999         90,000      36,000          347                    3,912
Senior Vice President, Chief Financial
   Officer and Treasurer of Mutual
   Bancshares, Everett Mutual Bank,
   Commercial Bank of Everett, I-Pro,
   Inc. and Mutual Bancshares Capital,
   Inc.

Dale A. Lyski                             1999        100,019      19,000        3,990                    4,405
President and Chief  Operating Officer
   of Commercial Bank of Everett

Lorelei Christenson                       1999         90,000      29,000        9,276                    3,893
Senior Vice President, Chief Information
   Officer and Corporate Secretary of
   Mutual Bancshares, Everett Mutual Bank,
   Commercial Bank of Everett, and Mutual
   Bancshares Capital, Inc.; President of
   I-Pro, Inc.

Terry Cullom                              1999         81,000      20,000          563                    3,515
Vice President and Credit Administrator
    of Everett Mutual Bank and Commer-
    cial Bank of Everett

----------------
(1) Compensation information for fiscal years ended March 31, 1997 and 1998 have been omitted as Mutual Bancshares was neither a public company nor a subsidiary thereof at such time. Salary and bonus information does not exclude amounts deferred under a nonqualified deferred compensation plan.
(2)  Paid in April 1999 for fiscal year ending March 31, 1999.
(3) The aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported.
(4) Amounts reported are earnings credited to the non-qualified deferred compensation programs in excess of 120% of the applicable federal rate. The earnings credit rate is anticipated to be significantly reduced following the conversion based on the pro forma return on shareholders' equity.
(5) Includes amounts paid in connection with contributions made by Mutual Bancshares on behalf of the officer to vested and unvested defined contribution plans and the dollar value of any insurance premiums paid by Mutual Bancshares on behalf of the officer with respect to term life insurance.

         Employment Agreements for Executive Officers. In connection with the conversion, Everett Mutual Bank intends to enter into three-year employment agreements with Messrs. Hansen, Deller, and Mitchell. Under the employment agreements, the initial salary level for Messrs. Hansen, Deller, and Mitchell will be $200,000, $135,000 and $97,000, respectively, which amounts will be paid by Everett Mutual Bank and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the initial date of the employment agreements, the term of the agreements may be extended for an additional year at the discretion of the Board. The agreements may be terminated by Everett Mutual Bank at any time, by the executive if he or she is assigned duties inconsistent with his or her initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that the executive's employment is terminated without cause or upon the executive's voluntary termination following the occurrence of an event described in the preceding sentence, Everett Mutual Bank would be required to honor the terms of the agreement through the expiration of the current term, including payment of then current cash compensation and continuation of employee benefits.

         The employment agreements also provide for a severance payment and other benefits if the executive is involuntarily terminated because of a change in control of EverTrust Financial Group, Inc. or Everett Mutual Bank. The agreements authorize severance payments on a similar basis if the executive voluntarily terminates his or her employment following a change in control because he or she is assigned duties inconsistent with his or her position, duties, responsibilities and status immediately prior to such change in control. The agreements define the term "change in control" as having occurred when, among other things, a person other than EverTrust Financial Group, Inc. purchases shares of EverTrust Financial Group Inc.'s common stock under a tender or exchange offer for the shares; any person, as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, is or becomes the beneficial owner, directly or indirectly, of securities of EverTrust Financial Group, Inc. representing 25% or more of the combined voting power of EverTrust Financial Group, Inc.'s then outstanding securities; the membership of the Board of Directors changes as the result of a contested election; or shareholders of EverTrust Financial Group, Inc. approve a merger, consolidation, sale or disposition of all or substantially all of EverTrust Financial Group, Inc.'s assets, or a plan of partial or complete liquidation.


         The maximum value of the severance benefits under the employment agreements is 2.99 times the executive's average annual compensation during the five-year period prior to the effective date of the change in control. The employment agreements provide that the value of the maximum benefit may be distributed, at the executive's election, in the form of a lump sum cash payment equal to 2.99 times the executive's base amount, or a combination of a cash payment and continued coverage under EverTrust Financial Group, Inc.'s and Everett Mutual Bank's health, life and disability programs for a 36-month period following the change in control, the total value of which does not exceed 2.99 times the executive's base amount. Assuming that a change in control had occurred at March 31, 1999 and that Messrs. Hansen, Deller, and Mitchell each elected to receive a lump sum cash payment, they would be entitled to a payment of approximately $486,265, $382,069 and $220,949, respectively. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are conditioned upon a change in control. Individuals receiving parachute payments in excess of 2.99 times of their base amount are subject to a 20% excise tax on the amount of such excess payments. If excess parachute payments are made, EverTrust Financial Group, Inc. and Everett Mutual Bank would not be entitled to deduct the amount of such excess payments. The employment agreements provide that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.


         The employment agreements restrict each executive's right to compete against Everett Mutual Bank for a period of one year from the date of termination of the agreement if the executive voluntarily terminates employment except in the event of a change in control.

         Existing Employment Agreement for Executive Officer. John E. Thoreson has an employment agreement with Mutual Bancshares under which he serves as president of Mutual Bancshares Capital, Inc., a subsidiary of Mutual Bancshares. He is also permitted to serve on the Board of Directors of Mutual Bancshares or on the board of directors of any subsidiary without any additional compensation or payment. He is accorded an annual salary of $150,000, and the welfare, vacation and deferred compensation benefits accorded other senior management employees. He is obligated to establish and capitalize a venture fund outlined in the Bancshares Capital LP Business Plan. In the event that such capitalization shall be insufficient to obtain a small business investment company license from the U.S. Small Business Administration, then the agreement will be terminated and he will receive severance pay equal to 33% of his annual compensation. The agreement may otherwise be terminated by either party with six months' written notice.


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         Employee Severance Compensation Plan. Everett Mutual Bank's Board of
Directors intends to, upon conversion, establish the Everett Mutual Bank Employee Severance Compensation Plan which will provide eligible employees with severance pay benefits in the event of a change in control of Everett Mutual Bank or EverTrust Financial Group, Inc. following the conversion. Management personnel with employment agreements or change in control agreements are not eligible to participate in the severance plan. Generally, employees will be eligible to participate in the severance plan if they have completed at least one year of service with Everett Mutual Bank. Employees will have credit for service prior to adoption of the plan. The severance plan vests in each participant a contractual right to the benefits the participant is entitled to thereunder. Under the severance plan, in the event of a change in control of Everett Mutual Bank, or EverTrust Financial Group, Inc., eligible employees who are terminated or terminate their employment within one year, for reasons specified under the severance plan, will be entitled to receive a severance payment. If the participant, whose employment has terminated, has completed at least one year of service, the participant will be entitled to a cash severance payment equal to 3.846% of annual compensation for each year of service up to a maximum of 100% of annual compensation. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by Everett Mutual Bank in the event of a takeover. In the event the provisions of the severance plan are triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels, would be approximately $914,130. However, it is management's belief that substantially all of Everett Mutual Bank's employees would be retained in their current positions in the event of a change in control, and that any amount payable under the severance plan would be considerably less than the total amount that could be possibly be paid under the severance plan.


Benefits

         General. Mutual Bancshares and its subsidiaries currently provide health and welfare benefits to its employees, including medical, vision, dental, life, disability, 401(k) savings and pension, subject to certain deductibles and employee copayments.

         401(k) Savings Plan. Mutual Bancshares and its wholly-owned subsidiaries maintain the Everett Mutual Savings Bank 401(k) Employee Savings and Profit Sharing Plan and Trust for the benefit of the eligible employees of Mutual Bancshares and its wholly owned subsidiaries. Mutual Bancshares and its wholly owned subsidiaries are referred to in this section as the employer. The plan is a combination 401(k) and profit sharing plan and is part of a floor/offset arrangement with the defined benefit pension plan. The plan is intended to be a tax-qualified retirement plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. Employees of Mutual Bancshares and its wholly owned subsidiaries who have completed one year of service and who have attained age 21 are eligible to participate in the plan.

         Participants may contribute the lesser of $10,000 or 8% of their annual compensation through a pre-tax salary reduction election. The employer matches the first 4% of a participant's pre-tax salary reduction contribution at the rate of 50%. Pre-tax salary reduction contributions by a participant above the first 4% of his compensation are not matched. A participant may not, however, make contributions to the plan unless he has elected to make a 2% non-deductible contribution to the plan. The employer matches such mandatory contributions at the rate of 100%. Participants are at all times 100% vested in their salary reduction contributions.

         To the profit sharing portion of the plan, the employer may also contribute a discretionary amount with respect to any plan year which is allocated to participants in proportion that their annual compensation bears to the total compensation of all participants during the plan year. With respect to matching and discretionary profit sharing contributions made by the employer, participants vest in such contributions at the rate of 20% per year, beginning with the completion of their third year of service with full vesting occurring after seven years of service. For the plan's fiscal year ended December 31, 1998, Mutual Bancshares and its wholly owned subsidiaries incurred contribution-related expenses of $93,011 in connection with the 401(k) and profit sharing portions of the plan. For the plan's fiscal year ended December 31, 1998, employees contributed $171,009 to the plan.

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         Generally, participants direct the investment of plan assets. In connection with the conversion, the investment options available to participants will be expanded to include the opportunity to direct the investment of their plan account balances to purchase shares of EverTrust Financial Group, Inc. common stock. A participant in the plan who elects to purchase EverTrust Financial Group, Inc. common stock through the plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See "Mutual Bancshares - - Limitation on Purchases of Shares."

         Pension Plan. Mutual Bancshares and its wholly-owned subsidiaries maintain the Everett Mutual Savings Bank Pension Plan. It is part of a floor/offset arrangement with the 401(k) plan. The pension plan is intended to be a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended. Employees of Mutual Bancshares and its wholly owned subsidiaries who have completed one year of service and who have attained age 21 are eligible to participate in the pension plan.

         At his normal retirement age of 62, a participant is entitled to a retirement benefit equal to 2% of his average monthly compensation based on his highest paid five years of compensation and multiplied by his total number of years of service, which may be up to a maximum of 30 years, and reduced by the monthly benefit equal to the participant's Basic Salary Deferral Account and the vested portion of his Basic Company Matching Account, as maintained in the 410(k) plan, divided by an actuarial equivalent factor that converts a life annuity into a lump sum as of the calculation date. Years of service in excess of 30 are not counted.

         The benefit provided to a participant at the early retirement age of 55 with ten years of service who elects to defer the payment of his benefits to normal retirement age, at early retirement age with 10 years of service who elects to receive payment of his benefit prior to normal retirement age, or who postpones annual benefits beyond normal retirement age, are calculated basically the same as the benefits for normal retirement age, with final average earnings being multiplied by 2% for each year of such individual's actual years of service. A participant eligible for early retirement benefits who begins to receive benefits prior to normal retirement age will have his benefits actuarially adjusted, as further described in the pension plan.


         The pension plan is subject to the same vesting schedule as that imposed on the profit sharing and matching accounts in the 401(k) plan. Mutual Bancshares intends to terminate the pension plan on December 31, 1999, following the adoption of the employee stock ownership plan. No contributions were required to be made to the pension plan for the plan's fiscal year ending December 31, 1998.


         The following table sets forth, as of December 31, 1998, the fiscal year end for this pension plan, estimated monthly pension benefits for individuals at age 62 payable in the form of a life annuity under the most advantageous plan provisions for various levels of compensation and years of service. The figures in this table are based upon the assumption that the pension plan continues in its present form and does not reflect offsets for Social Security or employee stock ownership plan benefits. As of December 31, 1998, the estimated years of credited service of Messrs. Hansen, and Mitchell, Ms. Christensen and Mr. Cullom were 19, 9, 25 and 5 years, respectively.


                                              Years of Credited Service
 Remuneration           10           15           20           25         30
 ------------        --------     --------     --------     --------     -----

    $ 80,000          1,333        2,000        2,667         3,333      4,000
     100,000          1,667        2,500        3,333         4,167      5,000
     120,000          2,000        3,000        4,000         5,000      6,000
     140,000          2,333        3,500        4,667         5,833      7,000
     160,000          2,667        4,000        5,333         6,667      8,000
     180,000          2,667        4,000        5,333         6,667      8,000
     200,000          2,667        4,000        5,333         6,667      8,000
     220,000          2,667        4,000        5,333         6,667      8,000
     240,000          2,667        4,000        5,333         6,667      8,000
     260,000          2,667        4,000        5,333         6,667      8,000
     280,000          2,667        4,000        5,333         6,667      8,000
     300,000          2,667        4,000        5,333         6,667      8,000

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         Non-Qualified Deferred Compensation Program. Mutual Bancshares sponsors a deferred compensation program for directors and a select group of management and/or highly compensated employees. The plan was originally effective as of January 1, 1996, and has been amended and restated as of July 1, 1999 as the EverTrust Financial Group, Inc. Amended and Restated Voluntary Deferred Compensation Plan. The board of directors of Mutual Bancshares, or the Chief Executive Officer, or the president of Mutual Bancshares, or of a 50%-or-more-owned subsidiary selects the participants.

         The plan is administered by a committee of at least five directors. An eligible employee is permitted to defer all or a specified portion of his compensation, including annual base salary and any compensation payable under any bonus or incentive plan, paid to him. The committee may elect in its sole discretion to set maximum and/or minimum deferred amounts for each calendar year. Prior to June 30, 1999, an eligible employee could make such deferrals only after he had deferred a minimum of 6% of his base salary into the 401(k) plan. On and after July 1, 1999, the requirement of deferral into the 401(k) plan has been removed. In general, an eligible employee must elect the amount of his compensation to be deferred prior to January 1 of the year of the deferral. Such election is irrevocable during the ensuing calendar year. Deferral amounts are credited to a participant's Deferred Compensation Account as of the last day of each calendar quarter and credited with earnings in the Deferred Compensation Account in accordance with such benchmark investment measures as the committee determines. Prior to September 30, 1999, the investment benchmark used was based on the annualized return on equity of Everett Mutual Bank. Effective on or after October 1, 1999, participants will be entitled to select among other investment return measures, as determined by the committee.

         A participant must elect, at the time of his initial deferral, when to receive payment of his Deferred Compensation Account. Payments may be made either in a lump sum; or substantially equal annual installments not to exceed ten years, as the participant shall have elected. In the event of a severe financial hardship, the Participant may request an early distribution from his Deferred Compensation Account, but only to the extent reasonably needed to satisfy such hardship. In addition, in the event a participant becomes permanently incapacitated, the committee, in its sole discretion, and upon the participant's written application, may direct the immediate payment of all or a portion of the then current value of the participant's Deferred Compensation Account to the participant.

         Mutual Bancshares has established a grantor trust to hold assets that fund its obligation and that of its 50%-or- more-owned subsidiaries to participants in the plan.

         Employee Stock Ownership Plan. The Board of Directors has authorized the adoption by EverTrust Financial Group, Inc. of an employee stock ownership plan for eligible employees of EverTrust Financial Group, Inc. and its wholly owned subsidiaries, to become effective as of April 1, 1999, subject to the completion of the conversion. The purpose of the employee stock ownership plan is to satisfy the requirements for an employee stock ownership plan under the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended. Employees of EverTrust Financial Group, Inc. and its wholly owned subsidiaries who have been credited with at least 1,000 hours of service during a designated 12-month period and who have attained age 21 will be eligible to participate in the employee stock ownership plan.


         It is intended that the employee stock ownership plan will purchase 2% of the shares issued in the conversion. This would range between 117,130 shares, assuming 5,856,500 shares are issued in the conversion and including shares contributed to The EverTrust Foundation, and 157,300 shares, assuming 7,865,000 shares are issued in the conversion and including shares contributed to The EverTrust Foundation. It is anticipated that the employee stock ownership plan will borrow funds from EverTrust Financial Group, Inc. to purchase the shares. Such loan will equal 100% of the aggregate purchase price of the common stock. The employee stock ownership plan will repay the loan principally from the cash contributions of the wholly owned subsidiaries of EverTrust Financial Group, Inc. and from dividends payable on the common stock held by the employee stock ownership plan over the anticipated five-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the conversion. See "Pro Forma Data." To the extent that the employee

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


stock ownership plan is unable to acquire 2% of the common stock issued in the conversion, it is anticipated that it may acquire the shares following the conversion through open market purchases.

         In any plan year, EverTrust Financial Group, Inc. and its wholly owned subsidiaries may make additional discretionary contributions to the employee stock ownership plan for the benefit of participants. These contributions may be made from shares of common stock that are acquired through the purchase of outstanding shares in the market, from individual stockholders, or from shares which constitute authorized but unissued shares or shares held in trust by EverTrust Financial Group, Inc. Several factors will affect the timing, amount, and manner of such discretionary contributions, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.


         EverTrust Financial Group, Inc. will hold shares purchased by the employee stock ownership plan with the proceeds of the loan in a suspense account and release them on a pro rata basis as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Forfeitures will be reallocated among the remaining plan participants.

         Participants will vest in their accrued benefits under the employee stock ownership plan at the rate of 20% per year, beginning upon the completion of two years of service. A participant is fully vested at normal retirement, which is generally the attainment of age 65 and completion of five years of participation, in the event of death or disability or upon termination of the employee stock ownership plan. Benefits are distributable upon a participants' normal retirement, early retirement, death, disability or termination of employment. Contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

         It is anticipated the Board of Directors will select an institutional trustee to serve as trustee of the employee stock ownership plan. The trustee must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of plan participants and unallocated shares must be voted in the same ratio on any matter as those shares for which instructions are given. The trustee will vote, in his discretion, allocated shares for which no instructions are received .

         Under applicable accounting requirements, compensation expense for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants' accounts. See "Pro Forma Data."

         The employee stock ownership plan will meet the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the regulations of the Internal Revenue Service and the Department of Labor issued thereunder. EverTrust Financial Group, Inc. intends to request a determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan. EverTrust Financial Group, Inc. expects, but cannot guarantee, that a favorable determination letter will be received by the employee stock ownership plan.

         Management Recognition and Development Plan. The Board of Directors of EverTrust Financial Group, Inc. intends to adopt the EverTrust Financial Group, Inc.'s Management Recognition and Development Plan, a restricted stock plan, for senior officers and non-employee directors of EverTrust Financial Group, Inc. and Everett Mutual Bank and to submit it to the stockholders for approval at a meeting held no earlier than six months following the conversion. The plan will enable EverTrust Financial Group, Inc. and Everett Mutual Bank to provide participants with a proprietary interest in EverTrust Financial Group, Inc. as an incentive to contribute to the success of EverTrust Financial Group, Inc. and Everett Mutual Bank. Persons who are awarded stock under the plan will not have to pay for the stock. Furthermore, some or all of the persons who receive awards under the management recognition and development plan will also be granted options under the stock option plan. The plan will comply with all applicable regulatory requirements. The Washington Department of Financial Institutions and the Federal Deposit Insurance Corporation will not approve or endorse the plan.

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


         The plan intends to acquire a number of shares of EverTrust Financial Group, Inc.'s common stock equal to 4% of the common stock issued in the conversion, including shares issued to The EverTrust Foundation. This would range from 234,260 shares, assuming 5,856,500 shares are issued in the conversion, to 314,600 shares, assuming 7,865,000 shares are issued in the conversion. The plan will acquire the shares on the open market, if available, with funds contributed by EverTrust Financial Group, Inc. or Everett Mutual Bank to a trust which EverTrust Financial Group, Inc. may establish in conjunction with the plan or from authorized but unissued shares or treasury shares of EverTrust Financial Group, Inc.

         The compensation committee of the Board of Directors of EverTrust Financial Group, Inc. will administer the management recognition and development plan, the members of which will also serve as trustees for the plan, if a trust is formed. The trustees will be responsible for the investment of all funds contributed by EverTrust Financial Group, Inc. or Everett Mutual Bank to the trust. The Board of Directors of EverTrust Financial Group, Inc. may terminate the plan at any time and, upon termination, all unallocated shares of common stock will revert to EverTrust Financial Group, Inc.

         Shares of common stock granted under the plan will be in the form of restricted stock which will become unrestricted ratably over a specified vesting period following the date of grant. During the period of restriction, EverTrust Financial Group, Inc. or the plan will hold all shares in escrow. Under current regulations, if the management recognition and development plan is implemented within the first year following the conversion, the minimum vesting period will be five years. All unvested awards will vest upon the recipient's death or disability.

         A recipient of a plan award in the form of restricted stock generally will not recognize income upon an award of shares of common stock, and EverTrust Financial Group, Inc. will not be entitled to a federal income tax deduction, until the termination of the restrictions. Upon termination of the restrictions, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock at the time and EverTrust Financial Group, Inc. will be entitled to a deduction in the same amount after satisfying federal income tax reporting requirements. However, the recipient may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, EverTrust Financial Group, Inc. will be entitled to a deduction in that year and in the same amount. Any gain or loss recognized by the recipient upon subsequent disposition of the stock will be either a capital gain or capital loss.

         Although no specific award determinations have been made at this time, EverTrust Financial Group, Inc. and Everett Mutual Bank anticipate that if stockholder approval is obtained it would provide awards to its non-employee directors and senior officers to the extent and under terms and conditions permitted by applicable regulations. Under current regulations, if the plan is implemented within one year after the conversion, no senior officer could receive an award covering in excess of 25%, no non-employee director could receive in excess of 5% and non-employee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the plan.

         1999 Stock Option Plan. The Board of Directors of EverTrust Financial Group, Inc. intends to adopt the stock option plan and to submit the stock option plan to the stockholders for approval at a meeting held no earlier than six months following the conversion. The stock option plan will comply with all applicable regulatory requirements. However, the stock option plan will not be approved or endorsed by the Washington Department of Financial Institutions or the Federal Deposit Insurance Corporation.

         EverTrust Financial Group, Inc. will design the stock option plan to attract and retain qualified management personnel and non-employee directors, to provide such officers, key employees and non-employee directors with a proprietary interest in EverTrust Financial Group, Inc. as an incentive to contribute to the success of EverTrust Financial Group, Inc. and Everett Mutual Bank, and to reward officers and key employees for outstanding performance. The stock option plan will provide for the grant of incentive stock options intended to comply with the requirements of the Internal Revenue Code and for nonqualified stock options. Upon receipt of stockholder approval of the stock option plan, EverTrust Financial Group, Inc. may grant stock options to key employees of EverTrust Financial Group, Inc. and its subsidiaries, including Everett Mutual Bank. The stock option plan will continue in effect for a period of ten years from the date the stock option plan is approved by stockholders, unless terminated earlier.

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

         A number of authorized shares of common stock equal to 10% of the number of shares of common stock issued in connection with the conversion, including shares issued to The EverTrust Foundation, will be reserved for future issuance under the stock option plan. This would range from 585,650 shares, assuming 5,856,500 shares are issued in the conversion, to 786,500, assuming 7,865,000 shares are issued in the conversion. Shares acquired upon exercise of options will be authorized but unissued shares or treasury shares. If a stock split, reverse stock split, stock dividend, or similar event occurs, the number of shares of common stock under the stock option plan, the number of shares to which any award relates and the exercise price per share under any option may be adjusted by the compensation committee to reflect the increase or decrease in the total number of shares of common stock outstanding.

         The compensation committee of the Board of Directors of EverTrust Financial Group, Inc. will administer and interpret the stock option plan. According to applicable federal regulations, the compensation committee will determine which non-employee directors, officers and key employees will be granted options, whether, in the case of officers and key employees, the options will be incentive stock options or nonqualifying stock options, and the number of shares represented by each option, and the exercisability of options. All options granted to non-employee directors will be nonqualified stock options. The per share exercise price of all options will equal at least 100% of the fair market value of a share of common stock on the date the option is granted.

         EverTrust Financial Group, Inc. anticipates that it will grant all options under the stock option plan subject to a vesting schedule so that the options become exercisable over a specified period following the date of grant. Under federal regulations, if the stock option plan is implemented within the first year following the conversion the minimum vesting period will be five years. All unvested options will be immediately exercisable upon the recipient's death or disability.

         Each incentive stock option that is awarded to an officer or key employee will remain exercisable at any time on or after the date it vests through the earlier to occur of the tenth anniversary of the date of grant or three months after the date on which the optionee terminates employment, or one year if the optionee's termination results from death or disability, unless the compensation committee extends the time period. Each nonqualified stock option that is awarded to an officer, key employee or non-employee director will remain exercisable through the earlier to occur of the tenth anniversary of the date of grant or one year or two years following the grantee's death, disability or termination of service. All incentive stock options are nontransferable except by will or the laws of descent or distribution.

         Under current provisions of the Internal Revenue Code, the federal tax treatment of incentive stock options and non-qualified stock options is different. With respect to incentive stock options, an optionee who satisfies certain holding period requirements will not recognize compensation income at the time the option is granted or at the time the option is exercised. If the holding period requirements are satisfied, the optionee will generally recognize capital gain or loss upon a subsequent disposition of the shares of common stock received upon the exercise of a stock option. If the holding period requirements are not satisfied, the difference between the fair market value of the common stock on the date of exercise and the option exercise price, if any, will be taxable to the optionee at ordinary income tax rates. A federal income tax deduction generally will not be available to EverTrust Financial Group, Inc. as a result of the grant or exercise of an incentive stock option, unless the optionee fails to satisfy the holding period requirements. For non-qualified stock options, the grant generally is not a taxable event for the optionee and no tax deduction will be available to EverTrust Financial Group, Inc. However, upon exercise, the difference between the fair market value of the common stock on the date of exercise and the option exercise price generally will be treated as compensation to the optionee upon exercise, and EverTrust Financial Group, Inc. will be entitled to a compensation expense deduction in the amount of income recognized by the optionee.

         Although no specific award determinations have been made at this time, EverTrust Financial Group, Inc. and Everett Mutual Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and key employees to the extent and under terms and conditions permitted by applicable regulations.

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Loans and Other Transactions with Officers and Directors

         Mutual Bancshares has followed a policy of granting loans to its officers and directors. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, or in the case of home mortgages, under the employee loan program, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

         All loans made to directors and executive officers are subject to federal regulations restricting loans and other transactions with affiliated persons of Mutual Bancshares. Loans to all directors and executive officers and their associates totaled approximately $1.6 million at March 31, 1999, which was 1.21% of pro forma stockholders' equity, assuming 8,596,250 shares are sold in the conversion. All loans to directors and executive officers were performing in accordance with their terms at March 31, 1999.


         R. Michael Kight is a partner in the law firm of Newton-Kight, L.L.P., which firm is general counsel to Everett Mutual Bank and Commercial Bank of Everett. Services provided by Newton-Kight, L.L.P. to Everett Mutual Bank and Commercial Bank of Everett are provided on terms comparable to those which are available to unaffiliated parties.

         George S. Newland is the President and owner of Newland Construction Co., Inc., a general contracting company. During fiscal 1999, Mutual Bancshares and Everett Mutual Bank paid Newland Const. Co., Inc. approximately $343,659 in fees for construction and periodic maintenance of their offices. Services provided by Newland Const. Co., Inc. to Everett Mutual Bank and Commercial Bank of Everett are provided on terms comparable to those which are available to unaffiliated parties.


                                   REGULATION

The Banks

         General. As state-chartered, federally insured financial institutions, Everett Mutual Bank and Commercial Bank of Everett are subject to extensive regulation. Lending activities and other investments must comply with various statutory and regulatory requirements, including prescribed minimum capital standards. Everett Mutual Bank and Commercial Bank of Everett are regularly examined by the Federal Deposit Insurance Corporation and their state banking regulators and file periodic reports concerning their activities and financial condition with their regulators. Everett Mutual Bank and Commercial Bank of Everett's relationship with depositors and borrowers also is regulated to a great extent by both federal and state law, especially in such matters as the ownership of savings accounts and the form and content of mortgage documents.

         Federal and state banking laws and regulations govern all areas of the operation of Everett Mutual Bank and Commercial Bank of Everett, including reserves, loans, mortgages, capital, issuance of securities, payment of dividends and establishment of branches. Federal and state bank regulatory agencies also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payments should be deemed to constitute an unsafe and unsound practice. The respective primary federal regulators of Mutual Bancshares and Everett Mutual Bank and Commercial Bank of Everett have authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent banks from engaging in unsafe or unsound practices.

         State Regulation and Supervision. As a state-chartered savings bank, Everett Mutual Bank is subject to applicable provisions of Washington law and regulations. As a state-chartered commercial bank, Commercial Bank of Everett is also subject to applicable provisions of Washington law and regulations. State law and regulations govern Everett Mutual Bank's and Commercial Bank of Everett's ability to take deposits and pay interest thereon, to make loans on or invest in residential and other real estate, to make consumer loans, to invest in securities, to offer
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various banking services to its customers, and to establish branch offices.
Under state law, savings banks in Washington also generally have all of the powers that federal mutual savings banks have under federal laws and regulations. Everett Mutual Bank and Commercial Bank of Everett are subject to periodic examination and reporting requirements by and of their state banking regulators.

         Deposit Insurance. The Federal Deposit Insurance Corporation is an independent federal agency that insures the deposits, up to prescribed statutory limits, of depository institutions. The Federal Deposit Insurance Corporation currently maintains two separate insurance funds: the Bank Insurance Fund and the Savings Association Insurance Fund. As insurer of Everett Mutual Bank and Commercial Bank of Everett's deposits, the Federal Deposit Insurance Corporation has examination, supervisory and enforcement authority over Everett Mutual Bank and Commercial Bank of Everett.

         Everett Mutual Bank's accounts are insured by the Bank Insurance Fund and Commercial Bank of Everett's accounts are also insured by the Bank Insurance Fund to the maximum extent permitted by law. Everett Mutual Bank and Commercial Bank of Everett pay deposit insurance premiums based on a risk-based assessment system established by the Federal Deposit Insurance Corporation. Under applicable regulations, institutions are assigned to one of three capital groups that are based solely on the level of an institution's capital--"well capitalized," "adequately capitalized," and "undercapitalized"--which are defined in the same manner as the regulations establishing the prompt corrective action system, as discussed below. These three groups are then divided into three subgroups which reflect varying levels of supervisory concern, from those which are considered to be healthy to those which are considered to be of substantial supervisory concern. The matrix so created results in nine assessment risk classifications.

         Pursuant to the provisions in the Federal Deposit Insurance Act, all Bank Insurance Fund-insured banks must pay semiannual insurance assessments. These insurance premiums were substantially reduced by the Federal Deposit Insurance Corporation effective January 1, 1996 as a result of the Bank Insurance Fund having reached its designated reserve ratio in 1995. Insurance premiums for Bank Insurance Fund insured institutions currently range from 0 to 27 basis points. As well capitalized banks, Everett Mutual Bank and Commercial Bank of Everett qualified for the minimum statutory assessment during fiscal 1999. Everett Mutual Bank's and Commercial Bank of Everett's assessment for the year ended December 31, 1998, equalled $41,000 and $1,000, respectively.

         On September 30, 1996, the Deposit Insurance Fund Act was enacted to assist depository institutions insured by the Savings Association Insurance Fund in meeting its designated reserve ratio. Pursuant to the Federal Deposit Insurance Act, the Federal Deposit Insurance Corporation imposed an assessment on Savings Association Insurance Fund and Bank Insurance Fund insured financial institutions beginning January 1, 1997, for the purpose of paying interest on the obligations issued by the Financing Corporation in the 1980s to help fund the thrift industry cleanup. Bank Insurance Fund-assessable deposits will be charged an assessment at a rate of approximately 0.013% until the earlier of December 31, 1999, or the date upon which the last savings association ceases to exist, after which time the assessment will be the same for all insured deposits.

         The Federal Deposit Insurance Corporation may terminate the deposit insurance of any insured depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the Federal Deposit Insurance Corporation. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the Federal Deposit Insurance Corporation. Management is aware of no existing circumstances that could result in termination of the deposit insurance of Everett Mutual Bank and Commercial Bank of Everett.

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         Prompt Corrective Action. Under Federal Deposit Insurance Corporation
Improvement Act of 1991, each federal banking agency is required to implement a system of prompt corrective action for institutions which it regulates. The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, an institution shall be deemed to be: "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, has a Tier I risk-based capital ratio of 4.0% or more, has a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized;" "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, has a Tier I risk-based capital ratio that is less than 4.0% or has a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances); "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, has a Tier I risk-based capital ratio that is less than 3.0% or has a Tier I leverage capital ratio that is less than 3.0%; and "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

         A federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or engaging in an unsafe or unsound practice. The Federal Deposit Insurance Corporation may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.

         An institution generally must file a written capital restoration plan which meets specified requirements, as well as a performance guaranty by each company that controls the institution, with the appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. Immediately upon becoming undercapitalized, an institution shall become subject to various mandatory and discretionary restrictions on its operations.

         At March 31, 1999, Everett Mutual Bank and Commercial Bank of Everett were categorized as "well capitalized" under the prompt corrective action regulations of the Federal Deposit Insurance Corporation.

         Standards for Safety and Soundness. The federal banking regulatory agencies have prescribed, by regulation, guidelines for all insured depository institutions relating to: internal controls, information systems and internal audit systems; loan documentation; credit underwriting; interest rate risk exposure; asset growth; asset quality; earnings and compensation, fees and benefits. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the Federal Deposit Insurance Corporation determines that either Everett Mutual Bank or Commercial Bank of Everett fails to meet any standard prescribed by the Guidelines, the agency may require the Bank to submit to the agency an acceptable plan to achieve compliance with the standard. Federal Deposit Insurance Corporation regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

         Capital Requirements. The Federal Deposit Insurance Corporation's minimum capital standards applicable to Federal Deposit Insurance Corporation-regulated banks and savings banks require the most highly-rated institutions to meet a "Tier 1" leverage capital ratio of at least 3% of total assets. Tier 1 (or "core capital") consists of common stockholders' equity, noncumulative perpetual preferred stock and minority interests in consolidated subsidiaries minus all intangible assets other than limited amounts of purchased mortgage servicing rights and certain other accounting adjustments. All other banks must have a Tier 1 leverage ratio of at least 100-200 basis points above the 3% minimum. The Federal Deposit Insurance Corporation capital regulations establish a minimum leverage ratio of not less than 4% for banks that are not highly rated or are anticipating or experiencing significant growth.

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         Any insured bank with a Tier 1 capital to total assets ratio of less than 2% is deemed to be operating in an unsafe and unsound condition unless the insured bank enters into a written agreement, to which the Federal Deposit Insurance Corporation is a party, to correct its capital deficiency. Insured banks operating with Tier 1 capital levels below 2%, and which have not entered into a written agreement, are subject to an insurance removal action. Insured banks operating with lower than the prescribed minimum capital levels generally will not receive approval of applications submitted to the Federal Deposit Insurance Corporation. Also, inadequately capitalized state nonmember banks will be subject to such administrative action as the Federal Deposit Insurance Corporation deems necessary.

         Federal Deposit Insurance Corporation regulations also require that banks meet a risk-based capital standard. The risk-based capital standard requires the maintenance of total capital, which is defined as Tier 1 capital and Tier 2 or supplementary capital, to risk weighted assets of 8% and Tier 1 capital to risk-weighted assets of 4%. In determining the amount of risk-weighted assets, all assets, plus certain off balance sheet items, are multiplied by a risk- weight of 0% to 100%, based on the risks the Federal Deposit Insurance Corporation believes are inherent in the type of asset or item. The components of Tier 1 capital are equivalent to those discussed above under the 3% leverage requirement. The components of supplementary capital currently include cumulative perpetual preferred stock, adjustable-rate perpetual preferred stock, mandatory convertible securities, term subordinated debt, intermediate-term preferred stock and allowance for possible loan and lease losses. Allowance for possible loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of Tier 1 capital.

         Federal Deposit Insurance Corporation capital requirements are designated as the minimum acceptable standards for banks whose overall financial condition is fundamentally sound, which are well-managed and have no material or significant financial weaknesses. The Federal Deposit Insurance Corporation capital regulations state that, where the Federal Deposit Insurance Corporation determines that the financial history or condition, including off- balance sheet risk, managerial resources and/or the future earnings prospects of a bank are not adequate and/or a bank has a significant volume of assets classified substandard, doubtful or loss or otherwise criticized, the Federal Deposit Insurance Corporation may determine that the minimum adequate amount of capital for that bank is greater than the minimum standards established in the regulation.

         Mutual Bancshares believes that, under the current regulations, Everett Mutual Bank and Commercial Bank of Everett will continue to meet their minimum capital requirements in the foreseeable future. However, events beyond the control of Everett Mutual Bank and Commercial Bank of Everett, such as a downturn in the economy in areas where Everett Mutual Bank and Commercial Bank of Everett have most of their loans, could adversely affect future earnings and, consequently, the ability of Everett Mutual Bank and Commercial Bank of Everett to meet their capital requirements.

         Activities and Investments of Insured State-Chartered Banks. Federal law generally limits the activities and equity investments of Federal Deposit Insurance Corporation-insured, state-chartered banks to those that are permissible for national banks. Under regulations dealing with equity investments, an insured state bank generally may not directly or indirectly acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things, acquiring or retaining a majority interest in a subsidiary, investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank's total assets, acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors', trustees' and officers' liability insurance coverage or bankers' blanket bond group insurance coverage for insured depository institutions, and acquiring or retaining the voting shares of a depository institution if certain requirements are met.

         Federal law provides that an insured state-chartered bank may not, directly, or indirectly through a subsidiary, engage as "principal" in any activity that is not permissible for a national bank unless the Federal

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Deposit Insurance Corporation has determined that such activities would pose no risk to the insurance fund of which it is a member and the bank is in compliance with applicable regulatory capital requirements. Any insured state-chartered bank directly or indirectly engaged in any activity that is not permitted for a national bank must cease the impermissible activity.

         Federal Reserve System. The Federal Reserve Board requires under Regulation D that all depository institutions, including savings banks, maintain reserves on transaction accounts or non-personal time deposits. These reserves may be in the form of cash or non-interest-bearing deposits with the regional Federal Reserve Bank. Negotiable order of withdrawal accounts and other types of accounts that permit payments or transfers to third parties fall within the definition of transaction accounts and are subject to Regulation D reserve requirements, as are any non-personal time deposits at a savings bank. Under Regulation D, a bank must establish reserves equal to 0% of the first $4.9 million of net transaction accounts, 3% of the next $41.6 million, and 10% plus $1.56 million of the remainder. The reserve requirement on non-personal time deposits with original maturities of less than 1.5 years is 0%. As of March 31, 1999, Everett Mutual Bank's and Commercial Bank of Everett's deposit with the Federal Reserve Bank and vault cash exceeded their respective reserve requirements.

         Affiliate Transactions. Mutual Bancshares, Everett Mutual Bank, Commercial Bank of Everett, I-Pro, Inc. and Mutual Bancshares Capital, Inc. are legal entities separate and distinct. Various legal limitations restrict Everett Mutual Bank and Commercial Bank of Everett from lending or otherwise supplying funds to Mutual Bancshares, which is an affiliate of these two financial institution subsidiaries. These restrictions generally limit such transactions with the affiliate to 10% of the bank's capital and surplus and limiting all such transactions to 20% of the bank's capital and surplus. Such transactions, including extensions of credit, sales of securities or assets and provision of services, also must be on terms and conditions consistent with safe and sound banking practices, including credit standards, that are substantially the same or at least as favorable to Everett Mutual Bank and Commercial Bank of Everett as those prevailing at the time for transactions with unaffiliated companies.

         Federally insured banks are subject, with certain exceptions, to certain restrictions on extensions of credit to their parent holding companies or other affiliates, on investments in the stock or other securities of affiliates and on the taking of such stock or securities as collateral from any borrower. In addition, such banks are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or the providing of any property or service.

         Community Reinvestment Act. Banks are also subject to the provisions of the Community Reinvestment Act of 1977, which requires the appropriate federal bank regulatory agency, in connection with its regular examination of a bank, to assess the bank's record in meeting the credit needs of the community serviced by the bank, including low and moderate income neighborhoods. The regulatory agency's assessment of the bank's record is made available to the public. Further, such assessment is required of any bank which has applied, among other things, to establish a new branch office that will accept deposits, relocate an existing office or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution.


         Dividends. Dividends from Everett Mutual Bank and Commercial Bank of Everett will constitute the major source of funds for dividends which may be paid by Mutual Bancshares. The amount of dividends payable by Everett Mutual Bank and Commercial Bank of Everett to Mutual Bancshares will depend upon Everett Mutual Bank's and Commercial Bank of Everett's earnings and capital position, and is limited by federal and state laws, regulations and policies.


         Federal law further provides that no insured depository institution may make any capital distribution, which would include a cash dividend, if, after making the distribution, the institution would be "undercapitalized," as defined in the prompt corrective action regulations. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments should be deemed to constitute an unsafe and unsound practice.

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Mutual Bancshares

         General. Mutual Bancshares is a bank holding company registered with the Federal Reserve. Bank holding companies are subject to comprehensive regulation by the Federal Reserve under the Bank Holding Company Act of 1956, as amended, and the regulations of the Federal Reserve. Mutual Bancshares is required to file with the Federal Reserve annual reports and such additional information as the Federal Reserve may require and is subject to regular examinations by the Federal Reserve. The Federal Reserve also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries, including its bank subsidiaries,. In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices.

         Under the Bank Holding Company Act, a bank holding company must obtain Federal Reserve approval before: acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares, unless it already owns or controls the majority of such shares; acquiring all or substantially all of the assets of another bank or bank holding company; or merging or consolidating with another bank holding company.

         The Bank Holding Company Act also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company that is not a bank or bank holding company and from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain nonbank activities which, by statute or by Federal Reserve regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the Federal Reserve includes, among other things: operating a savings institution, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full-payout, non-operating basis; selling money orders, travelers' checks and U.S. Savings Bonds; real estate and personal property appraising; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers.

         Interstate Banking and Branching. The Federal Reserve must approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than such holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The Federal Reserve may not approve the acquisition of a bank that has not been in existence for the minimum time period, not exceeding five years, specified by the statutory law of the host state. Nor may the Federal Reserve approve an application if the applicant, and its depository institution affiliates, controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. Federal law does not affect the authority of states to limit the percentage of total insured deposits in the state which may be held or controlled by a bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% state-wide concentration limit contained in the federal law.

         The Federal banking agencies are authorized to approve interstate merger transactions without regard to whether such transaction is prohibited by the law of any state, unless the home state of one of Everett Mutual Bank and Commercial Bank of Everett adopted a law prior to June 1, 1997 which applies equally to all out-of-state banks and expressly prohibits merger transactions involving out-of-state banks. Interstate acquisitions of branches will be permitted only if the law of the state in which the branch is located permits such acquisitions. Interstate mergers

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and branch acquisitions will also be subject to the nationwide and statewide insured deposit concentration amounts described above.

         Dividends. The Federal Reserve has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve's view that a bank holding company should pay cash dividends only to the extent that the company's net income for the past year is sufficient to cover both the cash dividends and a rate of earning retention that is consistent with the company's capital needs, asset quality and overall financial condition. The Federal Reserve also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends.

         Bank holding companies, except for certain "well-capitalized" bank holding companies, are required to give the Federal Reserve prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of their consolidated net worth. The Federal Reserve may disapprove such a purchase or redemption of it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve order, or any condition imposed by, or written agreement with, the Federal Reserve.

         Capital Requirements. The Federal Reserve has established capital adequacy guidelines for bank holding companies that generally parallel the capital requirements of the Federal Deposit Insurance Corporation for Everett Mutual Bank and Commercial Bank of Everett. The Federal Reserve regulations provide that capital standards will be applied on a consolidated basis in the case of a bank holding company with $150 million or more in total consolidated assets.

         Mutual Bancshares' total risk based capital must equal 8% of risk-weighted assets and one half of the 8%, or 4%, must consist of Tier 1
(core) capital. As of March 31, 1999 Mutual Bancshares' total risk based capital was 15.0% of risk-weighted assets and its risk based capital of Tier 1 (core) capital was 13.7% of risk-weighted assets.

Environmental Issues Associated With Real Estate Lending

         The Comprehensive Environmental Response, Compensation and Liability Act, a federal statute, generally imposes strict liability on, among other things, all prior and present "owners and operators" of hazardous waste sites. However, the U.S. Congress created a safe harbor provision for secured creditors by providing that the term "owner and operator" excludes a person who, without participating in the management of the site, holds indicia of ownership primarily to protect its security interest in the site. Since the enactment of the Comprehensive Environmental Response, Compensation and Liability Act, this "secured creditor exemption" has been the subject of judicial interpretations which have left open the possibility that lenders could be liable for cleanup costs on contaminated property that they hold as collateral for a loan.

         In response to the uncertainty created by judicial interpretations, in April 1992, the United States Environmental Protection Agency, an agency within the Executive Branch of the government, promulgated a regulation clarifying when and how secured creditors could be liable for cleanup costs under the Comprehensive Environmental Response, Compensation and Liability Act. Generally, the regulation protected a secured creditor that acquired full title to collateral property through foreclosure as long as the creditor did not participate in the property's management before foreclosure and undertook certain due diligence efforts to divest itself of the property. However, in February 1994, the U.S. Court of Appeals for the District of Columbia Circuit held that the Environmental Protection Agency lacked authority to promulgate such regulation on the grounds that Congress meant for decisions on liability under the Comprehensive Environmental Response, Compensation and Liability Act to be made by the courts and not the Executive Branch. In January 1995, the U.S. Supreme Court denied to review the U.S. Court of Appeal's decision. In light of this adverse court ruling, in October 1995 the Environmental Protection Agency issued a statement entitled "Policy on Comprehensive Environmental Response, Compensation
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and Liability Act Enforcement Against Lenders and Government Entities that
Acquire Property Involuntarily" explaining that as an enforcement policy, the Environmental Protection Agency intended to apply as guidance the provisions of the Environmental Protection Agency lender liability rule promulgated in 1992.


         To the extent that legal uncertainty exists in this area, all creditors, including Everett Mutual Bank and Commercial Bank of Everett, that have made loans secured by properties with potential hazardous waste contamination (such as petroleum contamination) could be subject to liability for cleanup costs, which costs often substantially exceed the value of the collateral property.



                                    TAXATION

Federal Taxation

         General. EverTrust Financial Group, Inc. and subsidiaries will report their income on a fiscal year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly Everett Mutual Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to Everett Mutual Bank or EverTrust Financial Group, Inc.

         Bad Debt Reserve. Historically, savings institutions such as Everett Mutual Bank which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrift") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. Everett Mutual Bank's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on Everett Mutual Bank's actual loss experience, or a percentage equal to 8% of Everett Mutual Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the non-qualifying reserve. Due to Everett Mutual Bank's loss experience, Everett Mutual Bank generally recognized a bad debt deduction equal to 8% of taxable income.

         The provisions repealing the current thrift bad debt rules were passed by Congress as part of "The Small Business Job Protection Act of 1996." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also require that all institutions recapture all or a portion of their bad debt reserves added since the base year, which is the last taxable year beginning before January 1, 1988. Everett Mutual Bank has previously recorded a deferred tax liability equal to the bad debt recapture and as such the new rules will have no effect on the net income or federal income tax expense. For taxable years beginning after December 31, 1995, Everett Mutual Bank's bad debt deduction will be determined under the experience method using a formula based on actual bad debt experience over a period of years or, if Everett Mutual Bank is a "large" association, with assets in excess of $500 million, on the basis of net charge-offs during the taxable year. The new rules allow an institution to suspend bad debt reserve recapture for the 1996 and 1997 tax years if the institution's lending activity for those years is equal to or greater than the institutions average mortgage lending activity for the six taxable years preceding 1996 adjusted for inflation. For this purpose, only home purchase or home improvement loans are included and the institution can elect to have the tax years with the highest and lowest lending activity removed from the average calculation. If an institution is permitted to postpone the reserve recapture, it must begin its six year recapture no later than the 1998 tax year. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continue to be subject to provisions of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

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         Distributions. To the extent that Everett Mutual Bank makes
"nondividend distributions" to EverTrust Financial Group, Inc., such distributions will be considered to result in distributions from the balance of its bad debt reserve as of December 31, 1987, or a lesser amount if Everett Mutual Bank's loan portfolio decreased since December 31, 1987, and then from the supplemental reserve for losses on loans ("Excess Distributions"), and an amount based on the Excess Distributions will be included in Everett Mutual Bank's taxable income. Nondividend distributions include distributions in excess of Everett Mutual Bank's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of Everett Mutual Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from Everett Mutual Bank's bad debt reserve. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the conversion, Everett Mutual Bank makes a "nondividend distribution," then approximately one and one-half times the Excess Distribution would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate, exclusive of state and local taxes. See "Regulation -- The Banks -- Dividends" and "EverTrust Financial Group, Inc.'s Dividend Policy" for limits on the payment of dividends by Everett Mutual Bank. Everett Mutual Bank does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserve.

         Corporate Alternative Minimum Tax. The Internal Revenue Code imposes a tax on alternative minimum taxable income at a rate of 20%. In addition, only 90% of alternative minimum taxable income can be offset by net operating loss carryovers. Alternative minimum taxable income is increased by an amount equal to 75% of the amount by which Everett Mutual Bank's adjusted current earnings exceeds its alternative minimum taxable income, which is determined without regard to this preference and prior to reduction for net operating losses. For taxable years beginning after December 31, 1986, and before January 1, 1996, an environmental tax of 0.12% of the excess of alternative minimum taxable income, with certain modification, over $2.0 million is imposed on corporations, including Everett Mutual Bank, whether or not an alternative minimum tax is paid.

         Dividends-Received Deduction. EverTrust Financial Group, Inc. may exclude from its income 100% of dividends received from its subsidiaries as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which EverTrust Financial Group, Inc. and its subsidiaries will not file a consolidated tax return, except that if EverTrust Financial Group, Inc. or its subsidiaries owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

         Audits. Mutual Bancshares' federal income tax returns have not been audited during the past five years.

The EverTrust Foundation


         General. To continue Everett Mutual Bank's commitment to the communities that it serves and to complement the Everett Mutual Foundation, management determined to establish The EverTrust Foundation as part of the conversion to develop a unified charitable donation strategy for EverTrust and its related entities. The establishment of the foundation in connection with the conversion provided EverTrust with an opportunity to support charitable causes in its community and to give the community a chance to directly benefit from its conversion and stock offering. The contribution of EverTrust's common stock to the foundation in connection with the conversion will enable the local communities to share in the anticipated future success of EverTrust through cash dividends payable on the stock and potential appreciation of the value of the stock over time.

         The purpose of the foundation will be to provide funding to support charitable causes in the market areas served by EverTrust and its related entities, particularly in Snohomish County, Washington. This support will include, but will not be limited to, providing grants for youth and youth recreation programs, education, affordable housing and partnering with other traditional types of charitable organizations operating in the local area. It is anticipated that the foundation will be active in each of these areas, and the distribution from year to year may differ based on each area's need. The foundation will consider partnerships with other charitable organizations to


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leverage the foundation's impact on the community in the event the foundation's own programs result in additional charitable giving capacity.

         The foundation will be organized as a non-stock Washington corporation and will be funded with cash and the common stock of EverTrust. By increasing EverTrust's visibility and reputation in the communities that it serves, EverTrust believes that the foundation will enhance the long-term value of its community banking franchise.


         Purpose of the Foundation. Traditionally, Everett Mutual Bank has emphasized community lending and community development activities within the communities that it serves. The foundation is being formed as a complement to the Everett Mutual Foundation's existing community activities. The EverTrust Foundation will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not currently available to the Everett Mutual Foundation.

         The board of directors believes the establishment of a charitable foundation is consistent with Mutual Bancshares' commitment to community service. The board further believes that the funding of the foundation with cash and common stock of EverTrust Financial Group, Inc. is a means of enabling the communities served by EverTrust Financial Group, Inc. to share in the growth and success of EverTrust Financial Group, Inc. long after completion of the conversion and stock offering. The foundation will accomplish that goal by providing for continued ties between the foundation and EverTrust Financial Group, Inc., forming a partnership with EverTrust Financial Group, Inc.'s community. The establishment of the foundation also will enable EverTrust Financial Group, Inc. to develop a unified charitable donation strategy. EverTrust Financial Group, Inc., however, does not expect the contribution to the foundation to take the place of its traditional community lending activities.

         Structure of the Foundation. Under The EverTrust Foundation's bylaws, the foundation will be governed by a six member Board of Trustees, including four members of EverTrust Financial Group, Inc.'s Board of Directors and/or senior management, and two individuals selected for their experience, expertise and demonstrated commitment and service to charitable and community purposes. The current members of the Board of Trustees are anticipated to be Margaret B. Bavasi, Thomas R. Collins, Thomas J. Gaffney, George S. Newland, Harry Stuchell and Maurice "Ole" Olsen. There are no plans to change the size of the foundation's board of directors during the one-year period after the completion of the conversion.

         A nominating committee of the foundation's board will nominate individuals eligible for election to the board of trustees. The members of the foundation, who are comprised of its board members, will elect the trustees from those nominated by the nominating committee. Trustees will be appointed for one year terms. It is not anticipated that the members of EverTrust Financial Group, Inc.'s and Everett Mutual Bank's boards of directors who also serve as a director of the foundation will receive any additional compensation for serving as a director of the foundation. No determination has been made whether the other foundation trustees will receive any compensation. The articles of incorporation of the foundation provide that the corporation is organized exclusively for charitable purposes, including community development, as set forth in Section 501(c)(3) of the Internal Revenue Code. The foundation's articles of incorporation also provide that no part of the net earnings of the foundation will inure to the benefit of, or be distributable to its trustees, officers or members. The foundation will make no award, grant or distribution to any director, officer or employee of EverTrust Financial Group, Inc. or to any of their affiliates. In addition, the conflict of interest rules of the Federal Deposit Insurance Corporation and the Washington Division of Banks will apply to those persons, if they serve as an officer, director or employee of the foundation.

         The board of trustees of the foundation will have the authority for the affairs of the foundation. Among the responsibility of the foundation trustees is the establishment of the policies of the foundation with respect to its grants or donations, consistent with the purposes of the foundation. Although no formal policy governing foundation grants exists at this time, the foundation's board of trustees will adopt a policy upon establishment of the foundation. As trustees of a nonprofit corporation, trustees of the foundation will at all times be bound by their fiduciary duty to advance the foundation's charitable goals, to protect the assets of the foundation and to act in
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

a manner consistent with its charitable purpose. The trustees of the foundation will also be responsible for directing the activities of the foundation, including the management of the common stock of EverTrust Financial Group, Inc. held by the foundation. However, it is expected that as a condition to receiving the approval of the Washington Division of Banks and the nonobjection of the Federal Deposit Insurance Corporation to the conversion and stock offering, that the foundation will be required to commit to the Washington Division of Banks and the Federal Deposit Insurance Corporation that all shares of common stock held by the foundation will be voted in the same ratio as all other shares of EverTrust Financial Group, Inc.'s common stock, on all proposals considered by stockholders. However, the Washington Division of Banks and the Federal Deposit Insurance Corporation may waive this voting restriction under certain circumstances. If a waiver is granted, the Washington Division of Banks and the Federal Deposit Insurance Corporation may impose additional conditions regarding the composition of the Foundation's board of trustees.

         The foundation's initial place of business is expected to be located at EverTrust Financial Group, Inc.'s administrative offices. Initially, the foundation is expected to have no separate employees with the exception of an executive director. The board of directors of the foundation will appoint such other officers as may be necessary to manage the operations of the foundation. In this regard, it is expected that EverTrust Financial Group, Inc. will be required to provide the Federal Deposit Insurance Corporation with a commitment that, to the extent applicable, EverTrust Financial Group, Inc. will comply with the affiliate restrictions set forth in Sections 23A and 23B of the Federal Reserve Act with respect to any transactions between EverTrust Financial Group, Inc., its subsidiaries and the foundation.

         EverTrust Financial Group, Inc. intends to capitalize The EverTrust Foundation with cash of up to $1.3 million and a maximum of 390,000 shares or an amount equal to 8.0% of the shares of common stock of EverTrust Financial Group, Inc. sold in the stock offering based on the midpoint of the estimated valuation range, which would have a market value of $3.3 million to $3.9 million, and $3.9 million at the maximum, as adjusted, based on the purchase price of $10.00 per share. Messrs. Collins, Gaffney and Newland and Ms. Bavasi, who will serve as initial trustees of the foundation, and their affiliates, intend to purchase, subject to availability, an aggregate of 62,000 shares of common stock. The shares of common stock to be acquired by the foundation, when combined with the proposed purchases of shares of common stock by Messrs. Collins, Gaffney and Newland and Ms. Bavasi and their affiliates will total 573,000 shares or 6.38% of the total number of shares of common stock to be issued and outstanding, assuming the sale of 8,986,250 shares of common stock.

         The EverTrust Foundation will receive working capital from the cash donation and any dividends paid on the common stock, and subject to applicable federal and state laws, loans collateralized by the common stock or from the proceeds of the sale of any of the common stock in the open market permitted to provide the foundation with additional liquidity. As a private foundation under
Section 501(c)(3) of the Internal Revenue Code, the foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of common stock by EverTrust Financial Group, Inc. is that the amount of common stock that may be sold by the foundation in any one year shall not exceed 5% of the average market value of the assets held by the foundation, except where the board of directors of the foundation determines that the failure to sell an amount of common stock greater than such amount would result in a longer-term reduction of the value of the foundation's assets and as such would jeopardize the foundation's capacity to carry out its charitable purposes. Failure to distribute this minimum return will require the payment of substantial federal taxes. Upon completion of the conversion and the stock offering and the contribution of shares of common stock to the foundation, EverTrust Financial Group, Inc. would have 5,856,500, 6,890,000, 7,865,000 and 8,986,250 shares issued and outstanding based on the minimum, midpoint, maximum and maximum, as adjusted, of the estimated valuation range. Because EverTrust Financial Group, Inc. will have an increased number of shares outstanding, the ownership interests of minority stockholders in EverTrust Financial Group, Inc.'s common stock would be diluted to 5.66%, 5.66%, 4.96% and 4.34% at the minimum, midpoint and maximum and maximum, as adjusted, of the estimated valuation range. For additional discussion of the dilutive effect, see "Pro Forma Data."

         Tax Considerations. EverTrust Financial Group, Inc. has been advised by their outside tax advisors that an organization created and operated for the above charitable purposes would generally qualify as a Section 501(c)(3) exempt

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


organization under the Internal Revenue Code, and that this type of an organization would likely be classified as a private foundation as determined in
Section 501 of the Internal Revenue Code. The foundation will submit a timely request to the Internal Revenue Service to be recognized as an exempt organization. As long as the foundation files its application for recognition of tax-exempt status within 15 months from the date of its organization, and provided the IRS approves the application, the effective date of the foundation's status as a Section 501(c)(3) organization will be the date of its organization. EverTrust Financial Group, Inc.'s outside tax advisor, however, has not rendered any advice on the regulatory condition to the contribution which is expected to require that all shares of common stock of EverTrust Financial Group, Inc. held by the foundation must be voted in the same ratio as all other outstanding shares of common stock of EverTrust Financial Group, Inc., on all proposals considered by stockholders of EverTrust Financial Group, Inc. Consistent with the expected condition, in the event that EverTrust Financial Group, Inc. or the foundation receives an opinion of its legal counsel that compliance with this voting restriction would have the effect of causing the foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the foundation, or subject the foundation to an excise tax under Section 4941 of the Internal Revenue Code, it is expected that the Federal Deposit Insurance Corporation and the Washington Division of Banks would waive such voting restriction upon submission of a legal opinion(s) by EverTrust Financial Group, Inc. or the foundation satisfactory to them. See "-- Regulatory Conditions Imposed on the Foundation."

         Under Washington law, EverTrust Financial Group, Inc. is authorized by statute to make charitable contributions and case law has recognized the benefits of such contributions to a Washington corporation. In this regard, Washington case law provides that a charitable gift must be within reasonable limits as to amount and purpose to be valid. Under the Internal Revenue Code, EverTrust Financial Group, Inc. is generally allowed a deduction for charitable contributions made to qualifying donees within the taxable year of up to 10% of its taxable income of the consolidated group of corporations (with certain modifications) for that year. Charitable contributions made by EverTrust Financial Group, Inc. in excess of the annual deductible amount will be deductible over each of the five succeeding taxable years, subject to certain limitations. EverTrust Financial Group, Inc. believe that the conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised in the conversion. In making such a determination, EverTrust Financial Group, Inc. considered the dilutive impact of the contribution of common stock to the foundation on the amount of common stock available to be offered for sale in the stock offering. Based on such consideration, EverTrust Financial Group, Inc. believes that the contribution to the foundation in excess of the 10% annual deduction limitation is justified given EverTrust Financial Group, Inc.'s capital position and its earnings, the substantial additional capital being raised in the stock offering and the potential benefits of the foundation to the communities served by EverTrust Financial Group, Inc. In this regard, assuming the sale of shares at the maximum of the estimated offering range, EverTrust Financial Group, Inc. would have pro forma stockholders' equity of $121.3 million or 23.27% of pro forma consolidated assets. See "Historical and Pro Forma Regulatory Capital Compliance," "Capitalization," "Comparison of Valuation and Pro Forma Information with No Foundation" and "Pro Forma Data." EverTrust Financial Group, Inc. believes that the amount of the charitable contribution is reasonable given EverTrust Financial Group, Inc.'s pro forma capital positions. As such, EverTrust Financial Group, Inc. believes that the contribution does not raise safety and soundness concerns.


         EverTrust Financial Group, Inc. has received an opinion of its outside tax advisors, Deloitte & Touche LLP, that EverTrust Financial Group, Inc.'s contribution of its own stock to the foundation should not constitute an act of self-dealing. EverTrust Financial Group, Inc. should also, more likely than not be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal par value that the foundation is required to pay to EverTrust Financial Group, Inc. for such stock, subject to the annual deduction limitation described above. EverTrust Financial Group, Inc., however, would be able to carry forward any unused portion of the deduction for five years following the contribution, subject to certain limitations. EverTrust Financial Group, Inc.'s outside tax advisors, however, have not rendered advice as to fair market value for purposes of determining the amount of the tax deduction. Assuming the close of the Offerings at the maximum of the estimated price range, EverTrust Financial Group, Inc. estimates that all of the contribution should be deductible over the six-year period. EverTrust Financial Group, Inc. may make further contributions to the foundation following the initial contribution. In addition, EverTrust Financial Group, Inc. also may continue to make charitable contributions to other qualifying organizations. Any of these future contributions would be based on an assessment of, among other factors, the financial condition of EverTrust Financial Group, Inc. at that time, the interests of stockholders and depositors of EverTrust Financial Group, Inc., and the financial condition and operations of the foundation.


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

         Although EverTrust Financial Group, Inc. has received an opinion of their outside tax advisors that EverTrust Financial Group, Inc. will more likely than not be entitled to a deduction for the charitable contribution, there can be no assurances that the Internal Revenue Service will recognize the foundation as a Section 501(c)(3) exempt organization or that a deduction for the charitable contribution will be allowed. In either case, EverTrust Financial Group, Inc.'s contribution to the foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes the determination.

         As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are generally exempt from federal and state corporate income taxation. However, investment income, such as interest, dividends and capital gains, of a private foundation will generally be subject to a federal excise tax of 2.0%. The foundation will be required to make an annual filing with the Internal Revenue Service within four and one-half months after the close of the foundation's fiscal year. The foundation also will be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of the public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation's managers and a concise statement of the purpose of each grant. Numerous other restrictions exist in the operation of the foundation including transactions with related entities, level of investment and distributions for charitable purposes.

         Regulatory Conditions Imposed on the Foundation. Establishment of The EverTrust Foundation is expected to be subject to the following conditions being agreed to in writing by the foundation as a condition to receiving the Federal Deposit Insurance Corporation's nonobjection and the Washington Division of Banks' approval of the conversion:

         (1) the foundation will be subject to examination by the Federal Deposit Insurance Corporation and the Washington Division of Banks;

         (2) the foundation must comply with supervisory directives imposed by the Federal Deposit Insurance Corporation and the Washington Division of Banks;

         (3) the foundation will operate in accordance with written policies adopted by its board of directors, including a conflict of interest policy;

         (4) any shares of common stock held by the foundation must be voted in the same ratio as all other shares of common stock, voting on all proposals considered by stockholders of EverTrust Financial Group, Inc.; provided, however, that, consistent with the condition, the Federal Deposit Insurance Corporation and the Washington Division of Banks would waive this voting restriction under certain circumstances and subject to certain conditions if compliance with the voting restriction would:

          o    cause a violation of the law of the State of Washington;

          o would cause the foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the foundation; or

          o    would cause the foundation to be subject to an excise tax under
               Section 4941 of the Internal Revenue Code;

         (5) the foundation must submit a proposed operating plan to the Federal Deposit Insurance Corporation prior to the conversion; and

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

         (6) the foundation must submit annual reports to the Federal Deposit Insurance Corporation. In order to obtain a waiver of condition number 4 above, EverTrust Financial Group, Inc.'s or the foundation's legal counsel would be required to render an opinion satisfactory to the Federal Deposit Insurance Corporation and the Washington Division of Banks. While there is no current intention for EverTrust Financial Group, Inc. or the foundation to seek a waiver from the Federal Deposit Insurance Corporation and the Washington Division of Banks from these restrictions, there can be no assurances that a legal opinion addressing these issues could be rendered, or if rendered, that the Federal Deposit Insurance Corporation and the Washington Division of Banks would grant an unconditional waiver of the voting restriction. If the voting restriction is waived or becomes unenforceable, the Federal Deposit Insurance Corporation and the Division may either impose a condition that provides a certain portion of the members of the foundation's board of directors shall be persons who are not directors, officers or employees of EverTrust Financial Group, Inc., Everett Mutual Bank or any affiliate or impose other conditions relating to control of the foundation's common stock as is determined by the Federal Deposit Insurance Corporation or the Washington Division of Banks to be appropriate at the time. In no event would the voting restriction survive the sale of shares of the common stock held by the foundation.

Washington Taxation

         Mutual Bancshares is subject to a business and occupation tax imposed under Washington law at the rate of 1.50% of gross receipts. Interest received on loans secured by mortgages or deeds of trust on residential properties and certain investment securities are exempt from such tax.


                          MUTUAL BANCSHARES' CONVERSION

         The Washington Division of Banks has approved the plan of conversion with the condition that it is approved by the members of Everett Mutual Bancshares entitled to vote and to the satisfaction of certain other conditions imposed by the Washington Division of Banks in its approval. The Washington Division of Banks' approval is not a recommendation or endorsement of the plan of conversion.

General

         On March 20, 1999, the Board of Directors of Everett Mutual Bank and Mutual Bancshares, respectively, unanimously adopted, and on May 24, 1999, subsequently amended, the plan of conversion, under which Mutual Bancshares will become a stock bank holding company. In connection with the conversion, Mutual Bancshares has changed its name to EverTrust Financial Group, Inc.

         References to Mutual Bancshares are to the entity in its mutual form of ownership. References to EverTrust Financial Group, Inc. are to the entity, which is offering the common stock for sale, and which will be the resulting stock company in the mutual to stock conversion of Mutual Bancshares.

         The following discussion of the plan of conversion contains all material terms about the conversion. Nevertheless, readers are urged to read carefully the plan of conversion, which is attached as Exhibit A to Everett Mutual Bancshares' Proxy Statement and is available to members of Mutual Bancshares upon request. The plan of conversion is also filed as an exhibit to the Registration Statement. See "Where You Can Find More Information." A special meeting of Mutual Bancshares' members entitled to vote on the conversion has been called for that purpose to be held on ________, 1999.

         The plan of conversion provides generally that:

          1.   Mutual Bancshares will convert from mutual to stock form;

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


          2. the common stock will be offered by EverTrust Financial Group, Inc. in the subscription offering to persons having subscription rights and in a direct community offering to certain members of the general public, with preference given to natural persons residing in Snohomish County;

          3. if necessary, shares of common stock not subscribed for in the subscription and direct community offering will be offered to certain members of the general public in a syndicated community offering through a syndicate of registered broker-dealers under selected dealers agreements; and

          4. the conversion will be completed only upon the sale of at least $55,250,000 of common stock to be issued pursuant to the plan of conversion.

         As part of the conversion, EverTrust Financial Group, Inc. is making a subscription offering of its common stock to holders of subscription rights in the following order of priority:

          o Persons with $50 or more on deposit at Everett Mutual Bank as of December 31, 1997;

          o    EverTrust Financial Group, Inc.'s employee stock ownership plan;

          o Persons with $50 or more on deposit at Everett Mutual Bank as of June 30, 1999;

          o Everett Mutual Bank's depositors and borrowers as of _________ __, 1999;

          o Persons with $50 or more on deposit at Commercial Bank of Everett as of December 31, 1997; and

          o    All other people.


         Shares of common stock not subscribed for in the subscription and direct community offering may be offered for sale in the syndicated community offering. Regulations require that the syndicated community offering be completed within 45 days after completion of the fully extended subscription offering unless extended by Everett Mutual Bank or EverTrust Financial Group, Inc. with the approval of the regulatory authorities. If the syndicated community offering is determined not to be feasible, the Boards of Directors of Everett Mutual Bank and EverTrust Financial Group, Inc. will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of common stock. The plan of conversion provides that the conversion must be completed within 24 months after the date of the approval of the plan of conversion by the members of Mutual Bancshares.

         No sales of common stock may be completed, either in the subscription offering, direct community offering or syndicated community offering unless the plan of conversion is approved by the members of Mutual Bancshares.

         The completion of the offerings, however, depends on market conditions and other factors beyond Mutual Bancshares and Everett Mutual Bank's control. No assurance can be given as to the length of time after approval of the plan of conversion at the special meeting that will be required to complete the direct community or syndicated community offerings or other sale of the common stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of Mutual Bancshares and its subsidiaries, together with corresponding changes in the net proceeds realized by EverTrust Financial Group, Inc. from the sale of the common stock. In the event the conversion is terminated, Mutual Bancshares would be required to charge all conversion expenses against current income.

         Orders for shares of common stock will not be filled until at least 5,525,000 shares of common stock have been subscribed for or sold and the Washington Division of Banks approves the final valuation and the conversion closes. If the conversion is not completed within 45 days after the last day of the fully extended subscription offering and the Washington Division of Banks consents to an extension of time to complete the conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at Everett Mutual Bank's savings account rate, from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or, in any event, if the conversion is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at Everett Mutual Bank's savings account rate from the date payment is received until the conversion is terminated.

Reasons for the Conversion

         The Board of Directors and management believe that the conversion is in the best interests of Mutual Bancshares, its members and the communities it serves. By converting to the stock form of organization, Mutual Bancshares will be structured in the form used by holding companies of commercial banks and by a growing number of savings institutions. Management of Mutual Bancshares believes that the conversion offers a number of advantages which will be important to the future growth and performance of Mutual Bancshares and Everett Mutual Bank. The capital raised in the conversion is intended to support Everett Mutual Bank's current lending and investment activities by permitting the origination of larger loan amounts and may also support possible future expansion and diversification of operations, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such expansion or diversification. The conversion is also expected to afford Mutual Bancshares' management, members and others the opportunity to become stockholders of EverTrust Financial Group, Inc. and participate more directly in, and contribute to, any future growth of EverTrust Financial Group, Inc. and Everett Mutual Bank. The conversion will also enable EverTrust Financial Group, Inc. and Everett Mutual Bank to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such financing activities.

Effects of Conversion to Stock Form on Depositors and Borrowers of Everett Mutual Bank

         Voting Rights. Savings members and borrowers who are not shareholders will have no voting rights in EverTrust Financial Group, Inc. and therefore will not be able to elect directors of EverTrust Financial Group, Inc. or to control its affairs. After the conversion, voting rights will be vested exclusively in EverTrust Financial Group, Inc. with respect to Everett Mutual Bank and the other subsidiaries and the holders of the common stock as to matters pertaining to EverTrust Financial Group, Inc. Each holder of common stock shall be entitled to vote on any matter to be considered by the stockholders of EverTrust Financial Group, Inc. A stockholder will be entitled to one vote for each share of common stock owned.

         Deposit Accounts and Loans. Everett Mutual Bank's deposit accounts, account balances and existing Federal Deposit Insurance Corporation insurance coverage of deposit accounts will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with Everett Mutual Bank.


         Tax Effects. EverTrust Financial Group, Inc. and Everett Mutual Bank have received an opinion from Breyer & Associates PC, Washington, D.C., that the conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Internal Revenue Code. The opinion states that:


          1. no gain or loss will be recognized to Mutual Bancshares in its mutual or stock form by reason of the conversion;

          2. no gain or loss will be recognized to its account holders upon the issuance to them of accounts in Everett Mutual Bank immediately after the conversion, in the same dollar amounts and on the same terms and conditions as their accounts at Everett Mutual Bank in its mutual form plus interest in the liquidation account;

          3. the tax basis of account holders' accounts in Everett Mutual Bank immediately after the conversion will be the same as the tax basis of their accounts immediately prior to conversion;

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

          4. the tax basis of each account holder's interest in the liquidation account will be equal to the value, if any, of that interest;

          5. the tax basis of the common stock purchased in the conversion will be the amount paid and the holding period for the stock will begin at the date of purchase; and

          6. no gain or loss will be recognized to account holders upon the receipt or exercise of subscription rights in the conversion, except to the extent subscription rights are deemed to have value as discussed below.

         Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

         Based upon past rulings issued by the Internal Revenue Service, the opinion provides that the receipt of subscription rights by certain persons under the plan of conversion will be taxable to the extent, if any, that the subscription rights are deemed to have a fair market value. RP Financial, a financial consulting firm retained by Mutual Bancshares, whose findings are not binding on the Internal Revenue Service, has issued a letter indicating that the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the common stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the direct community offering for unsubscribed shares of common stock. If the subscription rights are deemed to have a fair market value, the receipt of the rights may only be taxable to those persons who exercise their subscription rights. Mutual Bancshares and Everett Mutual Bank could also recognize a gain on the distribution of such subscription rights. Holders of subscription rights are encouraged to consult with their own tax advisors as to the tax consequences in the event the subscription rights are deemed to have a fair market value.

         EverTrust Financial Group, Inc. and Everett Mutual Bank has also received an opinion from Deloitte & Touche LLP, Seattle, Washington, that, assuming the conversion does not result in any federal income tax liability to Everett Mutual Bank, its account holders, or EverTrust Financial Group, Inc., implementation of the plan of conversion will not result in any Washington income tax liability to such entities or persons.

         The opinions of Breyer & Associates PC and Deloitte & Touche LLP and the letter from RP Financial are filed as exhibits to the Registration Statement. See "Where You Can Find More Information."

         Prospective Investors Are Urged to Consult With Their Own Tax Advisors Regarding The Tax Consequences of The Conversion Particular to Them.

         Liquidation Account. In the unlikely event of a complete liquidation of Everett Mutual Bank in its present mutual form, each depositor in Everett Mutual Bank would receive a pro rata share of any assets of Everett Mutual Bank remaining after payment of claims of all creditors, including the claims of all depositors up to the withdrawal value of their accounts. Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account to the total value of all deposit accounts in Everett Mutual Bank at the time of liquidation.

         After the conversion, holders of withdrawable deposit(s) in Everett Mutual Bank, including certificates of deposit, shall not be entitled to share in any residual assets in the event of liquidation of Everett Mutual Bank. However, under the Washington Division of Banks' regulations, Everett Mutual Bank shall, at the time of the conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained in the final prospectus relating to the conversion.

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         The liquidation account shall be maintained by Everett Mutual Bank subsequent to the conversion for the benefit of eligible account holders and supplemental eligible account holders who retain their savings accounts in Everett Mutual Bank. Each eligible account holder and supplemental eligible account holder shall, with respect to each savings account held, have a related inchoate interest in a subaccount portion of the liquidation account balance.

         The initial subaccount balance for a savings account held by an eligible account holder or a supplemental eligible account holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's "qualifying deposit" in the savings account and the denominator is the total amount of the "qualifying deposits" of all eligible account holders. The initial subaccount balance shall not be increased, and it shall be decreased as provided below.

         If the deposit balance in any savings account of an eligible account holder or supplemental eligible account holder at the close of business on any annual closing day of Everett Mutual Bank subsequent to December 31, 1997 or June 30, 1999 is less than the lesser of the deposit balance in a savings account at the close of business on any other annual closing date subsequent to December 31, 1997 or June 30, 1999, or the amount of the "qualifying deposit" in a savings account on December 31, 1997 or June 30, 1999, then the subaccount balance for a savings account shall be adjusted by reducing the subaccount balance in an amount proportionate to the reduction in the deposit balance. Once reduced, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related savings account. If any savings account is closed, the related subaccount balance shall be reduced to zero.

         Only upon a complete liquidation of Everett Mutual Bank, each eligible account holder and supplemental eligible account holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for savings account(s) then held by the holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of savings accounts and other liabilities or similar transactions with another federally insured institution in which Everett Mutual Bank is not the surviving institution shall be considered to be a complete liquidation. In any of these transactions the liquidation account shall be assumed by the surviving institution.

         In the unlikely event Everett Mutual Bank is liquidated depositors will be entitled to full payment of their deposit accounts before any payment is made to EverTrust Financial Group, Inc. as the sole stockholder of Everett Mutual Bank.

The Subscription, Direct Community and Syndicated Community Offerings

         Subscription Offering. Under the plan of conversion, nontransferable subscription rights to purchase the common stock have been issued to persons and entities entitled to purchase the common stock in the subscription offering. The amount of the common stock which these parties may purchase will depend on the availability of the common stock for purchase under the categories set forth in the plan of conversion. Subscription priorities have been established for the allocation of stock to the extent that the common stock is available. These priorities are as follows:

         Category 1: Eligible Account Holders. Each depositor with $50.00 or more on deposit at Everett Mutual Bank as of December 31, 1997 will receive nontransferable subscription rights to subscribe for up to the greater of 25,000 shares of common stock, one-tenth of one percent of the total offering of common stock or 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing eligible account holders so as to permit each one, to the extent possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated proportionately, based on the

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amount of their respective qualifying deposits as compared to total qualifying deposits of all subscribing eligible account holders. Subscription rights received by officers and directors in this category based on their increased deposits in Everett Mutual Bank in the one year period preceding December 31, 1997 are subordinated to the subscription rights of other eligible account holders.

          Category 2: Employee Stock Ownership Plan. The plan of conversion provides that the employee stock ownership plan shall receive nontransferable subscription rights to purchase up to 10% of the shares of common stock issued in the conversion. The plan intends to purchase 2% of the shares of common stock issued in the conversion. If the plan's subscription is not filled in its entirety, the plan may purchase shares in the open market or may purchase shares directly from EverTrust Financial Group, Inc.

         Category 3: Supplemental Eligible Account Holders. Each depositor with $50.00 or more on deposit as of June 30, 1999 will receive nontransferable subscription rights to subscribe for up to the greater of 25,000 shares of common stock, one-tenth of one percent of the total offering of common stock or 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing supplemental eligible account holders so as to permit each one, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing supplemental eligible account holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all supplemental eligible account holders.

         Category 4: Other Members. Each depositor and borrower of Everett Mutual Bank as of ________, 1999 will receive nontransferable subscription rights to purchase up to 25,000 shares of common stock in the conversion to the extent shares are available following subscriptions by eligible account holders, EverTrust Financial Group, Inc.'s employee stock ownership plan and supplemental eligible account holders. If there is an oversubscription in this category, the available shares will be allocated proportionately based on the amount of the respective subscriptions.

         Category 5: Commercial Bank of Everett Eligible Account Holders. Each depositor of Commercial Bank of Everett on December 31, 1997 will receive nontransferable subscription rights to purchase up to 25,000 shares of common stock in the conversion to the extent shares are available following subscriptions by eligible account holders, EverTrust Financial Group, Inc.'s employee stock ownership plan, supplemental eligible account holders and other members. If there is an oversubscription in this category, the available shares will be allocated proportionately based on the amount of the respective subscriptions.

         In addition to the purchase limitations described above, purchases of shares of common stock in the conversion by any person, and associates thereof, or a group of persons acting in concert, may not exceed $500,000, except that the employee stock ownership plan intends to purchase 2% of the total shares of the common stock issued in the conversion, and shares purchased by the employee stock ownership plan and attributable to any participant thereunder shall not be aggregated with shares purchased by such participant or any other purchaser.

         Subscription rights are nontransferable. Persons selling or otherwise transferring their rights to subscribe for common stock in the subscription offering or subscribing for common stock on behalf of another person may forfeit those rights and may face possible further sanctions and penalties imposed by the Washington Division of Banks or another agency of the U.S. Government. Each person exercising subscription rights will be required to certify that he or she is purchasing such shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of the shares. Once tendered, subscription orders cannot be revoked without the consent of Everett Mutual Bank and EverTrust Financial Group, Inc.

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         EverTrust Financial Group, Inc. and Everett Mutual Bank will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights. However, the subscription offering and all subscription rights under the plan of conversion will expire at Noon, Pacific Time, on ___________ __, 1999, whether or not EverTrust Financial Group, Inc. and Everett Mutual Bank has been able to locate each person entitled to such subscription rights. Orders for common stock in the subscription offering received in hand by Everett Mutual Bank after that time will not be accepted. The subscription offering may be extended by EverTrust Financial Group, Inc. and Everett Mutual Bank up to ___________ ___, 1999 without the Washington Division of Banks' approval. The Washington Division of Banks' regulations require that EverTrust Financial Group, Inc. complete the sale of common stock within 45 days after the close of the subscription offering. If the direct community offering and the syndicated community offerings are not completed within that period, all funds received will be promptly returned with interest at Everett Mutual Bank's savings account rate and all withdrawal authorizations will be canceled. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by EverTrust Financial Group, Inc. from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days.

         Direct Community Offering. Concurrently with the subscription offering, EverTrust Financial Group, Inc. is offering shares of the common stock to certain members of the general public in a direct community offering, with preference given to natural persons residing in Snohomish County, Washington. Purchasers in the direct community offering are eligible to purchase up to $250,000 of common stock in the conversion, which equals 25,000 shares. No person, and associates thereof, and persons acting in concert with such person, may purchase in the aggregate, shares with an aggregate purchase price of more than $500,000, or 50,000 shares based on the $10.00 purchase price, of the shares of the common stock issued in the conversion. If not enough shares are available to fill orders in the direct community offering, the available shares will be allocated on a pro rata basis determined by the amount of the respective orders. Orders for the common stock in the direct community offering will be filled to the extent such shares remain available after the satisfaction of all orders received in the subscription offering. The direct community offering may terminate on or at any time subsequent to Noon, Pacific Time, on _____________ ____, 1999, but no later than 45 days after the close of the subscription offering, unless extended by EverTrust Financial Group, Inc. and Everett Mutual Bank, with approval of the Washington Division of Banks. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response is not received by EverTrust Financial Group, Inc. and Everett Mutual Bank from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest. EverTrust Financial Group, Inc. and Everett Mutual Bank have the absolute right to accept or reject in whole or in part any orders to purchase shares in the direct community offering. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. EverTrust Financial Group, Inc. presently intends to terminate the direct community offering as soon as it has received orders for all shares available for purchase in the conversion.

         If all of the common stock offered in the subscription offering is subscribed for, no common stock will be available for purchase in the direct community offering.

         Syndicated Community Offering. The plan of conversion provides that all shares of common stock not purchased in the subscription and direct community offering, if any, may be offered for sale to certain members of the general public in a syndicated community offering through a syndicate of registered broker-dealers to be managed by Charles Webb acting as agent of EverTrust Financial Group, Inc. EverTrust Financial Group, Inc. and Everett Mutual Bank have the right to reject orders, in whole or part, in their sole discretion in the syndicated community offering. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. Neither Charles Webb nor any registered broker-dealer shall have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Charles Webb has agreed to use its best efforts in the sale of shares in the syndicated community offering.

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         Stock sold in the syndicated community offering will be sold at the
$10.00 purchase price, the same price as all other shares in the offering. See "-- Stock Pricing and Number of Shares to be Issued." No person, together with any associate or group of persons acting in concert, will be permitted to subscribe in the syndicated community offering for shares of common stock with an aggregate purchase price of more than $250,000, or 25,000 shares of common stock. See "-- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" for a description of the commission to be paid to any selected dealers and to Charles Webb.

         Charles Webb may enter into agreements with selected dealers to assist in the sale of shares in the syndicated community offering. During the syndicated community offering, selected dealers may only solicit indications of interest from their customers to place orders with EverTrust Financial Group, Inc. as of a certain date for the purchase of shares. When and if Charles Webb and EverTrust Financial Group, Inc. believe that enough indications of interest and orders have been received in the subscription offering, the direct community offering and the syndicated community offering to complete the conversion, Charles Webb will request, as of that certain date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to such customers on the next business day after that certain date. Selected dealers may settle the trade by debiting the accounts of their customers on a date which will be three business days from that certain date. Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the settlement date. On the settlement date, selected dealers will remit funds to the account that EverTrust Financial Group, Inc. established for each selected dealer. Each customer's funds so forwarded to EverTrust Financial Group, Inc., along with all other accounts held in the same title, will be insured by the Federal Deposit Insurance Corporation up to the applicable $100,000 legal limit. After payment has been received by EverTrust Financial Group, Inc. from selected dealers, funds will earn interest at Everett Mutual Bank's savings account rate until the completion of the offering. At the consummation of the conversion, the funds received will be used to purchase the shares of common stock ordered. The shares of common stock issued in the conversion cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the conversion is not completed, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

         The syndicated community offering may close as early as Noon, Pacific Time, on ____________ ___, 1999, or any date thereafter at the discretion of EverTrust Financial Group, Inc. The syndicated community offering will terminate no more than 45 days following _____________ ___, 1999, unless extended by EverTrust Financial Group, Inc., with approval from the Washington Division of Banks, but in no case later than ___________ ___, 1999. The syndicated community offering may run concurrent to the subscription and direct community offering, or subsequent thereto.

         If EverTrust Financial Group, Inc. is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of EverTrust Financial Group, Inc. and Everett Mutual Bank, if feasible. Any other arrangements must be approved by the Washington Division of Banks. The Washington Division of Banks may grant one or more extensions of the offering period, provided that no single extension exceeds 90 days, subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and the extensions do not go more than two years beyond the date on which the members approved the plan of conversion. If the conversion is not completed within 45 days after the close of the subscription offering, either all funds received will be returned with interest, and withdrawal authorizations canceled, or, if the Washington Division of Banks has granted an extension of time, all subscribers will be given the right to increase, decrease or rescind their subscriptions at any time prior to 20 days before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of the extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by EverTrust Financial Group, Inc. from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days.

         Persons in Non-Qualified States. EverTrust Financial Group, Inc. will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of conversion reside. Under certain circumstances, however, EverTrust Financial Group, Inc. is not required to offer stock in the subscription offering

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to any person who resides in a foreign country or who resides in a state of the
United States, even though the person may be an eligible subscriber. Generally, these circumstances occur in states where a small number of persons otherwise eligible to subscribe for shares of common stock reside, or EverTrust Financial Group, Inc. determines that compliance with the securities laws of such state is impracticable for reasons of cost or otherwise. Many states request or require that EverTrust Financial Group, Inc., or its officers, directors or trustees, register as a broker, dealer, salesman or selling agent, under the securities laws of the state. This registration may be an expensive and time consuming effort that may not be completed by the time the offering begins. States may also request or require EverTrust Financial Group, Inc. to register or otherwise qualify the subscription rights or common stock for sale or submit additional filings regarding the sale of the stock. Where a state has only a small number of persons eligible to subscribe for shares, EverTrust Financial Group, Inc. will base its decision as to whether or not to offer the common stock in the state on a number of factors. Some of these factors include the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state, and of actually registering or qualifying the shares, or the need to register EverTrust Financial Group, Inc., its officers, directors or employees as brokers, dealers or salesmen.

         Eligible account holders, or supplemental eligible account holders, who reside in these states will receive a letter from Charles Webb that indicates they will not be eligible to purchase shares of common stock in the offering.

Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings

         EverTrust Financial Group, Inc. and Everett Mutual Bank have retained Charles Webb to consult with, advise and to assist EverTrust Financial Group, Inc., on a best efforts basis, in the distribution of the shares of common stock in the offering. The services that Charles Webb will provide include, but are not limited to training the employees of Everett Mutual Bank who will perform certain ministerial functions in the subscription offering and direct community offering regarding the mechanics and regulatory requirements of the stock offering process, managing the stock information center by assisting interested stock subscribers and by keeping records of all stock orders, preparing marketing materials, and assisting in the solicitation of proxies from Mutual Bancshares' members for use at the special meeting.

         For its services, Charles Webb will receive a fixed management fee and a success fee of $715,000. If selected dealers are used to assist in the sale of shares of common stock in the direct community offering, Charles Webb will be paid a fee of up to 5.5% of the aggregate purchase price of the shares sold by such dealers. EverTrust Financial Group, Inc. and Everett Mutual Bank have agreed to reimburse Charles Webb for its out-of-pocket expenses, and its legal fees up to a total of $70,000, and to indemnify Charles Webb against certain claims or liabilities, including certain liabilities under the Securities Act, and will contribute to payments Charles Webb may be required to make in connection with any such claims or liabilities.

         Sales of shares of common stock will be made primarily by registered representatives affiliated with Charles Webb or by the broker-dealers managed by Charles Webb. A stock information center will be established at the main office of Everett Mutual Bank. EverTrust Financial Group, Inc. will rely on Rule 3a4-1 of the Securities Exchange Act and sales of common stock will be conducted within the requirements of such Rule, so as to permit officers, directors and employees to participate in the sale of the common stock in those states where the law so permits. No officer, director or employee of EverTrust Financial Group, Inc. or Everett Mutual Bank will be compensated directly or indirectly by the payment of commissions or other remuneration in connection with his or her participation in the sale of common stock.

Procedure for Purchasing Shares in the Subscription and Direct Community
Offering

         To purchase shares in the subscription and direct community offering, an executed stock order form along with the required full payment for each share subscribed, or with appropriate authorization for withdrawal of full payment from the subscriber's deposit account with Everett Mutual Bank or Commercial Bank of Everett, must be received by Everett Mutual Bank by Noon, Pacific Time, on ______________ ___, 1999. Stock order forms will be provided to each accountholder, regardless of the number of accounts held. Stock order forms that are not received by that time or are executed defectively or are received without full payment, or without appropriate withdrawal instructions, are not required to be accepted. EverTrust Financial Group, Inc. and Everett Mutual Bank have the right to waive or permit the correction of incomplete or improperly executed stock order forms, but do not represent that they will do so.

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Under the plan of conversion, the interpretation by EverTrust Financial Group,
Inc. and Everett Mutual Bank of the terms and conditions of the plan of conversion and of the stock order form will be final. Once received, an executed stock order form may not be modified, amended or rescinded without the consent of EverTrust Financial Group, Inc. and Everett Mutual Bank, unless the conversion has not been completed within 45 days after the end of the subscription offering, unless such period has been extended.

         In order to ensure that persons with subscription rights are properly identified as to their stock purchase priorities, they must list all accounts on the stock order form giving all names in each account, the account number and the approximate account balance as of the appropriate eligibility date. Failure to list an account could result in fewer shares allocated if there is an over-subscription than if all accounts had been disclosed.

         Full payment for subscriptions may be made in cash only if delivered in person at an office of Everett Mutual Bank, by check, bank draft, or money order, or by authorization of withdrawal from deposit accounts maintained with Everett Mutual Bank. Appropriate means by which such withdrawals may be authorized are provided on the stock order form. No wire transfers will be accepted and full payment is required. Interest will be paid on payments made by cash, check, bank draft or money order at Everett Mutual Bank's savings account rate from the date payment is received until the completion or termination of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion, unless the certificate matures after the date of receipt of the stock order form but prior to closing, in which case funds will earn interest at the savings account rate from the date of maturity until the conversion is completed or terminated, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the conversion. When the conversion is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. The shares of common stock issued in the conversion cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

         If a subscriber authorizes Everett Mutual Bank or Commercial Bank of Everett to withdraw the amount of the aggregate purchase price from his or her deposit account, Everett Mutual Bank or Commercial Bank of Everett will do so as of the effective date of the conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. Everett Mutual Bank and Commercial Bank of Everett will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at Everett Mutual Bank's or Commercial Bank of Everett's savings account rate.

         The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for the shares of common stock subscribed for at the $10.00 purchase price after the conversion, provided that there is in force from the time of its subscription until that time, a loan commitment from an unrelated financial institution or EverTrust Financial Group, Inc. to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

         Certificates representing shares of common stock purchased, and any refund due, will be mailed to purchasers at the address that is specified in a properly completed stock order form or to the last address of the person appearing on the records of Everett Mutual Bank as soon as practicable following completion of the sale of all shares of common stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law. Purchasers may not be able to sell the shares of common stock which they purchased until certificates for the common stock are available and delivered to them, even though trading of the common stock may have begun.

         To ensure that each purchaser receives a prospectus at least 48 hours prior to _______, 1999 in accordance with Rule 15c2-8 under the Securities Exchange Act, no prospectus will be mailed any later than five days prior to

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such date or hand delivered any later than two days prior to that date. Signing the stock order form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock order forms will only be distributed with a prospectus. Everett Mutual Bank will accept for processing only orders submitted on original stock order forms. Everett Mutual Bank is not obligated to accept orders submitted on photocopied or telecopied stock order forms. Orders cannot and will not be accepted without the execution of the certification appearing on the reverse side of the stock order form.

Stock Pricing and Number of Shares to be Issued

         Federal regulations require that the aggregate purchase price of the securities sold in connection with the conversion be based upon an estimated pro forma value of Mutual Bancshares and its subsidiaries, as converted, as determined by an independent appraisal. Mutual Bancshares and Everett Mutual Bank have retained RP Financial to prepare an appraisal of the pro forma market value of Mutual Bancshares and its subsidiaries, as well as a business plan. RP Financial will receive a fee expected to total approximately $45,000 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal. Mutual Bancshares and Everett Mutual Bank have agreed to indemnify RP Financial under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the conversion.

         For its analysis, RP Financial undertook substantial investigations to learn about Mutual Bancshares' and its subsidiaries' businesses and operations. Management supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, RP Financial reviewed Mutual Bancshares' Application for Approval of Conversion and EverTrust Financial Group, Inc.'s Form S-1 Registration Statement. Furthermore, RP Financial visited Everett Mutual Bank's facilities and had discussions with Mutual Bancshares' management and its special conversion legal counsel, Breyer & Associates PC. No detailed individual analysis of the separate components of Mutual Bancshares' and its subsidiaries' assets and liabilities was performed in connection with the evaluation.

         In estimating the pro forma market value of Mutual Bancshares and its subsidiaries, as required by applicable regulatory guidelines, RP Financial's analysis utilized three selected valuation procedures, the Price/Book method, the Price/Earnings method, and Price/Assets method, all of which are described in its report. RP Financial placed the greatest emphasis on the Price/Earnings and Price/Book methods in estimating pro forma market value. In applying these procedures, RP Financial reviewed, among other factors, the economic make-up of Mutual Bancshares' and its subsidiaries' primary market area, their financial performance and condition in relation to publicly-traded institutions that RP Financial deemed comparable, the specific terms of the offering of EverTrust Financial Group, Inc.'s common stock, the pro forma impact of the additional capital raised in the conversion, conditions of securities markets in general, and the market for thrift institution common stock in particular. RP Financial's analysis provides an approximation of the pro forma market value of Mutual Bancshares and its subsidiaries, based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of EverTrust Financial Group, Inc. after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses and an assumed after-tax rate of return on the net conversion proceeds as described under "Pro Forma Data," purchases by the employee stock ownership plan of 8% of the common stock sold in the conversion and purchases in the open market by the management recognition and development plan of a number of shares equal to 4% of the common stock sold in the conversion at the purchase price. See "Pro Forma Data" for additional information concerning these assumptions. The use of different assumptions may yield different results.

         On the basis of the foregoing, RP Financial has advised Mutual Bancshares and its subsidiaries that, in its opinion, as of June 11, 1999, the aggregate estimated pro forma market value of Mutual Bancshares and its subsidiaries, and, therefore, the common stock was within the valuation range of $55,250,000 to $74,750,000 with a midpoint of $65,000,000, which is the estimated value of the shares to be sold in the offering. After reviewing the methodology and the assumptions used by RP Financial in the preparation of the appraisal, the Board of Directors established the estimated valuation range which is equal to the valuation range of $55,250,000 to $74,750,000 with a midpoint of $65,000,000, which is the estimated value of the shares to be sold in the offering. Assuming that the shares are sold at $10.00 per share in the conversion, the estimated number of shares would be between 5,525,000


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and 7,465,000 with a midpoint of 6,500,000. The purchase price of $10.00 was determined by discussion among the Boards of Directors of Mutual Bancshares and Everett Mutual Bank and Charles Webb, taking into account, among other factors the requirement under Washington Division of Banks regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock and the desired liquidity in the common stock subsequent to the conversion. Since the outcome of the offerings relate in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by EverTrust Financial Group, Inc. at this time. The estimated valuation range may be amended, with the approval of the Washington Division of Banks, if necessitated by developments following the date of such appraisal in, among other things, market conditions, the financial condition or operating results of Mutual Bancshares and its subsidiaries, regulatory guidelines or national or local economic conditions.

         RP Financial's appraisal report is filed as an exhibit to the Registration Statement. See "Where You Can Find More Information."

         If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of Mutual Bancshares and its subsidiaries, as of the close of the subscription offering.

         No sale of the shares will take place unless RP Financial confirms to the Washington Division of Banks that, to the best of RP Financial's knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was incompatible with its estimate of the total pro forma market value of Mutual Bancshares and its subsidiaries, at the time of the sale. If, however, the facts do not justify that statement, the offering or other sale may be canceled, a new estimated valuation range and price per share set and new subscription, direct community and syndicated community offerings held. Under such circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

         Depending upon market and financial conditions, the number of shares sold may be more than 8,596,250 shares or less than 5,525,000 shares. If the total amount of shares sold is less than 5,525,000 or more than 8,596,250, 15% above the maximum of the estimated valuation range, for aggregate gross proceeds of less than $55,250,000 or more than $85,962,500, subscription funds will be returned promptly with interest to each subscriber unless he indicates otherwise. If RP Financial establishes a new valuation range, it must be approved by the Washington Division of Banks.

         If purchasers cannot be found for an insignificant residue of unsubscribed shares from the general public, other purchase arrangements will be made by the Boards of Directors of Everett Mutual Bank and EverTrust Financial Group, Inc., if possible. Other purchase arrangements must be approved by the Washington Division of Banks and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the plan of conversion and in excess of the proposed director purchases discussed earlier, although no such purchases are currently intended. If such other purchase arrangements cannot be made, the plan of conversion will terminate.

         In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents Mutual Bancshares and its subsidiaries furnished to it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by Mutual Bancshares and its subsidiaries or independently value the assets or liabilities of Mutual Bancshares and its subsidiaries. The appraisal by RP Financial is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of voting to approve the plan of conversion or of purchasing shares of common stock. Moreover, because the appraisal is necessarily based on many factors

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

which change from time to time, there is no assurance that persons who purchase shares in the conversion will later be able to sell shares after the conversion at prices at or above the purchase price.

Limitations on Purchases of Shares

         The plan of conversion provides for certain limitations to be placed upon the purchase of common stock by eligible subscribers and others in the conversion. Each subscriber must subscribe for a minimum of 25 shares. The plan of conversion provides for the following purchase limitations:

          1. The maximum purchase in the subscription offering by any person or group of persons through a single account is $250,000, which equals 25,000 shares;

          2. No person may purchase more than $250,000, which equals 25,000 shares, in the direct community offering; and

          3. The maximum purchase in the conversion by any person, related persons or persons acting in concert is $500,000, which equals 50,000 shares.

         For purposes of the plan of conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each subscription rights category will be made in allocating shares to the extent that the maximum purchase limitations are exceeded.

         Everett Mutual Bank's and EverTrust Financial Group, Inc.'s Boards of Directors may, in their sole discretion, increase the maximum purchase limitation up to 9.99% of the shares of common stock sold in the conversion, provided that orders for shares which exceed 5% of the shares of common stock sold in the conversion may not exceed, in the aggregate, 10% of the shares sold in the conversion. Everett Mutual Bank and EverTrust Financial Group, Inc. do not intend to increase the maximum purchase limitation unless market conditions justify that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the estimated valuation range. If the Boards of Directors decide to increase the purchase limitation set forth above, persons who subscribed for the maximum number of shares of common stock will be, and other large subscribers in the discretion of EverTrust Financial Group, Inc. and Everett Mutual Bank may be, given the opportunity to increase their subscriptions accordingly, based on the rights and preferences of any person who has priority subscription rights.

         The term "acting in concert" is defined in the plan of conversion to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party. EverTrust Financial Group, Inc. and Everett Mutual Bank may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D with the Securities And Exchange Commission with respect to other companies.

         The term "associate" of a person is defined in the plan of conversion to mean any corporation or organization, other than Everett Mutual Bank or a majority-owned subsidiary of Everett Mutual Bank or Mutual Bancshares, of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; any trust or other estate in which a person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and any relative or spouse of a person, or any relative of a spouse, who either has the same home as a person or who is a director or officer of Everett Mutual Bank or any of its subsidiaries, or Mutual Bancshares. For example, a corporation of which a person serves as an officer would be an associate of a person and, therefore, all shares purchased by the corporation would be included with the number of shares which a person could purchase individually under the above limitations.

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         The term "officer" is defined in the plan of conversion to mean an executive officer of Everett Mutual Bank, including its Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary and Treasurer.

         Common stock purchased in the conversion will be freely transferable, except for shares purchased by directors and officers of Everett Mutual Bank and EverTrust Financial Group, Inc. and by NASD members. See "-- Restrictions on Transferability by Directors and Officers and NASD Members."

Restrictions on Transferability by Directors and Officers and NASD Members

         Shares of common stock purchased in the offering by directors and officers of EverTrust Financial Group, Inc. may not be sold for a period of one year following consummation of the conversion, except in the event of the death of the stockholder or in any exchange of the common stock in connection with a merger or acquisition of EverTrust Financial Group, Inc. Shares of common stock received by directors or officers through the employee stock ownership plan or the management recognition and development plan or upon exercise of options issued under the stock option plan or purchased after the conversion are free of restriction. Accordingly, shares of common stock issued by EverTrust Financial Group, Inc. to directors and officers shall bear a legend giving appropriate notice of the restriction and, in addition, EverTrust Financial Group, Inc. will give appropriate instructions to the transfer agent for EverTrust Financial Group, Inc.'s common stock with respect to the restriction on transfers. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted common stock shall also be restricted.

         Purchases of outstanding shares of common stock of EverTrust Financial Group, Inc. by directors, executive officers, or any person who was an executive officer or director of Everett Mutual Bank after adoption of the plan of conversion, and their associates during the three-year period following conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Washington Division of Banks. This restriction does not apply, however, to negotiated transactions involving more than 1% of EverTrust Financial Group, Inc.'s outstanding common stock or to the purchase of stock pursuant to the stock option plan.

         EverTrust Financial Group, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act for the registration of the common stock to be issued in the conversion. The registration under the Securities Act of shares of the common stock to be issued in the conversion does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of EverTrust Financial Group, Inc. may be resold without registration. Shares purchased by an affiliate of EverTrust Financial Group, Inc. will be subject to the resale restrictions under Rule 144 of the Securities Act. If EverTrust Financial Group, Inc. meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of EverTrust Financial Group, Inc. who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of EverTrust Financial Group, Inc. or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future by EverTrust Financial Group, Inc. to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

         Under guidelines of the NASD, members of the NASD and their associates face certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of the securities.

         RESTRICTIONS ON ACQUISITION OF EVERTRUST FINANCIAL GROUP, INC.

         The following discussion is a summary of certain provisions of federal law and regulations and Washington corporate law, as well as the Articles of Incorporation and Bylaws of EverTrust Financial Group, Inc., relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to the Articles of Incorporation and Bylaws of EverTrust Financial Group, Inc. See "Where You Can Find More Information" on how to obtain a copy of these documents.

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

Change of Control Regulations

         The Change in Bank Control Act, together with Washington regulations, require that the consent of the Washington Division of Banks and the Federal Reserve be obtained prior to any person or company acquiring "control" of a Washington-chartered savings bank or a Washington-chartered savings bank holding company. Upon acquiring control, such acquiror will be deemed to be a bank holding company. Control is conclusively presumed to exist if, among other things, an individual or company acquires the power, directly or indirectly, to direct the management or policies of EverTrust Financial Group, Inc. or Everett Mutual Bank or to vote 25% or more of any class of voting stock. Control is rebuttably presumed to exist under the Change in Bank Control Act if, among other things, a person acquires more than 10% of any class of voting stock, and the issuer's securities are registered under Section 12 of the Exchange Act or the person would be the single largest stockholder. Restrictions applicable to the operations of bank holding companies and conditions imposed by the Federal Reserve in connection with its approval of such acquisitions may deter potential acquirors from seeking to obtain control of EverTrust Financial Group, Inc. See "Regulation -- Mutual Bancshares."

Anti-takeover Provisions in EverTrust Financial Group, Inc.'s Articles of Incorporation and Bylaws

         The Articles of Incorporation and Bylaws of EverTrust Financial Group, Inc. contain certain provisions that are intended to encourage a potential acquiror to negotiate any proposed acquisition of EverTrust Financial Group, Inc. directly with EverTrust Financial Group, Inc.'s Board of Directors. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of EverTrust Financial Group, Inc. and its stockholders to encourage potential acquirors to negotiate directly with management. The Board of Directors believes that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the Board of Directors' view that these provisions should not discourage persons from proposing a merger or transaction at prices reflective of the true value of EverTrust Financial Group, Inc. and that otherwise is in the best interests of all stockholders. However, these provisions may have the effect of discouraging offers to purchase EverTrust Financial Group, Inc. or its securities which are not approved by the Board of Directors but which certain of EverTrust Financial Group, Inc.'s stockholders may deem to be in their best interests or pursuant to which stockholders would receive a substantial premium for their shares over the current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors and management more difficult. The Boards of Directors of Everett Mutual Bank and EverTrust Financial Group, Inc. believe these provisions are in the best interests of the stockholders because they will assist EverTrust Financial Group, Inc.'s Board of Directors in managing the affairs of EverTrust Financial Group, Inc. in the manner they believe to be in the best interests of stockholders generally and because a company's board of directors is often best able in terms of knowledge regarding the company's business and prospects, as well as resources, to negotiate the best transaction for its stockholders as a whole.

         The following description of certain of the provisions of the Articles of Incorporation and Bylaws of EverTrust Financial Group, Inc. is necessarily general and reference should be made in each instance to such Articles of Incorporation and Bylaws. See "Where You Can Find More Information" regarding how to obtain a copy of these documents.

         Board of Directors. The Articles of Incorporation provide that the number of directors shall not be less than five nor more than 15. The initial number of directors is nine, but such number may be changed by resolution of the Board of Directors. These provisions have the effect of enabling the Board of Directors to elect directors friendly to management in the event of a non-negotiated takeover attempt and may make it more difficult for a person seeking to acquire control of EverTrust Financial Group, Inc. to gain majority representation on the Board of Directors in a relatively short period of time. EverTrust Financial Group, Inc. believes these provisions to be important to continuity in the composition and policies of the Board of Directors.

         The Articles of Incorporation provide that there will be staggered elections of directors so that the directors will each be initially elected to one, two or three-year terms, and thereafter all directors will be elected to terms of three years each. This provision also has the effect of making it more difficult for a person seeking to acquire control of EverTrust Financial Group, Inc. to gain majority representation on the Board of Directors.

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

         Cumulative Voting. The Articles of Incorporation specifically do not permit cumulative voting for the election of directors. Cumulative voting in election of directors entitles a stockholder to cast a total number of votes equal to the number of directors to be elected multiplied by the number of his or her shares and to distribute that number of votes among such number of nominees as the stockholder chooses. The absence of cumulative voting for directors limits the ability of a minority stockholder to elect directors. Because the holder of less than a majority of EverTrust Financial Group, Inc.'s shares cannot be assured representation on the Board of Directors, the absence of cumulative voting may discourage accumulations of EverTrust Financial Group, Inc.'s shares or proxy contests that would result in changes in EverTrust Financial Group, Inc.'s management. The Board of Directors believes that elimination of cumulative voting will help to assure continuity and stability of management and policies; directors should be elected by a majority of the stockholders to represent the interests of the stockholders as a whole rather than be the special representatives of particular minority interests; and efforts to elect directors representing specific minority interests are potentially divisive and could impair the operations of EverTrust Financial Group, Inc.

         Special Meetings. The Articles of Incorporation of EverTrust Financial Group, Inc. provide that special meetings of stockholders of EverTrust Financial Group, Inc. may be called by the President or by the Board of Directors. If a special meeting is not called by such person or entity, stockholder proposals cannot be presented to the stockholders for action until the next annual meeting. Stockholders are not permitted to call special meetings under EverTrust Financial Group, Inc.'s Articles of Incorporation.

         Authorized Capital Stock. The Articles of Incorporation of EverTrust Financial Group, Inc. authorize the issuance of 49,000,000 shares of common stock and 1,000,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide EverTrust Financial Group, Inc.'s Board of Directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of EverTrust Financial Group, Inc. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. EverTrust Financial Group, Inc.'s Board currently has no plan for the issuance of additional shares, other than the issuance of additional shares pursuant to stock benefit plans.

         Director Nominations. The Articles of Incorporation of EverTrust Financial Group, Inc. require a stockholder who intends to nominate a candidate for election to the Board of Directors at a stockholders' meeting to give written notice to the Secretary of EverTrust Financial Group, Inc. at least 30 days (but not more than 60 days) in advance of the date of the meeting at which such nominations will be made. The nomination notice is also required to include specified information concerning the nominee and the proposing stockholder. The Board of Directors of EverTrust Financial Group, Inc. believes that it is in the best interests of EverTrust Financial Group, Inc. and its stockholders to provide sufficient time for the Board of Directors to study all nominations and to determine whether to recommend to the stockholders that such nominees be considered.

         Supermajority Voting Provisions. EverTrust Financial Group, Inc.'s Articles of Incorporation require the affirmative vote of 80% of the outstanding shares entitled to vote to approve a merger, consolidation, or other business combination, unless the transaction is approved, prior to consummation, by the vote of at least 80% of the number of the Continuing Directors (as defined in the Articles of Incorporation) on EverTrust Financial Group, Inc.'s Board of Directors. "Continuing Directors" generally includes all members of the Board of Directors who are not affiliated with any individual, partnership, trust or other person or entity (or the affiliates and associates of such person or entity) which is a beneficial owner of 10% or more of the voting shares of EverTrust Financial Group, Inc. This provision could tend to make the acquisition of EverTrust Financial Group, Inc. more difficult to accomplish without the cooperation or favorable recommendation of EverTrust Financial Group, Inc.'s Board of Directors.

         Amendment of Articles of Incorporation and Bylaws. EverTrust Financial Group, Inc.'s Articles of Incorporation may be amended by the vote of the holders of a majority of the outstanding shares of its common stock, except that the

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provisions of the Articles of Incorporation governing the duration of the corporation, the purpose and powers of the corporation, authorized capital stock, denial of preemptive rights, the number and staggered terms of directors, removal of directors, approval of certain business combinations, the evaluation of certain business combinations, elimination of directors' liability, indemnification of officers and directors, calling of special meetings of shareholders, the authority to repurchase shares and the manner of amending the Articles of Incorporation may not be repealed, altered, amended or rescinded except by the vote of the holders of at least 80% of the outstanding shares of EverTrust Financial Group, Inc. This provision is intended to prevent the holders of a lesser percentage of the outstanding stock of EverTrust Financial Group, Inc. from circumventing any of the foregoing provisions by amending the Articles of Incorporation to delete or modify one of such provisions.

         EverTrust Financial Group, Inc.'s Bylaws may only be amended by a majority vote of the Board of Directors of EverTrust Financial Group, Inc. or by the holders of at least 80% of the outstanding stock by EverTrust Financial Group, Inc.

         Purpose and Takeover Defensive Effects of EverTrust Financial Group, Inc.'s Articles of Incorporation and Bylaws. The Board of Directors believes that the provisions described above are prudent and will reduce EverTrust Financial Group, Inc.'s vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by its Board of Directors. These provisions will also assist in the orderly deployment of the conversion proceeds into productive assets during the initial period after the conversion. The Board of Directors believes these provisions are in the best interest of Everett Mutual Bank and EverTrust Financial Group, Inc. and its stockholders. In the judgment of the Board of Directors, EverTrust Financial Group, Inc.'s Board will be in the best position to determine the true value of EverTrust Financial Group, Inc. and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of EverTrust Financial Group, Inc. and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of EverTrust Financial Group, Inc. and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of EverTrust Financial Group, Inc. and that is in the best interest of all stockholders.

         Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of EverTrust Financial Group, Inc. for its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of EverTrust Financial Group, Inc.'s assets.

         An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive EverTrust Financial Group, Inc.'s remaining stockholders of benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners became less than 300, thereby allowing for deregistration under the Exchange Act.

         Despite the belief of Everett Mutual Bank and EverTrust Financial Group, Inc. as to the benefits to stockholders of these provisions of EverTrust Financial Group, Inc.'s Articles of Incorporation and Bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by EverTrust Financial Group, Inc.'s Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of EverTrust Financial Group, Inc.'s Board of Directors and of management more difficult. The Board of Directors of Everett Mutual Bank and EverTrust Financial Group, Inc., however, have concluded that the potential benefits outweigh the possible disadvantages.

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         Following the conversion, pursuant to applicable law and, if required, following the approval by stockholders, EverTrust Financial Group, Inc. may adopt additional anti-takeover charter provisions or other devices regarding the acquisition of its equity securities that would be permitted for a Washington business corporation.

         The cumulative effect of the restriction on acquisition of EverTrust Financial Group, Inc. contained in the Articles of Incorporation and Bylaws of EverTrust Financial Group, Inc. and in Federal and Washington law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of EverTrust Financial Group, Inc. may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

         DESCRIPTION OF CAPITAL STOCK OF EVERTRUST FINANCIAL GROUP, INC.

General

         EverTrust Financial Group, Inc. is authorized to issue 49,000,000 shares of common stock having no par value per share and 1,000,000 shares of preferred stock having no par value per share. EverTrust Financial Group, Inc. currently expects to issue up to 7,475,000 shares of common stock, subject to adjustment up to 8,596,500 shares, and no shares of preferred stock in the conversion. Each share of EverTrust Financial Group, Inc.'s common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, in accordance with the plan of conversion, all such stock will be duly authorized, fully paid and nonassessable.

         The common stock of EverTrust Financial Group, Inc. represents nonwithdrawable capital. The common stock is not a savings or deposit account and is not insured by the Federal Deposit Insurance Corporation or any other government agency.

         Common Stock Dividends. EverTrust Financial Group, Inc. can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by EverTrust Financial Group, Inc. is subject to limitations which are imposed by law and applicable regulation. See "EverTrust Financial Group, Inc.'s Dividend Policy" and "Regulation." The holders of common stock of EverTrust Financial Group, Inc. will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of EverTrust Financial Group, Inc. out of funds legally available therefor. If EverTrust Financial Group, Inc. issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         Stock Repurchases. Federal Reserve regulations place certain limitations on the repurchase of EverTrust Financial Group, Inc.'s capital stock. See "How EverTrust Financial Group, Inc. Intends to Use the Conversion Offering Proceeds."

         Voting Rights. Upon conversion, the holders of common stock of EverTrust Financial Group, Inc. will possess exclusive voting rights in EverTrust Financial Group, Inc. They will elect EverTrust Financial Group, Inc.'s Board of Directors and act on such other matters as are required to be presented to them under Washington law or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of EverTrust Financial Group, Inc.," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If EverTrust Financial Group, Inc. issues preferred stock, holders of EverTrust Financial Group, Inc. preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote thereon. See "Restrictions on Acquisition of EverTrust Financial Group, Inc."

         As a state mutual savings bank, corporate powers and control of Everett Mutual Bank are vested in its Board of Directors, who elect the officers of Everett Mutual Bank and who fill any vacancies on the Board of Directors as it exists upon conversion. Subsequent to the conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of Everett Mutual Bank, all of which will be owned by EverTrust Financial Group, Inc., and voted at the direction of EverTrust Financial Group, Inc.'s Board of Directors. Consequently, the holders of the common stock will not have direct control of Everett Mutual Bank.

         Liquidation. In the event of any liquidation, dissolution or winding up of Everett Mutual Bank, EverTrust Financial Group, Inc., as holder of Everett Mutual Bank's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of Everett Mutual Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "Mutual Bancshares' Conversion"), all assets of Everett Mutual Bank available for distribution. In the event of liquidation, dissolution or winding up of EverTrust Financial Group, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of EverTrust Financial Group, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         Preemptive Rights. Holders of the common stock of EverTrust Financial Group, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

         None of the shares of EverTrust Financial Group, Inc.'s authorized preferred stock will be issued in the conversion and there are no plans to issue the preferred stock. Such stock may be issued with such designations, powers, preferences and rights as the board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Restrictions on Acquisition

         Acquisitions of EverTrust Financial Group, Inc. are restricted by provisions in its Articles of Incorporation and Bylaws and by the rules and regulations of various regulatory agencies. See "Regulation" and "Restrictions on Acquisition of EverTrust Financial Group, Inc."

                            REGISTRATION REQUIREMENTS

         EverTrust Financial Group, Inc. will register the common stock with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act upon the completion of the conversion and will not deregister its common stock for a period of at least three years following the completion of the conversion. Upon the registration of the common stock, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the Securities Exchange Act will be applicable.

                             LEGAL AND TAX OPINIONS


         The legality of the common stock has been passed upon for EverTrust Financial Group, Inc. by Breyer & Associates PC, Washington, D.C. The federal tax consequences of the offering have been opined upon by Breyer & Associates PC and the Washington tax consequences of the offering have been opined upon by Deloitte & Touche LLP, Seattle, Washington. Breyer & Associates PC and Deloitte & Touche LLP have consented to the references herein to their opinions. Certain legal matters concerning the conversion and the shares to be issued in the conversion will be passed upon for Charles Webb by Patton Boggs LLP, Washington, D.C.


                                     EXPERTS

         The consolidated financial statements of Mutual Bancshares as of March 31, 1999 and 1998, and for each of the three years ended March 31, 1999, 1998 and 1997, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         RP Financial has consented to the publication in this prospectus of the summary of its report to Everett Mutual Bank setting forth its opinion as to the estimated pro forma market value of EverTrust Financial Group, Inc. and Everett Mutual Bank, as converted, and its letter with respect to subscription rights and to the use of its name and statements with respect to it appearing in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION


         EverTrust Financial Group, Inc. has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (File No. 333-81125) under the Securities Act with respect to the common stock offered in the conversion. This prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. Such information may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement also is available through the Securities and Exchange Commission's World Wide Web site on the Internet (http://www.sec.gov).


         Everett Mutual Bank has filed with the Washington Division of Banks an Application for Approval of Conversion, which includes proxy materials for Mutual Bancshares' special meeting of members and certain other information. This prospectus omits certain information contained in the Application for Approval of Conversion. The Application, including the proxy materials, exhibits and certain other information that are a part of the Application for Approval of Conversion, may be inspected, without charge, at the office of the Washington Division of Banks, Department of Financial Institutions, General Administration Building, 3rd Floor, Room 300, 210 11th Avenue West, Olympia, Washington 98504. A copy of the Application for Approval of Conversion has also been filed with the Federal Deposit Insurance Corporation.

         Copies of EverTrust Financial Group, Inc.'s Articles of Incorporation and Bylaws may be obtained by written request to Everett Mutual Bank.

                   Index To Consolidated Financial Statements
                                Mutual Bancshares


                                                                                                             Page
                                                                                                             ----

Independent Auditors' Report - Deloitte & Touche LLP......................................................     F-1

Consolidated Balance Sheets as of March 31, 1999 and 1998 ................................................     F-2

Consolidated Statements of Income for the Years Ended March 31, 1999,  1998 and 1997 .....................      21

Consolidated Statements of Changes in Equity Capital for the Years Ended March 31, 1999 and 1998..........     F-3

Consolidated Statements of Cash Flows for the Years Ended March 31, 1999 and 1998.........................     F-4

Notes to Consolidated Financial Statements................................................................     F-5


                                      * * *


         All schedules are omitted as the required information either is not applicable or is included in the Consolidated Financial Statements or related Notes.

INDEPENDENT AUDITORS' REPORT


Board of Trustees
Mutual Bancshares
Everett, Washington

We have audited the accompanying consolidated statements of financial condition of Mutual Bancshares and subsidiaries (the Company) as of March 31, 1999 and 1998, and the related consolidated statements of operations, comprehensive income, equity, and cash flows for each of the three years in the period ended March 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1999, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP


Seattle, Washington
May 14, 1999

MUTUAL BANCSHARES AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (in thousands)
MARCH 31, 1999 AND 1998
--------------------------------------------------------------------------------


ASSETS                                                       1999         1998
------                                                     --------     --------
Cash and cash equivalents, including interest
  bearing deposits of $4,583 and $11,121 .............     $ 13,230     $ 19,136
Securities available for sale, amortized cost
  of $61,390 and $38,399 .............................       61,566       38,944
Securities held to maturity, fair value of
  $14,317 and $21,470 ................................       13,866       20,750
Federal Home Loan Bank stock, at cost ................        3,994        3,660
Loans receivable, net ................................      315,327      311,951
Loans held for sale ..................................       29,641       13,705
Accrued interest receivable ..........................        3,177        3,030
Premises and equipment, net ..........................        7,953        8,760
Prepaid expenses and other assets ....................        3,335        1,369
                                                           --------     --------
Total ................................................     $452,089     $421,305
                                                           ========     ========

LIABILITIES AND RETAINED EARNINGS
---------------------------------
Liabilities:
  Deposit accounts ...................................     $375,896     $350,971
  Federal Home Loan Bank advances ....................       18,949       15,503
  Accounts payable and other liabilities .............        4,981        3,735
                                                           --------     --------
    Total liabilities ................................      399,826      370,209

Commitments and contingencies ........................           --           --

Equity:
  Retained earnings ..................................       52,147       50,736
  Accumulated other comprehensive income .............          116          360
                                                           --------     --------
    Total equity .....................................       52,263       51,096
                                                           --------     --------
Total ................................................     $452,089     $421,305
                                                           ========     ========



See notes to consolidated financial statements.

MUTUAL BANCSHARES AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (in thousands)
YEARS ENDED MARCH 31, 1999, 1998, AND 1997
--------------------------------------------------------------------------------


                                                        1999     1998     1997
                                                       ------   ------   ------
NET INCOME .........................................   $1,411   $4,534   $3,510

OTHER COMPREHENSIVE INCOME, net of income taxes:
  Gross unrealized gain (loss) on securities:
    Unrealized holding gain (loss) during the
      period, net of deferred income tax expense
      (benefit) of $(54), $216, and $(31) ..........     (104)     419      (61)
    Less adjustment of gains included in net income,
      net of income tax of $(72), $-0-, and $-0- ...     (140)      --       --
                                                       ------   ------   ------
        Other comprehensive income (loss) ..........     (244)     419      (61)
                                                       ------   ------   ------
COMPREHENSIVE INCOME ...............................   $1,167   $4,953   $3,449
                                                       ======   ======   ======



See notes to consolidated financial statements.

MUTUAL BANCSHARES AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EQUITY (in thousands)
YEARS ENDED MARCH 31, 1999, 1998, AND 1997
--------------------------------------------------------------------------------


                                                               Accumulated
                                                                  other
                                                   Retained   comprehensive
                                                   Earnings   income (loss)    Total
                                                   --------   -------------   -------
BALANCE, April 1, 1996 ..........................   $42,692       $   2       $42,694

  Net income ....................................     3,510          --         3,510

  Other comprehensive loss, net of income taxes .        --         (61)          (61)
                                                    -------       -----       -------
BALANCE, March 31, 1997 .........................    46,202         (59)       46,143

  Net income ....................................     4,534          --         4,534

  Other comprehensive income, net of income taxes        --         419           419
                                                    -------       -----       -------
BALANCE, March 31, 1998 .........................    50,736         360        51,096

  Net income ....................................     1,411          --         1,411

  Other comprehensive loss, net of income taxes .        --        (244)         (244)
                                                    -------       -----       -------
BALANCE, March 31, 1999 .........................   $52,147       $ 116       $52,263
                                                    =======       =====       =======



See notes to consolidated financial statements.

MUTUAL BANCSHARES AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
YEARS ENDED MARCH 31, 1999, 1998, AND 1997
--------------------------------------------------------------------------------


                                                               1999       1998       1997
                                                             --------   --------   --------
OPERATING ACTIVITIES:
  Net income ..............................................  $  1,411   $  4,534   $  3,510
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Depreciation and amortization of premises
        and equipment .....................................     1,474      1,081      1,015
      Stock dividends and accretion of investment
        security discounts ................................      (457)      (654)      (754)
      Loss (gain) on sale of premises and equipment
        and real estate owned .............................        (7)      (100)       240
      Amortization of investment security premiums ........       244         96        100
      Book loss on limited partnership ....................       125        120        122
      Provision for losses on loans and real estate owned .       780        420        420
      Amortization of deferred loan fees and costs ........    (1,184)    (1,049)      (882)
      Loan fees deferred ..................................     1,145      1,197      1,032
      Proceeds from sale of loans .........................     5,297      7,206      5,055
      Loans originated for sale ...........................   (34,485)   (12,821)    (9,743)
      Cash provided (used) by changes in operating
        assets and liabilities:
          Accrued interest receivable .....................      (147)      (225)      (149)
          Prepaid expenses and other assets ...............      (283)       719       (723)
          Accounts payable and other liabilities ..........     1,255        554        519
          Deferred taxes ..................................    (1,683)      (235)      (242)
                                                             --------   --------   --------
  Net cash provided (used) by operating activities ........   (26,515)       843       (480)

INVESTING ACTIVITIES:
  Proceeds from maturities of securities available for sale    19,952     32,628     37,316
  Proceeds from maturities of securities held to maturity .     7,106      3,860      5,449
  Proceeds from sale of securities available for sale .....     3,561      1,333         --
  Purchases of securities available for sale ..............   (46,647)   (43,109)   (49,239)
  Purchases of securities held to maturity ................      (157)      (675)    (4,880)
  Purchases of FHLB stock .................................       (44)        --         --
  Loan principal payments .................................   112,285     82,264     71,828
  Loans originated or acquired ............................  (103,275)   (97,408)   (73,988)
  Proceeds from sales of reacquired assets and
    real estate owned .....................................       130      1,114      1,830
  Investment in real estate owned .........................        (9)       (42)      (548)
  Net additions to premises and equipment .................      (664)    (2,719)      (968)
                                                             --------   --------   --------
      Net cash used by investing activities ...............    (7,762)   (22,754)   (13,200)
                                                             --------   --------   --------
BALANCE, carried forward ..................................   (34,277)   (21,911)   (13,680)



See notes to consolidated financial statements.

MUTUAL BANCSHARES AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (continued)
YEARS ENDED MARCH 31, 1999, 1998, AND 1997
--------------------------------------------------------------------------------


                                                               1999       1998       1997
                                                             --------   --------   --------
BALANCE, brought forward ..................................  $(34,277)  $(21,911)  $(13,680)

FINANCING ACTIVITIES:
  Net increase in deposit accounts ........................    24,925     21,201     15,122
  Proceeds from Federal Home Loan Bank advances ...........    16,000         --         --
  Repayments of Federal Home Loan Bank advances ...........   (12,554)    (4,554)    (4,054)
                                                             --------   --------   --------
  Net cash provided by financing activities ...............    28,371     16,647     11,068
                                                             --------   --------   --------
NET DECREASE IN CASH AND CASH EQUIVALENTS .................    (5,906)    (5,264)    (2,612)

CASH AND CASH EQUIVALENTS:
  Beginning of year .......................................    19,136     24,400     27,012
                                                             --------   --------   --------
  End of year .............................................  $ 13,230   $ 19,136   $ 24,400
                                                             ========   ========   ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest on deposits ..................................  $ 16,807   $ 16,381   $ 15,685
    Federal income taxes ..................................     2,337      2,352      1,949
    Interest on borrowings ................................     1,000      1,160      1,315

SUPPLEMENTAL DISCLOSURES OF NONCASH
  INVESTING AND FINANCING ACTIVITIES:
    Real estate acquired through foreclosure ..............  $    117   $    102   $    795
    Company financing of sales of real estate owned .......        --        502        866



See notes to consolidated financial statements.

MUTUAL BANCSHARES AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 1999, 1998, AND 1997 (tables in thousands)
--------------------------------------------------------------------------------


NOTE 1:  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of presentation: The consolidated financial statements include Mutual Bancshares (the Company), Mutual Bancshares Capital (MB Cap), I-Pro Inc. (I-Pro), Commercial Bank of Everett (CBE), and Everett Mutual Bank (EMB), and EMB's wholly owned subsidiary, Sound Financial, Inc. All significant intercompany transactions and balances have been eliminated.

Holding company formation: In September 1993, Mutual Bancshares, a bank holding company, was formed as the parent company for EMB and subsidiaries. The Company is subject to regulation by the Federal Reserve Board (FRB) and the Federal Deposit Insurance Corporation (FDIC). On September 1, 1996 (inception), CBE was formed as a wholly owned subsidiary of the Company. On April 2, 1997, I-Pro was formed as a wholly owned subsidiary of the Company. On October 29, 1998, MB Cap was formed as a wholly owned subsidiary of the Company.

Nature of business: Through its subsidiaries, EMB and CBE (collectively, the Banks), the Company is primarily engaged in attracting deposits from the general public through its 11 branches in Snohomish County and using those funds, together with borrowings, to originate loans secured by real estate and to purchase investment securities. The Company sells nonproprietary mutual funds and annuities through another subsidiary, Sound Financial, Inc. The Company also is engaged in providing deposit services and loans to customers who are predominately local businesses and individuals through CBE's one branch in Everett. Through its subsidiary, I-Pro, the Company is engaged in providing item processing and statement rendering services. The Company will provide equity to high technology businesses in the seed, startup, and early stage of development through its subsidiary, MB Cap.

Cash and cash equivalents: For purposes of the statements of cash flows, cash and cash equivalents include cash on hand and in banks, overnight investments and highly liquid debt instruments with maturities at the time of purchase of three months or less. For those short-term investments, the carrying value is a reasonable estimate of fair value.

Federal Reserve Board regulations require depository institutions to maintain certain minimum reserve balances. Included in cash were balances maintained at the Federal Reserve Bank of San Francisco of $925,000 and $919,000 at March 31, 1999 and 1998.

Investment securities:

     Securities available for sale: Securities available for sale are carried at fair value. Unrealized holding gains and losses are excluded from earnings and reported net of tax, in other comprehensive income. Gains and losses on the sale of investment securities are computed under the specific identification method.

     Securities held to maturity: Securities held to maturity are stated at cost and are adjusted for amortization of premiums and accretion of discounts using the level yield method. Securities held to maturity are designated as such at the date of purchase based on management's positive intent and ability to hold such investments to maturity. Unrealized losses resulting from market valuation differences deemed other than temporary are included in earnings.

Loans: Loans held for investment are reported at the principal amount outstanding, net of unamortized nonrefundable loan fees and related direct loan origination costs. Deferred net fees and costs are recognized in interest income over the loan term using a method that generally produces a level yield on the unpaid loan balance. Interest is accrued primarily on a simple interest basis.

Nonaccrual loans are those for which management has discontinued accrual of interest because there exists significant uncertainty as to the full and timely collection of either principal or interest or such loans have become contractually past due 90 days with respect to principal or interest.

When a loan is placed on nonaccrual, all previously accrued but uncollected interest is reversed against current period operating results. All subsequent payments received are first applied to unpaid principal and then to unpaid interest. Interest income is accrued at such time as the loan is brought fully current as to both principal and interest, and, in management's judgement, such loans are considered to be fully collectible. However, Company policy also allows management to continue the recognition of interest income on certain loans designated as nonaccrual. This policy applies only to loans that are well secured and in management's judgement are considered to be fully collectible. Although the accrual of interest income is suspended, any payments received may be applied to the loan according to its contractual terms and interest income recognized when cash is received.

Loans are considered impaired when, based on current information, management determines it is probable that the Company will be unable to collect all amounts due according to the terms of the loan agreement, including scheduled interest payments. Impaired loans are carried at the lower of the recorded investment in the loan, the estimated present value of expected future cash flows discounted at the loan's effective rate, or at the fair value of the collateral, if the loan is collateral dependent. Excluded from impairment analysis are large groups of smaller balance homogeneous loans such as consumer and residential mortgage loans.

Loans held for sale: Loans originated and held for sale are carried at the lower of cost or market value on an aggregate basis. Nonrefundable fees and direct loan origination costs related to loans held for sale are deferred and recognized when the loans are sold.

Reserve for loan losses: The Company maintains an allowance for credit losses to absorb losses inherent in the loan portfolio. The allowance is based on ongoing, quarterly assessments of the probable estimated losses inherent in the loan portfolio. The allowance is increased by the provision for credit losses, which is charged against current period operating results and decreased by the amount of chargeoffs, net of recoveries.

The Company's methodology for assessing the appropriateness of the allowance consists of several key elements which include the formula allowance, specific allowance and the unallocated allowance. The allowance also incorporates the results of measuring impaired loans as provided in Statement of Financial Accounting Standards (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditor for Impairment of a Loan - Income Recognition and Disclosures. These accounting standards prescribe the measurement methods, income recognition and disclosures related to impaired loans. A loan is considered impaired when, based on current information, management determines it is probable that the Company will be unable to collect all amounts due according to the terms of the loan agreement. Impairment is measured by the difference between the recorded investment in the loan
(including accrued interest and net deferred loan fees or costs) and the estimated present value of total expected future cash flows, discounted at the loan's effective rate, or the fair value of the collateral, if the loan is collateral dependent. Impairment is recognized by adjusting an allocation of the existing allowance for loan losses.

The formula allowance is calculated by applying a loss percentage factor to the various loan pool types based on past due ratios, historical loss experience, the regulatory and internal credit grading and classification system and general economic, business and regulatory conditions which could affect the collectibility of the portfolio. These factors may be adjusted for significant events, in management's judgement, as of the evaluation date. The Company derives the loss percentage factors for problem graded loans using regulatory guidelines; and, for pass graded loans by using estimated credit losses over the upcoming twelve months based on the annual rate of chargeoffs experienced over the previous three years on similar loans, adjusted for current conditions and trends.

Specific allowances are established in cases where management has identified significant conditions or circumstances related to a credit that management believes indicate the probability that a loss has been incurred.

The unallocated allowance is comprised of two components. The first component recognizes the estimation risk associated with the formula and specific allowances. The second component is based upon management's evaluation of various conditions that are not directly measured in the determination of the formula and specific allowances. The conditions evaluated in connection with the unallocated allowance may include loan volumes and concentrations, seasoning of the loan portfolio, specific industry conditions within portfolio segments, governmental regulatory actions, recent loss experience in particular segments of the portfolio and the duration of the current business cycle.

Mortgage servicing rights: Originated servicing rights are recorded when mortgage loans are originated and subsequently sold or securitized (and held as available-for-sale securities) with the servicing rights retained. The total costs of the mortgage loans are allocated between servicing rights and the loans (without the servicing rights) based on their relative fair values. The cost relating to the mortgage servicing rights is capitalized and amortized in proportion to, and over the period of, estimated future net servicing income. Amounts capitalized are recorded at cost, net of accumulated amortization and valuation allowance.

In order to determine the fair market value of servicing rights, the Banks use a valuation model that evaluates the difference between the price of loans sold with servicing released as compared to loans sold with servicing retained. The cost is then allocated between the principal balance of the loan sold and the related servicing rights. Assumptions used in the valuation model include the cost of servicing the loan and anticipated prepayment speeds.

The Banks assess impairment of the capitalized mortgage servicing rights based on recalculation of the current market price of servicing rights discounted for changes in actual prepayment speeds of the loans. Impairment is assessed on a pool-by-pool basis with any impairment recognized through a valuation allowance for the combined pools. The pools are combined as they all have similar interest rates, terms, and risk characteristics.

Real estate owned: Real estate owned (REO) includes properties acquired through foreclosure that are transferred to REO. These properties are initially recorded at the lower of cost or fair value. Write-downs that result from the ongoing periodic valuation of the foreclosed properties are charged to operations in the period in which they are identified. Gains or losses at the time the property is sold are charged or credited to operations in the period in which they are realized. The amounts the Company will ultimately recover from real estate owned may differ substantially from the carrying value of the assets because of future market factors beyond the control of the Company or because of changes in the Company's strategy for recovering its investments.

Real estate held for investment: Real estate held for investment represents the Company's investment in two real estate partnerships of which the principal activity is the development of low-income housing. The Company's investment has been recorded using the equity method of accounting. The Company earns low-income housing tax credits on these real estate partnerships which reduces the Company's federal income tax provision and liability.

Premises and equipment: Premises and equipment are stated at cost, less accumulated depreciation and amortization. The depreciation and amortization are computed on the straight-line method. Estimated useful lives are as follows:

     Buildings and improvements .........................  Up to 27.5 years
     Furniture, fixtures, and automobiles ...............      3 - 15 years

The Company capitalizes expenditures for betterments and major renewals, and charges ordinary maintenance and repairs to operations as incurred.

The Company periodically reviews buildings and improvements for impairment. Impairment exists when the estimated undiscounted cash flows for the property is less than its carrying` value. If identified, an impairment loss is recognized through a charge to earnings based on the fair value of the property.

Income taxes: Income taxes are accounted for using the asset and liability method. Under this method, a deferred tax asset or liability is determined based on the enacted tax rates which will be in effect when the differences between the financial statement carrying amounts and tax bases of existing assets and liabilities are expected to be reported in the Company's income tax returns. The deferred tax provision for the year is equal to the change in the deferred tax liability from the beginning to the end of the year. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company reports income and expenses using the accrual method of accounting and files a consolidated tax return that includes all of its subsidiaries.

Interest rate risk management: In order to reduce the risk of significant mortgage interest rate fluctuations, EMB is authorized to utilize financial futures contracts, option contracts and forward commitments to hedge certain mortgage loans held for sale and loan origination commitments. Gains and losses on open futures contracts, option contracts and forward commitments are included in lower of cost or market computations for mortgage loans held for sale or matched against loan origination commitments. There were $-0- and $4,000,000 in open forward commitments to hedge against interest rate fluctuations at March 31, 1999 and 1998, respectively. Gains and losses on closed futures contracts, option contracts and forward commitments are recognized as part of the net gain on sale of the related hedged mortgage loans.

Use of estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements. Changes in these estimates and assumptions are considered reasonably possible and may have a material impact on the financial statements. The Banks use significant estimates in determining reported reserves and allowances for loan losses, tax liabilities, and other contingencies.

Recently issued  accounting  standards  adopted in these  financial  statements:
Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income, was issued in June 1997 and requires businesses to disclose comprehensive income and its components in their general-purpose financial statements. SFAS No. 130 was adopted by the Company on April 1, 1998.

SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, was issued in June 1997 and redefines how operating segments are determined and requires disclosure of certain financial and descriptive information about a company's operating segments. This statement does not affect the results of operations or financial condition of the Company. SFAS No. 131 was adopted by the Company on April 1, 1998.

SFAS No. 132, Employers' Disclosure About Pensions and Other Postretirement Benefits, was issued in February 1998 and standardizes the annual disclosure requirements for pensions and other postretirement benefits. This statement does not affect the results of operations or financial condition of the Company. SFAS No. 132 was adopted by the Company on April 1, 1998.

Recently issued accounting standards not yet adopted: SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998 and establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Company will implement this statement on April 1, 2000. The impact of the adoption of the provisions of this statement on the results of operations or financial condition of the Company has not yet been determined. On May 20, 1999, an exposure draft was issued amending SFAS No. 133 to extend the implementation by one year.

SFAS No. 134, Accounting for Mortgage-Backed Securities Retained After the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise, was issued in October 1998. Prior to issuance of SFAS No. 134, when a mortgage banking company securitized mortgage loans held for sale but did not sell the security in the secondary market, the security was classified as trading. SFAS No. 134 requires that the security be classified either trading, available for sale, or held to maturity according to the Company's intent, unless the Company has already committed to sell the security before or during the securitization process. The statement is effective for all fiscal years beginning after December 15, 1998. This statement is not expected to have a material impact on the results of operations or financial condition of the Company.

Reclassifications: Certain reclassifications have been made in the 1998 and 1997 consolidated financial statements to conform with the classifications used in 1999.

NOTE 2:  SECURITIES AVAILABLE FOR SALE

Securities available for sale classified by type and contractual maturity date consisted of the following at March 31 (in thousands):

                                                          Gross       Gross
                                            Amortized  unrealized  unrealized
                                               cost       gains      losses    Fair value
                                            ---------  ----------  ----------  ----------
1999:
  Debt securities:
    U.S. Government agency securities due:
      Within one year ....................   $ 1,141      $  6       $  --      $ 1,147
      After one but within five years ....     2,610         2         (10)       2,602
                                             -------      ----       -----      -------
                                               3,751         8         (10)       3,749
    Municipal obligations due:
      Within one year ....................        80        --          --           80
      After one but within five years ....     1,796         6         (18)       1,784
      After five but within ten years ....       966         2          (6)         962
      After ten years ....................     2,255        --          (1)       2,254
                                             -------      ----       -----      -------
                                               5,097         8         (25)       5,080
    Obligations of corporations due:
      Within one year ....................    11,372        43         (15)      11,400
      After one but within five years ....    34,503       141        (203)      34,441
                                             -------      ----       -----      -------
                                              45,875       184        (218)      45,841
  Mortgage-backed securities due:
    After five but within ten years ......       468         1          --          469
    After ten years ......................        46         3          --           49
                                             -------      ----       -----      -------
                                                 514         4          --          518
  Certificates of deposit due:
    After one but within five years ......       175        --          --          175

  Equity securities:
    Mutual funds .........................     2,221        --          --        2,221
    Other stock ..........................     3,757       225          --        3,982
                                             -------      ----       -----      -------
                                               5,978       225          --        6,203
                                             -------      ----       -----      -------
                                             $61,390      $429       $(253)     $61,566
                                             =======      ====       =====      =======

                                                          Gross       Gross
                                            Amortized  unrealized  unrealized
                                               cost       gains      losses    Fair value
                                            ---------  ----------  ----------  ----------
1998:
  Debt securities:
    U.S. Treasury securities due:
      Within one year ....................   $ 1,985      $  8       $  --      $ 1,993
      After one but within five years ....       100        --          --          100
                                             -------      ----       -----      -------
                                               2,085         8          --        2,093
    U.S. Government agency securities due:
      Within one year ....................     2,013        --          (3)       2,010
      After one but within five years ....     6,833        23          --        6,856
                                             -------      ----       -----      -------
                                               8,846        23          (3)       8,866
    Municipal obligations due:
      After five but within ten years ....       800        --          (2)         798

    Obligations of corporations due:
      Within one year ....................     1,964         4          --        1,968
      After one but within five years ....    21,097       129          (1)      21,225
      After five but within ten years ....       589         5          --          594
                                             -------      ----       -----      -------
                                              23,650       138          (1)      23,787
  Mortgage-backed securities due:
    Within one year ......................       474        --          (3)         471
    After ten years ......................        46         3          --           49
                                             -------      ----       -----      -------
                                                 520         3          (3)         520
  Equity securities:
    Other stock ..........................     2,498       398         (16)       2,880
                                             -------      ----       -----      -------
                                             $38,399      $570       $ (25)     $38,944
                                             =======      ====       =====      =======


Fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Gross realized gains on the sale of securities available for sale were $322,535, $13,309, and $-0- for the years ended March 31, 1999, 1998, and 1997, respectively. Gross realized losses on the sale of securities available for sale were $7,282, $13,764, and $-0- for the years ended March 31, 1999, 1998, and
1997, respectively.

The  expected   maturities  of  mortgage-backed   securities  will  differ  from
contractual   maturities   because  borrowers  may  have  the  right  to  prepay
obligations with or without penalties.

NOTE 3:  SECURITIES HELD TO MATURITY

Securities held to maturity classified by type and contractual maturity date consisted of the following at March 31 (in thousands):

                                                          Gross       Gross
                                            Amortized  unrealized  unrealized
                                               cost       gains      losses    Fair value
                                            ---------  ----------  ----------  ----------
1999:
  Debt securities:
    U.S. Government agency securities due:
      After one but within five years ....   $ 1,514      $ 70       $  --      $ 1,584
      After five but within ten years ....     1,006        94          --        1,100
                                             -------      ----       -----      -------
                                               2,520       164          --        2,684
    Municipal obligations due:
      Within one year ....................       735         3          --          738
      After one but within five years ....     1,839        49          --        1,888
      After five but within ten years ....     1,372        36          --        1,408
      After ten years ....................     2,827        15          --        2,842
                                             -------      ----       -----      -------
                                               6,773       103          --        6,876
    Obligations of corporations due:
      Within one year ....................       498         6          --          504
      After one but within five years ....     1,467        77          --        1,544
                                             -------      ----       -----      -------
                                               1,965        83          --        2,048
  Mortgage-backed securities due:
    After five but within ten years ......         6        --          --            6
    After ten years ......................     2,147       101          --        2,448
                                             -------      ----       -----      -------
                                               2,153       101          --        2,254
  Certificates of deposit due:
    After one but within five years ......       455        --          --          455
                                             -------      ----       -----      -------
                                             $13,866      $451       $  --      $14,317
                                             =======      ====       =====      =======

                                                          Gross       Gross
                                            Amortized  unrealized  unrealized
                                               cost       gains      losses    Fair value
                                            ---------  ----------  ----------  ----------
1998:
  Debt securities:
    U.S. Government agency securities due:
      Within one year ....................     1,500        --          --        1,500
      After one but within five years ....     1,519        77          --        1,596
      After five but within ten years ....     1,007        88          --        1,095
                                             -------      ----       -----      -------
                                               4,026       165          --        4,191
    Municipal obligations due:
      Within one year ....................       405         1          --          406
      After one but within five years ....     2,296        32          (2)       2,326
      After five but within ten years ....     1,551        26          --        1,577
      After ten years ....................     2,805        82          --        2,887
                                             -------      ----       -----      -------
                                               7,057       141          (2)       7,196
    Obligations of corporations due:
      Within one year ....................     2,495        20          --        2,515
      After one but within five years ....     1,943       114          --        2,057
                                             -------      ----       -----      -------
                                               4,438       134          --        4,572
  Mortgage-backed securities due:
    After five but within ten years ......        10        --          --           10
    After ten years ......................     4,347       205          (1)       4,551
                                             -------      ----       -----      -------
                                               4,357       205          (1)       4,561
  Certificates of deposit due:
    Within one year ......................       429        71          --          500
    After one but within five years ......       443         7          --          450
                                             -------      ----       -----      -------
                                                 872        78          --          950
                                             -------      ----       -----      -------
                                             $20,750      $723       $  (3)     $21,470
                                             =======      ====       =====      =======


Fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Investment securities with a par value of $2,100,000 and a market value of $2,130,427 were pledged to secure public deposits at March 31, 1999.

The  expected   maturities  of  mortgage-backed   securities  will  differ  from
contractual   maturities   because  borrowers  may  have  the  right  to  prepay
obligations with or without penalties.

NOTE 4:  LOANS RECEIVABLE

Loans receivable consisted of the following at March 31 (in thousands):

                                                            1999         1998
                                                          --------     --------
Real estate:
  1-4 family residential ...............................  $101,649     $ 95,305
  1-4 family construction and land development .........    34,928       36,444
  Income property:
    Commercial construction ............................    12,491        4,620
    Commercial real estate .............................    72,573       76,121
    Multifamily construction ...........................    14,012        7,153
    Multifamily residential ............................   115,972      111,975
Consumer:
  Residental mortgages .................................     4,867        4,318
  Home equity and second mortgages .....................    13,734       11,548
  Credit cards .........................................       488          124
  Automobiles ..........................................       787        1,036
  Other installment loans ..............................     1,612        1,524
  Business loans .......................................     8,949        6,226
                                                          --------     --------
                                                           382,062      356,394
Less:
  Undisbursed loan proceeds ............................   (28,183)     (22,563)
  Deferred loan fees and other .........................    (3,239)      (3,278)
  Reserve for loan losses ..............................    (5,672)      (4,897)
                                                          --------     --------
                                                           344,968      325,656
Loans receivable held for sale .........................   (29,641)     (13,705)
                                                          --------     --------
Loans receivable, net ..................................  $315,327     $311,951
                                                          ========     ========


A substantial portion of the Company's revenues are derived from the origination of loans in the Puget Sound region of Washington State. The customers' ability to honor their commitments to repay such loans is dependent upon the region's economy.

Single-family residential, permanent, and construction loans are primarily secured by collateral located in Western Washington. Income property loans, by county or state in which the property resides, are as follows at March 31, 1999 (in thousands):

                              Snohomish     King     Pierce
                                County     County    County    Other      Total
                              ---------   -------   -------   -------   --------
Income property:
  Commercial construction ...  $ 3,191    $ 3,865   $ 4,935   $   500   $ 12,491
  Commercial real estate ....   44,710     22,773     2,082     3,008     72,573
  Multifamily construction ..    2,100     10,337        --     1,575     14,012
  Multifamily residential ...   44,430     50,659    10,183    10,700    115,972
                               -------    -------   -------   -------   --------
                               $94,431    $87,634   $17,200   $15,783   $215,048
                               =======    =======   =======   =======   ========

Outstanding   commitments  to  borrowers  for  loans  totalled  $12,111,452  and
$4,082,600 at March 31, 1999 and 1998, respectively.

The Banks serviced loans for others totalling $72,637,330 and $100,496,449, as of March 31, 1999 and 1998, respectively.

The activity in the reserve for loan losses was as follows for the years ended March 31 (in thousands):

                                                      1999      1998      1997
                                                     ------    ------    ------
     Balance, beginning of year ..................   $4,897    $4,509    $4,178
     Provision for loan losses ...................      780       420       420
     Reserves charged off, net of recoveries .....       (5)      (32)      (89)
                                                     ------    ------    ------
     Balance, end of year ........................   $5,672    $4,897    $4,509
                                                     ======    ======    ======

The Banks originate both adjustable and fixed interest rate loans. At March 31, 1999, the composition of those loans was as follows (in thousands):


                                                  Fixed    Adjustable
     Term to maturity or rate adjustment           rate       rate        Total
     -----------------------------------         -------   ----------   --------
       Due within one year ...................   $ 1,444    $168,978    $170,422
       After one but within three years ......     6,446      66,015      72,461
       After three but within five years .....    20,870      17,422      38,292
       After five but within 15 years ........    41,576       7,454      49,030
       After 15 years ........................    22,216          --      22,216
                                                 -------    --------    --------
                                                 $92,552    $259,869    $352,421
                                                 =======    ========    ========

The adjustable rate loans have various interest rate adjustment limitations and are generally indexed to Treasury rates or to the Office of Thrift Supervision national monthly median cost of funds ratio to SAIF-insured institutions. Future market factors may affect the correlation of the interest rate adjustment with the rate the Banks pay on the short-term deposits and Federal Home Loan Bank of Seattle (FHLB) advances that have been primarily utilized to fund these loans.

The average balance of impaired loans during 1999, 1998 and 1997 was $3,137,000, $3,670,000 and $4,465,000, and the Company recognized $283,000 and $331,000 of related interest income, respectively. Interest income is normally recognized on the accrual basis; however, if the impaired loan is nonperforming, interest income is recorded on the receipt of cash.

Impaired loans consist of the following at March 31 (in thousands):

                                                                 1999     1998
                                                                ------   ------
     Loans with allocated reserves of $164 and $154 .........   $2,644   $2,694
     Loans without allocated reserves .......................      378      841
                                                                ------   ------
       Total impaired loans .................................   $3,022   $3,535
                                                                ======   ======
     Loans on nonaccrual status .............................   $  378   $  575
     Loans under foreclosure ................................       --      266
     Performing loans judged to be impaired .................    2,644    2,694
                                                                ------   ------
                                                                $3,022   $3,535
                                                                ======   ======

NOTE 5:  ACCRUED INTEREST RECEIVABLE

Accrued  interest   receivable  consists  of  the  following  at  March  31  (in thousands):

                                                                 1999     1998
                                                                ------   ------
     Investment securities ..................................   $1,020   $  869
     Loans ..................................................    2,157    2,161
                                                                ------   ------
                                                                $3,177   $3,030
                                                                ======   ======

NOTE 6:  PREMISES AND EQUIPMENT

Premises and equipment consisted of the following at March 31 (in thousands):

                                                                 1999     1998
                                                               -------  -------
     Land ...................................................  $ 1,491  $ 1,491
     Buildings (including leasehold improvements) ...........    6,771    6,438
     Furniture, fixtures and automobiles ....................    5,661    5,454
                                                               -------  -------
                                                                13,923   13,383
     Less accumulated depreciation and amortization .........   (5,970)  (4,623)
                                                               -------  -------
                                                               $ 7,953  $ 8,760
                                                               =======  =======

During the current fiscal year, management reviewed and changed the estimated useful lives of computers and other office equipment. The Company's policy now is to expense computers, with the exception of server equipment, in the period costs are incurred. Other office equipment useful lives have been shortened from five to three years.

The Company has noncancellable operating leases for office facilities, branches, and equipment. Future minimum rental commitments for all noncancellable leases are as follows (in thousands):

        2000 .....................................................   $  692
        2001 .....................................................      689
        2002 .....................................................      680
        2003 .....................................................      653
        2004 .....................................................      633
     Thereafer ...................................................    6,316
                                                                     ------
                                                                     $9,663
                                                                     ======

Rent expense for the years ended March 31, 1999, 1998, and 1997, totalled $710,000, $660,000, and $637,000, respectively.

NOTE 7:  DEPOSIT ACCOUNTS

Deposit accounts, with respective interest rate ranges, consisted of the following at March 31 (in thousands):

                                  Weighted
                                average rate
                                at March 31,
                                    1999        1999      %       1998      %
                                ------------  --------  -----   --------  -----
Noninterest-bearing accounts ..      --%      $  7,782    2.1%  $  6,064    1.7%
Savings accounts ..............     2.8         11,798    3.1     10,510    3.0
Checking accounts .............     2.6         33,655    9.0     31,358    8.9
Money market accounts .........     4.2        133,748   35.6    122,969   35.1
Time deposits by original term:
  1 to 11 months ..............     4.8         32,660    8.7     26,665    7.6
  12 to 23 months .............     5.2         62,536   16.6     59,723   17.0
  24 to 35 months .............     5.5         23,767    6.3     23,191    6.6
  36 to 59 months .............     5.7         19,461    5.2     19,986    5.7
  60 to 84 months .............     6.2         50,489   13.4     50,505   14.4
                                    ---       --------  -----   --------  -----
                                    5.5        188,913   50.2    180,070   51.3
                                    ---       --------  -----   --------  -----
                                    4.6%      $375,896  100.0%  $350,971  100.0%
                                    ===       ========  =====   ========  =====

Time deposits are scheduled to mature as follows (in thousands):

     Year ending March 31,
     ---------------------
              2000 .............................................   $125,923
              2001 .............................................     28,186
              2002 .............................................     12,854
              2003 .............................................     10,625
              2004 .............................................      8,762
           Thereafter ..........................................      2,563
                                                                   --------
                                                                   $188,913
                                                                   ========

Included in deposits are time deposits greater than or equal to $100,000 of $40,433,000 and $31,977,000 at March 31, 1999 and 1998, respectively. Interest on time deposits greater than or equal to $100,000 totalled $2,157,000, $1,915,000, and $1,934,000 for the years ended March 31, 1999, 1998, and 1997, respectively.

NOTE 8:  FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS

Scheduled maturities of advances from the FHLB were as follows at March 31 (in thousands):

                                        1999                      1998
                               -----------------------   -----------------------
                                         Interest rate             Interest rate
                                Amount       ranges       Amount       ranges
                               -------   -------------   -------   -------------
Nonamortizing:
  Due within 1 year ........   $ 1,000       5.91%       $   500       6.21%
  1 year - 2 years .........     3,500    6.05 - 6.35      1,000       5.91
  2 years - 3 years ........     1,000       6.03          3,500    6.05 - 6.35
  3 years - 5 years ........     4,600    6.12 - 6.40      4,000    6.03 - 6.31
  5 years - 10 years .......     6,500    5.39 - 6.67      3,900    6.12 - 6.64
  Over 10 years ............     1,500    6.69 - 6.93      1,700    6.58 - 6.93
Amortizing:
  Over 10 years ............       849       8.19            903       8.19
                               -------                   -------
                               $18,949                   $15,503
                               =======                   =======

Advances are collateralized by securities and mortgage pool securities of the U.S. Government and agencies thereof.

At March 31, 1999, EMB had available unsecured lines of credit with commercial banks totalling $10,000,000 and a revolving line of credit with the FHLB of up to 20% of total assets. There were no advances outstanding as of March 31, 1999, on the lines of credit with the commercial bank.

At March 31, 1999, CBE had available an unsecured letter of credit line and a federal funds line with a commercial bank in the amount of $250,000 and $500,000, respectively, maturing on April 1, 1999, and a revolving line of credit with the FHLB of up to 5% of total assets. As of March 31, 1999, there were no outstanding borrowings on the line of credit.

NOTE 9:  FEDERAL TAXES ON INCOME

Under prior law, EMB has qualified under a provision of the Internal Revenue Code to deduct from taxable income an allowance for bad debts based on a percentage of taxable income before such deduction or based on the experience method. The experience method provides financial institutions the ability to add to the reserve for losses on loans the greater of two computational alternates:
(1) the base-year amount, or (2) the six-year moving average amount.

In August 1996, the President of the United States signed the Small Business Job Protection Act of 1996 (the Act). Under the Act, the percentage taxable income method of accounting for tax basis bad debts is no longer available effective for the years ended after December 31, 1995. As a result, EMB is required to use the experience method of accounting for tax basis bad debts for 1997 and later years. In addition, EMB is also required to recapture its post-1987 additions to its bad debt reserves made pursuant to the percentage taxable income method. As of March 31, 1996, these additions were $3,766,000 which, pursuant to the Act, are being included in taxable income ratably over a six-taxable-year period beginning with the year ended

March 31, 1997. The recapture of the post-1987 additions to tax-basis bad debt reserves does not result in a charge to earnings as these amounts are included in the deferred tax liability at March 31, 1997.

Retained earnings at March 31, 1999, 1998, and 1997, includes approximately $3,691,000 in tax-basis bad debt reserves for which no income tax liability has been recorded. In the future, if this tax bad debt reserve is used for purposes other than to absorb bad debts or if legislation is enacted requiring recapture of all tax bad debt reserves, EMB will incur a federal tax liability at the then prevailing corporate tax rate.

A reconciliation of the tax provision based on the statutory corporate rate on pretax income and the provisions as shown in the accompanying consolidated statements of operations is as follows for the years ended March 31 (in thousands):

                                                     1999      1998       1997
                                                    -----     ------     ------
Income tax expense at statutory rate ............   $ 568     $2,260     $1,665
Income tax effect of:
  Tax-exempt interest ...........................    (128)      (107)       (99)
  Low-income housing tax credit .................    (216)      (216)      (217)
  Other, net ....................................      37        177         38
                                                    -----     ------     ------
                                                    $ 261     $2,114     $1,387
                                                    =====     ======     ======

The net deferred tax asset (liability), which is included in the accompanying consolidated statements of financial condition, consists of the following at March 31 (in thousands):

                                                              1999        1998
                                                             ------      ------
Deferred tax liabilities:
  Loan origination fees and costs .......................    $  (83)     $ (112)
  Prepaid expenses ......................................       (40)        (35)
  FHLB dividends ........................................      (379)       (279)
  Other, net ............................................      (194)       (171)
  Unrealized gain on securities .........................       (63)       (160)
                                                             ------      ------
                                                               (696)       (597)
Deferred tax assets:
  Deferred compensation .................................       266         161
  Bad debt deduction ....................................     1,314         762
  Accrued vacation ......................................        74          54
  Pension ...............................................       165         137
  Depreciation ..........................................       201           7
  Charitable contribution ...............................       883          --
                                                             ------      ------
                                                              2,903       1,121
                                                             ------      ------
                                                             $2,207      $  524
                                                             ======      ======

NOTE 10:  EMPLOYEE BENEFIT PLANS


The Company maintains two separate retirement plans for its employees: a noncontributory defined benefit plan and a 401(k) plan. All employees of the Company are eligible to participate in the 401(k) plan once certain length of service and other requirements are achieved. All employees are eligible to participate in the defined benefit plan upon attainment of age 21 and the completion of one year of service. In addition, the employee must agree to contribute at least 2% of salary on an after-tax basis to the defined contribution plan in order to receive benefit service under the defined benefit plan. Employees are fully vested in employer-matched 401(k) contributions at a rate of 20% per year after three years of service. The Company's funding policy is to contribute amounts to its pension plan sufficient to meet the minimum funding requirements of the Employee Retirement Income Security Act of 1974. The actuarial cost method used to compute the pension contribution is the projected unit cost method. Information presented below reflects a measurement date of December 31, 1998, 1997, and 1996.


Weighted average assumptions used in accounting for the defined benefit pension plan were as follows for the periods ended December 31:


                                                          1998     1997     1996
                                                          ----     ----     ----
     Assumed discount rate ............................   6.9%     7.5%     7.5%

     Rate of compensation increase ....................   6.0      6.0      6.0

     Expected return on assets ........................   8.0      8.0      8.0


Changes in the benefit obligation were as follows for the years ended December 31 (in thousands):

                                                               1998       1997
                                                              ------     ------
     Benefit obligation, beginning of year ................   $1,448     $1,603

       Actuarial loss (gain) ..............................      258        (25)
       Interest cost ......................................      107        119
       Service cost .......................................      105        115
       Benefits paid ......................................      (39)      (353)
       Expenses ...........................................      (10)       (11)
                                                              ------     ------
     Benefit obligation, end of year ......................   $1,869     $1,448
                                                              ======     ======


Changes in defined benefit pension plan assets were as follows for the years ended December 31 (in thousands):


                                                               1998       1997
                                                              ------     ------
     Fair value of assets, beginning of year ..............   $1,538     $1,654

       Actual return on assets ............................       66        248
       Benefits paid ......................................      (39)      (353)
       Expenses ...........................................      (10)       (11)
                                                              ------     ------
      Fair value of assets, end of year ...................   $1,555     $1,538
                                                              ======     ======

Reconciliations of funded status were as follows as of December 31 (in thousands):

                                                               1998       1997
                                                              ------     ------
     Funded status ........................................   $ (314)    $   90
     Unrecognized net loss ................................     (122)      (476)
                                                              ------     ------
     Accrued benefit cost .................................   $ (436)    $ (386)
                                                              ======     ======


Net periodic expense for the defined benefit pension plan was as follows for the years ended December 31 (in thousands):


                                                         1998     1997     1996
                                                        -----    -----    -----
     Interest cost ...................................  $ 107    $ 119    $ 108
     Service cost ....................................    105      115      112
     Expected return on assets .......................   (121)    (131)    (116)
     Amortization of unrecognized transition asset ...     --       --      (29)
     Amortization of gains or losses .................    (41)     (26)     (19)
                                                        -----    -----    -----
     Net periodic expense ............................  $  50    $  77    $  56
                                                        =====    =====    =====


The Company's cost for the 401(k) plan was $940,010, $78,028 and $76,615 for 1999, 1998 and 1997, respectively.


The Company also maintains a nonqualified deferred compensation plan for certain key management personnel, for which the cost is accrued but unfunded. Participants may elect to defer all or a specific portion of their compensation. The Company does not provide a matching contribution on amounts deferred. However, the Company does provide interest quarterly on amounts contributed by participants. At March 31, 1999, 1998, and 1997, the liability for accumulated deferred compensation was $1,277,000, $970,000, and $765,000, respectively, and is included in the consolidated statements of financial condition. Annual expense for the Company related to this plan totalled $148,000, $111,000, and $71,000, in 1999, 1998, and 1997, respectively.

NOTE 11:  INTEREST RATE RISK

EMB is engaged principally in providing first mortgage permanent and construction loans for both residential and commercial property. Thirty (30) year, fixed rate residential home mortgages are originated primarily for sale in the secondary market and EMB is authorized to hedge against interest rate fluctuations with financial futures contracts, option contracts and forward commitments. There were $-0- and $4,000,000 of open forward commitments to hedge interest rate fluctuations at March 31, 1999 and 1998. Forward commitments have little credit risk because established exchanges are the counterparties.

EMB also originates adjustable and fixed rate home mortgages which are held for investment. Adjustable loans have various interest rate adjustment limitations and are generally indexed to Treasury rates or to the Office of Thrift Supervision national monthly median cost of funds ratio to SAIF-insured institutions. As of March 31, 1999 and 1998, adjustable rate mortgages held for investment totalled $248,904,000 and $257,655,000, respectively. Fixed rate mortgages held for investment totalled $90,116,000 and $72,680,000, at December 31, 1999 and 1998, respectively.

EMB originates both fixed and variable rate residential and commercial property construction loans. Variable rate adjustments are tied to the prime interest rate. The maturities on these loans range from six to 18 months.

EMB's adjustable and fixed rate home mortgages and residential and commercial construction loans are funded by short-term deposits and FHLB advances.

EMB manages interest rate risk by matching assets and liabilities within reasonable limits. This has been accomplished through short-term maturities and variable rates, and where appropriate, hedging techniques are employed through the use of financial futures contracts, option contracts and forward commitments.

CBE originates commercial loans that are adjustable to the prime lending rate index to customers who are predominately local businesses and individuals, funded through short-term deposits and borrowings.

At March 31, 1999, the Company had interest-earning assets of $438,114,000 having a weighted average effective yield of 7.56%, and interest-bearing liabilities of $387,050,000 having a weighted average effective interest rate of 4.75%. The Company's one-year interest rate sensitivity gap, excluding passbook savings accounts, was a negative 14.75% at March 31, 1999. The gap position reflects the shorter duration of the interest-sensitive liabilities.

NOTE 12:  REGULATORY CAPITAL REQUIREMENTS

The Company and the Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Banks must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company and the Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Banks to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of March 31, 1999, that the Company and the Banks meet all capital adequacy requirements to which they are subject.

As of March 31, 1999 and 1998, the most recent notifications from the Federal Deposit Insurance Corporation (FDIC) categorized the Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Banks must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institutions' categories.

Actual capital amounts and ratios for the Company and the Banks are also presented in the table.

                                                                                                             To be categorized
                                                                                                                   as well
                                                                                                             capitalized under
                                                                             For capital                     prompt corrective
                                                 Actual                   adequacy purposes                   action provision
                                            ---------------            -----------------------            ------------------------
                                             Amount   Ratio             Amount           Ratio             Amount            Ratio
                                            -------   -----            -------           -----            -------            -----
As of March 31, 1999 (in thousands):
  Total capital (to risk-weighted assets)
    The Company ..........................  $56,995   15.0%  greater/  $30,491  greater/  8.0%  greater/  $  N.A.  greater/  N.A.%
    EMB ..................................   46,004   12.8   equal to   28,713  equal to  8.0   equal to   35,897  equal to  10.0
    CBE ..................................    3,022   19.4               1,249            8.0               1,561            10.0

  Tier I capital (to risk-weighted assets)
    The Company ..........................   52,119   13.7   greater/   15,245  greater/  4.0   greater/     N.A.  greater/  N.A.
    EMB ..................................   41,404   11.5   equal to   14,359  equal to  4.0   equal to   21,538  equal to   6.0
    CBE ..................................    2,832   18.1                 624            4.0                 937             6.0

  Tier I capital (to average assets)
    The Company ..........................   52,119   11.8   greater/   17,673  greater/  4.0   greater/     N.A.  greater/  N.A.
    EMB ..................................   41,404    9.9   equal to   16,748  equal to  4.0   equal to   20,935  equal to   5.0
    CBE ..................................    2,832   17.9                 634            4.0                 793             5.0

As of March 31, 1998 (in thousands):
  Total capital (to risk-weighted assets)
    The Company ..........................  $54,955   16.1%  greater/  $27,235  greater/  8.0%  greater/  $  N.A.  greater/  N.A.%
    EMB ..................................   45,313   13.8   equal to   26,241  equal to  8.0   equal to   37,701  equal to  10.0
    CBE ..................................    3,134   39.8                 630            8.0                 758            10.0

  Tier I capital (to risk-weighted assets)
    The Company ..........................   50,642   14.9   greater/   13,617  greater/  4.0   greater/     N.A.  greater/  N.A.
    EMB ..................................   41,204   12.6   equal to   13,120  equal to  4.0   equal to   14,681  equal to   6.0
    CBE ..................................    3,036   38.5                 315            4.0                 473             6.0

  Tier I capital (to average assets)
    The Company ..........................   50,692   12.2   greater/   16,591  greater/  4.0   greater/     N.A.  greater/  N.A.
    EMB ..................................   41,204   10.5   equal to   15,946  equal to  4.0   equal to   19,933  equal to   5.0
    CBE ..................................    3,036   30.3                 400            4.0                 560             5.0


NOTE 13:  FAIR VALUE OF FINANCIAL INSTRUMENTS

The following estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The fair values of financial instruments were as follows at March 31 (in thousands):

                                              1999                  1998
                                      --------------------  --------------------
                                      Carrying              Carrying
                                       amount   Fair value   amount   Fair value
                                      --------  ----------  --------  ----------
Financial assets:
  Cash and cash equivalents ........  $ 13,230   $ 13,230   $ 19,136   $ 19,136
  Securities available for sale ....    61,566     61,566     38,944     38,944
  Securities held to maturity ......    13,866     14,317     20,750     21,470
  Loans held for sale ..............    29,641     29,767     13,705     13,962
  Loans receivable .................   315,327    317,531    311,951    313,330
  Federal Home Loan Bank stock .....     3,994      3,994      3,660      3,660
                                      --------   --------   --------   --------
                                       437,624    440,405    408,146    410,502
Financial liabilities:
  Deposits .........................   375,896    378,849    350,971    353,151
  Federal Home Loan Bank advances ..    18,949     19,236     15,503     15,796
                                      --------   --------   --------   --------
                                       394,845    398,085    366,474    368,947
                                      --------   --------   --------   --------
Net financial instruments ..........  $ 42,779   $ 42,320   $ 41,672   $ 41,555
                                      ========   ========   ========   ========


The following methods and assumptions were used to estimate the fair value of each class of financial instrument as of March 31, 1999 and 1998:

     Cash and cash equivalents: The carrying amount represented fair value.

     Securities available for sale and held to maturity: Fair values were based on quoted market prices, if available. If a quoted market price was not available, fair value was estimated using quoted market prices for similar securities.

     Loans held for sale: Fair values were based on quoted market prices.

     Loans receivable: Loans were priced using the discounted cash flow method. The discount rate used was the rate currently offered on similar products.

     Deposits: The fair value of checking accounts, savings accounts, and money market accounts was the amount payable on demand at the reporting date. For time deposit accounts, the fair value was determined using the discounted cash flow method. The discount rate was equal to the rate currently offered on similar products.

     Federal  Home  Loan  Bank  advances:   Borrowings  were  priced  using  the
     discounted cash flow method. The discount rate used was the rate currently offered on similar products.

NOTE 14:  MUTUAL BANCSHARES (PARENT COMPANY ONLY)

Summary financial information as of March 31:

STATEMENTS OF FINANCIAL CONDITION (in thousands):

ASSETS                                                           1999      1998
------                                                         -------   -------
Cash .......................................................   $   499   $   146
Securities available for sale, amortized cost of $5 and $6 .     4,746     5,862
Accrued interest receivable ................................        24        96
Investment in subsidiaries .................................    47,581    44,979
Prepaid expenses and other assets ..........................     1,714       568
                                                               -------   -------
    Total ..................................................   $54,564   $51,651
                                                               =======   =======
LIABILITIES AND RETAINED EARNINGS
---------------------------------
Liabilities:
  Accounts payable and other liabilities ...................   $ 2,301   $   555

Retained earnings ..........................................    52,147    50,736
Accumulated other comprehensive income .....................       116       360
                                                               -------   -------
    Total equity ...........................................    52,263    51,096
                                                               -------   -------
    Total ..................................................   $54,564   $51,651
                                                               =======   =======

STATEMENTS OF OPERATIONS (in thousands):                     1999       1998       1997
                                                           -------    -------    -------
INCOME:
  Income from equity investment in subsidiaries ........   $ 3,849    $ 4,726    $ 3,800
  Interest from investment securities available for sale       417        250        147
  Other income .........................................         9
                                                           -------    -------    -------
    Total income .......................................     4,275      4,976      3,947

OTHER EXPENSE:
  Salary and employee benefits .........................       349        291        201
  Occupancy and equipment ..............................         8          1          1
  Information processing costs .........................       111          2         --
  Contributions ........................................     3,255         35         --
  Other, net ...........................................       393        180        384
                                                           -------    -------    -------
                                                             4,116        509        586
                                                           -------    -------    -------
    Income before federal income taxes .................       159      4,467      3,361

FEDERAL INCOME TAXES ...................................    (1,252)       (67)      (149)
                                                           -------    -------    -------
NET INCOME .............................................   $ 1,411    $ 4,534    $ 3,510
                                                           =======    =======    =======

STATEMENTS OF CASH FLOWS (in thousands):                  1999       1998        1997
                                                        -------    --------    --------
OPERATING ACTIVITIES:
  Net income ........................................   $ 1,411    $  4,534    $  3,510
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Accretion of investment security discounts ....       (38)       (112)        (95)
      Amortization of investment security premiums ..        53          20          --
      Equity in undistributed income of subsidiaries        408        (376)     (1,300)
      Cash provided (used) by changes in operating
        assets and liabilities:
          Accrued interest receivable ...............        73         (79)         --
          Prepaid expenses and other assets .........    (1,145)       (494)         20
          Accounts payable and other liabilities ....     1,747         154         374
                                                        -------    --------    --------
  Net cash provided by operating activities .........     2,509       3,647       2,469

INVESTING ACTIVITIES:
  Proceeds from maturities of securities held
    to maturity .....................................     6,525      11,326      21,628
  Proceeds from maturities of securities available
    for sale ........................................        --          51          --
  Proceeds from sale of securities available for sale     4,116          --          --
  Purchases of securities held to maturity ..........        --        (100)         --
  Purchases of securities available for sale ........    (9,547)    (14,382)    (21,030)
  Contribution to Mutual Bancshares Capital .........    (3,250)         --          --
  Contribution to I-Pro Inc. ........................        --        (500)         --
  Contribution to commercial bank ...................        --          --      (3,500)
                                                        -------    --------    --------
  Net cash used by investing activities .............    (2,156)     (3,605)     (2,902)
                                                        -------    --------    --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS        353          42        (433)

CASH AND CASH EQUIVALENTS:
  Beginning of year .................................       146         104         537
                                                        -------    --------    --------
  End of year .......................................   $   499    $    146    $    104
                                                        =======    ========    ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for federal income taxes    $   135    $     79    $    120


NOTE 15:  CONTINGENCIES

In the normal course of business, the Company has various legal claims and other contingent matters outstanding. The Company believes that any liability ultimately arising from these actions would not have a material adverse effect on the results of operations or consolidated financial position at March 31, 1999.

NOTE 16:  LINES OF BUSINESS

Mutual Bancshares is managed by legal entities. The entities are EMB, CBE, MB Cap, and I-Pro. MB Cap, I-Pro, and the holding company have been included in all others as their operating results are not significant when taken on an individual basis.

The principal activities of each legal entity is described in Note 1. Each entity is managed by an executive team responsible for sales, marketing, operations, and certain administrative functions. Back office support is provided to each entity for credit administration, information systems, finance, and human resources.

The costs of these functions is allocated based on actual time spent conducting business for each entity.

Financial highlights by lines of business are as follows:

                                                                       Year ended March 31, 1999
                                                      -------------------------------------------------------
                                                                              (in thousands)

                                                         EMB        CBE      Other    Eliminations     Total
                                                      --------   --------   -------   ------------   --------
Condensed income statement:
  Net interest income after provision for loan loss   $ 14,317   $    530   $   430     $     --     $ 15,277
  Other income ....................................      1,916         91     4,104       (4,184)       1,927
  Other expense ...................................      9,953        928     4,986         (335)      15,532
                                                      --------   --------   -------     --------     --------
  Income before income taxes ......................      6,280       (307)     (452)      (3,849)       1,672
  Income taxes ....................................      1,823       (103)   (1,459)          --          261
                                                      --------   --------   -------     --------     --------
  Net income ......................................   $  4,457   $   (204)  $ 1,007     $ (3,849)    $  1,411
                                                      ========   ========   =======     ========     ========

                                                                           March 31, 1999
                                                      -------------------------------------------------------
Total assets ......................................   $426,538   $ 19,806   $56,900     $(51,155)    $452,089
                                                      ========   ========   =======     ========     ========

                                                                       Year ended March 31, 1998
                                                      -------------------------------------------------------
                                                                              (in thousands)

                                                         EMB        CBE      Other    Eliminations     Total
                                                      --------   --------   -------   ------------   --------
Condensed income statement:
  Net interest income after provision for loan loss   $ 14,486   $    412   $   245     $     --     $ 15,143
  Other income ....................................      1,801         60     4,852       (4,921)       1,792
  Other expense ...................................      8,946        733       802         (194)      10,287
                                                      --------   --------   -------     --------     --------
  Income before income taxes ......................      7,341       (261)    4,295       (4,727)       6,648
  Income taxes ....................................      2,328        (88)     (126)          --        2,114
                                                      --------   --------   -------     --------     --------
  Net income ......................................   $  5,013   $   (173)  $ 4,421     $ (4,727)    $  4,534
                                                      ========   ========   =======     ========     ========

                                                                           March 31, 1998
                                                      -------------------------------------------------------
Total assets ......................................   $404,448   $ 10,285   $45,938     $(45,938)    $421,305
                                                      ========   ========   =======     ========     ========

                                                                      Year ended March 31, 1997
                                                      -----------------------------------------------------
                                                                            (in thousands)

                                                         EMB       CBE     Other    Eliminations     Total
                                                      --------   ------   -------   ------------   --------
Condensed income statement:
  Net interest income after provision for loan loss   $ 13,436   $   36   $   147     $     --     $ 13,619
  Other income ....................................      1,116        8     3,800       (3,850)       1,074
  Other expense ...................................      8,827      433       586           50        9,796
                                                      --------   ------   -------     --------     --------
  Income before income taxes ......................      5,725     (389)    3,361       (3,800)       4,897
  Income taxes ....................................      1,634      (98)     (149)          --        1,387
                                                      --------   ------   -------     --------     --------
  Net income ......................................   $  4,091   $ (291)  $ 3,510     $ (3,800)    $  3,510
                                                      ========   ======   =======     ========     ========

                                                                           March 31, 1997
                                                      -----------------------------------------------------
Total assets ......................................   $391,323   $5,306   $46,543     $(44,014)    $399,158
                                                      ========   ======   =======     ========     ========


NOTE 17:  SUBSEQUENT EVENTS

On March 19, 1999, and March 20, 1999, the Boards of Directors of Everett Mutual Bank and Mutual Bancshares, respectively, unanimously adopted, and on May 24, 1999, subsequently amended, the plan of conversion, under which Mutual Bancshares will become a stock bank holding company and Everett Mutual Bank will be held as its wholly owned subsidiary. In connection with the conversion, Mutual Bancshares will change its name to EverTrust Financial Group, Inc. The conversion is expected to be completed by September 30, 1999.


Pursuant to regulations, Everett Mutual Bank will, at the time of conversion, establish a liquidation account for the benefit of certain depositors in an amount equal to the capital of Everett Mutual Bank of the date of its latest statement of financial condition in the final prospectus (estimated to be as of September 30, 1999). Each eligible depositor would be entitled, in the event of a complete liquidation after the conversion, to an interest in the liquidation account.

NOTE 18:  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

Results of operations on a quarterly basis were as follows (in thousands):

                                             Year ended March 31, 1999
                                       -------------------------------------
                                        First     Second    Third     Fourth
                                       quarter   quarter   quarter   quarter
                                       -------   -------   -------   -------
Interest income .....................   $8,471    $8,367    $8,496   $ 8,560
Interest expense ....................    4,445     4,517     4,478     4,397
                                        ------    ------    ------   -------
    Net interest income .............    4,026     3,850     4,018     4,163

Provision for loan losses ...........      105       105       120       450
                                        ------    ------    ------   -------
    Net interest income after
      provision for loan losses .....    3,921     3,745     3,898     3,713

Noninterest income ..................      552       435       471       469
Noninterest expense .................    3,036     2,648     2,785     7,063 (1)
                                        ------    ------    ------   -------
    Income before provision for
      income taxes ..................    1,437     1,532     1,584    (2,881)

Provision for income taxes ..........      415       442       462    (1,058)(2)
                                        ------    ------    ------   -------
Net income ..........................   $1,022    $1,090    $1,122   $(1,823)
                                        ======    ======    ======   =======

(1) The fourth quarter increase in noninterest expense is due primarily to $3,100,000 in charitable contributions provided primarily to The Everett Mutual Foundation and $426,000 additional depreciation costs due to the change in estimated useful lives of computers and other office equipment.

(2) Change in the provision for income taxes is due primarily to the fourth quarter operating results.

                                                Year ended March 31, 1998
                                          -------------------------------------
                                           First     Second    Third     Fourth
                                          quarter   quarter   quarter   quarter
                                          -------   -------   -------   -------
Interest income ........................   $8,311    $8,328    $8,388   $ 8,435
Interest expense .......................    4,420     4,518     4,541     4,420
                                           ------    ------    ------   -------
    Net interest income ................    3,891     3,810     3,847     4,015

Provision for loan losses ..............      120       120        60       120
                                           ------    ------    ------   -------
    Net interest income after provision
      for loan losses ..................    3,771     3,690     3,787     3,895

Noninterest income .....................      470       413       430       479
Noninterest expense ....................    2,509     2,479     2,582     2,717
                                           ------    ------    ------   -------
    Income before provision for
      income taxes .....................    1,732     1,624     1,635     1,657

Provision for income taxes .............      557       536       471       550
                                           ------    ------    ------   -------
Net income .............................   $1,175    $1,088    $1,164   $ 1,107
                                           ======    ======    ======   =======


                                                Year ended March 31, 1997
                                          -------------------------------------
                                           First     Second    Third     Fourth
                                          quarter   quarter   quarter   quarter
                                          -------   -------   -------   -------
Interest income ........................   $7,689    $7,682    $7,788   $ 7,890
Interest expense .......................    4,226     4,255     4,276     4,253
                                           ------    ------    ------   -------
    Net interest income ................    3,463     3,427     3,512     3,637

Provision for loan losses ..............      120       220        40        40
                                           ------    ------    ------   -------
    Net interest income after provision
      for loans losses .................    3,343     3,207     3,472     3,597

Noninterest income .....................      346       335       157       236
Noninterest expense ....................    2,200     2,203     2,446     2,947
                                           ------    ------    ------   -------
    Income before provision for
      income taxes .....................    1,489     1,339     1,183       886

Provision for income taxes .............      430       427       310       220
                                           ------    ------    ------   -------
Net income .............................   $1,059    $  912    $  873   $   666
                                           ======    ======    ======   =======

         No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by EverTrust Financial Group, Inc. or Everett Mutual Bank Savings Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of EverTrust Financial Group, Inc. or Everett Mutual Bank since any of the dates as of which information is furnished herein or since the date hereof.


                 Table of Contents                                    Page
                 -----------------                                    ----
Summary.......................................................
Risk Factors..................................................
Selected Consolidated Financial Information...................
How EverTrust Financial Group, Inc. Intends to Use
  the Proceeds From This Offering.............................
EverTrust Financial Group, Inc.'s Dividend Policy.............
Market for EverTrust Financial Group, Inc.'s Common Stock.....
Capitalization................................................
Historical and Pro Forma Regulatory Capital Compliance........
Pro Forma Data................................................
Shares to be Purchased by Management with
  Subscription Rights.........................................
Mutual Bancshares and Subsidiaries Consolidated
  Statements of Income........................................
Management's Discussion and Analysis of Financial
  Condition and Results of Operations.........................
Recent Developments...........................................
Business of Mutual Bancshares.................................
Business of Commercial Bank of Everett........................
Business of I-Pro, Inc........................................
Business of Mutual Bancshares Capital, Inc....................
Management of EverTrust Financial Group, Inc..................
Management of Everett Mutual Bank.............................
Regulation....................................................
Taxation......................................................
Mutual Bancshares' Conversion.................................
Restrictions on Acquisition of EverTrust Financial
  Group, Inc..................................................
Description of Capital Stock of EverTrust Financial
  Group, Inc..................................................
Registration Requirements.....................................
Legal and Tax Opinions........................................
Experts.......................................................
Where You Can Find More Information...........................
Index to Consolidated Financial Statements....................



Until the later of _____________, 1999, or 90 days after commencement of the syndicated community offering of common stock, if any, all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                   [Logo for EverTrust Financial Group, Inc.]


                        5,856,500 to 8,986,250 Shares of
                                  Common Stock



                                   Prospectus



                            CHARLES WEBB AND COMPANY,
                   a division of Keefe, Bruyette & Woods, Inc.



                                                          ________ __, 1999

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

     Legal fees and expenses .......................................  $  225,000
     Securities marketing legal fees ...............................      35,000
     EDGAR, copying, printing, postage and mailing .................     180,000
     Appraisal and business plan preparation .......................      55,000
     Accounting fees ...............................................      75,000
     Securities marketing fees and expenses ........................     775,000
     Data processing fees and expenses .............................      20,000
     SEC registration fee ..........................................      24,982
     Blue Sky filing fees and expenses .............................       5,000
     State of Washington Department of Financial Institutions
       filing fee...................................................       2,000
     NASD fairness filing fee ......................................       9,487
     NASDAQ listing fee ............................................      40,000
     Other expenses ................................................      50,475
                                                                      ----------
         Total .....................................................  $1,500,000
                                                                      ==========

Item 14.  Indemnification of Officers and Directors

     In  accordance   with  the  Washington   Business   Corporation   Law,  RCW
ss.23B.08.570, Article XIII of the Registrant's Amended and Restated Articles of Incorporation provides as follows:

     "ARTICLE XIII. Indemnification. The corporation shall indemnify and advance expenses to its directors, officers, agents and employees as follows:

          A. Directors and Officers. In all circumstances and to the full extent permitted by the Washington Business Corporation Act now or hereafter in force, the corporation shall indemnify any person who is or was a director, officer or agent of the corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including an action by or in the right of the corporation), by reason of the fact that he is or was an agent of the corporation, against expenses, judgments, fines, and amounts paid in settlement and incurred by him in connection with such action, suit or proceeding. However, such indemnity shall not apply on account of: (a) acts or omissions of the director and officer finally adjudged to be in violation of law; (b) conduct of the director and officer finally adjudged to be in violation of RCW 23B.08.310, or (c) any transaction with respect to which it was finally adjudged that such director and officer personally received a benefit in money, property, or services to which the director was not legally entitled. The corporation shall advance expenses incurred in a proceeding for such persons pursuant to the terms set forth in a separate directors' resolution or contract.

          B. Implementation. The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions, contracts or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts, or further arrangements shall include, but not be limited to, implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

          C. Survival of Indemnification Rights. No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

          D. Service for Other Entities. The indemnification and advancement of expenses provided under this Article shall apply to directors, officers, employees, or agents of the corporation for both (a) service in such capacities for the corporation, and (b) service at the corporations's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A person is considered to be serving an employee benefit plan at the corporation's request if such person's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.

          E. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability under the provisions of this bylaw and Washington law.

          F. Other Rights. The indemnification provided by this section shall not be deemed exclusive of any other right to which those indemnified may be entitled under any other bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such an office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person."

Item 15.  Recent Sales of Unregistered Securities.

     Not Applicable

Item 16.  Exhibits and Financial Statement Schedules:

     The financial statements and exhibits filed as part of this Registration Statement are as follows:

(a)  List of Exhibits

 1.1 -- Form of proposed Agency Agreement among EverTrust Financial Group, Inc., Everett Mutual Bank and Charles Webb & Company

 1.2 -- Engagement Letter between Everett Mutual Bank and Charles Webb & Company(a)

 2   -- Plan of Conversion of Everett Mutual Bank (attached as an exhibit to the
        Proxy Statement included herein as Exhibit 99.5)(a)

 3.1 -- Articles of Incorporation of EverTrust Financial Group, Inc.(a)

 3.2 -- Bylaws of EverTrust Financial Group, Inc.(a)

 4   -- Form of Certificate for Common Stock(a)

 5   -- Opinion of Breyer & Associates PC regarding legality of securities registered(a)

 8.1 -- Federal Tax Opinion of Breyer & Associates PC

 8.2 -- State Tax Opinion of Deloitte & Touche LLP

 8.3 -- Opinion of RP Financial, LP as to the value of subscription rights(a)

10.1 -- Proposed Form of Employment Agreement for Executive Officers

10.2 -- Proposed Form of Employee Stock Ownership Plan(a)

10.3 -- Everett Mutual Bank 401(k) Plan

10.4 -- Proposed Form of Everett Mutual Bank Employee Severance Compensation Plan(a)

21   -- Subsidiaries of EverTrust Financial Group, Inc.

23.1 -- Consent of Deloitte & Touche LLP

23.2 -- Consent of Breyer & Associates PC (contained in opinion included as
        Exhibit 5)(a)

23.3 -- Consent of Breyer & Associates PC as to its Federal Tax Opinion (contained in opinion included as Exhibit 8.1)

23.4 -- Consent of Deloitte & Touche LLP as to its State Tax Opinion (contained in opinion included in Exhibit 8.2)

23.5 -- Consent of RP Financial, LC.(a)

24   -- Power of Attorney (contained in signature page to the Registration
        Statement)(a)

99.1 -- Order and Certification Form (contained in the marketing materials included as Exhibit 99.2)(a)

99.2 -- Solicitation and Marketing Materials(a)

99.3 -- Appraisal Agreement with RP Financial, LC.(a)

99.4 -- Appraisal Report of RP Financial, LC.(b)

99.5 -- Proxy Statement for Special Meeting of Members of  Mutual Bancshares(a)
----------
(a)  Previously filed.
(b) In accordance with Rule 202 of Regulation S-T, the Appraisal Report of RP Financial, LC, is being filed in paper pursuant to a continuing hardship exemption.

Financial Statements and Schedules

                   Index To Consolidated Financial Statements
                                Mutual Bancshares


                                                                            Page
                                                                            ----
Independent Auditors' Report - Deloitte & Touche LLP ...................     F-1

Consolidated Balance Sheets as of March 31, 1999 and 1998 ..............     F-2

Consolidated Statements of Income for the Years Ended
March 31, 1999,  1998 and 1997 .........................................      21

Consolidated Statements of Changes in Equity Capital for the
Years Ended March 31, 1999 and 1998 ....................................     F-3

Consolidated Statements of Cash Flows for the Years Ended
March 31, 1999 and 1998 ................................................     F-4

Notes to Consolidated Financial Statements .............................     F-5


     All schedules are omitted because the required information is either not applicable or is included in the financial statements or related notes.


Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act, and is therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Everett, Washington on the 2nd day of August, 1999.


                                       EVERTRUST FINANCIAL GROUP, INC.


                                       By: /s/ Michael B. Hansen
                                           -------------------------------------
                                           Michael B. Hansen
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signatures                     Title                               Date
----------                     -----                               ----

/s/ Michael B. Hansen          President and Chief Executive      August 2, 1999
--------------------------     Officer and Director
Michael B. Hansen              (Principal Executive Officer)


/s/ Jeffrey R. Mitchell*       Vice President, Chief Financial    August 2, 1999
--------------------------     Officer and Treasurer
Jeffrey R. Mitchell            (Principal Financial and
                               Accounting Officer)


/s/ Margaret B. Bavasi*        Chairman of the Board              August 2, 1999
--------------------------
Margaret B. Bavasi


/s/ Michael R. Deller*         Director                           August 2, 1999
--------------------------
Michael R. Deller

Signatures                     Title                               Date
----------                     -----                               ----

/s/ Thomas J. Gaffney*         Director                           August 2, 1999
--------------------------
Thomas J. Gaffney


/s/ R. Michael Kight*          Director                           August 2, 1999
--------------------------
R. Michael Kight


/s/ George S. Newland*         Director                           August 2, 1999
--------------------------
George S. Newland


/s/ William J. Rucker*         Director                           August 2, 1999
--------------------------
William J. Rucker


/s/ Thomas R. Collins*         Director                           August 2, 1999
--------------------------
Thomas R. Collins


/s/ Robert a. Leach, Jr.*      Director                           August 2, 1999
--------------------------
Robert A. Leach, Jr.

-------------
*  By power of attorney dated June 18, 1999.

     As filed with the Securities and Exchange Commission on August 2, 1999

                                                     Registration No. 333-81125
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    EXHIBITS
                                       TO
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         EVERTRUST FINANCIAL GROUP, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


         Washington                         6036                 91-1613658
-------------------------------      ------------------      -------------------
(State or other jurisdiction of      (Primary SICC No.)       (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                          2707 Colby Avenue, Suite 600
                            Everett, Washington 98201
                                 (425) 258-3645
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

     John F. Breyer, Jr., Esquire              Beth A. Freedman, Esquire
        BREYER & ASSOCIATES PC              SILVER, FREEDMAN & TAFF, L.L.P.
            Suite 700 East                          Suite 700 East
      1100 New York Avenue, N.W.              1100 New York Avenue, N.W.
        Washington, D.C. 20005                  Washington, D.C. 20005
            (202) 737-7900                         (202) 414-6100
     ----------------------------           -------------------------------
                     (Name and address of agent for service)

================================================================================

                                INDEX TO EXHIBITS


 1.1 -- Form of proposed Agency Agreement among EverTrust Financial Group, Inc., Everett Mutual Bank and Charles Webb & Company

 1.2 -- Engagement Letter between Everett Mutual Bank and Charles Webb & Company(a)

 2   -- Plan of Conversion of Everett Mutual Bank (attached as an exhibit to the
        Proxy Statement included herein as Exhibit 99.5)(a)

 3.1 -- Articles of Incorporation of EverTrust Financial Group, Inc.(a)

 3.2 -- Bylaws of EverTrust Financial Group, Inc.(a)

 4   -- Form of Certificate for Common Stock(a)

 5   -- Opinion of Breyer & Associates PC regarding legality of securities registered(a)

 8.1 -- Federal Tax Opinion of Breyer & Associates PC

 8.2 -- State Tax Opinion of Deloitte & Touche LLP

 8.3 -- Opinion of RP Financial, LP as to the value of subscription rights(a)

10.1 -- Proposed Form of Employment Agreement for Executive Officers

10.2 -- Proposed Form of Employee Stock Ownership Plan(a)

10.3 -- Everett Mutual Bank 401(k) Plan

10.4 -- Proposed Form of Everett Mutual Bank Employee Severance Compensation Plan(a)

21   -- Subsidiaries of EverTrust Financial Group, Inc.

23.1 -- Consent of Deloitte & Touche LLP

23.2 -- Consent of Breyer & Associates PC (contained in opinion included as
        Exhibit 5)(a)

23.3 -- Consent of Breyer & Associates PC as to its Federal Tax Opinion (contained in opinion included as Exhibit 8.1)

23.4 -- Consent of Deloitte & Touche LLP as to its State Tax Opinion (contained in opinion included in Exhibit 8.2)

23.5 -- Consent of RP Financial, LC.(a)

24   -- Power of Attorney (contained in signature page to the Registration
        Statement)(a)

99.1 -- Order and Certification Form (contained in the marketing materials included as Exhibit 99.2)(a)

99.2 -- Solicitation and Marketing Materials(a)

99.3 -- Appraisal Agreement with RP Financial, LC.(a)

99.4 -- Appraisal Report of RP Financial, LC.(b)

99.5 -- Proxy Statement for Special Meeting of Members of  Mutual Bancshares(a)
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(a)  Previously filed.
(b) In accordance with Rule 202 of Regulation S-T, the Appraisal Report of RP Financial, LC, is being filed in paper pursuant to a continuing hardship exemption.